    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1997

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------
                            FIRST UNION CORPORATION

             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                          6711                       56-0898180
   (State or other jurisdiction       (Primary standard industrial        (I.R.S. employer
of incorporation or organization)      classification code number)     identification number)

                             ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28288-0013
                                 (704) 374-6565

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          MARION A. COWELL, JR., ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            FIRST UNION CORPORATION
                             ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28288-0013
                                 (704) 374-6828

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

              DAVID M. CARTER, ESQ.                              EDWARD D. HERLIHY, ESQ.
                HUNTON & WILLIAMS                             WACHTELL, LIPTON, ROSEN & KATZ
           RIVERFRONT PLAZA, EAST TOWER                            51 WEST 52ND STREET
               951 EAST BYRD STREET                              NEW YORK, NEW YORK 10019
          RICHMOND, VIRGINIA 23219-4074                               (212) 403-1000
                  (804) 788-7216

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
    As promptly as practicable after the effective date of this Registration
                                   Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                       CALCULATION OF REGISTRATION FEE

[CAPTION]

           TITLE OF EACH CLASS                                       PROPOSED MAXIMUM       PROPOSED MAXIMUM
             OF SECURITIES TO                   AMOUNT TO BE          OFFERING PRICE        AGGREGATE OFFER-
              BE REGISTERED                    REGISTERED (1)          PER UNIT (2)           ING PRICE (2)
Common Stock, $3.33 1/3 par value
  (including rights to purchase shares of
  common stock or junior participating
  Class A Preferred Stock)..............      10,267,029 shares           $18.77              $165,831,899

           TITLE OF EACH CLASS                    AMOUNT OF
             OF SECURITIES TO                   REGISTRATION
              BE REGISTERED                        FEE (2)
Common Stock, $3.33 1/3 par value
  (including rights to purchase shares of
  common stock or junior participating
  Class A Preferred Stock)..............           $50,253

(1) Represents the number of shares of common stock, par value $3.33 1/3 per share, issuable by First Union Corporation ("FUNC") upon consummation of the acquisition of Wheat First Butcher Singer, Inc. ("WFBS") by FUNC.
(2) Pursuant to Rule 457(f)(2), the registration fee for the FUNC common stock was calculated based on the book value per share of WFBS common stock and WFBS preferred stock as of September 30, 1997 ($18.77), and computed based on the estimated maximum number of such shares (8,834,944) that may be exchanged for the securities being registered.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        WHEAT FIRST BUTCHER SINGER, INC.
                              901 EAST BYRD STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 649-2311
                                                                          , 1997
Dear Stockholder:
     On behalf of the Board of Directors, I want to extend to you a cordial invitation to attend a Special Meeting of Stockholders of Wheat First Butcher
Singer, Inc. ("Wheat"). The meeting will be held at      a.m. on               ,
1997, at                         , Richmond, Virginia.
     The purpose of the meeting is to vote on a proposal to approve the Agreement and Plan of Merger, dated as of August 20, 1997 (as amended and restated as of October 31, 1997, the "Merger Agreement"), by and between Wheat and First Union Corporation ("FUNC"), pursuant to which, among other things, Wheat will merge with and into FUNC (the "Merger"), all on and subject to the terms and conditions contained in the Merger Agreement. FUNC is the sixth largest bank holding company in the nation, based on assets of $144 billion at September 30, 1997.
     Upon consummation of the Merger, each outstanding share of Wheat common stock and each outstanding share of Wheat preferred stock (excluding any shares held by any dissenting stockholders and certain shares held by Wheat or FUNC ("Excluded Shares")) will be converted into the right to receive (i) the number of shares of FUNC common stock equal to (a) 10,049,045 divided by (b) the number of shares of Wheat common stock and Wheat preferred stock issued and outstanding immediately prior to the effective date of the Merger (the "Outstanding Share Number"), which shares of FUNC common stock shall be issuable on such effective date, and (ii) the number of shares of FUNC common stock equal to (a) 217,984, subject to possible reduction, divided by (b) the Outstanding Share Number, which shares of FUNC common stock (the "Escrow Shares") shall be issuable on the first anniversary of such effective date or under certain circumstances on the third anniversary of such effective date, subject to possible reduction, all as more fully discussed in the accompanying Prospectus/Proxy Statement. The Merger will be generally tax-free to Wheat stockholders for federal income tax purposes. The common stock of FUNC is actively traded and is listed on the New York Stock Exchange. The last reported sale price of FUNC common stock on the
New York Stock Exchange Composite Transactions Tape on                  , was
$     per share.
     Based on the aggregate number of shares of Wheat common stock and Wheat
preferred stock that were issued and outstanding on             , 1997 (i.e.,
[8,834,944]), and assuming there are no Excluded Shares and no adjustments to the Escrow Shares, on the effective date of the Merger each share of Wheat common stock and Wheat preferred stock (including Trust Shares) would be converted into the right to receive (i) [1.1374] shares of FUNC common stock, payable as of the effective date of the Merger and (ii) [0.0247] shares of FUNC Common Stock, payable on the first or the third anniversary of the effective date of the Merger, in accordance with the provisions of the Merger Agreement, subject to possible reduction. To the extent any shares of Wheat common stock or
Wheat preferred stock are canceled or issued between        , 1997, and the
effective date of the Merger, the foregoing conversion ratios would be adjusted accordingly. To the extent there are any reductions in the number of Escrow Shares, the conversion ratio referred in (ii) above would be adjusted accordingly.
     Consummation of the Merger is subject to certain conditions, including approval of the Merger Agreement by Wheat stockholders and approval of the Merger by various regulatory and self-regulatory authorities. Approval of the Merger Agreement requires the affirmative vote of more than two-thirds of the votes entitled to be cast at the meeting by the holders of (i) Wheat common stock, and (ii) Wheat preferred stock, each voting as a separate class. Beneficial ownership of each share of Wheat preferred stock is represented by shares of beneficial interest ("Trust Shares") in the Wheat First Butcher Singer Grantor Trust (the "Grantor Trust"), which is the record holder of the Wheat preferred stock. Holders of the Trust Shares have the right to instruct the trustees of the Grantor Trust as to how to vote the Wheat preferred stock at the meeting. It is expected that the Grantor Trust will be liquidated on the effective date of the Merger or as soon thereafter as practicable. Upon such liquidation, holders of Trust Shares would become holders of the FUNC common stock exchangeable for the shares of Wheat preferred stock represented by such holder's Trust Shares upon consummation of the Merger. Any unpaid promissory notes held by Wheat or the Grantor Trust relating to the purchase of Wheat Common Stock and Trust Shares would be assigned to FUNC. Upon payment in full of such notes the shares of FUNC common stock would be delivered to such holders, subject to the escrow arrangement referred to above with respect to the Escrow Shares.
     The accompanying Notice of Special Meeting and Prospectus/Proxy Statement contain information about the Merger. I urge you to review carefully such information and the information in FUNC's 1996 Annual Report on Form 10-K, 1997 First and Second Quarter Reports on Form 10-Q, 1997 Annual Meeting Proxy Statement and 1997 Current Reports on Form 8-K, copies of which are available as indicated in the accompanying Prospectus/Proxy Statement under "AVAILABLE INFORMATION".
     Holders of Wheat common stock (including Wheat Associates Stock Ownership Plan participants) and/or Wheat preferred stock who are entitled to vote on approval of the Merger Agreement (including holders of Trust Shares and any other beneficial owners) have the right to demand dissenters' appraisal rights with respect to such holder's shares of Wheat common stock and/or Wheat preferred stock (including Trust Shares), as applicable, and be paid the fair value of such shares in cash if the Merger Agreement is approved and the Merger is consummated. The right of any such holder of Wheat common stock and/or Wheat preferred stock to receive such payment is contingent upon strict compliance with the requirements set forth in the applicable provisions of the Virginia Stock Corporation Act, the full text of which provisions is set forth in ANNEX C to the accompanying Prospectus/Proxy Statement and a summary of which is set forth under "THE MERGER -- Dissenters' Rights".
     THE BOARD OF DIRECTORS OF WHEAT HAS ADOPTED THE MERGER AGREEMENT, BELIEVES IT IS IN THE BEST INTERESTS OF WHEAT AND ITS STOCKHOLDERS AND RECOMMENDS ITS APPROVAL BY WHEAT STOCKHOLDERS (INCLUDING HOLDERS OF TRUST SHARES). A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR ENCLOSED VOTING INSTRUCTION FORM, AS APPLICABLE, OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" APPROVAL OF THE MERGER AGREEMENT. EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE THE ENCLOSED PROXY OR ENCLOSED VOTING INSTRUCTION FORM, AS APPLICABLE, SIGN AND DATE IT AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, RETURN ADDRESSED ENVELOPE.
                                         Yours very truly,
                                         MARSHALL B. WISHNACK
                                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                        WHEAT FIRST BUTCHER SINGER, INC.
                              901 EAST BYRD STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 649-2311
       -----------------------------------------------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON                   , 1997
       -----------------------------------------------------------------
                                                                          , 1997
Dear Stockholder:
     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Wheat
First Butcher Singer, Inc. ("Wheat") will be held at      a.m. on
              , 1997, at                         , Richmond, Virginia (the
"Special Meeting"), for the following purpose:
    To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 20, 1997 (as amended and restated as of October 31, 1997, the "Merger Agreement"), by and between Wheat and First Union Corporation ("FUNC"), pursuant to which, among other things, (i) Wheat will merge with and into FUNC (the "Merger"), and (ii) each outstanding share of Wheat common stock and Wheat preferred stock (excluding any shares held by any dissenting stockholders and certain shares held by Wheat or FUNC) will be converted into the right to receive the number of shares of FUNC common stock equal to (a) (1) 10,049,045 divided by (2) the number of shares of Wheat common stock and Wheat preferred stock issued and outstanding immediately prior to the effective date of the Merger (the "Outstanding Share Number"), which shares of FUNC common stock shall be issuable on such effective date, and (b) (1) 217,984, subject to possible reduction, divided by (2) the Outstanding Share Number, which shares of FUNC common stock shall be issuable on the first anniversary of such effective date or under certain circumstances on the third anniversary of such effective date, subject to possible reduction, all on and subject to the terms and conditions contained in the Merger Agreement.
     A copy of the Merger Agreement is set forth in ANNEX A to the accompanying Prospectus/Proxy Statement.
     The Board of Directors of Wheat has fixed           , 1997, as the record
date for the determination of stockholders entitled to notice of and to vote at the Special Meeting, and accordingly, only holders of record of Wheat common stock and Wheat preferred stock at the close of business on that date will be entitled to notice of and to vote at the Special Meeting.
     Approval of the Merger Agreement requires the affirmative vote of more than two-thirds of the votes entitled to be cast at the Special Meeting by the holders of (i) Wheat common stock (including shares owned by the Wheat Associates Stock Ownership Plan, which will be voted in accordance with instructions of participants), and (ii) Wheat preferred stock (which will be voted by the trustees of the Wheat First Butcher Singer Grantor Trust (the "Grantor Trust") in accordance with directions from the holders of shares of beneficial interest in the Grantor Trust (the "Trust Shares")), each voting as a separate class.
     PURSUANT TO THE VIRGINIA STOCK CORPORATION ACT, HOLDERS OF WHEAT COMMON STOCK (INCLUDING WHEAT ASSOCIATES STOCK OWNERSHIP PLAN PARTICIPANTS) AND/OR WHEAT PREFERRED STOCK ENTITLED TO VOTE ON APPROVAL OF THE MERGER AGREEMENT (INCLUDING HOLDERS OF TRUST SHARES AND ANY OTHER BENEFICIAL OWNERS) HAVE THE RIGHT TO DISSENT FROM THE MERGER AND TO DEMAND PAYMENT OF THE FAIR VALUE OF EACH SUCH HOLDER'S SHARES OF WHEAT COMMON STOCK AND/OR WHEAT PREFERRED STOCK (INCLUDING TRUST SHARES), AS APPLICABLE, IN THE EVENT THE MERGER IS CONSUMMATED. A HOLDER OF WHEAT COMMON STOCK AND/OR WHEAT PREFERRED STOCK (INCLUDING TRUST SHARES) WHO WISHES TO ASSERT SUCH HOLDER'S DISSENTERS' RIGHTS MUST (I) DELIVER TO WHEAT (ATTENTION: CORPORATE SECRETARY), BEFORE SUCH VOTE IS TAKEN ON THE MERGER AGREEMENT, WRITTEN NOTICE OF SUCH HOLDER'S INTENT TO DEMAND PAYMENT FOR SUCH SHARES IF THE MERGER IS CONSUMMATED, (II) NOT VOTE SUCH SHARES IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT, AND (III) COMPLY WITH THE APPLICABLE FURTHER PROVISIONS OF THE VIRGINIA STOCK CORPORATION ACT IN ORDER TO BE ENTITLED TO RECEIVE IN CASH, IF THE MERGER IS CONSUMMATED, THE FAIR VALUE OF SUCH HOLDER'S WHEAT COMMON STOCK AND/OR WHEAT PREFERRED STOCK (INCLUDING TRUST SHARES), AS APPLICABLE. BENEFICIAL OWNERS OF WHEAT COMMON STOCK OR WHEAT PREFERRED STOCK WHO ARE NOT THE RECORD HOLDERS OF THEIR SHARES (SUCH AS HOLDERS OF TRUST SHARES) WHO WISH TO ASSERT DISSENTERS' RIGHTS WITH REGARD TO SUCH SHARES AND ANY RECORD HOLDER ASSERTING DISSENTERS' RIGHTS ON BEHALF OF SUCH HOLDERS, MUST COMPLY WITH CERTAIN ADDITIONAL PROVISIONS OF THE VIRGINIA STOCK CORPORATION ACT. A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT WILL NOT CONSTITUTE WRITTEN NOTICE OF AN INTENT TO DEMAND PAYMENT NOR WILL A FAILURE TO VOTE AGAINST SUCH APPROVAL CONSTITUTE A WAIVER OF DISSENTERS' RIGHTS. A COPY OF THE APPLICABLE PROVISIONS OF THE VIRGINIA STOCK CORPORATION ACT REFERRED TO ABOVE IS SET FORTH IN ANNEX C TO THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT AND A SUMMARY OF SUCH PROVISIONS IS SET FORTH IN THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT UNDER "THE
MERGER -- DISSENTERS' RIGHTS".

     THE BOARD OF DIRECTORS OF WHEAT RECOMMENDS THAT STOCKHOLDERS (INCLUDING HOLDERS OF TRUST SHARES) VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.
                                         By Order of the Board of Directors of
                                         WHEAT FIRST BUTCHER SINGER, INC.
                                         CORPORATE SECRETARY
BECAUSE THE AFFIRMATIVE VOTE OF MORE THAN TWO-THIRDS OF THE VOTES ENTITLED TO BE CAST AT THE SPECIAL MEETING IS REQUIRED TO APPROVE THE MERGER AGREEMENT, WHEAT STOCKHOLDERS (INCLUDING HOLDERS OF TRUST SHARES) ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY OR VOTING INSTRUCTION FORM, AS APPLICABLE, IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" APPROVAL OF THE MERGER AGREEMENT.

                         PROSPECTUS                                                 PROXY STATEMENT
------------------------------------------------------------  ------------------------------------------------------------
                     10,267,029 SHARES
                  FIRST UNION CORPORATION                                   WHEAT FIRST BUTCHER SINGER, INC.
                        COMMON STOCK                                        SPECIAL MEETING OF STOCKHOLDERS
               $3.33 1/3 PAR VALUE PER SHARE                             TO BE HELD ON                  , 1997
                   ----------------------                                        ----------------------

     This Prospectus/Proxy Statement is being furnished by Wheat First Butcher Singer, Inc., a Virginia corporation ("Wheat"), to (i) the holders of Wheat common stock, par value $2.00 per share ("Wheat Common Stock"), and (ii) the holders of Wheat preferred stock, no par value per share ("Wheat Preferred Stock"), as a Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Wheat (the "Wheat Board") for use at a Special Meeting
of Stockholders of Wheat to be held at      a.m., on              , 1997, at
                        , Richmond, Virginia (including any adjournments or postponements thereof, the "Special Meeting"). This Prospectus/Proxy Statement is also being furnished to the holders of Trust Shares (as hereinafter defined) and the participants in the Wheat ASOP (as hereinafter defined) for their information in connection with the solicitation of their voting instructions on the proposal to be voted on at the Special Meeting. This Prospectus/Proxy Statement is also being furnished by First Union Corporation, a North Carolina corporation ("FUNC"), as a Prospectus with respect to the shares (the "FUNC Common Shares") of FUNC common stock, $3.33 1/3 par value per share ("FUNC Common Stock"), that are issuable upon consummation of the Merger (as hereinafter defined), together with the appropriate number of FUNC Rights (as hereinafter defined) attached thereto.
     This Prospectus/Proxy Statement, the accompanying Notice of Special Meeting and form of proxy or voting instruction form, as applicable, are first being mailed to the stockholders of Wheat (including the holders of Trust Shares) on
or about           , 1997.
     The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 20, 1997 (as amended and restated as of October 31, 1997, the "Merger Agreement"), between Wheat and FUNC, pursuant to which, among other things, Wheat will merge with and into FUNC (the "Merger"), all on and subject to the terms and conditions contained therein.
     Upon consummation of the Merger, each outstanding share of Wheat Common Stock and Wheat Preferred Stock (excluding any shares (i) as to which the holders thereof have perfected their dissenters' rights, or (ii) held by FUNC or Wheat, other than in a fiduciary capacity or in satisfaction of a debt previously contracted (together, the "Excluded Shares")) will be converted into the right to receive the number of FUNC Common Shares (the "Exchange Ratio") equal to (i) (a) 10,049,045 divided by (b) the number of shares of Wheat Common Stock and Wheat Preferred Stock issued and outstanding immediately prior to the effective date (the "Effective Date") of the Merger (the "Outstanding Share Number"), which FUNC Common Shares shall be issuable on the Effective Date, and
(ii) (a) 217,984 (subject to possible reduction, the "Escrow Shares"), divided by (b) the Outstanding Share Number, which FUNC Common Shares shall be issuable on the first anniversary of the Effective Date or under certain circumstances on the third anniversary of the Effective Date, subject to possible reduction. In the event of certain damages, costs, expenses, claims and liabilities arising out of, attributable to, or resulting from any breach or claimed breach of certain Wheat agreements as a consequence of the Merger Agreement or the consummation of the transactions contemplated thereby ("Escrow Losses") the number of Escrow Shares shall be reduced by (x) one-half of the total Escrow Losses divided by (y) $45.875. Upon consummation of the Merger, the Excluded Shares will be cancelled. See "THE MERGER -- General; Consideration" and ANNEX A.
     Based on the aggregate number of shares of Wheat Common Stock and Wheat
Preferred Stock that were issued and outstanding on            , 1997 (i.e.,
[8,834,944]), and assuming there are no Excluded Shares and no adjustments to the Escrow Shares, on the Effective Date each share of Wheat Common Stock and Wheat Preferred Stock would be converted into the right to receive (i) [1.1374] shares of FUNC Common Stock (the "Initial Exchange Ratio"), payable as of the Effective Date and (ii) [0.0247] shares of FUNC Common Stock (the "Subsequent Exchange Ratio"), payable on the first or the third anniversary of the Effective Date, in accordance with the provisions of the Merger Agreement, subject to possible reduction. To the extent any shares of Wheat Common Stock or Wheat
Preferred Stock are canceled or issued between             , 1997, and the
Effective Date, the Initial Exchange Ratio and the Subsequent Exchange Ratio would be adjusted accordingly. To the extent there are any reductions in the number of Escrow Shares, the Subsequent Exchange Ratio would be adjusted accordingly. See "THE MERGER -- General; Consideration" and ANNEX A.
     Pursuant to the Voting Agreements (as hereinafter defined), the beneficial holders of approximately 17.7 percent of the outstanding shares of Wheat Common Stock have agreed to vote such shares in favor of approval of the Merger Agreement. Beneficial ownership of each share of Wheat Preferred Stock is represented by a share of beneficial interest (a "Trust Share") in the Wheat First Butcher Singer Grantor Trust (the "Grantor Trust"), which is the record holder of the Wheat Preferred Stock. The holders of Trust Shares on the Record Date (as hereinafter defined) have the right to instruct the trustees of the Grantor Trust (the "Trustees") how to vote the Wheat Preferred Stock at the Special Meeting. It is expected that the Grantor Trust will be liquidated on the Effective Date or as soon thereafter as practicable. Upon such liquidation, holders of Trust Shares would become holders of the FUNC Common Shares exchangeable for the shares of Wheat Preferred Stock represented by such holder's Trust Shares upon consummation of the Merger. Participants in the Wheat First Butcher Singer Associates Stock Ownership Plan (the "Wheat ASOP") have the right to instruct the Voting Fiduciary (as hereinafter defined) of the Wheat ASOP how to vote the shares of Wheat Common Stock allocated to such participants. Any unpaid promissory notes (the "Notes") held by Wheat or the Grantor Trust relating to the purchase of Wheat Common Stock and Trust Shares would be assigned to FUNC. Upon payment in full of such Notes the FUNC Common Shares would be delivered to such holders, subject to the escrow arrangement referred to above with respect to the Escrow Shares. See "GENERAL
INFORMATION -- Record Date; Vote Required; Revocation of Proxies" and "THE MERGER -- Exchange of Wheat Stock" and " -- Voting Agreements".
     The FUNC Common Shares offered hereunder represent approximately 1.8 percent of the number of shares of FUNC Common Stock outstanding on September 30, 1997. FUNC Common Stock is listed and traded on the New York Stock Exchange ("NYSE"). On August 19, 1997, the last business day prior to public announcement of the execution of the Merger Agreement, the last reported sale price per share of FUNC Common Stock on the NYSE Composite Transactions Tape (the "NYSE Tape")
was $46.9375. On           , 1997, such price was $     . There is no public
trading market for Wheat Common Stock or Wheat Preferred Stock. See "THE
MERGER -- Market Prices".
     Pursuant to the Virginia Stock Corporation Act (the "VSCA"), holders of Wheat Common Stock (including beneficial holders) and/or Wheat Preferred Stock (including holders of Trust Shares) are entitled to dissenters' rights in connection with the Merger. A Wheat stockholder (including a holder of Trust Shares) who wishes to dissent from the Merger must comply strictly with the provisions of the VSCA in order to receive in cash, if the Merger is consummated, the fair value of such stockholder's shares. A copy of the applicable provisions of the VSCA referred to above is set forth in ANNEX C to this Prospectus/Proxy Statement and a summary of such provisions is set forth herein under "THE MERGER -- Dissenters' Rights".
                             ----------------------
THE FUNC COMMON SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY
      THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY
          OTHER GOVERNMENT AGENCY.
                             ----------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY
                 STATEMENT. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                             ----------------------
        THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS           , 1997.

                             AVAILABLE INFORMATION
     FUNC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by FUNC can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621) and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. Since FUNC Common Stock is listed on the NYSE, reports, proxy statements and other information relating to FUNC can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
     This Prospectus/Proxy Statement does not contain all of the information set
forth in the Registration Statement on Form S-4 (No. 333-      ), of which this
Prospectus/Proxy Statement is a part, and the exhibits thereto (together with any amendments or supplements thereto, the "Registration Statement"), which has been filed by FUNC with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"). Certain portions of the Registration Statement have been omitted pursuant to the rules and regulations of the Commission and reference is hereby made to such omitted portions of the Registration Statement for further information.
     THIS PROSPECTUS/PROXY STATEMENT INCORPORATES BY REFERENCE CERTAIN FUNC DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. A COPY OF SUCH DOCUMENTS IS AVAILABLE WITHOUT CHARGE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS/PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO: FIRST UNION CORPORATION, CORPORATE RELATIONS, ONE FIRST UNION CENTER, CHARLOTTE, NORTH CAROLINA 28288-0206 (TELEPHONE NUMBER (704) 374-6782). IN ORDER TO ENSURE TIMELY
DELIVERY OF SUCH DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY               ,
1997.
     All information contained or incorporated by reference in this Prospectus/Proxy Statement with respect to FUNC was supplied by FUNC, and all information contained or incorporated by reference in this Prospectus/Proxy Statement with respect to Wheat was supplied by Wheat.
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FUNC OR WHEAT. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF THE FUNC COMMON SHARES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FUNC OR WHEAT SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE FUNC COMMON SHARES OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL.

------------------------
     The Commissioner of Insurance of the State of North Carolina (the "Commissioner") has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus/Proxy Statement.
                                       2

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed with the Commission by FUNC (File No. 1-10000) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Prospectus/Proxy Statement:
           (i) FUNC's Annual Report on Form 10-K for the year ended December 31, 1996;
           (ii) FUNC's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997; and
          (iii) FUNC's Current Reports on Form 8-K dated January 13, 1997, July 21, 1997 and August 20, 1997.
     All documents filed by FUNC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting are hereby incorporated by reference into this Prospectus/Proxy Statement and shall be deemed to be a part hereof from the date of filing of such documents.
     Certain financial and other information relating to Wheat is contained in the Prospectus/Proxy Statement, including ANNEX D.
     Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus/Proxy Statement to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus/Proxy Statement or any supplement hereto.
          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
     This Prospectus/Proxy Statement (including information included or incorporated by reference herein) contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of FUNC and Wheat, as well as certain information relating to FUNC's pending acquisitions of Signet Banking Corporation ("Signet") and Covenant Bancorp, Inc. ("Covenant"), including (i) statements relating to the cost savings estimated to result from the Signet acquisition (see "RECENT DEVELOPMENTS -- Pending FUNC Acquisitions"), (ii) statements relating to revenues estimated to result from the Signet acquisition (see "RECENT DEVELOPMENTS -- Pending FUNC Acquisitions"), (iii) statements relating to the restructuring charges estimated to be incurred in connection with the Signet acquisition (see "RECENT DEVELOPMENTS -- Pending FUNC Acquisitions"), and (iv) statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "estimates" or similar expressions (see "THE MERGER -- Background and Reasons" and " -- Opinion of Financial Advisor"). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (a) expected cost savings from the Merger and the other pending acquisitions may not be fully realized or realized within the expected time frame; (b) revenues following the Merger and the other pending acquisitions may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the Merger and the other pending acquisitions may be greater than expected; (c) competitive pressures among depository and other financial institutions may increase significantly; (d) costs or difficulties related to the integration of the business of FUNC, Wheat, Signet and/or Covenant may be greater than expected; (e) changes in the interest rate environment may reduce margins; (f) general economic or business conditions, either nationally or in the states in which FUNC is doing business, may be less favorable than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (g) legislative or regulatory changes may adversely affect the business in which FUNC is engaged; and (h) changes may occur in the securities markets.
                                       3

                               TABLE OF CONTENTS

                                                                                                                          PAGE
                                                                                                                          ----
AVAILABLE INFORMATION..................................................................................................     2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................................................................     3
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION............................................................     3
SUMMARY................................................................................................................     6
RECENT DEVELOPMENTS....................................................................................................    18
  Certain Financial Information for the Period Ended September 30, 1997................................................    18
  Pending FUNC Acquisitions............................................................................................    18
  FUNC Common Stock Transactions.......................................................................................    20
  Future FUNC Acquisitions.............................................................................................    20
GENERAL INFORMATION....................................................................................................    20
  General..............................................................................................................    20
  Record Date; Vote Required; Revocation of Proxies....................................................................    20
THE MERGER.............................................................................................................    22
  General; Consideration...............................................................................................    22
  Effective Date.......................................................................................................    23
  Exchange of Wheat Stock..............................................................................................    23
  Background and Reasons...............................................................................................    24
  Opinion of Financial Advisor.........................................................................................    26
  Interests of Certain Persons.........................................................................................    30
  Certain Federal Income Tax Consequences..............................................................................    31
  Business Pending Consummation........................................................................................    32
  Regulatory Approvals.................................................................................................    33
  Conditions to Consummation; Termination..............................................................................    33
  Waiver; Amendment....................................................................................................    34
  Accounting Treatment.................................................................................................    34
  Expenses; Termination Fee............................................................................................    34
  Voting Agreements....................................................................................................    35
  Dissenters' Rights...................................................................................................    36
  Market Prices........................................................................................................    37
  Dividends............................................................................................................    39
WHEAT..................................................................................................................    40
  General..............................................................................................................    40
  History and Business.................................................................................................    40
  Description of Wheat Capital Stock...................................................................................    42
FUNC...................................................................................................................    45
  General..............................................................................................................    45
  History and Business.................................................................................................    45
  Certain Regulatory Considerations....................................................................................    46
DESCRIPTION OF FUNC CAPITAL STOCK......................................................................................    49
  Authorized Capital...................................................................................................    49
  FUNC Common Stock....................................................................................................    49
  FUNC Preferred Stock.................................................................................................    50
  FUNC Class A Preferred Stock.........................................................................................    50
  FUNC Rights Plan.....................................................................................................    50
  Other Provisions.....................................................................................................    51
CERTAIN DIFFERENCES IN THE RIGHTS OF WHEAT AND FUNC STOCKHOLDERS.......................................................    52
  General..............................................................................................................    52
  Authorized Capital...................................................................................................    52
  Amendment to Articles of Incorporation or Bylaws.....................................................................    52
  Size and Classification of Board of Directors........................................................................    52

                                       4

                                                                                                                          PAGE
                                                                                                                          ----
  Removal of Directors.................................................................................................    53
  Director Exculpation.................................................................................................    53
  Director Conflict of Interest Transactions...........................................................................    53
  Stockholder Meetings.................................................................................................    54
  Director Nominations.................................................................................................    54
  Stockholder Proposals................................................................................................    54
  Stockholder Protection Rights Plans..................................................................................    54
  Stockholder Inspection Rights; Stockholder Lists.....................................................................    55
  Required Stockholder Vote for Certain Actions........................................................................    55
  Anti-Takeover Provisions.............................................................................................    57
  Dissenters' Rights...................................................................................................    57
  Dividends and Other Distributions....................................................................................    58
  Voluntary Dissolution................................................................................................    58
RESALE OF FUNC COMMON SHARES...........................................................................................    58
VALIDITY OF FUNC COMMON SHARES.........................................................................................    58
EXPERTS................................................................................................................    59
ANNEX A -- AGREEMENT AND PLAN OF MERGER (including the form of Voting Agreement as Exhibit A and the form of Escrow
           Agreement as Exhibit B thereto).............................................................................   A-1
ANNEX B -- OPINION OF WHEAT, FIRST SECURITIES, INC.....................................................................   B-1
ANNEX C -- SECTIONS OF THE VIRGINIA STOCK CORPORATION ACT RELATING TO DISSENTERS' RIGHTS...............................   C-1
ANNEX D -- CERTAIN FINANCIAL INFORMATION RELATING TO WHEAT.............................................................   D-1

                                    SUMMARY
     THE FOLLOWING SUMMARY OF CERTAIN INFORMATION RELATING TO THE MERGER IS NOT INTENDED TO INCLUDE ALL MATERIAL INFORMATION RELATING TO THE MERGER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT, INCLUDING THE ANNEXES HERETO, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY STATEMENT. COPIES OF THE MERGER AGREEMENT AND THE ESCROW AGREEMENT (AS HEREINAFTER DEFINED) ARE SET FORTH IN ANNEX A TO THIS PROSPECTUS/PROXY STATEMENT AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS ENTIRE PROSPECTUS/PROXY STATEMENT, INCLUDING THE ANNEXES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. AS USED IN THIS PROSPECTUS/PROXY STATEMENT, THE TERMS "FUNC", "WHEAT", "SIGNET" AND "COVENANT" REFER TO SUCH ORGANIZATIONS, RESPECTIVELY, AND UNLESS THE CONTEXT OTHERWISE REQUIRES, TO THEIR RESPECTIVE CONSOLIDATED SUBSIDIARIES.
PARTIES TO THE MERGER
  FUNC
     FUNC is a North Carolina-based, multi-bank holding company subject to the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder (the "BHCA"). Through its full-service banking subsidiaries, FUNC provides a wide range of commercial and retail banking services and trust services in North Carolina, Florida, South Carolina, Georgia, Tennessee, Virginia, Maryland, Delaware, Pennsylvania, New Jersey, New York, Connecticut and Washington, D.C. FUNC also provides various other financial services, including mortgage banking, home equity lending, credit cards, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries. As of June 30, 1997, and for the six months then ended, FUNC reported assets of $142.9 billion, net loans of $96.4 billion, deposits of $92.9 billion, stockholders' equity of $10.0 billion and net income applicable to common stockholders of $956 million, and as of such date FUNC operated in 38 states, Washington, D.C. and six foreign countries. FUNC is the sixth largest bank holding company in the United States, based on assets at June 30, 1997. The principal executive offices of FUNC are located at One First Union Center, Charlotte, North Carolina 28288-0013, and its telephone number is (704) 374-6565.
     FUNC is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of FUNC's book value and net income per common share may occur in connection with any future transactions.
     See " -- Comparison of Certain Unaudited Per Share Data", " -- Selected Financial Data", "RECENT DEVELOPMENTS -- Certain Financial Information for the Period Ended September 30, 1997" and "FUNC".
  WHEAT
     Wheat is a Virginia-based holding company which engages, through its subsidiaries, in investment banking, retail brokerage and asset management businesses. Wheat's principal subsidiary, Wheat, First Securities, Inc. ("WFSI") provides financial services nationwide through offices located throughout 20 states and Washington, D.C. Wheat also has other subsidiaries which are engaged in the asset management business and certain trust and insurance agency activities. As of September 30, 1997, and for the six months then ended, Wheat had assets of $1.2 billion, stockholders' equity of $165 million and net income of $24 million. The principal executive offices of Wheat are located at Riverfront Plaza, West Tower, 901 East Byrd Street, Richmond, Virginia 23219, and its telephone number is (804) 649-2311. See " -- Comparison of Certain Unaudited Per Share Data", " -- Selected Financial Data", "RECENT
DEVELOPMENTS -- Certain Financial Information for the Period Ended September 30, 1997", "WHEAT" and ANNEX D.
SPECIAL MEETING; RECORD DATE
     The Special Meeting is scheduled to be held on                , 1997, at
     a.m., at                               , Richmond, Virginia. At the Special
Meeting, stockholders will consider and vote upon a proposal to approve the Merger Agreement.
     The Wheat Board has fixed                , 1997, as the record date for
determining stockholders entitled to notice of and to vote at the Special
Meeting (the "Record Date"). As of such date, there were             shares of
Wheat Common Stock and      shares of Wheat Preferred Stock outstanding and
entitled to be voted at the Special Meeting, each voting as a separate class.
     See "GENERAL INFORMATION".
                                       6

THE MERGER; CONSIDERATION
     Subject to the terms and conditions of the Merger Agreement, Wheat will merge with and into FUNC. Upon consummation of the Merger, each outstanding share of Wheat Common Stock and Wheat Preferred Stock (which is represented by a Trust Share) (excluding the Excluded Shares) will be converted into the right to receive the number of FUNC Common Shares equal to (i)(a) 10,049,045 divided by
(b) the Outstanding Share Number, which FUNC Common Shares shall be issuable on the Effective Date, and (ii)(a) the Escrow Shares divided by (b) the Outstanding Share Number, which FUNC Common Shares shall be issuable on the first anniversary of the Effective Date, or under certain circumstances, on the third anniversary of the Effective Date, subject to possible reduction.
     In the event of any Escrow Losses, the number of Escrow Shares shall be reduced by (x) one-half of the total Escrow Losses divided by (y) $45.875. FUNC has entered into an Escrow Agreement (the "Escrow Agreement", the form of which is included as Exhibit B to ANNEX A to this Prospectus/Proxy Statement) with Wheat, the five members of the Executive Committee of the Wheat Board, as representatives of the Wheat Holders on the Effective Date (as defined below) (the "Shareholder Representatives"), and First Union National Bank ("FUNB"), a subsidiary of FUNC (the "Escrow Agent"). The Escrow Agreement provides that the Escrow Agent will hold the Escrow Shares until instructed by FUNC to reduce the number of Escrow Shares in accordance with the formula set forth above (an "Escrow Loss Notice"), or release the Escrow Shares to the Exchange Agent (as hereinafter defined). Unless prior to the first anniversary of the Effective Date, FUNC instructs the Escrow Agent (the "Escrow Extension Notice") to continue to hold the Escrow Shares as a result of a claim having been made or threatened that is reasonably likely to result in Escrow Losses (an "Escrow Extension"), the Escrow Agent shall release the Escrow Shares then held in escrow to the Exchange Agent on the first anniversary of the Effective Date and the Exchange Agent shall distribute such Escrow Shares to the holders of Wheat Common Stock and Trust Shares (assuming the Grantor Trust is liquidated) immediately prior to the Effective Date (the "Wheat Holders on the Effective Date"), other than those holders who have outstanding and unpaid Notes at that time (the "Outstanding Noteholders"). If FUNC notifies the Escrow Agent of an Escrow Extension, the Escrow Agent shall continue to hold the Escrow Shares in escrow until the third anniversary of the Effective Date (the "Final Release Date"), at which time (i) the Escrow Agent shall release the Escrow Shares then held in escrow to the Exchange Agent, and (ii) the Exchange Agent shall distribute such Escrow Shares to the Wheat Holders on the Effective Date, other than the Outstanding Noteholders. If any dividends shall be payable on shares of FUNC Common Stock with a record date prior to the Final Release Date, the Exchange Agent shall retain such dividends on the Escrow Shares then held in escrow (without interest) and shall distribute such dividends to the Wheat Holders on the Effective Date at the time the corresponding Escrow Shares are delivered to such holders. If there are any meetings of the stockholders of FUNC with a record date prior to the Final Release Date, the Exchange Agent shall mail proxies for such meetings to the Wheat Holders on the Effective Date. The Escrow Agreement also provides (i) a mechanism for the Shareholder Representatives to dispute any Escrow Losses or the Escrow Extension, and (ii) a procedure for the sale by Wheat Holders on the Effective Date of their Escrow Shares under certain conditions.
     Based on the aggregate number of shares of Wheat Common Stock and Wheat
Preferred Stock that were issued and outstanding on           , 1997 (i.e.,
[8,834,944]), and assuming there are no Excluded Shares and no adjustments to the Escrow Shares, on the Effective Date each share of Wheat Common Stock and Wheat Preferred Stock (which is represented by a Trust Share) would be converted into the right to receive (i) as of the Effective Date, the Initial Exchange Ratio (i.e., [1.1374] shares of FUNC Common Stock), and (ii) on the first or the third anniversary of the Effective Date, the Subsequent Exchange Ratio (i.e., [0.0247] shares of FUNC Common Stock), subject to possible reduction. To the extent any shares of Wheat Common Stock or Wheat Preferred Stock are canceled or
issued between           , 1997, and the Effective Date, the Initial Exchange
Ratio and the Subsequent Exchange Ratio would be adjusted accordingly. To the extent there are any reductions in the number of Escrow Shares, the Subsequent Exchange Ratio would be adjusted accordingly.
     See "THE MERGER -- General; Consideration", " -- Exchange of Wheat Stock", "DESCRIPTION OF FUNC CAPITAL STOCK", "CERTAIN DIFFERENCES IN THE RIGHTS OF WHEAT AND FUNC STOCKHOLDERS" and ANNEX A.
VOTE REQUIRED
     Approval of the Merger Agreement requires the affirmative vote of more than two-thirds of the votes entitled to be cast at the Special Meeting by the holders of (i) Wheat Common Stock, and (ii) Wheat Preferred Stock, each voting as a separate class.
     The directors and executive officers of Wheat (including certain of their related interests) beneficially owned, as of the Record Date, and are entitled to vote at the Special Meeting, 2,260,688 shares of Wheat Common Stock, which represents 25.6 percent of the outstanding shares of Wheat Common Stock entitled to be voted at the Special Meeting. As a condition to
                                       7

FUNC's willingness to enter into the Merger Agreement, the five members of the Executive Committee of the Wheat Board agreed to vote the shares of Wheat Common Stock beneficially owned by such directors in favor of approval of the Merger Agreement at the Special Meeting (the "Voting Agreements", the form of which is included as Exhibit A to ANNEX A to this Prospectus/Proxy Statement). The number of shares of Wheat Common Stock beneficially owned by such Executive Committee members as of the Record Date is 1,561,761, which represents 17.7 percent of the outstanding shares of Wheat Common Stock entitled to be voted at the Special Meeting.
     Participants in the Wheat ASOP will receive voting instructions with respect to shares of Wheat Common Stock allocated to participants' accounts in the Wheat ASOP. An independent fiduciary (the "Voting Fiduciary") has been named to discharge voting obligations with respect to Wheat Common Stock held in the Wheat ASOP. The Voting Fiduciary shall vote shares of Wheat Common Stock allocated to participants' accounts in accordance with directions received from participants. Wheat Common Stock as to which voting direction is not received from a participant and any shares of unallocated Wheat Common Stock shall be voted by the Voting Fiduciary on a proportionate basis in accordance with the votes cast by shares of Wheat Common Stock as to which voting instructions are actually received. It is expected that following consummation of the Merger the Wheat ASOP will either be merged into FUNC's 401(k) Matched Savings Plan or merged into the Wheat First Butcher Singer, Inc. 401(k) Plan, which plan would be subsequently merged into the FUNC 401(k) Matched Savings Plan. The Wheat ASOP
was the owner of      percent of the outstanding shares of Wheat Common Stock on the Record Date.
     Beneficial ownership of the Wheat Preferred Stock is represented by Trust Shares issued by the Grantor Trust, which is the record holder of the Wheat Preferred Stock. Each Trust Share represents beneficial ownership of one share of Wheat Preferred Stock. Holders of Trust Shares will receive voting directions with respect to Trust Shares, which will permit such holders to instruct the Trustees as to how to vote the Wheat Preferred Stock owned by the Grantor Trust. Each Trust Share will be able to instruct the voting of one share of Wheat Preferred Stock. Trust Shares as to which voting directions are not received by the Trustees will not be voted. It is expected that the Grantor Trust will be liquidated on the Effective Date or as soon thereafter as practicable. Upon such liquidation, holders of Trust Shares would become holders of the FUNC Common Shares they are entitled to receive upon consummation of the Merger. Any unpaid Notes held by Wheat or the Grantor Trust relating to the purchase of Wheat Common Stock and Trust Shares would be assigned to FUNC. Upon payment in full of such Notes, the FUNC Common Shares would be delivered to such holders, subject to the Escrow Agreement with respect to the Escrow Shares.
     See "GENERAL INFORMATION -- Record Date; Vote Required; Revocation of Proxies", "THE MERGER -- General; Consideration" and ANNEX A.
     A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR VOTING INSTRUCTION FORM, AS APPLICABLE, OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" APPROVAL OF THE MERGER AGREEMENT. EFFECTIVE DATE
     Subject to the conditions to the obligations of the parties to effect the Merger set forth in the Merger Agreement, the Effective Date will occur on (i) such date as FUNC and Wheat mutually agree upon, or (ii) if FUNC and Wheat are not able to agree upon such date, such date as FUNC shall notify Wheat in writing not less than five days prior thereto, which date shall not be more than 15 days after such conditions have been satisfied or waived. Subject to the foregoing, it is currently anticipated that the Merger will be consummated in the fourth quarter of 1997 or the first quarter of 1998. If the Merger is consummated in either of such quarters, or in any other quarter, Wheat stockholders should not assume or expect that the Effective Date will precede the record date for the dividend on FUNC Common Stock for that quarter, so as to enable such stockholders to receive such dividend. See "THE MERGER -- Exchange of Wheat Stock", " -- Business Pending Consummation" and " -- Conditions to Consummation; Termination".
RECOMMENDATION OF THE WHEAT BOARD
     THE WHEAT BOARD HAS ADOPTED THE MERGER AGREEMENT, BELIEVES IT IS IN THE BEST INTERESTS OF WHEAT AND ITS STOCKHOLDERS AND RECOMMENDS ITS APPROVAL BY WHEAT STOCKHOLDERS (INCLUDING HOLDERS OF THE TRUST SHARES). SEE "THE
MERGER -- BACKGROUND AND REASONS; WHEAT".
OPINION OF FINANCIAL ADVISOR
     WFSI, a subsidiary of Wheat which has acted as financial advisor to Wheat, has advised the Wheat Board that, in its opinion, the consideration to be received by Wheat stockholders in the Merger is fair, from a financial point of view, to the
                                       8
holders of Wheat Common Stock and Wheat Preferred Stock (including holders of Trust Shares). The full text of the WFSI opinion, which describes the procedures followed, assumptions made, limitations on the review undertaken and other matters in connection with rendering such opinion, is set forth in ANNEX B to this Prospectus/Proxy Statement and should be read in its entirety by Wheat stockholders. See "THE MERGER -- Opinion of Financial Advisor".
INTERESTS OF CERTAIN PERSONS IN THE MERGERS
     Certain members of Wheat's management and the Wheat Board may be deemed to have interests in the Merger in addition to their interests as stockholders of Wheat generally. These interests include, among other things, provisions in the Merger Agreement relating to indemnification, directors' and officers' liability insurance and certain other benefits as summarized below.
     In connection with the execution of the Merger Agreement, FUNC entered into employment agreements with Marshall B. Wishnack, Chairman and Chief Executive Officer and a director of Wheat; Mark M. Gambill, President and a director of Wheat; Lewis C. Everett, Vice Chairman and a director of Wheat; Daniel J. Ludeman, Chairman of Mentor Investment Group, LLC (a subsidiary of Wheat) and a director of Wheat; and Thomas L. Souders, Chief Financial Officer and a director of Wheat, each of which will become effective as of the Effective Date (collectively, the "Employment Agreements"). The Employment Agreements provide, among other things, for such executives to receive annual compensation (salary plus bonus) of up to approximately 105 percent of the annual compensation received by such executive for the fiscal year ended March 31, 1997, for the three-year term (one-year in the case of Mr. Souders) of such Employment Agreements, and certain additional retirement, death and other benefits. The Employment Agreements will supersede any employment agreements Messrs. Wishnack, Gambill, Everett, Ludeman and Souders have with Wheat. The Employment Agreements provide for certain payments, notwithstanding termination of employment, and associated gross-up payments for taxes. The Employment Agreements also provide for continuity payments to Messrs. Wishnack, Gambill, Everett and Ludeman in amounts representing approximately 37.5 percent, 37.5 percent and 75 percent of such executive's annual compensation on the first, second and third anniversaries of the Effective Date, respectively. The Employment Agreement for Mr. Souders provides for a termination payment equal to one year's annual compensation upon the termination of such Employment Agreement.
     In addition, FUNC will establish a retention bonus pool payable in the form of 1,701,362 restricted shares of FUNC Common Stock to be allocated to key personnel of Wheat (other than Messrs. Wishnack, Gambill, Everett, Ludeman and Souders) following consummation of the Merger.
     See "THE MERGER -- Interests of Certain Persons".
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
     Consummation of the Merger is conditioned upon, among other things, receipt
(i) by FUNC of an opinion of Sullivan & Cromwell, counsel for FUNC, dated as of the Effective Date, to the effect that the Merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) by Wheat of an opinion of Wachtell, Lipton, Rosen & Katz, special counsel for Wheat, dated as of the Effective Date, to the effect that
(a) the Merger constitutes a reorganization under Section 368(a) of the Code, and (b) no gain or loss will be recognized for federal income tax purposes by stockholders of Wheat who receive FUNC Common Shares in exchange for their shares of Wheat Common Stock and Wheat Preferred Stock (including Trust Shares), except with respect to cash received in lieu of fractional share interests. See "THE MERGER -- Certain Federal Income Tax Consequences".
     BECAUSE CERTAIN TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH WHEAT STOCKHOLDER, IT IS RECOMMENDED THAT WHEAT STOCKHOLDERS CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE AND LOCAL) TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES. DISSENTERS' RIGHTS
     Holders of Wheat Common Stock and/or Wheat Preferred Stock entitled to vote on approval of the Merger Agreement (including holders of Trust Shares and any other beneficial owners) have the right to dissent from the Merger and, upon consummation of the Merger and the satisfaction of certain procedures, to receive cash in respect of the fair value of each such holder's shares of Wheat Common Stock and/or Wheat Preferred Stock (including shares represented by Trust Shares), as applicable, in accordance with the applicable provisions of the VSCA. The procedures to be followed by dissenting stockholders are summarized under "THE MERGER -- Dissenters' Rights" and a copy of the applicable provisions of the VSCA is
                                       9
set forth in ANNEX C to this Prospectus/Proxy Statement. FAILURE TO STRICTLY FOLLOW SUCH PROVISIONS MAY RESULT IN THE LOSS OF SUCH DISSENTERS' RIGHTS.
     In general, any dissenting stockholder who perfects such holder's statutory dissenters' rights to be paid in cash the fair value of such holder's Wheat Common Stock and/or Wheat Preferred Stock (including shares represented by Trust Shares), as applicable, will recognize gain or loss for federal income tax purposes upon receipt of such cash. See "THE MERGER -- Certain Federal Income Tax Consequences".
RESALE OF FUNC COMMON SHARES
     The FUNC Common Shares will be freely transferable by the holders of such shares under applicable federal securities laws, except for shares held by members of the Executive Committee of the Wheat Board and any other holders who may be deemed to be "affiliates" (generally including directors, certain executive officers and ten percent or more stockholders) of FUNC. See "RESALE OF FUNC COMMON SHARES".
BUSINESS PENDING CONSUMMATION
     Wheat agreed in the Merger Agreement to refrain from taking certain actions relating to its operations pending consummation of the Merger, without the prior written consent of FUNC, except as otherwise permitted by the Merger Agreement. See "THE MERGER -- Business Pending Consummation".
REGULATORY APPROVALS
     The Merger is subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under Section 4 of the BHCA. An application has been filed with the Federal Reserve Board for such approval. The Merger is subject to various other federal and state regulatory approvals and various self-regulatory authority approvals. There can be no assurance that the necessary regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "THE MERGER -- Regulatory Approvals".
CONDITIONS TO CONSUMMATION; TERMINATION
     Consummation of the Merger is subject, among other things, to: (i) approval of the Merger Agreement by the requisite vote of the stockholders of Wheat; (ii) receipt of the regulatory approvals referred to above without any requirements, restrictions or conditions which the FUNC Board of Directors reasonably determines would (a) following the Effective Date, have a material adverse effect on FUNC and its subsidiaries taken as a whole, or (b) reduce the benefits of the transactions contemplated by the Merger Agreement to such a degree that FUNC would not have entered into the Merger Agreement had such requirements, restrictions or conditions been known at the time the Merger Agreement was executed; (iii) no court or governmental or regulatory authority having taken any action which prohibits the Merger; (iv) receipt by FUNC of the opinion of Sullivan & Cromwell and receipt by Wheat of the opinion of Wachtell, Lipton, Rosen & Katz, each dated as of the Effective Date, as to certain federal income tax consequences of the Merger, as discussed above; (v) receipt by FUNC of a letter from Wheat's independent auditors, dated as of, or shortly prior to the Effective Date, with respect to Wheat's consolidated financial position and results of operations and that such independent auditors are not aware of any facts or circumstances which might cause the Merger not to qualify for pooling of interests accounting treatment; (vi) receipt by FUNC from its independent auditors of a letter, dated as of the Effective Date, that the Merger will qualify for pooling of interests accounting treatment; and (vii) the FUNC Common Shares issuable in the Merger having been approved for listing on the NYSE, subject to official notice of issuance.
     The Merger Agreement may be terminated by mutual consent of FUNC and Wheat. The Merger Agreement may also be terminated by the Board of Directors of either FUNC or Wheat if the Merger does not occur on or before June 30, 1998, or if certain conditions set forth in the Merger Agreement are not met.
     See "THE MERGER -- Conditions to Consummation; Termination".
EXPENSES; TERMINATION FEE
     All expenses incurred by or on behalf of the parties in connection with the Merger Agreement and the transactions contemplated thereby shall be borne by the party incurring the same, except that printing expenses with respect to this Prospectus/Proxy Statement will be shared equally by FUNC and Wheat.
     FUNC shall be entitled to a fee of $20 million (the "Termination Fee") following the occurrence of a Payment Event (as hereinafter defined). FUNC's right to receive the Termination Fee shall terminate if any of the following occurs prior to a
                                       10

Payment Event: (i) the Effective Date; (ii) termination of the Merger Agreement in accordance with its terms if such termination occurs prior to the occurrence of a Preliminary Payment Event (as hereinafter defined), except for termination by FUNC due to a breach by Wheat; (iii) termination of the Merger Agreement following the occurrence of a Preliminary Payment Event and the passage of 18 months after such termination; or (iv) termination of the Merger Agreement by FUNC due to a breach by Wheat and the passage of 18 months after such termination.
     See "THE MERGER -- Expenses; Termination Fee".
VOTING AGREEMENTS
     As an inducement to and a condition of FUNC's willingness to enter into the Merger Agreement, Messrs. Wishnack, Gambill, Everett, Ludeman and Souders entered into the Voting Agreements. The Voting Agreements provide, among other things, that such individuals will vote the shares of Wheat Common Stock beneficially owned by them in favor of approval of the Merger Agreement at the Special Meeting. See "GENERAL INFORMATION -- Record Date; Vote Required; Revocation of Proxies", "THE MERGER -- Voting Agreements" and ANNEX A. ACCOUNTING TREATMENT
     It is intended that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. Consummation of the Merger is conditioned upon receipt by FUNC of (i) a letter from FUNC's independent auditors to the effect that the Merger may be accounted for as a pooling of interests and (ii) a letter from Wheat's independent auditors that they are not aware of any facts or circumstances which might cause the Merger not to qualify for pooling of interests accounting treatment. See "RECENT DEVELOPMENTS -- FUNC Common Stock Transactions", "THE MERGER -- Conditions to Consummation; Termination" and " -- Accounting Treatment".
CERTAIN DIFFERENCES IN THE RIGHTS OF WHEAT AND FUNC STOCKHOLDERS
     The rights of stockholders of Wheat are currently determined by reference to the VSCA and by Wheat's articles of incorporation (as amended, the "Wheat Articles") and bylaws (as amended, the "Wheat Bylaws"). The rights of holders of Trust Shares are governed by the terms of the Grantor Trust. On the Effective Date, stockholders of Wheat will become stockholders of FUNC, and their rights as stockholders of FUNC will be determined by reference to the North Carolina Business Corporation Act (the "NCBCA") and by FUNC's articles of incorporation (as amended, the "FUNC Articles") and bylaws (as amended, the "FUNC Bylaws"). See "WHEAT -- Description of Capital Stock", "DESCRIPTION OF FUNC CAPITAL STOCK" and "CERTAIN DIFFERENCES IN THE RIGHTS OF WHEAT AND FUNC STOCKHOLDERS". COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA
     The following unaudited information, adjusted to reflect the two-for-one FUNC Common Stock split paid on July 31, 1997, to holders of record on July 1, 1997 (the "FUNC Stock Split"), reflects, where applicable, certain comparative per share data related to book value, cash dividends paid, income and market value: (i) on a historical basis for FUNC and Wheat; (ii) on a pro forma combined basis per share of FUNC Common Stock; and (iii) on an equivalent pro forma basis per share of Wheat Common Stock and Wheat Preferred Stock, as applicable. Such pro forma information has been prepared assuming (a) there is no reduction in the number of Escrow Shares, (b) the issuance of 10,267,029 shares of FUNC Common Stock, and (c) consummation of the Merger on a pooling of interests accounting basis as of the beginning of each of the periods presented. See "THE MERGER -- Accounting Treatment". Wheat's fiscal year-end is March 31 of each year, and accordingly, all pro forma financial information set forth below related to Wheat as of and for the (x) six months ended September 30, has been added to comparable information related to FUNC for the six months ended June 30, and (y) 12 month periods ended March 31 has been added to comparable information related to FUNC for the preceding 12 month periods ended December 31, to reflect the combined results of operations.
     As a result of using the foregoing assumptions, the pro forma financial information has been calculated using an Exchange Ratio of [1.1621] (the "[1.1621] Exchange Ratio"), which represents the sum of the Initial Exchange Ratio and the Subsequent Exchange Ratio. The pro forma information and the [1.1621] Exchange Ratio would be different if the number of outstanding shares of Wheat Common Stock or Wheat Preferred Stock on the Effective Date is different than [8,834,944] or if there are any reductions in the number of Escrow Shares. See "THE MERGER -- General; Consideration" and ANNEX A.
     Pro forma financial information is intended to show how the Merger might have affected historical financial statements if the Merger had been consummated at an earlier time. The pro forma financial information does not purport to be indicative of the results that actually would have been realized had the Merger taken place at the beginning of the applicable periods indicated, nor is it indicative of the combined financial position or results of operations for any future periods. The pro forma financial information presented herein does not reflect the pending FUNC acquisitions of Signet or Covenant. See "RECENT DEVELOPMENTS -- Pending FUNC Acquisitions" and "THE MERGER -- Accounting Treatment".
                                       11

     The information shown below should be read in conjunction with the historical financial statements of FUNC and Wheat, including the respective notes thereto, and the documents incorporated herein by reference. See "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and ANNEX D. See also the footnotes to the table "FUNC and WHEAT Pro Forma Combined Selected Financial Data" under " -- Selected Financial Data" and "RECENT DEVELOPMENTS -- Certain Financial Information for the Period Ended September 30, 1997".

                                                                                               JUNE 30, 1997
                                                                                                 (FUNC) AND        TWELVE MONTHS
                                                                                             SEPTEMBER 30, 1997        ENDED
                                                                                                  (WHEAT)          1997/1996 (1)
                                                                                             ------------------    --------------
BOOK VALUE PER SHARE
  Historical per share of:
     FUNC Common Stock....................................................................         $17.79               17.41
     Wheat Common Stock...................................................................          18.77               16.37
  Pro forma combined per share of FUNC Common Stock (2)...................................          17.76               17.36
  Equivalent pro forma per share of Wheat Common Stock (3)................................         $

---------------
(1) December 31, 1996, for FUNC and March 31, 1997, for Wheat.
(2) The pro forma combined book value per share of FUNC Common Stock amounts represent the sum of the pro forma combined stockholders' equity amounts, divided by pro forma combined period-end number of shares of FUNC Common Stock outstanding.
(3) The equivalent pro forma book value per share of Wheat Common Stock amounts represent the pro forma combined book value per share of FUNC Common Stock amounts multiplied by the [1.1621] Exchange Ratio.
                            ------------------------

                                                                          SIX MONTHS ENDED
                                                                           JUNE 30, 1997
                                                                             (FUNC) AND              TWELVE MONTHS ENDED (4)
                                                                         SEPTEMBER 30, 1997    -----------------------------------
                                                                              (WHEAT)          1997/1996    1996/1995    1995/1994
                                                                         ------------------    ---------    ---------    ---------
CASH DIVIDENDS PAID PER SHARE
  Historical per share of:
     FUNC Common Stock................................................         $ 0.58               1.10         0.98         0.86
     Wheat Common Stock...............................................           0.20               0.40         0.20         0.20
     Wheat Preferred Stock............................................           0.20               0.40         0.15           --
  Pro forma combined per share of FUNC Common Stock (5)...............
  Equivalent pro forma per share of Wheat Common Stock (6)............
  Equivalent pro forma per share of Wheat Preferred Stock (6).........         $

---------------
(4) December 31, 1996, 1995 and 1994, for FUNC and March 31, 1997, 1996 and
    1995, for Wheat.
(5) The pro forma combined cash dividends paid per share of FUNC Common Stock amounts represent pro forma combined cash dividends paid on common stock outstanding, divided by pro forma combined average number of shares of FUNC Common Stock outstanding, rounded to the nearest cent.
(6) The equivalent pro forma cash dividends paid per share of Wheat Common Stock and Wheat Preferred Stock amounts represent historical dividend rates per share for FUNC Common Stock amounts multiplied by the [1.1621] Exchange Ratio, rounded to the nearest cent. The current annualized dividend rate per share for FUNC Common Stock, based on the most recently declared quarterly dividend rate of $.32 per share payable on December 15, 1997, would be $1.28. On an equivalent pro forma basis, such current annualized FUNC dividend per share of Wheat Common Stock and Wheat Preferred Stock would be $1.49, rounded up to the nearest cent. Any future FUNC and Wheat dividends are dependent on their respective earnings and financial conditions, government regulations and policies and other factors. Pursuant to the Merger Agreement, Wheat may not declare or pay any dividends on Wheat Common Stock or Wheat Preferred Stock without the prior written consent of FUNC. See "THE MERGERS -- Exchange of Wheat Stock", " -- Business Pending Consummation" and " -- Dividends".
                                       12

                                                                                SIX MONTHS
                                                                                 ENDED (7)            TWELVE MONTHS ENDED (8)
                                                                               -------------    -----------------------------------
                                                                               1997     1996    1997/1996    1996/1995    1995/1994
                                                                               -----    ----    ---------    ---------    ---------
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS
  Historical per share of:
     FUNC Common Stock (9)..................................................   $1.70    1.20         2.67         2.52         2.29
     Wheat Common Stock.....................................................    2.72    1.61         3.51         3.22         2.35
  Pro forma combined per share of FUNC Common Stock (10)....................    1.71    1.20         2.68         2.52         2.28
  Equivalent pro forma per share of Wheat Common Stock (11).................   $

---------------
 (7) June 30, 1997 and 1996, for FUNC and September 30, 1997 and 1996, for
     Wheat.
 (8) December 31, 1996, 1995 and 1994, for FUNC and March 31, 1997, 1996 and
     1995, for Wheat. FUNC amounts for the six months ended June 30, 1997 and 1996, respectively, have been combined with Wheat amounts for the six months ended September 30, 1997 and 1996, respectively.
 (9) FUNC net income applicable to common stockholders for the year ended December 31, 1996, include (i) $181 million, or $0.32 per share of FUNC Common Stock, in after-tax merger-related restructuring charges related to the pooling of interests accounting acquisition of First Fidelity Bancorporation ("FFB") on January 1, 1996, and (ii) $86 million, or $0.16 per share of FUNC Common Stock, in after-tax charges relating to the recapitalization of the Savings Association Insurance Fund ("SAIF").
(10) The pro forma combined income per share of FUNC Common Stock amounts represent pro forma combined net income applicable to holders of FUNC Common Stock, divided by pro forma combined average number of shares of FUNC Common Stock outstanding.
(11) The equivalent pro forma income per share of Wheat Common Stock amounts represent pro forma combined income per share of FUNC Common Stock amounts multiplied by the [1.1621] Exchange Ratio.
                            ------------------------

                                                                                HISTORICAL
                                                                               ------------         EQUIVALENT PRO FORMA
                                                                                   FUNC        PER SHARE OF WHEAT COMMON STOCK
                                                                               COMMON STOCK    AND WHEAT PREFERRED STOCK (12)
                                                                               ------------    -------------------------------
MARKET VALUE PER SHARE
  August 19, 1997...........................................................     $ 46.9375                  54.50
                 , 1997.....................................................     $

---------------
(12) The equivalent pro forma market values per share of Wheat Common Stock and Wheat Preferred Stock represent the historical market values per share of FUNC Common Stock multiplied by the [1.1621] Exchange Ratio, rounded down to the nearest one-sixteenth. The FUNC historical market values per share represent the last reported sale prices per share of FUNC Common Stock on the NYSE Tape on: (i) August 19, 1997, the last business day preceding public announcement of the execution of the Merger Agreement; and (ii) on
                    , 1997. There is no public trading market for Wheat Common Stock or Wheat Preferred Stock. See "THE MERGER -- Market Prices".
     Because the market price of FUNC Common Stock is subject to fluctuation, the market value of the FUNC Common Shares that holders of Wheat Common Stock and Wheat Preferred Stock will receive upon consummation of the Merger may increase or decrease prior to and after the receipt of such shares. Wheat stockholders are urged to obtain current market quotations for FUNC Common Stock.
                                       13

SELECTED FINANCIAL DATA
     The following tables set forth certain unaudited historical consolidated selected financial information for FUNC and Wheat and certain unaudited pro forma combined selected financial information. Such pro forma information has been prepared assuming (a) there is no reduction in the number of Escrow Shares,
(b) the issuance of 10,267,029 shares of FUNC Common Stock, and (c) consummation of the Merger on a pooling of interests accounting basis as of the beginning of each of the periods presented. See "THE MERGER -- Accounting Treatment". FUNC net income applicable to common stockholders amounts as of and for the year ended December 31, 1996, include (i) $181 million, or $0.32 per share of FUNC Common Stock, in after-tax FFB merger-related restructuring charges, and (ii) $86 million, or $0.16 per share of FUNC Common Stock, in after-tax charges relating to the recapitalization of the SAIF. See "FUNC -- History and Business" and " -- Certain Regulatory Considerations". This information should be read in conjunction with the historical financial statements of FUNC and Wheat, including the respective notes thereto, and the other documents incorporated herein by reference. See "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE", "RECENT DEVELOPMENTS -- Certain Information for the Period Ended September 30, 1997" and ANNEX D. Wheat's fiscal year-end is March 31 of each year, and accordingly, all pro forma financial information set forth below related to Wheat as of and for the (x) six months ended September 30 has been added to comparable information related to FUNC for the six months ended June 30, and (y) 12 month periods ended March 31 has been added to comparable information related to FUNC for the 12 month periods ended December 31, as appropriate. Interim unaudited historical data of FUNC and Wheat reflect, in the respective opinions of management, all adjustments (consisting only of normal recurring adjustments) necessary to a fair presentation of such data.
     As a result of using the foregoing assumptions, the pro forma financial information has been calculated using the [1.1621] Exchange Ratio, which represents the sum of the Initial Exchange Ratio and the Subsequent Exchange Ratio. The pro forma information and the [1.1621] Exchange Ratio would be different if the number of outstanding shares of Wheat Common Stock or Wheat Preferred Stock on the Effective Date is different than [8,834,944] or if there are any reductions in the number of the Escrow Shares. See "THE
MERGER -- General; Consideration" and ANNEX A.
     Pro forma financial information is intended to show how the Merger might have affected historical financial statements if the Merger had been consummated at an earlier time. The pro forma combined selected financial data does not purport to be indicative of the results that actually would have been realized had the Merger taken place at the beginning of the applicable periods indicated, nor is it indicative of the combined financial position or results of operations for any future periods. The pro forma financial information presented herein does not reflect the pending FUNC acquisitions of Signet and Covenant. See "RECENT DEVELOPMENTS -- Pending FUNC Acquisitions".
                                       14

FUNC (HISTORICAL)

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,                  YEARS ENDED DECEMBER 31,
                                                              -------------------    ----------------------------------------
(IN MILLIONS, EXCEPT PER SHARE DATA)                            1997       1996       1996       1995       1994       1993
-----------------------------------------------------------   --------    -------    -------    -------    -------    -------
CONSOLIDATED SUMMARIES OF INCOME
 Interest income...........................................   $  4,977      4,770      9,628      8,687      7,231      6,602
  Interest expense.........................................      2,350      2,294      4,632      4,052      2,793      2,482
                                                              --------    -------    -------    -------    -------    -------
  Net interest income......................................      2,627      2,476      4,996      4,635      4,438      4,120
  Provision for loan losses................................        310        150        375        220        179        370
                                                              --------    -------    -------    -------    -------    -------
  Net interest income after provision for loan losses......      2,317      2,326      4,621      4,415      4,259      3,750
  Securities available for sale transactions...............          9         18         31         44          6         33
  Investment security transactions.........................          1          3          4          5          4          7
  Noninterest income.......................................      1,498      1,051      2,322      1,848      1,566      1,542
  Merger-related restructuring charges.....................         --        281        281         --         --         --
  SAIF special assessment..................................         --         --        133         --         --         --
  Noninterest expense......................................      2,351      2,063      4,254      4,093      3,747      3,536
                                                              --------    -------    -------    -------    -------    -------
  Income before income taxes...............................      1,474      1,054      2,310      2,219      2,088      1,796
  Income taxes.............................................        518        372        811        789        712        579
                                                              --------    -------    -------    -------    -------    -------
  Net income...............................................        956        682      1,499      1,430      1,376      1,217
  Dividends on preferred stock.............................         --          7          9         26         46         46
                                                              --------    -------    -------    -------    -------    -------
  Net income applicable to common stockholders before
    redemption premium.....................................        956        675      1,490      1,404      1,330      1,171
  Redemption premium on preferred stock....................         --         --         --         --         41         --
                                                              --------    -------    -------    -------    -------    -------
  Net income applicable to common stockholders after
    redemption premium.....................................   $    956        675      1,490      1,404      1,289      1,171
                                                              --------    -------    -------    -------    -------    -------
                                                              --------    -------    -------    -------    -------    -------
PER COMMON SHARE DATA (a)
  Net income before redemption premium.....................   $   1.70       1.20       2.67       2.52       2.36       2.15
  Net income after redemption premium......................       1.70       1.20       2.67       2.52       2.29       2.15
  Cash dividends...........................................       0.58       0.52       1.10       0.98       0.86       0.75
  Book value...............................................      17.79      16.23      17.41      15.94      14.10      13.36
CASH DIVIDENDS PAID ON COMMON STOCK........................        329        291        611        336        298        244
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  Assets...................................................    142,942    139,886    140,127    131,880    113,529    104,550
  Loans, net of unearned income............................     96,411     91,339     95,858     90,563     77,831     68,263
  Deposits.................................................     92,934     91,453     94,815     92,555     87,865     81,885
  Long-term debt...........................................      7,258      7,807      7,660      7,121      4,242      3,675
  Guaranteed preferred beneficial interests................        990         --        495         --         --         --
  Preferred stockholders' equity...........................         --        163         --        183        230        262
  Common stockholders' equity..............................      9,980      9,153     10,008      8,860      8,044      7,432
  Total stockholders' equity...............................   $  9,980      9,316     10,008      9,043      8,274      7,946
  Preferred shares outstanding (IN THOUSANDS)..............         --      2,599         --      3,388      5,213     11,560
  Common shares outstanding (IN THOUSANDS).................    560,977    563,895    574,697    555,692    570,721    556,408
CONSOLIDATED AVERAGE BALANCE SHEET ITEMS
  Assets...................................................   $137,390    133,597    134,127    118,142    106,413     99,610
  Loans, net of unearned income............................     94,959     89,546     90,660     83,265     70,726     62,996
  Deposits.................................................     92,837     91,367     91,320     87,274     80,760     76,830
  Long-term debt...........................................      7,482      7,429      7,565      5,707      4,009      3,598
  Guaranteed preferred beneficial interests................        951         --         47         --         --         --
  Common stockholders' equity (b)..........................      9,767      9,049      9,079      8,412      7,870      6,782
  Total stockholders' equity (b)...........................   $  9,767      9,221      9,187      8,623      8,372      7,302
  Common shares outstanding (IN THOUSANDS).................    563,003    562,950    557,624    557,354    563,325    544,876
CONSOLIDATED PERCENTAGES
 Net income applicable to common stockholders before
   redemption premium to average common stockholders'
   equity (b)..............................................      19.74%(c)   14.99(c)   16.41     16.69      16.91      17.26
  Net income applicable to common stockholders after
    redemption premium to average common stockholders'
    equity (b).............................................      19.74(c)   14.99(c)   16.41      16.69      16.38      17.26
  Net income to
    Average total stockholders' equity (b).................      19.74(c)   14.88(c)   16.32      16.59      16.44      16.66
    Average assets.........................................       1.40(c)    1.03(c)    1.12       1.21       1.29       1.22
  Average stockholders' equity to average assets (d).......       7.06       6.90       6.82       7.23       7.52       7.11
  Allowance for loan losses to
    Net loans..............................................       1.42       1.55       1.42       1.66       2.03       2.38
    Nonaccrual and restructured loans......................        223        195        204        233        248        151
    Nonperforming assets...................................        194        169        179        182        178        115
  Net charge-offs to average net loans.....................       0.64(c)    0.56(c)    0.63       0.41       0.40       0.78
  Nonperforming assets to loans, net and foreclosed
    properties.............................................       0.73       0.91       0.80       0.91       1.14       2.06
  Capital ratios (d)
    Tier 1 capital.........................................       7.55       7.11       7.33       6.70       7.76       9.14
    Total capital..........................................      12.64      11.94      12.33      11.45      12.94      14.64
    Leverage...............................................       6.23       5.60       6.13       5.49       6.12       6.13
  Net interest margin......................................       4.36%(c)    4.18(c)    4.21      4.46       4.75       4.82

(IN MILLIONS, EXCEPT PER SHARE DATA)                          1992
-----------------------------------------------------------  -------
CONSOLIDATED SUMMARIES OF INCOME
 Interest income...........................................    6,609
  Interest expense.........................................    2,942
                                                             -------
  Net interest income......................................    3,667
  Provision for loan losses................................      643
                                                             -------
  Net interest income after provision for loan losses......    3,024
  Securities available for sale transactions...............       39
  Investment security transactions.........................       (3)
  Noninterest income.......................................    1,360
  Merger-related restructuring charges.....................       --
  SAIF special assessment..................................       --
  Noninterest expense......................................    3,443
                                                             -------
  Income before income taxes...............................      977
  Income taxes.............................................      278
                                                             -------
  Net income...............................................      699
  Dividends on preferred stock.............................       53
                                                             -------
  Net income applicable to common stockholders before
    redemption premium.....................................      646
  Redemption premium on preferred stock....................       --
                                                             -------
  Net income applicable to common stockholders after
    redemption premium.....................................      646
                                                             -------
                                                             -------
PER COMMON SHARE DATA (a)
  Net income before redemption premium.....................     1.26
  Net income after redemption premium......................     1.26
  Cash dividends...........................................     0.64
  Book value...............................................    11.68
CASH DIVIDENDS PAID ON COMMON STOCK........................      168
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  Assets...................................................   95,308
  Loans, net of unearned income............................   60,301
  Deposits.................................................   76,156
  Long-term debt...........................................    3,733
  Guaranteed preferred beneficial interests................       --
  Preferred stockholders' equity...........................      277
  Common stockholders' equity..............................    6,187
  Total stockholders' equity...............................    6,717
  Preferred shares outstanding (IN THOUSANDS)..............   12,158
  Common shares outstanding (IN THOUSANDS).................  529,790
CONSOLIDATED AVERAGE BALANCE SHEET ITEMS
  Assets...................................................   90,621
  Loans, net of unearned income............................   58,700
  Deposits.................................................   71,947
  Long-term debt...........................................    3,528
  Guaranteed preferred beneficial interests................       --
  Common stockholders' equity (b)..........................    5,724
  Total stockholders' equity (b)...........................    6,280
  Common shares outstanding (IN THOUSANDS).................  510,768
CONSOLIDATED PERCENTAGES
 Net income applicable to common stockholders before
   redemption premium to average common stockholders'
   equity (b)..............................................    11.28
  Net income applicable to common stockholders after
    redemption premium to average common stockholders'
    equity (b).............................................    11.28
  Net income to
    Average total stockholders' equity (b).................    11.13
    Average assets.........................................     0.77
  Average stockholders' equity to average assets (d).......     6.89
  Allowance for loan losses to
    Net loans..............................................     2.57
    Nonaccrual and restructured loans......................      105
    Nonperforming assets...................................       76
  Net charge-offs to average net loans.....................     1.03
  Nonperforming assets to loans, net and foreclosed
    properties.............................................     3.36
  Capital ratios (d)
    Tier 1 capital.........................................     9.22
    Total capital..........................................    14.31
    Leverage...............................................     6.55
  Net interest margin......................................     4.73

---------------
 (a) Per common share data has been restated to reflect the FUNC Stock Split.
(b) Average common stockholders' equity and total stockholders' equity exclude net unrealized gains and (losses) on debt and equity securities in 1994 through 1997.
 (c) Annualized.
(d) The average stockholders' equity to average assets ratios and all capital ratios for 1992-1994 are not restated for pooling of interests acquisitions. Risk-based capital ratio guidelines require a minimum ratio of tier 1 capital to risk-weighted assets of four percent and total capital to risk-weighted assets of eight percent. The minimum leverage ratio of tier 1 capital to adjusted average quarterly assets is from three to five percent.
                                       15

WHEAT (HISTORICAL)

                                                                   SIX MONTHS ENDED
                                                                     SEPTEMBER 30,                  YEARS ENDED MARCH 31,
                                                                  -------------------     -----------------------------------------
(IN MILLIONS, EXCEPT PER SHARE DATA)                               1997         1996      1997     1996     1995     1994     1993
---------------------------------------------------------------   -------       -----     -----    -----    -----    -----    -----
CONSOLIDATED SUMMARIES OF INCOME
  Interest income..............................................   $    28          23        49       40       34       24       18
  Interest expense.............................................        13          10        22       19       16        9        6
                                                                  -------       -----     -----    -----    -----    -----    -----
  Net interest income..........................................        15          13        27       21       18       15       12
  Securities available for sale transactions...................        46          44        88       80       70       74       80
  Noninterest income...........................................       219         169       357      293      215      251      213
  Noninterest expense..........................................       240         202       420      347      269      304      272
                                                                  -------       -----     -----    -----    -----    -----    -----
  Income before income taxes...................................        40          24        52       47       34       36       33
  Income taxes.................................................        16          10        21       19       13       15       13
                                                                  -------       -----     -----    -----    -----    -----    -----
  Net income...................................................   $    24          14        31       28       21       21       20
                                                                  -------       -----     -----    -----    -----    -----    -----
                                                                  -------       -----     -----    -----    -----    -----    -----
PER COMMON AND PREFERRED SHARE DATA
  Net income...................................................   $  2.72        1.61      3.51     3.22     2.35     2.34     2.26
  Book value...................................................     18.77       14.73     16.37    13.70    11.04     9.42     7.39
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  Assets.......................................................     1,173         958       944      737      608      586      443
  Long-term debt...............................................        86          41        64       34       36       31       22
  Total stockholders' equity...................................   $   165         134       147      122       96       84       69
  Common and preferred shares outstanding (IN THOUSANDS).......     8,809       9,116     8,954    8,881    8,673    8,931    9,345

FUNC AND WHEAT
PRO FORMA COMBINED SELECTED FINANCIAL DATA (A)

                                               SIX MONTHS ENDED (B)                 TWELVE MONTHS ENDED (C)
                                               --------------------     ------------------------------------------------
(IN MILLIONS, EXCEPT PER SHARE DATA)             1997        1996       1997/1996    1996/1995    1995/1994    1994/1993
--------------------------------------------   --------     -------     ---------    ---------    ---------    ---------
CONSOLIDATED SUMMARIES OF INCOME
  Interest income...........................   $  5,005       4,793        9,677        8,727        7,265        6,626
  Interest expense..........................      2,363       2,304        4,654        4,071        2,809        2,491
                                               --------     -------     ---------    ---------    ---------    ---------
  Net interest income.......................      2,642       2,489        5,023        4,656        4,456        4,135
  Provision for loan losses.................        310         150          375          220          179          370
                                               --------     -------     ---------    ---------    ---------    ---------
  Net interest income after provision for
    loan losses.............................      2,332       2,339        4,648        4,436        4,277        3,765
  Securities available for sale
    transactions............................         55          62          119          124           76          107
  Investment security transactions..........          1           3            4            5            4            7
  Noninterest income........................      1,717       1,220        2,679        2,141        1,781        1,793
  Merger-related restructuring charges......         --         281          281           --           --           --
  SAIF special assessment...................         --          --          133           --           --           --
  Noninterest expense.......................      2,591       2,265        4,674        4,440        4,016        3,840
                                               --------     -------     ---------    ---------    ---------    ---------
  Income before income taxes................      1,514       1,078        2,362        2,266        2,122        1,832
  Income taxes..............................        534         382          832          808          725          594
                                               --------     -------     ---------    ---------    ---------    ---------
  Net income................................        980         696        1,530        1,458        1,397        1,238
  Dividends on preferred stock..............         --           7            9           26           46           46
                                               --------     -------     ---------    ---------    ---------    ---------
  Net income applicable to common
    stockholders before redemption premium..        980         689        1,521        1,432        1,351        1,192
  Redemption premium on preferred stock.....         --          --           --           --           41           --
                                               --------     -------     ---------    ---------    ---------    ---------
  Net income applicable to common
    stockholders after redemption premium...   $    980         689        1,521        1,432        1,310        1,192
                                               --------     -------     ---------    ---------    ---------    ---------
                                               --------     -------     ---------    ---------    ---------    ---------
PER COMMON SHARE DATA
  Net income before redemption premium......   $   1.71        1.20         2.68         2.52         2.36         2.15
  Net income after redemption premium.......       1.71        1.20         2.68         2.52         2.28         2.15
  Book value................................      17.76       16.17        17.36        15.87        14.01        13.26
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  Assets....................................    144,115     140,844      141,071      132,617      114,137      105,136
  Loans, net of unearned income.............     96,411      91,339       95,858       90,563       77,831       68,263
  Deposits..................................     92,934      91,453       94,815       92,555       87,865       81,885
  Long-term debt............................      7,344       7,848        7,724        7,155        4,278        3,706
  Guaranteed preferred beneficial
    interests...............................        990          --          495           --           --           --
  Preferred stockholders' equity............         --         163           --          183          230          262
  Common stockholders' equity...............     10,145       9,287       10,155        8,982        8,140        7,516
  Total stockholders' equity................   $ 10,145       9,450       10,155        9,165        8,370        8,030
  Preferred shares outstanding (IN
    THOUSANDS)..............................         --       2,599           --        3,388        5,213       11,560
  Common shares outstanding (IN THOUSANDS)..    571,244     574,162      584,964      565,959      580,988      566,675

(IN MILLIONS, EXCEPT PER SHARE DATA)          1993/1992
--------------------------------------------  ---------
CONSOLIDATED SUMMARIES OF INCOME
  Interest income...........................     6,627
  Interest expense..........................     2,948
                                              ---------
  Net interest income.......................     3,679
  Provision for loan losses.................       643
                                              ---------
  Net interest income after provision for
    loan losses.............................     3,036
  Securities available for sale
    transactions............................       119
  Investment security transactions..........        (3)
  Noninterest income........................     1,573
  Merger-related restructuring charges......        --
  SAIF special assessment...................        --
  Noninterest expense.......................     3,715
                                              ---------
  Income before income taxes................     1,010
  Income taxes..............................       291
                                              ---------
  Net income................................       719
  Dividends on preferred stock..............        53
                                              ---------
  Net income applicable to common
    stockholders before redemption premium..       666
  Redemption premium on preferred stock.....        --
                                              ---------
  Net income applicable to common
    stockholders after redemption premium...       666
                                              ---------
                                              ---------
PER COMMON SHARE DATA
  Net income before redemption premium......      1.28
  Net income after redemption premium.......      1.28
  Book value................................     11.58
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  Assets....................................    95,751
  Loans, net of unearned income.............    60,301
  Deposits..................................    76,156
  Long-term debt............................     3,755
  Guaranteed preferred beneficial
    interests...............................        --
  Preferred stockholders' equity............       277
  Common stockholders' equity...............     6,256
  Total stockholders' equity................     6,786
  Preferred shares outstanding (IN
    THOUSANDS)..............................    12,158
  Common shares outstanding (IN THOUSANDS)..   540,057

---------------
(a) Such pro forma data has been prepared assuming (i) there is no reduction in the number of Escrow Shares, (ii) the issuance of 10,267,029 shares of FUNC Common Stock and no Wheat Preferred Stock outstanding, and (iii) consummation of the Merger on a pooling of interests accounting basis as of the beginning of each of the periods presented.
(b) FUNC amounts for the six months ended June 30, 1997 and 1996, respectively, have been combined with Wheat amounts for the six months ended September 30, 1997 and 1996, respectively.
(c) FUNC amounts for the years ended December 31, 1996, 1995, 1994, 1993 and 1992, respectively, have been combined with Wheat amounts for the years ended March 31, 1997, 1996, 1995, 1994 and 1993, respectively.
                                       17

                              RECENT DEVELOPMENTS
CERTAIN FINANCIAL INFORMATION FOR THE PERIOD ENDED SEPTEMBER 30, 1997
  FUNC
     FUNC's earnings applicable to common stockholders were $505 million in the third quarter of 1997, compared with $485 million in the second quarter of 1997 and $356 million in the third quarter a year ago. On a per common share basis, earnings were $0.90, compared with $0.87 in the second quarter of 1997 and $0.65 in the third quarter a year ago. Earnings applicable to common stockholders for the third quarter of 1996 include a one-time assessment related to DIFA (as hereinafter defined) of $86 million after-tax. Excluding such assessment, FUNC's operating earnings in the third quarter of 1996 were $442 million, or $0.81 per share of FUNC Common Stock. All per share data have been restated to reflect the FUNC Stock Split.
     In the nine months ended September 30, 1997, net income applicable to common stockholders was $1.5 billion, or $2.60 per share, compared with $1.0 billion, or $1.85 per share, in the first nine months of 1996. Excluding after-tax restructuring charges relating to the FFB acquisition of $181 million incurred in the first quarter of 1996, and the one-time assessment related to DIFA in the third quarter of 1996, operating earnings in the nine months ended September 30, 1996, were $1.3 billion, or $2.33 per share.
     Tax-equivalent net interest income was $1.4 billion in the third quarter of 1997, compared with $1.4 billion in the second quarter of 1997 and $1.3 billion in the third quarter of 1996.
     Nonperforming assets were $704 million, or 0.74 percent of net loans and foreclosed properties, at September 30, 1997, compared with $708 million, or
0.73 percent at June 30, 1997, and $825 million, or 0.89 percent, at September 30, 1996. Annualized net charge-offs as a percentage of average net loans were
0.66 percent in the third quarter of 1997, compared with 0.68 percent in the second quarter of 1997 and 0.64 percent in the third quarter of 1996. The loan loss provision was $155 million in the third quarter of 1997, compared with $165 million in the second quarter of 1997 and $105 million in the third quarter of 1996.
     Net loans at September 30, 1997, were $94.9 billion, compared with $92.5 billion a year ago. Deposits were $91.7 billion at September 30, 1997, compared with $91.4 billion a year ago. Total stockholders' equity was $10.7 billion at September 30, 1997, compared with $8.7 billion a year ago. At September 30, 1997, FUNC had assets of $143.9 billion.
     See "FUNC".
  WHEAT
     Wheat's earnings were $15.3 million for the three months ended September 30, 1997, compared with $8.8 million for the three months ended June 30, 1997, and $7.1 million for the three months ended September 30, 1996. On a per share basis, earnings were $1.73, compared with $0.99 for the period ended June 30, 1997, and $0.80 for the three months ended September 30, 1996.
     In the six months ended September 30, 1997, net income was $24.2 million, or $2.72 per share, compared with $14.3 million or $1.61 per share, in the six months ended September 30, 1996.
     See "WHEAT" and ANNEX D.
PENDING FUNC ACQUISITIONS
     SIGNET. On July 18, 1997, FUNC entered into an agreement (the "Signet Merger Agreement") to acquire Signet, a Virginia-based bank holding company. Signet, through its principal bank subsidiary, Signet Bank, provides financial services through banking offices located throughout Virginia, Maryland and Washington, D.C. As of June 30, 1997, and for the six months then ended, Signet reported assets of $11.9 billion, net loans of $6.3 billion, deposits of $8.1 billion, stockholders' equity of $936 million and net income of $31 million. Under the terms of the Signet Merger Agreement, FUNC will exchange 1.10 shares of FUNC Common Stock for each outstanding share of Signet common stock. As of June 30, 1997, Signet had 60.4 million shares of common stock outstanding. The Signet acquisition, which will be accounted for as a pooling of interests, is expected to close in the fourth quarter of 1997, subject to certain conditions of closing. See " -- FUNC Common Stock Transactions" and "THE
MERGER -- Accounting Treatment".
     On July 21, 1997, FUNC filed a Current Report on Form 8-K with the Commission (the "Signet Form 8-K") which contained, among other items, certain financial and other information (the "Signet Form 8-K Materials") about the Signet acquisition. The Signet Form 8-K Materials contained certain forward-looking statements regarding FUNC, Signet and the combined organization following the Signet acquisition, including statements relating to estimated cost savings and enhanced
                                       18
revenues that may be realized from the Signet acquisition, and certain restructuring charges expected to be incurred in connection with the Signet acquisition. Such forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the Signet Form 8-K Materials and herein. Factors that might cause such a difference include, but are not limited to, those discussed in the Signet Form 8-K and FUNC's Quarterly Report on Form 10-Q for the period ended June 30, 1997. See "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION" and "AVAILABLE INFORMATION".
     As indicated in the Signet Form 8-K:
          (Bullet) FUNC expects to realize before-tax expense savings resulting from the Signet acquisition of approximately $169 million in 1998 and $242 million in 1999, or approximately $108 million and $155 million after-tax, respectively. These estimates assume that approximately 50 percent of Signet's 1996 annual expenses are eliminated by the end of 1999.
          (Bullet) FUNC expects to realize before-tax revenue enhancements relating to the Signet acquisition of approximately $30 million in 1998 and $37 million in 1999, or approximately $15 million and $19 million after-tax, respectively. These estimates are primarily based on an analysis of fee income generating products currently offered by FUNC which either are not offered by Signet or are offered by Signet on a more limited basis.
          (Bullet) Assuming (i) the restructuring charges discussed below and the expense savings and revenue enhancements discussed above are as indicated, (ii) 641 million shares of FUNC Common Stock are outstanding in 1998 and 646 million shares of FUNC Common Stock are outstanding in 1999, (iii) the Signet acquisition is consummated in 1997, (iv) the conversion of Signet's operations and computer systems to FUNC's operations and computer systems are completed by April 1998,
                    (v) 1998 earnings per share of FUNC Common Stock are $3.905 and per share of Signet common stock are $2.62, which represent the First Call Consensus estimates (before public announcement of the Signet Merger Agreement and before Signet's June 3, 1997 corporate redesign announcement, the "1998 Illustrative First Call Consensus Estimates"), (vi) 1999 earnings per share of FUNC Common Stock and Signet common stock are equal to the 1998 Illustrative First Call Consensus Estimates plus ten percent (the "1999 Illustrative Estimates") (i.e., $4.295 for FUNC Common Stock and $2.88 for Signet common stock), and (vii) certain other assumptions contained in the Signet Form 8-K, the Signet acquisition is estimated to add $0.005 per share to the 1998 Illustrative First Call Consensus Estimates for FUNC Common Stock and $0.065 per share to the 1999 Illustrative Estimates for FUNC Common Stock. The 1998 Illustrative First Call Consensus Estimates and the 1999 Illustrative Estimates are presented for illustrative purposes only, are subject to the risks and uncertainties set forth in the Signet Form 8-K Materials and under "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION", and do not constitute earnings projections or estimates by FUNC or Signet.
          (Bullet) FUNC expects to take an after-tax restructuring charge relating to the Signet acquisition currently estimated at $135 million, or $0.42 per share of FUNC Common Stock, in 1997. The estimated $135 million restructuring charge is summarized below.

(IN MILLIONS, AFTER TAX)
Severance and change in control related obligations...............................   $ 58
Fixed asset write-downs and vacant space accrual..................................     38
Service contract terminations.....................................................     18
Other.............................................................................     21
                                                                                     ----
Total.............................................................................   $135
                                                                                     ----
                                                                                     ----

     The estimated restructuring charge includes approximately $18 million in non-cash charges. Cash payments included in the estimated restructuring charge are expected to be completed by the end of the second quarter of 1998. The "Other" category includes Signet acquisition-related amounts, none of which is estimated to exceed $13 million. The amounts included in the $135 million estimated restructuring charge are subject to change prior to the effective date of the Signet acquisition. The estimates include assumptions about the timing of the consummation of the Signet acquisition and number of employees whose employment will terminate as a result of the Signet acquisition. Changes in such assumptions could result in a change in the estimated restructuring charge.
     See "THE MERGER -- Opinion of Financial Advisor" and "CERTAIN DIFFERENCES IN THE RIGHTS OF WHEAT AND FUNC STOCKHOLDERS -- Size and Classification of Board of Directors; FUNC".
     COVENANT. On August 4, 1997, FUNC entered into an agreement to acquire Covenant Bancorp, Inc. ("Covenant"), a bank holding company based in Haddonfield, New Jersey. Covenant's bank subsidiary operates 16 branches in southern New Jersey and at June 30, 1997, Covenant reported $454 million in assets. Under the terms of the agreement, FUNC will
                                       19
exchange (i) 0.3813 shares of FUNC Common Stock for each share of Covenant common stock, (ii) 1.516 shares of FUNC Common Stock for each share of Covenant Series A preferred stock, and (iii) 1.2 shares of FUNC Common Stock for each share of Covenant Series B preferred stock. Based on a price of $49.50 per share of FUNC Common Stock (the last reported sale price per share of FUNC Common Stock on the NYSE Tape on August 4, 1997, the day before the acquisition was announced), the purchase price would be approximately $78 million. The acquisition, which will be accounted for as a purchase, is expected to close late in the first quarter of 1998, subject to certain conditions of closing. FUNC has repurchased in the open market 1.65 million shares of FUNC Common Stock expected to be issued in the acquisition at a cost of $79 million. WFSI is a market maker for the common and preferred stock of Covenant. See
"WHEAT -- History and Business".
FUNC COMMON STOCK TRANSACTIONS
     In 1995, as adjusted to reflect the FUNC Stock Split, FUNC repurchased in the open market 51 million shares of FUNC Common Stock at a cost of $1.2 billion; in 1996, 31 million shares at a cost of $968 million; and from January 1, 1997 to the most recent practicable date prior to the mailing of this
Prospectus/Proxy Statement,   million shares (including the shares related to
the acquisition of Covenant discussed above) at a cost of $  million.
     On September 23, 1997, FUNC sold 7.5 million shares of FUNC Common Stock in a public offering (the "Offering"), in order for the Signet Acquisition and the Merger to qualify for pooling of interests accounting treatment. See "THE
MERGER -- Accounting Treatment". The Offering also included the sale by Banco Santander, S.A. ("Santander") of all of the remaining 44.7 million shares of FUNC Common Stock (approximately 7.98 percent of the outstanding shares of FUNC Common Stock as of August 31, 1997) beneficially owned by Santander. Santander had acquired its shares of FUNC Common Stock in connection with FUNC's acquisition of FFB on January 1, 1996. FUNC received $358 million in net proceeds from its sale of the 7.5 million shares in the Offering. FUNC did not receive any proceeds from the sale of Santander's shares in the Offering. WFSI was an underwriter in the Offering. See "WHEAT -- History and Business".
FUTURE FUNC ACQUISITIONS
     FUNC is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations, frequently take place and future acquisitions involving cash, debt and equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of FUNC's book value and net income may occur in connection with future acquisitions. See
"FUNC -- History and Business".
                              GENERAL INFORMATION
GENERAL
     This Prospectus/Proxy Statement is being furnished by Wheat to its stockholders as a Proxy Statement in connection with the solicitation of proxies
by the Wheat Board for use at the Special Meeting to be held on               ,
1997, and any adjournments or postponements thereof, to consider and vote upon a proposal to approve the Merger Agreement. This Prospectus/Proxy Statement is also being furnished to the holders of Trust Shares and the participants in the Wheat ASOP for their information in connection with the solicitation of their voting instructions on the proposal to be voted on at the Special Meeting. This Prospectus/Proxy Statement is also being furnished by FUNC as a Prospectus in connection with the issuance by FUNC of the FUNC Common Shares upon consummation of the Merger.
     Directors, officers and employees of Wheat and FUNC may solicit proxies from Wheat stockholders and voting instructions from holders of Trust Shares and any other beneficial owners, either personally or by telephone, telegraph or other forms of communication. Such persons will receive no additional compensation for such services. All expenses associated with the solicitation of proxies in the form enclosed will be borne by the party incurring the same, except for printing expenses and fees related to the Registration Statement, which will be shared equally between FUNC and Wheat.
     THE WHEAT BOARD HAS ADOPTED THE MERGER AGREEMENT, BELIEVES IT IS IN THE BEST INTERESTS OF WHEAT AND ITS STOCKHOLDERS AND RECOMMENDS ITS APPROVAL BY WHEAT STOCKHOLDERS (INCLUDING HOLDERS OF THE TRUST SHARES). SEE "THE
MERGER -- BACKGROUND AND REASONS; WHEAT ".
RECORD DATE; VOTE REQUIRED; REVOCATION OF PROXIES
     The Wheat Board has fixed           , 1997, as the Record Date for
determining stockholders entitled to notice of and to vote at the Special Meeting, and accordingly, only holders of Wheat Common Stock and Wheat Preferred Stock (including holders of Trust Shares) of record at the close of business on that day are entitled to notice of and to vote at the Special Meeting. The number of shares of Wheat Common Stock and Wheat Preferred Stock outstanding on
the Record Date was             and             , respectively, each of such
shares being entitled to one vote. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Wheat Common Stock and Wheat Preferred Stock is
                                       20
necessary to constitute a quorum at the Special Meeting. Abstentions will be treated as shares present at the Special Meeting for purposes of determining the presence of a quorum. Approval of the Merger Agreement requires the affirmative vote of more than two-thirds of the votes entitled to be cast at the Special Meeting by the holders of Wheat Common Stock and Wheat Preferred Stock, each voting as a separate class. Therefore, abstentions will have the same effect as votes against approval of the Merger Agreement.
     The directors and executive officers of Wheat (including certain of their related interests) beneficially owned, as of the Record Date, and are entitled to vote at the Special Meeting 2,260,688 shares of Wheat Common Stock which represents 25.6 percent of the outstanding shares of Wheat Common Stock entitled to be voted at the Special Meeting. As a condition of FUNC's willingness to enter into the Merger Agreement, each of the members of the Executive Committee of the Wheat Board entered into the Voting Agreements and agreed to vote the shares of Wheat Common Stock beneficially owned by such directors in favor of approval of the Merger Agreement at the Special Meeting. The form of Voting Agreement is included as Exhibit A to ANNEX A to this Prospectus/Proxy Statement). The number of shares of Wheat Common Stock beneficially owned by such directors as of the Record Date is 1,561,761, which represents 17.7 percent of the outstanding shares of Wheat Common Stock entitled to be voted at the Special Meeting. The directors and executive officers of Wheat have indicated that they intend to vote their shares of Wheat Common Stock and Trust Shares in favor of approval of the Merger Agreement. To the best of FUNC's knowledge, no shares of Wheat Common Stock or Wheat Preferred Stock are owned by the executive officers, directors or affiliates of FUNC. See "THE MERGER -- Voting Agreements" and ANNEX A.
     Participants in the Wheat ASOP will receive voting instructions with respect to shares of Wheat Common Stock allocated to participant accounts in the Wheat ASOP. The Voting Fiduciary has been named to discharge voting obligations with respect to Wheat Common Stock held in the Wheat ASOP. The Voting Fiduciary shall vote shares of Wheat Common Stock allocated to participants' accounts in accordance with directions received from participants. Wheat Common Stock as to which voting direction is not received from a participant and any shares of unallocated Wheat Common Stock shall be voted by the Voting Fiduciary on a proportionate basis in accordance with the votes cast by shares of Wheat Common Stock as to which voting instructions are actually received. It is expected that following consummation of the Merger the Wheat ASOP will either be merged into FUNC's 401(k) Matched Savings Plan or merged into the Wheat First Butcher Singer, Inc. 401(k) Plan, which plan would be subsequently merged into the FUNC
401(k) Matched Savings Plan. The Wheat ASOP was the owner of    percent of the
outstanding shares of Wheat Common Stock on the Record Date.
     Beneficial ownership of the Wheat Preferred Stock is represented by Trust Shares issued by the Grantor Trust, which is the record holder of the Wheat Preferred Stock. Each Trust Share represents beneficial ownership of one share of Wheat Preferred Stock. Holders of Trust Shares will receive voting directions with respect to Trust Shares, which will permit such holders to instruct the Trustees as to how to vote the Wheat Preferred Stock owned by the Grantor Trust. Each Trust Share will be able to instruct the voting of one share of Wheat Preferred Stock. Trust Shares as to which voting directions are not received by the Trustees will not be voted. It is expected that the Grantor Trust will be liquidated on the Effective Date or as soon thereafter as practicable. Upon such liquidation, holders of Trust Shares would become holders of the FUNC Common Shares they are entitled to receive upon consummation of the Merger. Any unpaid Notes held by Wheat or the Grantor Trust relating to the purchase of Wheat Common Stock and the Trust Shares would be assigned to FUNC. Upon payment in full of such Notes, the FUNC Common Shares would be delivered to such holders, subject to the Escrow Agreement with respect to the Escrow Shares.
     After having been submitted, the enclosed proxy or voting instruction form, as applicable, may be revoked by the person giving it, at any time before it is exercised, by, in the case of proxies: (i) submitting written notice of revocation of such proxy to the Secretary of Wheat; (ii) submitting a duly executed proxy having a later date; or (iii) appearing at the Special Meeting and notifying the Secretary of such stockholder's intention to vote in person. All shares represented by valid proxies or voting instruction forms, as applicable, will be exercised in the manner specified thereon. If no specification is made, such shares will be voted in favor of approval of the Merger Agreement and otherwise in the discretion of the proxyholders named thereon or the Voting Fiduciary, as applicable, as to any other matters which may be voted on at the Special Meeting, including among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise; provided, however, that no proxy or voting instruction form, as applicable, which is voted against the proposal to adopt the Merger Agreement will be voted in favor of any adjournment or postponement proposed for the purpose of soliciting additional votes in favor of the Merger Agreement.
     After having been submitted to the Voting Fiduciary or the Trustees, as applicable, a voting instruction form may be revoked by the person giving it at any time before it is exercised, by (i) submitting written notice of revocation of such proxy to the Voting Fiduciary or the Trustees, as applicable, or (ii) submitting a duly executed voting instruction form to the Voting Fiduciary or the Trustees, as applicable, having a later date. Holders of Trust Shares do not have the right to vote in person at the Special Meeting, as voting rights of the Wheat Preferred Stock held by the Grantor Trust may be exercised only by the Trustees.
                                       21

                                   THE MERGER
     THE FOLLOWING INFORMATION RELATING TO THE MERGER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT, INCLUDING THE ANNEXES HERETO, AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE MERGER AGREEMENT IS SET FORTH IN ANNEX A TO THIS PROSPECTUS/PROXY STATEMENT AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. STOCKHOLDERS OF WHEAT ARE URGED TO READ THE MERGER AGREEMENT CAREFULLY.
GENERAL; CONSIDERATION
     Subject to the terms and conditions of the Merger Agreement, Wheat will merge with and into FUNC. Upon consummation of the Merger, each outstanding share of Wheat Common Stock and Wheat Preferred Stock (which is represented by a Trust Share) (other than Excluded Shares) will be converted, by virtue of the Merger, automatically and without any action on the part of the holder thereof, into the right to receive the number of FUNC Common Shares equal to (i) (a) 10,049,045 divided by (b) the Outstanding Share Number, which FUNC Common Shares shall be issuable on the Effective Date, and (ii) (a) the Escrow Shares (i.e., 217,984, subject to possible adjustment) divided by (b) the Outstanding Share Number, which FUNC Common Shares shall be issuable on the first anniversary of the Effective Date or, under certain circumstances, on the third anniversary of the Effective Date, subject to possible adjustment. Each holder of Wheat Common Stock and Wheat Preferred Stock (including holders of Trust Shares) who would otherwise be entitled to a fractional share of FUNC Common Stock will receive cash in lieu thereof in an amount determined by multiplying the last reported sale price per share of FUNC Common Stock on the NYSE Tape on the last trading day prior to the Effective Date by the fraction of a share of FUNC Common Stock to which such holder would otherwise be entitled.
     In the event of any Escrow Losses, the number of Escrow Shares shall be reduced by (x) one-half of the total Escrow Losses divided by (y) $45.875. FUNC has entered into the Escrow Agreement, the form of which is included as Exhibit B to ANNEX A to this Prospectus/Proxy Statement), with Wheat, the Shareholder Representatives and the Escrow Agent. The Escrow Agreement provides that the Escrow Agent will hold the Escrow Shares until instructed by FUNC to reduce the number of Escrow Shares in accordance with the formula set forth above, or release the Escrow Shares to the Exchange Agent. Unless prior to the first anniversary of the Effective Date, FUNC instructs the Escrow Agent to continue to hold the Escrow Shares as a result of an Escrow
Extension, the Escrow Agent shall release the Escrow Shares then held in escrow to the Exchange Agent on the first anniversary of the Effective
Date and the Exchange Agent shall distribute such Escrow Shares to the Wheat Holders on the Effective Date, other than the Outstanding Noteholders. If FUNC notifies the Escrow Agent of an Escrow Extension, the Escrow Agent shall continue to hold the Escrow Shares in escrow until the Final Release Date, at which time (i) the Escrow Agent shall release the Escrow Shares then held in escrow to the Exchange Agent, and (ii) the Exchange Agent shall distribute such Escrow Shares to the Wheat Holders on the Effective Date, other than the Outstanding Noteholders. If any dividends shall be payable on shares of FUNC Common Stock with a record date prior to the Final Release Date, the Exchange Agent shall retain such dividends on the Escrow Shares then held in escrow (without interest) and shall distribute such dividends to the Wheat Holders on the Effective Date at the time the corresponding Escrow Shares are delivered to such holders. To the extent such Escrow Shares are not so delivered, such dividends will be paid to FUNC together with the corresponding Escrow Shares. If there are any meetings of the stockholders of FUNC with a record date prior to the Final Release Date, the Exchange Agent shall mail proxies for such meetings to the Wheat Holders on the Effective Date. The Escrow Agreement also provides (i) a mechanism for the Shareholder Representatives to dispute any Escrow Losses or the Escrow Extension, and (ii) a procedure for the sale by Wheat Holders on the Effective Date of their Escrow Shares under certain conditions.
     The Escrow Agreement requires FUNC to send a copy of any Escrow Loss
Notice or Escrow Extension Notice to the agent representing the Shareholder Representatives (the "Agent"), who initially is Mr. Wishnack. The Agent has the right to dispute the Escrow Losses covered by the Escrow Loss Notice (a "Disputed Escrow Loss Notice") or the Escrow Extension covered by the Escrow Extension Notice (a "Disputed Extension Notice"), as applicable. If a Disputed Escrow Loss Notice is given, the Escrow Shares covered by the Disputed Escrow Loss Notice shall not be released by the Escrow Agent until the matter is resolved by mutual agreement between the Agent and FUNC or by a court of competent jurisdiction. If a Disputed Extension Notice is given, the Escrow Agent shall continue to hold the Escrow Shares until the earlier of (i) the Agent and FUNC otherwise instructing the Escrow Agent, (ii) a court of competent jurisdiction otherwise determining, or (iii) the Final Release Date.

     ANY ACTION BY THE AGENT OR THE SHAREHOLDER REPRESENTATIVES SHALL BE FULLY BINDING ON THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS, AND ON WHEAT AND THE WHEAT HOLDERS ON THE EFFECTIVE DATE AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS.
     The Escrow Agreement also permits the Wheat Holders on the Effective Date to instruct the Escrow Agent to sell at the market the whole Escrow Shares attributable to such holders. If the net proceeds from such sale exceed $45.875 per share, the excess will be paid to such holder and the remainder held by the Escrow Agent (without interest) pursuant to the Escrow Agreement. If the net proceeds from such sale are less than $45.875 per share, the holder must remit to the Escrow Agent such difference, all of which will be held by the Escrow Agent (without interest) pursuant to the Escrow Agreement. The foregoing amounts held by the Escrow Agent shall be deemed to be the equivalent of the Escrow Shares to which they relate for purposes of making calculations and distributions pursuant to the Escrow Agreement.
     Notwithstanding the foregoing, any sales by any affiliates of Wheat shall be subject to the affiliate's agreement referred to below under " -- Exchange of Wheat Stock".
     The foregoing discussion is qualified in its entirety by reference to the Escrow Agreement attached hereto as Exhibit B to ANNEX A.
     Based on the aggregate number of shares of Wheat Common Stock and Wheat
Preferred Stock that were issued and outstanding on           , 1997 (i.e.,
[8,834,944]), and assuming there are no Excluded Shares and no adjustments to the Escrow Shares, on the Effective Date each share of Wheat Common Stock and Wheat Preferred Stock (which is represented by a Trust Share) would be converted into the right to receive (i) as of the Effective Date, the Initial Exchange Ratio (i.e., [1.1374] shares of FUNC Common Stock), and (ii) on the first or the third anniversary of the Effective Date the Subsequent Exchange Ratio (i.e., [0.0247] shares of FUNC Common Stock), subject to possible reduction. To the extent any shares of Wheat Common Stock or Wheat Preferred Stock are canceled or
issued between           , 1997, and the Effective Date, the Initial Exchange
Ratio and the Subsequent Exchange Ratio would be adjusted accordingly. To the extent there are any reductions in the number of Escrow Shares, the Subsequent Exchange Ratio would be adjusted accordingly. See ANNEX A.
EFFECTIVE DATE
     Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Date will occur on (i) such date as FUNC and Wheat mutually agree upon, or (ii) if FUNC and Wheat are not able to agree upon such date, such date as FUNC shall notify Wheat in writing not less than five days prior thereto, which date shall not be more than 15 days after such conditions have been satisfied or waived. Subject to the foregoing, it is currently anticipated that the Merger will be consummated in the last quarter of 1997 or the first quarter of 1998. If the Merger is consummated in either of such quarters, or in any other quarter, Wheat stockholders should not assume or expect that the Effective Date will precede the record date for the dividend on FUNC Common Stock for that quarter, so as to enable such stockholders to receive such dividend. The Board of Directors of either FUNC or Wheat may terminate the Merger Agreement if the Effective Date does not occur on or before June 30, 1998. See " -- Exchange of Wheat Stock", " -- Business Pending Consummation" and " -- Conditions to Consummation; Termination".
EXCHANGE OF WHEAT STOCK
     As promptly as practicable after the Effective Date, FUNC will send or cause to be sent to the Wheat Holders on the Effective Date, transmittal materials for use in effecting the exchange of each such holder's shares of Wheat Common Stock and Trust Shares (assuming the Grantor Trust is liquidated) for a certificate or certificates representing the FUNC Common Shares to which such holder is entitled, any checks for such holder's fractional share interests and any dividends to which such holder is entitled, as appropriate. The transmittal materials will contain information and instructions with respect to such exchange. With respect to any Outstanding Noteholders, to the extent such holders have not made full payment for such Wheat Common Stock and/or Trust Shares in full, the certificates representing the related FUNC Common Shares will not be distributed to such holders unless and until such payments in full have been made.
     Upon delivery to the exchange agent selected by FUNC (the "Exchange Agent") of a properly completed letter of transmittal (together with certificates for those shares of Wheat Common Stock that are certificated), the Exchange Agent will mail to such holders (other than the Outstanding Noteholders), certificates representing the number of FUNC Common Shares to which such holders are entitled, together with all undelivered dividends or distributions in respect of such shares and, where applicable, checks for any fractional share interests (in each case, without interest).

     All FUNC Common Shares (including the Escrow Shares) issued to the holders of Wheat Common Stock and Trust Shares pursuant to the Merger will be deemed issued as of the Effective Date. After the Effective Date, former holders of Wheat Common Stock and Trust Shares will be entitled to vote at any meeting of holders of FUNC Common Stock the number of FUNC Common Shares (including the Escrow Shares) into which their shares of Wheat Common Stock and Trust Shares have been converted, regardless of whether they have exchanged their shares of Wheat Common Stock and Trust Shares as described above. FUNC dividends having a record date on or after the Effective Date will include dividends on all
FUNC Common Shares issued in the Merger (including the Escrow Shares); provided, however, dividends on the Escrow Shares will be retained by the Escrow Agent (without interest) until the related Escrow Shares are released. If the related Escrow Shares are released to FUNC, such dividends will be paid to FUNC. If the related Escrow Shares are released to the Wheat Holders on the Effective Date such dividends will be paid to such holders. FUNC dividends having a record date before the Effective Date (which record date may, in FUNC's sole discretion, be the day immediately preceding the Effective Date or any other day prior to the Effective Date) will not be paid on the FUNC Common Shares issued in the Merger.
     The Merger Agreement provides that Wheat will cause each person who may be deemed to be an "affiliate" (as defined in the Securities Act) of Wheat to execute an agreement restricting the disposition of such affiliate's shares of Wheat Common Stock, Wheat Preferred Stock and FUNC Common Shares. The Merger Agreement further provides that although shares of Wheat Common Stock and Wheat Preferred Stock (which are represented by the Trust Shares) held by an affiliate of Wheat will automatically be converted into the right to receive FUNC Common Shares upon consummation of the Merger, such shares will not be physically exchanged for FUNC Common Shares until FUNC receives such an agreement. BACKGROUND AND REASONS
  WHEAT
     INTRODUCTION. Beginning in January 1997, Wheat and FUNC held preliminary discussions regarding a possible cooperative business arrangement, and a confidentiality agreement was executed at that time. Discussions continued until late April, but in early May 1997, FUNC indicated to Wheat that it had decided at that time to develop its equity capital markets capability through internal growth and broke off further discussions with Wheat.
     Following announcement in late June 1997, by NationsBank Corporation of its proposed acquisition of Montgomery Securities, on July 2, 1997, Wheat's Chairman and Chief Executive Officer, Marshall B. Wishnack, telephoned FUNC's Chairman and Chief Executive Officer, Edward E. Crutchfield, to discuss whether an FUNC acquisition of, or a joint venture with, Wheat's capital markets division would be desirable and could be structured in a tax efficient manner. Over the next few weeks it was determined that such a transaction could not be effected in a tax efficient manner that would be attractive to Wheat stockholders.
     On August 8, 1997, Mr. Crutchfield telephoned Mr. Wishnack to state that FUNC was interested in discussing a full merger with Wheat. Mr. Wishnack told Mr. Crutchfield he would call a meeting of Wheat's Executive Committee to consider the idea. The meeting was held on August 11, 1997, and the Executive Committee authorized Mr. Wishnack to commence such discussions. On August 12, 1997, Wheat and FUNC representatives met to explore a possible combination. Discussions occurred during the remainder of such week. On August 15, 1997, FUNC indicated it would like to make a preliminary nonbinding indication of interest to acquire Wheat. First Union made this preliminary nonbinding indication of interest in Richmond on August 16, 1997. Negotiations occurred and due diligence was conducted between August 16 and August 20, 1997. On August 19, 1997, the Merger Agreement was considered by the Wheat Board. All of the members of the Wheat Board, with the exception of one director who abstained from voting, voted to approve the Merger Agreement. On August 20, 1997, the Merger Agreement was signed.
     HISTORIC AND STRATEGIC CONSIDERATIONS. Wheat's strategy and intention historically have been to remain an independent financial services firm. This notwithstanding, the Wheat Board has closely followed recent regulatory and competitive changes in the securities industry. The Wheat Board was interested particularly in the Federal Reserve Board's recent decisions to allow commercial banks greater access to the securities industry and the resulting rush by commercial banks to enter the securities business by acquiring brokerage and investment banking firms.
     In March 1997, the Federal Reserve Board raised the cap on revenues that commercial banks may derive from an approved subsidiary engaged in securities activities from 10 percent to 25 percent of revenues. In April 1997, Bankers Trust New York Corporation announced the acquisition of Alex. Brown Incorporated. A month later, BB&T Corporation, a regional bank holding company headquartered in North Carolina, announced its purchase of the regional investment banking firm of Craigie Incorporated, headquartered in Richmond, and two weeks later, Swiss Bank Corporation announced its acquisition of the old line investment banking firm of Dillon Read & Co. Commercial bank acquisitions of investment banking and brokerage firms continued in June 1997, with BankAmerica Corporation's announcement of its proposed purchase of Robertson Stephens & Company and NationsBank Corporation's announcement of its proposed merger with Montgomery Securities.
     In its evaluation of Wheat's future as an independent firm, the Wheat Board concluded that firms that successfully combined the strengths of commercial banks with those of investment banks could have significant competitive advantages over independent firms and eventually could dominate the capital markets business. The Wheat Board believes that the Merger provides a unique opportunity for increased financial strength, as it will leverage the Wheat franchise with one of the largest commercial banks on the East Coast. The Merger will combine Wheat's investment banking, equity underwriting, retail brokerage network and asset management services with FUNC's large base of middle market clients and capability to hold and place debt, enabling Wheat to offer a wider array of services to its existing customers and to expand its customer base through FUNC's network of customers.
     FACTORS CONSIDERED BY THE WHEAT BOARD. In reaching its conclusion to approve the Merger Agreement and the transactions contemplated thereby, the Wheat Board consulted with Wheat management, and with financial and legal advisors, and considered a variety of factors, including the following principal factors:
     THE COMPLEMENTARY NATURE OF WHEAT'S AND FUNC'S RESPECTIVE BUSINESSES AND BUSINESS CULTURES. The Wheat Board believes that FUNC and Wheat share common fundamental values and a strong commitment to serving the client's best interests. The Wheat Board believes it has found in FUNC a partner with an existing investment culture and a successful growth strategy. Importantly, the Wheat Board believes that Wheat and FUNC serve many complementary markets and that FUNC offers a strong platform of clients and services against which Wheat can leverage its existing business. FUNC complements Wheat's geographic footprint and offers a household name that Wheat hopes will strengthen its reputation. The Wheat Board believes that the Merger will allow Wheat to remain competitive and to leverage its capabilities with the goal of continuing to grow its business.
     Wheat's equity capital markets group will have the opportunity to leverage its capabilities across FUNC's large customer base of middle market companies. In addition, Wheat will have the opportunity to introduce FUNC's high yield and other debt products to existing corporate and institutional clients. The Merger will allow Wheat to offer its public finance and institutional clients, products and services to which Wheat has not previously had access. Similarly, Wheat's asset management affiliate, Mentor Investment Group, LLC, will have the opportunity to take advantage of FUNC's large branch banking network. The Merger will enhance Wheat's retail brokerage business by permitting Wheat's financial consultants to offer a wider range of products. The Merger also should benefit Wheat's fully-disclosed securities clearing operations.
     STOCKHOLDER CONSIDERATION. The Wheat Board carefully evaluated the consideration to be received by Wheat's stockholders in the Merger. The presentation WFSI made to the Wheat Board on August 19, 1997, included, without limitation, WFSI's opinion that from a financial point of view the Exchange Ratio is fair to Wheat stockholders. See " -- Opinion of Financial Advisor" and ANNEX B. The Wheat Board also took into account the fact that FUNC's stock has performed favorably against the S&P Index since the early 1990s. FUNC Common Stock was trading at a price to earning ratio below its peers and has been given a number 1 rating by WFSI's banking analyst. Moreover, FUNC's current annual dividend has increased steadily since the early 1980s.
     MERGER AGREEMENT. Management of Wheat discussed with the Wheat Board the terms and conditions of the Merger Agreement, including the amount and form of consideration, the parties' representations, warranties, covenants and agreements, and the conditions to the respective obligations set forth in the Merger Agreement.
     WHEAT'S FUTURE AS AN INDEPENDENT FIRM. The Wheat Board carefully considered the advantages and disadvantages of remaining independent in the current competitive environment. The Wheat Board believes that rapidly increasing competition in the equity underwriting business will create pressures on profits and will result in strong competition for top talent. It most likely will be difficult for an independent firm to remain competitive in this environment when facing strong, better-capitalized competitors. These better-capitalized competitors include commercial banks that generally have much larger market capitalizations than independent broker-dealer companies. The Wheat Board also considered the effects of continued uncertainty about the future of an independent Wheat organization and the prospect of unfriendly suitors. These factors, in turn, also could lead to potentially lower Wheat stockholder returns.
                                       25

     INFORMATION PROVIDED BY WHEAT'S ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO WHEAT STOCKHOLDERS. The Wheat Board has been advised that, for federal income tax purposes, Wheat stockholders generally would not recognize taxable gain or loss as a result of the Merger. See
" -- Certain Federal Income Tax Consequences".
     RESPECT FOR WHEAT'S UNIQUE SECURITIES EXPERTISE. The Wheat Board considered FUNC to be a partner that would respect the unique securities expertise and dedication of Wheat's 3,000 associates and the important relationship between a financial consultant and his or her client. Like Wheat, FUNC shares Wheat's philosophy that the relationship between the financial consultant and the client is fundamental to the brokerage business. FUNC and Wheat management both offer a "level playing field" without special incentives for proprietary products and a firm commitment to serving the best interests of the client. The Wheat Board believes that the Merger will allow Wheat to maintain its personalized service and accessibility.



     CONTINUED OPERATIONS IN RICHMOND AND RETENTION OF KEY EMPLOYEES. After the Merger, WFSI, doing business as Wheat First Union, will continue to be headquartered in Richmond, Virginia, and its brokerage operations group will remain in Wheat's current facilities in suburban Richmond. The Wheat management structure will continue at Wheat First Union, with Marshall B. Wishnack, Lewis
C. Everett, Mark M. Gambill and Daniel J. Ludeman in key leadership positions. The above discussion of factors considered by the Wheat Board is not intended to be exhaustive. Because it considered many factors, each with its own considerations, the Wheat Board did not assign relative weights to specific factors considered in reaching their conclusions. Moreover, individual members of the Wheat Board may have assigned different weights to different factors.
     RECOMMENDATION OF THE WHEAT BOARD OF DIRECTORS. THE WHEAT BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, WHEAT AND THE WHEAT STOCKHOLDERS (INCLUDING THE HOLDERS OF TRUST SHARES). ACCORDINGLY, THE WHEAT BOARD HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT THE WHEAT STOCKHOLDERS (INCLUDING THE HOLDERS OF TRUST SHARES) VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.
  FUNC
     In addition to building a multi-state banking organization that has one of the leading positions in each of its markets, FUNC believes it is advantageous to expand its non-commercial banking fee-based businesses, such as its capital markets, investment banking, investment advisory and retail brokerage businesses, as a way to diversify and strengthen its sources of income. The economies of banking and increased competition from non-banking organizations favor such an organization as a way of gaining efficiency and spreading costs over a larger base, as well as providing product and revenue diversification. To further its objective to build such an organization, FUNC has concentrated its efforts on what it perceives to be some of the better banking markets in the eastern region of the United States, on advantageous ways of entering or expanding its presence in those markets, and on selected acquisitions of fee-based businesses to complement certain strategic initiatives. FUNC believes that acquiring Wheat is an excellent way to significantly expand its investment banking, retail brokerage and investment advisory businesses.
     FUNC is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of FUNC's book value and net income per common share may occur in connection with any future transactions. See
"FUNC -- History and Business".
OPINION OF FINANCIAL ADVISOR
     Wheat retained WFSI to act as its financial advisor in connection with the Merger and to render an opinion to the Wheat Board as to the fairness, from a financial point of view, to the holders of Wheat Common Stock and Wheat Preferred Stock (including the holders of Trust Shares) of the Exchange Ratio. WFSI is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Wheat Board selected WFSI to serve as its financial advisor in connection with the Merger on the basis of such firm's expertise.

     WFSI is a wholly-owned subsidiary of Wheat, and certain members of management of WFSI are also members of management of Wheat and also may have interests that are in addition to, and may be different from, the interests of Wheat stockholders. The Wheat Board relied on WFSI's experience in providing advice in connection with mergers and acquisitions and related transactions. Wheat was advised by its outside counsel, Wachtell, Lipton, Rosen & Katz, that the Wheat Board's fiduciary duties did not require it to retain a third party financial advisor.
     Representatives of WFSI attended the meeting of the Wheat Board on August 19, 1997, at which the Merger Agreement was considered, approved and adopted. At the meeting, WFSI issued an oral opinion that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of Wheat Common Stock and Wheat Preferred Stock (including the holders of Trust Shares). WFSI subsequently issued a written opinion dated as of August 19, 1997, that the Exchange Ratio was fair, from a financial point of view, to the holders of Wheat Common Stock and Wheat Preferred Stock (including the holders of Trust Shares).
     The full text of WFSI's written opinion which sets forth certain assumptions made, matters considered and limitations on review undertaken is attached as ANNEX B to this Prospectus/Proxy Statement, is incorporated herein by reference and should be read in its entirety in connection with this Prospectus/Proxy Statement. The summary of the opinion of WFSI set forth in this Prospectus/Proxy Statement is qualified in its entirety by reference to the opinion. WFSI's opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Wheat Common Stock and Wheat Preferred Stock. WFSI's opinion was provided to the Wheat Board to assist it in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of Wheat as to how such stockholder should vote on the Merger Agreement.
     In arriving as its opinion, WFSI reviewed certain publicly available business and financial information relating to Wheat and FUNC and certain other information provided to it, including the following: (i) certain internal financial reports provided by the management of Wheat; (ii) FUNC's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1996; (iii) FUNC's Quarterly Reports on Form 10-Q and related financial information for the periods ended June 30, 1997 and March 31, 1997; (iv) certain publicly available information with respect to historical market prices and trading activities for FUNC Common Stock and for certain publicly traded financial institutions which WFSI deemed relevant; (v) certain publicly available information with respect to banking companies and the financial terms of certain other mergers and acquisitions which WFSI deemed relevant; (vi) the Merger Agreement; (vii) certain estimates of the earnings and cost savings projected by Wheat and FUNC for the combined company; (viii) other financial information concerning the businesses and operations of Wheat and FUNC, including certain audited financial information and certain financial analyses and forecasts for FUNC prepared by senior management in connection with its previously announced acquisitions; and
(ix) such financial studies, analyses, inquiries and other matters as WFSI deemed necessary. In addition, WFSI discussed the business and prospects of each company with members of senior management of Wheat and FUNC.
     In connection with its review, WFSI relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or publicly available, including representations and warranties of Wheat and FUNC included in the Merger Agreement, and WFSI has not assumed any responsibility for independent verification of such information. WFSI relied upon the managements of Wheat and FUNC as to the reasonableness and achieveability of their financial and operational forecasts and projections, and the assumptions and bases therefor, provided to WFSI, and assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. WFSI also assumed, without independent verification, that the aggregate reserves for loan losses, litigation and other contingencies for Wheat and FUNC are adequate to cover such losses. WFSI did not review any individual credit files of FUNC, not did it make an independent evaluation or appraisal of the assets or liabilities of Wheat or FUNC.
     In connection with rendering its opinion, WFSI performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the Exchange Ratio to holders of Wheat Common Stock and Wheat Preferred Stock was to some extent a subjective one based on the experience and judgment of WFSI and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, WFSI believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create
                                       27
an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be WFSI's view of the actual value of Wheat or FUNC.
     In performing its analyses, WFSI made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Wheat or FUNC. The analyses performed by WFSI are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In rendering its opinion, WFSI assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro forma basis, to FUNC.
     WFSI's opinion is just one of the many factors taken into consideration by the Wheat Board in determining to approve the Merger Agreement. WFSI's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Wheat, nor does it address the effect of any other business combination in which Wheat might engage.
     The following is a summary of the analyses performed by WFSI in connection with its opinions delivered to the Wheat Board on August 19, 1997;
     COMPARISON OF SELECTED COMPANIES. WFSI compared the financial performance and market trading information of FUNC to that of a group of certain bank holding companies (the "Group"). This Group included: BankAmerica Corp.; Barnett Banks, Inc.; BankBoston Corp.; First Chicago NBD Corp.; Fleet Financial Group; KeyCorp; Mellon Bank Corp.; NationsBank Corporation; National City Corp.; Norwest Corp.; Banc One Corp.; PNC Bank Corp.; SunTrust Banks, Inc.; U.S. Bancorp; and Wells Fargo & Co.
     Based on financial data as of and for the three-month period ended June 30, 1997, FUNC (as estimated by WFSI pro forma for the Signet acquisition) had: (i) tangible equity to assets of 5.24 percent compared to an average of 6.36 percent, a minimum of 4.03 percent, and a maximum of 8.77 percent for the Group;
(ii) nonperforming assets to total assets of 0.48 percent compared to an average of 0.48 percent, a minimum of 0.28 percent, and a maximum of 0.81 percent for the Group; (iii) returns on average assets before extraordinary items of 1.38 percent compared to an average of 1.48 percent, a minimum of 0.91 percent, and a maximum of 2.10 percent for the Group; and (iv) returns on average equity before extraordinary items of 19.47 percent compared to an average of 17.96 percent, a minimum of 6.86 percent, and a maximum of 24.39 percent for the Group. Additionally, for the five fiscal years ended December 31, 1996, FUNC had (i) average returns on average assets before extraordinary items of 1.15 percent compared to an average of 1.28 percent, a minimum of 1.04 percent, and a maximum of 1.68 percent for the Group, and (ii) returns on average equity before extraordinary items of 15.94 percent compared to an average of 16.15 percent, a minimum of 13.68 percent, and a maximum of 19.90 percent for the Group. Also, based on earnings per share for the fiscal year ended December 31, 1996, and earnings per share estimates for the fiscal years ending December 31, 1998, as reported by "First Call" (First Call is a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors), FUNC had projected compound annual earnings per share growth of 11.09 percent, compared with an average of 12.74 percent, a minimum of 10.66 percent, and a maximum of
16.39 percent for the Group.
     Based on the market values as of August 18, 1997, and financial data as of June 30, 1997, FUNC had (as estimated by WFSI pro forma for the Signet acquisition): (i) a stock price to book value multiple of 266.5 percent compared to an average of 281.9 percent, a minimum of 181.0 percent, and a maximum of
373.3 percent for the Group; (ii) a stock price to First Call 1997 estimated earnings per share before extraordinary items multiple of 13.3x compared to an average of 16.2x, a minimum of 13.0x, and a maximum of 20.5x for the Group;
(iii) a stock price to First Call 1998 estimated earnings per share multiple of 11.8x, compared to an average of 14.0x, a minimum of 11.8x, and a maximum of 18.2x for the Group; and (iv) indicated dividend yield of 2.78 percent compared to an average of 2.41 percent, a minimum of 1.45 percent, and a maximum of 3.48 percent for the Group.
     ANALYSIS OF SELECTED TRANSACTIONS. WFSI performed an analysis of consideration paid in five selected completed or pending acquisitions of brokerage firms announced between April 1, 1997 and August 18, 1997 (the "Selected Transactions"). The consideration in the Selected Transactions was derived by computing the present value of deferred payments to be made to stockholders. In the Selected Transactions, deferred payments to employees/stockholders were contingent on these employees being employed by the company at the time of the payment. Using this calculation, multiples of book value and trailing earnings in the Selected Transactions were compared to the multiples and premiums implied by the consideration offered by FUNC in the Merger. The Selected Transactions included the following completed or pending transactions: Bankers Trust New York Corp./Alex. Brown, Inc.; Swiss Bank Corporation/Dillon Read & Co., Inc.; BankAmerica Corp./Robertson Stephens & Company L.P.; NationsBank Corporation/Montgomery Securities; and Canadian Imperial Bank of Commerce ("CIBC")/Oppenheimer & Co., Inc.


     Based on the market value of FUNC Common Stock on August 18, 1997, and financial data for Wheat as of or for the twelve months ended July 31, 1997, the following summarizes the WFSI analysis:



                       ANALYSIS OF SELECTED TRANSACTIONS

                                                                                                       BASED ON PRESENT VALUE
                                                                                                          TO STOCKHOLDERS
                                                                                                    ----------------------------
                                                                                    ANNOUNCEMENT    PRESENT     PRICE/     PRICE/
                                   TRANSACTION                                          DATE         VALUE     EARNINGS    BOOK
---------------------------------------------------------------------------------   ------------    -------    --------    -----
CIBC -- Oppenheimer..............................................................      7/22/97      $   350       8.3x     109.4%
NationsBank -- Montgomery........................................................      6/30/97        1,114      13.9      994.6
BankAmerica -- Robertson Stephens................................................      6/10/97          416      15.9      388.6
Swiss Bank -- Dillon Read........................................................      5/15/97          528      13.2      264.2
Bankers Trust -- Alex. Brown.....................................................       4/6/97      $ 1,700      11.0      264.0
                                                                                    ------------    -------    --------    -----
Average..........................................................................                                12.5      404.2
Median...........................................................................                                13.2      264.2
FUNC -- Wheat....................................................................                                13.5x     302.6%

---------------
* Excluded from the average calculation.
     IMPACT ANALYSIS. WFSI analyzed the impact to the projected earnings of FUNC based on First Call estimated earnings per share for FUNC, a 20 percent growth rate in net income for Wheat from calendar 1998 to 1999 and certain assumptions relating to retention expense and cost savings that could be realized in the Merger. WFSI's analysis estimated that the Merger would be 0.30 percent dilutive to FUNC's earnings per share in the year ended December 31, 1998, and 0.31 percent accretive to FUNC's earnings per share for the year ended December 31, 1999.
     COMPARABLE PUBLIC COMPANIES TRADING ANALYSIS. WFSI compared the multiples to earnings and book value implied by the Exchange Ratio to the trading multiples of certain publicly traded regional broker-dealers (the "Broker Group"). The Broker Group included: A.G. Edwards, Inc.; EVEREN Capital Corporation; Hambrecht & Quist; Interra Financial, Inc.; Legg Mason, Inc.; McDonald & Company Investments, Inc.; Morgan Keegan & Co.; Piper Jaffray Companies, Inc.; and Raymond James Financial, Inc.
     Based on the market value of FUNC Common Stock on August 18, 1997, and Wheat financial data as of June 30, 1997, and based on market values as of August 18, 1997, quarterly earnings and book values as reported by First Call for the most recently completed quarter for the Broker Group, the analysis yielded ratios of the implied consideration to be paid by FUNC to Wheat in the Merger (i) to book value of 302.6 percent compared to an average of 217.8 percent, a minimum of 169.1 percent, and a maximum of 248.5 percent for the Broker Group; and (ii) to trailing earnings per share of 13.5x compared to an average of 14.8x, a minimum of 9.5x, and a maximum of 20.1x for the Group.
     DISCOUNTED DIVIDENDS ANALYSIS. Using discounted dividends analysis, WFSI estimated the percent value of the future stream of dividends that Wheat could produce over the next five years, under various circumstances, assuming Wheat performed in accordance with the earnings forecasts of management. WFSI then estimated the terminal values for Wheat Common Stock and Wheat Preferred Stock at the end of the period by applying prices to book value multiples ranging from 150 percent to 300 percent of projected book value in year five. The dividend streams and terminal values were then discounted to present values using different discount rates (ranging from 14 percent to 16 percent) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of Wheat Common Stock and Wheat Preferred Stock. This discounted dividend analysis indicated reference valuation ranges of between $275 million and $513 million for Wheat. These values compare to the implied consideration to be offered by FUNC to Wheat in the Merger of $474 million based on the market value of FUNC Common Stock on August 18, 1997.
     No company or transaction used as a comparison in the above analysis is identical to Wheat, FUNC or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

     WFSI's opinion is dated as of August 19, 1997, and is based solely upon the information available to WFSI and the economic, market and other circumstances as they existed as of such date. Events occurring after that date could materially affect the assumptions and conclusions contained in WFSI's opinion. WFSI has not undertaken to reaffirm or revise its opinion or otherwise comment on any events occurring after that date. Subsequent to the date WFSI rendered its opinion, Wheat allocated $350,000 to WFSI's corporate finance department for WFSI's services performed in rendering the opinion.
     See " -- Interests of Certain Persons" and " -- Business Pending Consummation".

INTERESTS OF CERTAIN PERSONS
  GENERAL
     Certain members of Wheat's management and the Wheat Board have interests in the Merger that are in addition to any interests they have as stockholders of Wheat generally. The material interests include provisions in the Merger Agreement relating to the indemnification of Wheat's directors and officers, directors' and officers' liability insurance, and certain other benefits, as described below.
  EMPLOYMENT AGREEMENTS
     FUNC has entered into the Employment Agreements with Messrs. Wishnack, Gambill, Everett, Ludeman and Souders. The terms of the Employment Agreements run from the Effective Date through the third anniversary (in the case of Mr. Souders, the first anniversary) of the Effective Date (the "Employment Periods"). Pursuant to his Employment Agreement, Mr. Wishnack will serve as the most senior officer of Wheat First Union, a division of First Union's Capital Markets Group reporting to the Executive Vice Presidents of FUNC responsible for FUNC's Capital Markets Group and Capital Management Group. During the Employment Periods of the respective Employment Agreements, Messers. Wishnack, Gambill, Everett, Ludeman and Souders will be entitled to receive minimum annual compensation (salary and bonus) of up to approximately 105 percent of the annual compensation received by such executives for the fiscal year ended March 31, 1997.
     The Employment Agreements also provide for continuity payments on the first, second and third anniversaries of the Effective Date to Messrs. Wishnack, Gambill, Everett and Ludeman in the amounts representing approximately 37.5 percent, 37.5 percent and 75 percent of such executive's annual compensation on the first, second and third anniversaries of the Effective Date, respectively. The Employment Agreement for Mr. Souders provides for a termination payment equal to one year's annual compensation upon the termination of his Employment Period.
     In the event the employment of the executive is terminated during the Employment Period by FUNC without "Cause" or by the executive for "Good Reason" or due to death or disability, FUNC shall (i) pay the executive a pro rata minimum annual bonus for the year of termination, (ii) continue to pay the executive his base salary and minimum annual compensation through the Employment Period, and (iii) pay the applicable continuity payments.
     The Employment Agreements provide for a gross-up payment to be made to the executive, if necessary, to eliminate the effects of the imposition of the excise tax under Section 4999 of the Code (as hereinafter defined) on payments made to the executive and of the imposition of income and excise taxes on such gross-up payment.
  RETENTION POOL
     FUNC has agreed to grant certain Wheat employees 1,701,362 restricted shares of FUNC Common Stock as incentive for such individuals to remain employees of Wheat following the Effective Date. Messrs. Wishnack, Gambill, Everett, Ludeman and Souders will not participate in such retention pool. Such restricted stock awards will vest in 25 percent, 25 percent and 50 percent increments, respectively, over a three-year period following the Effective Date. Such restricted stock awards may be forfeited by a participant if such participant ceases to be an employee of Wheat for certain reasons.
  EQUITY FUND
     Certain officers and employees of Wheat (the "Limited Partners") acquired limited partnership interests in the Wheat First Butcher Singer Private Equity Fund, Limited Partnership (the "Limited Partnership"), offered by a Private Placement Memorandum dated June 10, 1997. WFSI serves as General Partner of the Limited Partnership. WFSI is required to match (the "Matching Contributions") 50 percent of the investments by the Limited Partners, excluding such investments by any director or executive officer of Wheat. Each Limited Partner will fully vest in his investments and Matching Contributions, as applicable, in the event of death, disability or a "Change in Control" of WFSI. Approval of the Merger Agreement by Wheat stockholders would constitute a "Change in Control" of WFSI under the Limited Partnership.

  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE
     The Merger Agreement provides that for the six-year period following the Effective Date, FUNC will indemnify the directors and officers of Wheat and its affiliates holding such positions on or prior to the date of the Merger Agreement against certain liabilities to the extent such persons were indemnified under the VSCA, the Wheat Articles and the Wheat Bylaws as in effect on the date of the Merger Agreement.
     In addition, FUNC agreed in the Merger Agreement to use its reasonable best efforts to maintain Wheat's existing directors' and officers' liability insurance policy for persons who were covered by such policy on the date of the Merger Agreement for a period of three years after the Effective Date at an annual cost not to exceed 150 percent of the current amount expended by Wheat to maintain or procure such insurance coverage for a comparable three-year period.
  CERTAIN OTHER MATTERS RELATING TO THE MERGER
     Upon consummation of the Merger, (i) Mr. Wishnack will serve as Chairman and Chief Executive Officer of Wheat First Union, a division of FUNC's Capital Markets Group, (ii) Mr. Gambill will serve as President of Wheat First Union,
(iii) Mr. Everett will serve as Vice Chairman of Wheat First Union, and (iv) Mr. Ludeman will serve as Chairman and Chief Executive Officer of Mentor Investment Group, LLC. Upon completion of the Merger, it is anticipated that certain overlapping operations will be consolidated, certain products and services currently offered by FUNC will be offered to Wheat customers, and certain products and services currently offered by Wheat will be offered to FUNC customers.
     See " -- Business Pending Consummation".
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
     THE FOLLOWING IS A DISCUSSION OF ALL MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THE DISCUSSION IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND MAY NOT APPLY TO SPECIAL SITUATIONS, SUCH AS WHEAT STOCKHOLDERS WHO RECEIVED THEIR WHEAT COMMON STOCK OR WHEAT PREFERRED STOCK AS COMPENSATION.
     Sullivan & Cromwell, counsel for FUNC, has advised FUNC, and Wachtell, Lipton, Rosen & Katz, special counsel for Wheat, has advised Wheat, that, in their opinion:
           (i) No gain or loss will be recognized for federal income tax purposes by Wheat stockholders upon the exchange in the Merger of shares of Wheat Common Stock or Wheat Preferred Stock solely for FUNC Common Shares (except with respect to cash received in lieu of fractional share interests in FUNC Common Stock deemed received).
           (ii) The basis of FUNC Common Shares received in the Merger by Wheat stockholders (including the basis of fractional share interests in FUNC Common Stock deemed received) will be the same as the basis of the shares of Wheat Common Stock or Wheat Preferred Stock surrendered in exchange therefor.
          (iii) The holding period of the FUNC Common Shares received in the Merger by a Wheat stockholder (including the holding period of fractional share interests in FUNC Common Stock deemed received) will include the holding period of the shares of Wheat Common Stock or Wheat Preferred Stock surrendered in exchange therefor, provided such shares of Wheat Common Stock or Wheat Preferred Stock were held as capital assets at the Effective Time.
           (iv) Cash received by a holder of Wheat Common Stock or Wheat Preferred Stock in lieu of fractional share interests in FUNC Common Stock will be treated as received for such fractional share interests and, provided the fractional shares would have constituted a capital asset in the hands of such holder, the holder should in general recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the adjusted tax basis in the Wheat Common Stock or Wheat Preferred Stock allocable to the fractional share interests. Wheat stockholders that dissent from the Merger and receive cash in exchange for their shares of Wheat Common Stock or Wheat Preferred Stock should in general recognize capital gain or loss in an amount equal to the difference between the amount of cash received (less any amount constituting interest) and the Wheat stockholder's basis in the Wheat Common Stock or Wheat Preferred Stock, as applicable, surrendered therefor. Special rules may apply to dissenting Wheat stockholders that actually or constructively (pursuant to
Section 318 of the Code) own either shares of Wheat as to which dissenters' rights are not being exercised or shares of FUNC Common Stock. Any amount constituting interest would be taxable as ordinary income.
     In addition, consummation of the Merger is conditioned, among other things, upon receipt by FUNC of an opinion of Sullivan & Cromwell dated as of the Effective Date, that the Merger constitutes a reorganization under Section 368(a) of the
                                       31

Code and by Wheat of an opinion of Wachtell, Lipton, Rosen & Katz, dated as of the Effective Date, that (i) the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code, and (ii) no gain or loss will be recognized by Wheat stockholders who receive FUNC Common Shares in exchange for their shares of Wheat Common Stock or Wheat Preferred Stock, except with respect to cash received in lieu of fractional share interests. FUNC and Wheat do not currently intend to waive the receipt of such tax opinions; however, if such tax opinions were waived and the material federal income tax consequences of the Merger were materially different from those summarized above, Wheat would resolicit its stockholders prior to consummating the Merger. The tax opinions of Sullivan & Cromwell and Wachtell, Lipton, Rosen & Katz summarized above are or will be based, among other things, on representations relating to certain facts and circumstances of, and the intentions of the parties to, the Merger.
     Distributions from the Wheat ASOP will be taxed in accordance with the rules pertaining to distributions from "qualified plans".
     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH WHEAT STOCKHOLDER AND OTHER FACTORS, EACH WHEAT STOCKHOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).
BUSINESS PENDING CONSUMMATION
     Wheat agreed in the Merger Agreement to refrain from taking certain actions relating to its operations pending consummation of the Merger, without the prior written consent of FUNC, except as otherwise permitted in the Merger Agreement. These actions include, without limitation: (i) conducting the business of Wheat other than in the ordinary and usual course or failing to use reasonable efforts to preserve intact Wheat's business organizations, assets and relationships, or taking any action reasonably likely to have an adverse effect upon Wheat's ability to perform its obligations under the Merger Agreement; (ii) issuing any additional shares of Wheat capital stock, or permitting any additional shares of Wheat capital stock to become subject to new grants of employee or director stock options, or similar stock-based employee rights; (iii) (a) declaring or paying any dividend on shares of Wheat capital stock, or (b) adjusting, reclassifying or acquiring any shares of Wheat capital stock; (iv) entering into, amending or renewing any employment, consulting, severance or similar agreement with any director, officer or employee, or granting any salary or wage increase or increasing any employee benefit, except (a) for normal individual compensation increases in the ordinary course of business consistent with past practice, (b) for changes required by applicable law, (c) to satisfy existing contractual obligations, or (d) for employment arrangements for, or grants of awards to newly hired employees in the ordinary course of business consistent with past practice; (v) entering into, establishing, adopting or amending (except (a) as required by applicable law, or (b) to satisfy existing obligations) any employee benefit, incentive or welfare contract, plan or arrangement, in respect of any director, officer or employee, or taking any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; (vi) except for sales of securities or other instruments in the ordinary course of business consistent with past practices, encumbering or disposing of or discontinuing any of its assets, business or properties; (vii) except for the purchase of securities or other instruments in the ordinary course of business consistent with past practice, acquiring all or any portion of, the assets, business or properties of any other entity; (viii) amending the Wheat Articles or the Wheat Bylaws; (ix) implementing or adopting any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles; (x) entering into, terminating, amending or modifying any material contract; (xi) settling any claim, action or proceeding, except for those involving solely money damages in an amount, individually or in the aggregate for all such settlements, that does not exceed $250,000; (xii) knowingly taking any action that would (a) prevent or impede the Merger from qualifying (1) for pooling of interests accounting treatment, or (2) as a reorganization within the meaning of Section 368 of the Code, or (b) result in
(1) any of its representations and warranties set forth in the Merger Agreement being untrue in any material respect at any time on or prior to the Effective Date, (2) any of the conditions to the Merger set forth in the Merger Agreement not being satisfied, or (3) a material violation of any provision of the Merger Agreement except, in each case, as may be required by applicable law; (xiii) except as in the exercise of the fiduciary obligations of Wheat to any investment company (as advised in writing by its counsel), requesting that any action be taken by any investment company board other than routine actions reasonably not likely to have a material adverse effect on Wheat; (xiv) incurring any indebtedness for borrowed money; and (xv) agreeing or committing to do any of the foregoing.
     From time to time Wheat and its affiliates (including its directors and executive officers) engage in transactions with FUNC and its affiliates (including its directors and executive officers) in the ordinary course of business, including the transactions described below. It is anticipated that such transactions will increase, and various additional transactions may be engaged in, as a result of the execution of the Merger Agreement. See "RECENT DEVELOPMENTS -- FUNC Common Stock Transactions".
     FUNC's banking subsidiaries have various extensions of credit to Wheat and WFSI. All of such extensions of credit predate execution of the Merger Agreement except one, a $125 million intra-day lending arrangement that can be used by WFSI to fund a specific underwriting. The maximum exposure under such extensions
of credit is currently $248 million. As of          , 1997, outstandings under
such extensions of credit amounted to $   million.
REGULATORY APPROVALS
     GENERAL. Consummation of the Merger is conditioned on the receipt of all approvals of regulatory authorities required for the Merger without any conditions, restrictions or requirements which the FUNC Board of Directors reasonably determines would (i) following the Effective Date, have a material adverse effect on FUNC and its subsidiaries taken as a whole, or (ii) reduce the benefits of the transactions contemplated by the Merger Agreement to such a degree that FUNC would not have entered into the Merger Agreement had such conditions, restrictions or requirements been known at the date the Merger Agreement was executed.
     FEDERAL RESERVE BOARD. The Merger is subject to prior notice to the Federal Reserve Board under Section 4 of the BHCA. Under Section 4 of the BHCA and related regulations, the Federal Reserve Board must consider whether the performance of FUNC's and Wheat's nonbanking activities on a combined basis can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition and gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices). This consideration includes an evaluation of the financial and managerial resources of FUNC and Wheat and the effect of the proposed transaction on those resources.
     OTHER REQUISITE APPROVALS AND CONSENTS. Approvals also will be required from certain regulatory authorities in connection with changes, as a result of the Merger, in the ownership of certain businesses that are controlled by Wheat. These authorities include the Comptroller of the Currency of the United States (the "OCC"), certain state insurance authorities and state authorities who supervise trust company activities in Virginia and Pennsylvania. Approval also is required from the NYSE and the National Association of Securities Dealers, Inc. (the "NASD") and may be required from certain other domestic and foreign regulatory agencies.
     STATUS OF APPLICATIONS, ETC. A notice has been filed pursuant to the BHCA with the Federal Reserve Board. The Merger may not be consummated until the 30th day (or, with the consent of the Federal Reserve Board, the 15th day) following the dates of the requisite Federal Reserve Board approval, during which period the United States Department of Justice may comment adversely on the Merger (which has the effect of extending the waiting period to the 30th day following approval) or challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically orders otherwise.
     THE MERGER WILL NOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED, AND IF OBTAINED, THERE CAN BE NO ASSURANCE AS TO THE DATE OF ANY SUCH APPROVAL. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVAL WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVAL TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT AND DESCRIBED BELOW UNDER " -- CONDITIONS TO CONSUMMATION; TERMINATION". THERE CAN LIKEWISE BE NO ASSURANCE THAT THE UNITED STATES DEPARTMENT OF JUSTICE OR A STATE ATTORNEY GENERAL WILL NOT CHALLENGE THE MERGER, OR IF SUCH A CHALLENGE IS MADE, AS TO THE OUTCOME THEREOF.
CONDITIONS TO CONSUMMATION; TERMINATION
     Consummation of the Merger is subject, among other things, to: (i) approval of the Merger Agreement by the requisite vote of the stockholders of Wheat; (ii) receipt of the regulatory approvals referred to above without any requirements, restrictions or conditions which the FUNC Board of Directors reasonably determines would (a) following the Effective Date, have a material adverse effect on FUNC and its subsidiaries taken as a whole, or (b) reduce the benefits of the transactions contemplated by the Merger Agreement to such a degree that FUNC would not have entered into the Merger Agreement had such requirements, restrictions or conditions been known at the time the Merger Agreement was executed; (iii) no court or governmental or regulatory authority having taken any action which enjoins or prohibits the Merger; (iv) receipt by FUNC of the opinion of Sullivan & Cromwell and by Wheat of the opinion of Wachtell, Lipton, Rosen & Katz, each dated as of the Effective Date, as to certain federal income tax consequences of the Merger; (v) Wheat having obtained the consents or approvals of the stockholders of investment companies to which certain Wheat subsidiaries provide investment management or other services; (vi) the Employment Agreements remaining in effect (other than as a consequence of death or disability); and (vii) the FUNC Common Shares having been approved for listing on the NYSE, subject to official notice of issuance.
     Consummation of the Merger is also subject to the satisfaction or waiver of various other conditions specified in the Merger Agreement, including, among others: (i) the delivery by Wheat and FUNC, each to the other, of certificates executed by certain of their respective executive officers as to compliance with the Merger Agreement; and (ii) the receipt by FUNC of a letter from its independent certified public accountants, dated as of or shortly prior to the Effective Date, that the Merger qualifies for pooling of interests accounting treatment; and (iii) the receipt by FUNC of a letter from Wheat's independent certified public accountant, dated as of or shortly prior to the Effective Date, with respect to Wheat's financial position and results of operations and that such independent auditors are not aware of any facts or circumstances which might cause the Merger not to qualify for pooling of interests accounting treatment.
     The Merger Agreement provides that, whether before or after the Special Meeting and notwithstanding the approval of the Merger Agreement by the stockholders of Wheat, the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date: (i) by mutual consent of FUNC and Wheat; or (ii) by either the Board of Directors of FUNC or the Wheat Board
(a) if the stockholders of Wheat fail to approve the Merger Agreement or any required regulatory approval is denied, (b) in the event of a breach by the other party of any representation, warranty or covenant contained in the Merger Agreement, which breach is not cured after 30 days' written notice thereof is given to the party committing such breach, (c) if the Merger is not consummated on or before June 30, 1998, or (d) if the Wheat Board has failed to recommend approval of the Merger, has withdrawn such recommendation or has modified or changed such recommendation in a manner adverse in any respect to the interests of FUNC. See " -- Expenses; Termination Fee".
WAIVER; AMENDMENT
     Prior to the Effective Date, any provision of the Merger Agreement may be:
(i) waived by the party benefitted by the provision; or (ii) amended or modified at any time by an agreement in writing among the parties executed in the same manner as the Merger Agreement, provided that after approval by the stockholders of Wheat, the Merger Agreement may not be amended if the consideration to be received by the stockholders of Wheat would thereby be decreased. FUNC may at any time change the method of effecting the acquisition of Wheat if and to the extent it deems such change to be desirable; provided, however, no such change shall (a) alter or change the amount or kind of consideration to be issued to Wheat stockholders, (b) adversely affect the intended tax-free treatment to Wheat stockholders, or (c) materially impede or delay receipt of approvals or the consummation of the transactions contemplated by the Merger Agreement. ACCOUNTING TREATMENT
     It is expected that the pooling of interests method of accounting will be used to reflect the Merger and the pending acquisition of Signet. The unaudited pro forma financial data contained in this Prospectus/Proxy Statement have been prepared using the pooling of interests accounting basis to account for the Merger. Under pooling of interests accounting, as of the effective date of an acquisition, the assets and liabilities of the acquired company are added to those of the acquiring company at their recorded book values, and the stockholders' equity accounts of the acquired company and the acquiring company are combined on the acquiring company's consolidated balance sheet. Depending on the relative significance of the acquisition, together with any other pending acquisitions, to the acquiring company, income and other financial statements of the acquiring company for periods ended prior to the effective date of the acquisition may be restated to reflect the consolidated combined financial position and results of operations as if such acquisition had taken place prior to the periods covered by such financial statements. Due to the significance of the Merger to FUNC, such financial statements will not be restated as a result of the Merger. Such financial statements will be restated as a result of the pending acquisition of Signet. The pro forma financial information presented herein does not reflect either the Signet acquisition or the Covenant acquisition. See "RECENT DEVELOPMENTS -- Pending FUNC Acquisitions".
EXPENSES; TERMINATION FEE
     All expenses incurred by or on behalf of the parties in connection with the Merger Agreement and the transactions contemplated thereby shall be borne by the party incurring the same, except that printing expenses with respect to this Prospectus/Proxy Statement will be shared equally by FUNC and Wheat.
     FUNC shall be entitled to the Termination Fee of $20 million from Wheat following the occurrence of a Payment Event. FUNC's right to receive the Termination Fee shall terminate if any of the following occurs prior to a Payment Event: (i) the
                                       34

Effective Date; (ii) termination of the Merger Agreement in accordance with its terms if such termination occurs prior to the occurrence of a Preliminary Payment Event, except termination by FUNC due to a breach by Wheat; (iii) termination of the Merger Agreement following the occurrence of a Preliminary Payment Event and the passage of 18 months after such termination; or (iv) termination of the Merger Agreement by FUNC due to a breach by Wheat and the passage of 18 months after such termination.
     A Preliminary Payment Event refers to any of the following events or transactions occurring after the date of the Merger Agreement:
          (i) Wheat, without having received FUNC's prior written consent, shall have entered into an agreement to engage in any Acquisition Transaction (as hereinafter defined) with any person other than FUNC, or the Wheat Board shall have recommended that the stockholders of Wheat approve or accept any Acquisition Transaction with any person other than FUNC. For purposes of the Merger Agreement, "Acquisition Transaction" means (a) a merger or consolidation, or any similar transaction, involving Wheat, (b) a purchase, lease or other acquisition of all or substantially all of the assets of Wheat, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20 percent or more of the voting power of Wheat; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Wheat or any Wheat subsidiaries;
          (ii)(a) any person (other than FUNC or the Wheat ASOP) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20 percent or more of the outstanding shares of Wheat Common Stock, or
     (b) any group, other than a group of which FUNC is a member, shall have been formed that beneficially owns 20 percent or more of the shares of Wheat Common Stock then outstanding;
          (iii) any person, other than FUNC, or any group, other than a group of which FUNC is a member, shall have made a proposal to Wheat or its stockholders, by public announcement or public or nonpublic written communication to engage in an Acquisition Transaction or to acquire beneficial ownership of 20 percent or more of the then outstanding shares of Wheat Common Stock;
          (iv) after a proposal is made by a third party to Wheat or its stockholders to engage in an Acquisition Transaction, or such third party states its intention to Wheat to make such a proposal, Wheat shall have breached any representation, covenant or obligation contained in the Merger Agreement and such breach would entitle FUNC to terminate the Merger Agreement (without regard to the cure period provided for in the Merger Agreement unless such cure is promptly effected without jeopardizing consummation of the Merger);
          (v) the holders of shares of Wheat Common Stock and Wheat Preferred Stock shall not have approved the Merger Agreement at the Special Meeting or the Special Meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, in each case after any person (other than FUNC or the Wheat ASOP) shall have (a) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction or
     (b) to acquire beneficial ownership of 25 percent or more of Wheat Common Stock.
     The term "Payment Event" shall mean either of the following events or transactions occurring after the date of the Merger Agreement:
          (a) the acquisition by any person, other than FUNC or the Wheat ASOP, alone or together with such person's affiliates and associates, or any group, of beneficial ownership of 25 percent or more of the outstanding shares of Wheat Common Stock; or
          (b) the occurrence of a Preliminary Payment Event described in clause
     (i) above, except that the percentage referred to therein shall be 25 percent.
     The foregoing discussion is qualified in its entirety by reference to the applicable provisions in the Merger Agreement relating to the Termination Fee. See ANNEX A.
VOTING AGREEMENTS
     As an inducement to and a condition of FUNC's willingness to enter into the Merger Agreement, Messrs. Wishnack, Gambill, Everett, Ludeman and Souders, who, as of the Record Date, beneficially owned in the aggregate approximately 17.7 percent of the outstanding shares of Wheat Common Stock, executed separate Voting Agreements with FUNC pursuant to which each agreed, among other things, that all such shares will be voted to approve the Merger Agreement at the Special Meeting.
                                       35

     A copy of the form of the Voting Agreements is set forth in Exhibit A to the Merger Agreement, which is set forth in ANNEX A to this Prospectus/Proxy Statement, and reference is made thereto for the complete terms of the Voting Agreements. The foregoing discussion is qualified in its entirety by reference to the form of the Voting Agreements.
DISSENTERS' RIGHTS
     Holders of Wheat Common Stock and/or Wheat Preferred Stock entitled to vote on approval of the Merger Agreement (including Wheat ASOP participants and holders of Trust Shares) will be entitled to have the fair value of each such holder's shares of Wheat Common Stock and/or Wheat Preferred Stock, as applicable, immediately prior to consummation of the Merger paid to such holder in cash, together with interest, if any, by complying with the provisions of
Article 15 of the VSCA ("Article 15"). Under Article 15, the determination of the fair value of a dissenter's shares would exclude any appreciation or depreciation in the value of such shares in anticipation of the Merger, unless such exclusion would be inequitable.
     A holder of Wheat Common Stock and/or Wheat Preferred Stock who desires to exercise such holder's dissenters' rights must satisfy all of the following conditions. A written notice of such holder's intent to demand payment for such holder's Wheat Common Stock and/or Wheat Preferred Stock, as applicable, must be delivered to Wheat (attention: Corporate Secretary) before the taking of the vote on approval of the Merger Agreement. This written notice must be in addition to and separate from voting against, abstaining from voting, or failing to vote on approval of the Merger Agreement. Voting against, abstaining from voting or failing to vote on approval of the Merger Agreement will not constitute written notice of an intent to demand payment within the meaning of
Article 15.
     A holder of Wheat Common Stock and/or Wheat Preferred Stock, as applicable, electing to exercise such holder's dissenters' rights under Article 15 must not vote for approval of the Merger Agreement with respect to such holder's shares of Wheat Common Stock and/or Wheat Preferred Stock, as applicable. Voting for approval of the Merger Agreement with respect to such shares, or delivering a proxy in connection with the Special Meeting with respect to such shares (unless the proxy specifies a vote against, or abstaining from voting on, approval of the Merger Agreement), will constitute a waiver of such holder's dissenters' rights with respect to such shares and will nullify any written notice of an intent to demand payment submitted by such holder with respect to such shares. Holders of Trust Shares electing to assert dissenters' rights with respect to the shares of Wheat Preferred Stock beneficially owned by such holder must not instruct the Trustees to vote such shares in favor of approval of the Merger Agreement.
     A holder of record of shares of Wheat Common Stock and/or Wheat Preferred Stock, as applicable, that are beneficially owned by others (such as the Trust Shares) may assert dissenters' rights as to less than all of such shares only if such holder dissents with respect to all shares of Wheat Common Stock and/or Wheat Preferred Stock, as applicable, beneficially owned by any one person and notifies Wheat in writing of the name and address of each person on whose behalf such holder is asserting dissenters' rights. The rights of a partial dissenter under Article 15 are determined as if the shares as to which the holder dissents and the holder's other shares were registered in the names of different stockholders.
     A beneficial holder of Wheat Common Stock and/or Wheat Preferred Stock (such as holders of the Trust Shares), as applicable, may assert dissenters' rights as to shares of Wheat Common Stock and/or Wheat Preferred Stock, as applicable, held on such holder's behalf only if such holder: (i) submits to Wheat the record holder's written consent to the dissent not later than the time the beneficial holder asserts dissenters' rights; and (ii) does so with respect to all shares of Wheat Common Stock and/or Wheat Preferred Stock, as applicable, of which such holder is the beneficial holder or over which such holder has the power to direct the vote.
     If the Merger is consummated, FUNC will, within ten days after the Effective Date, deliver a dissenters' notice to all holders who satisfied the foregoing requirements, which will: (i) state where payment demand is to be sent and where and when certificates for shares of dissenting stockholders are to be deposited; (ii) supply a form for demanding payment that includes the date (August 20, 1997) of the first annoucement to news media of the terms of the Merger, and requires that the person asserting dissenters' rights certify whether or not such person acquired beneficial ownership of such person's dissenting shares before or after such date; (iii) set a date by which FUNC must receive the payment demand, which date may not be less than 30 nor more than 60 days after the date of delivery of the dissenters' notice; and (iv) be accompanied by a copy of Article 15.
     A stockholder who is sent a dissenters' notice shall demand payment, certify that such holder acquired beneficial ownership of such holder's dissenting shares before, on or after August 20, 1997, and, if such holders shares are certificated, deposit the certificates representing such holder's dissenting shares in accordance with the dissenters' notice. A stockholder who deposits such holder's shares as described in the dissenters' notice retains all other rights of a holder of Wheat Common
                                       36

Stock and/or Wheat Preferred Stock, as the case may be, except to the extent such rights are cancelled or modified by consummation of the Merger. A stockholder who does not demand payment and deposit his share certificates where required, in each case by the date set forth in the dissenters' notice, is not entitled to payment for such holder's shares under Article 15.
     Except as provided below with respect to after-acquired shares, within 30 days after receipt of a payment demand, FUNC shall pay the dissenter the amount that FUNC estimates to be the fair value of the dissenter's shares, plus accrued interest. The obligation of FUNC to make such payment may be enforced: (i) by the Circuit Court for the City of Richmond, Virginia; or (ii) at the election of any dissenter residing or having its principal office in Virginia, by the circuit court in the city or county where the dissenter resides or has such office. The payment by FUNC will be accompanied by: (i) FUNC's balance sheet as of the end of a fiscal year ended not more than 16 months before the Effective Date, an income statement for that year, a statement of changes in stockholders' equity for that year and the latest available interim financial statements, if any; (ii) an explanation of how FUNC estimated the fair value of the dissenting shares and of how the interest was calculated; (iii) a statement of the dissenter's right to demand payment as described below; and (iv) a copy of
Article 15.
     FUNC may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the dissenting shares on August 20, 1997, in which case FUNC will estimate the fair value of such after-acquired shares, plus accrued interest, and will offer to pay such amount to each dissenter who agrees to accept it in full satisfaction of such dissenter's demand. FUNC will send with such offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment as described below.
     Within 30 days after FUNC makes or offers payment as described above, a dissenter may notify FUNC in writing of the dissenter's own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate (less any payment by FUNC) or reject FUNC's offer and demand payment of such estimate. Failure to do so is deemed a waiver of the dissenters' right to demand payment under Article 15.
     If any such demand for payment remains unsettled, within 60 days after receiving the payment demand FUNC will petition the Circuit Court for the City of Richmond, Virginia, to determine the fair value of the shares and the accrued interest and make all dissenters whose demands remain unsettled parties to such proceeding, or pay each dissenter whose demand remains unsettled the amount demanded. Each dissenter made a party to such proceeding is entitled to a judgment for: (i) the amount, if any, by which the court finds that the fair value of the dissenting shares, plus interest, exceeds the amount paid by FUNC; or (ii) the fair value, plus accrued interest, of the dissenter's after-acquired shares for which FUNC elected to withhold payment. The court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and assess the costs against FUNC, or against all or some of the dissenters to the extent the court finds the dissenters did not act in good faith in demanding payment.
     THE FOREGOING IS ONLY A SUMMARY OF THE RIGHTS OF A DISSENTING HOLDER OF WHEAT COMMON STOCK AND/OR WHEAT PREFERRED STOCK AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE PROVISIONS OF THE VSCA SET FORTH IN ANNEX C TO THIS PROSPECTUS/PROXY STATEMENT. ANY HOLDER OF WHEAT COMMON STOCK AND/OR WHEAT PREFERRED STOCK, AS APPLICABLE, WHO INTENDS TO DISSENT FROM THE MERGER SHOULD CAREFULLY REVIEW THE TEXT OF THE APPLICABLE PROVISIONS OF THE VSCA SET FORTH IN ANNEX C TO THIS PROSPECTUS/PROXY STATEMENT AND SHOULD ALSO CONSULT WITH SUCH HOLDER'S ATTORNEY. THE FAILURE OF A HOLDER OF WHEAT COMMON STOCK AND/OR WHEAT PREFERRED STOCK, AS APPLICABLE, TO FOLLOW PRECISELY THE PROCEDURES SUMMARIZED ABOVE, AND SET FORTH IN ANNEX C, MAY RESULT IN LOSS OF DISSENTERS' RIGHTS. NO FURTHER NOTICE OF THE EVENTS GIVING RISE TO DISSENTERS' RIGHTS OR ANY STEPS ASSOCIATED THEREWITH WILL BE FURNISHED TO HOLDERS OF WHEAT COMMON STOCK AND/OR WHEAT PREFERRED STOCK (INCLUDING HOLDERS OF TRUST SHARES), EXCEPT AS INDICATED ABOVE OR OTHERWISE REQUIRED BY LAW.
     In general, any dissenting stockholder who perfects such holder's right to be paid the fair value of such holder's Wheat Common Stock and/or Wheat Preferred Stock, as applicable, in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash. See " -- Certain Federal Income Tax Consequences".
MARKET PRICES
     The following table sets forth (i) the high and low last reported sale prices per share of FUNC Common Stock on the NYSE Tape (trading symbol FTU), with respect to each quarterly period since January 1, 1995, (ii) the book value per share of Wheat Common Stock and Wheat Preferred Stock as of the last day of the fiscal quarter represented, and (iii) the equivalent pro forma market values per share of Wheat Common Stock and Wheat Preferred Stock. The prices of FUNC Common Stock shown below have been adjusted, where applicable, to reflect the FUNC Stock Split. Wheat stockholders are urged to obtain current quotations of the market price of FUNC Common Stock. There is no public trading market for Wheat
                                       37

Common Stock or Wheat Preferred Stock. See "RECENT DEVELOPMENTS -- Pending FUNC Acquisitions" and " -- FUNC Common Stock Transactions".
     The pro forma financial information presented below has been calculated using the [1.1621] Exchange Ratio, which represents the sum of the Initial Exchange Ratio and the Subsequent Exchange Ratio. The pro forma information and the [1.1621] Exchange Ratio would be different if the number of outstanding shares of Wheat Common Stock or Wheat Preferred Stock on the Effective Date is different than [8,834,944] or if there is any reduction in the number of Escrow Shares. See "THE MERGER -- General; Consideration" and ANNEX A.

                                                                                                      WHEAT
                                                                                                      COMMON
                                                                                                      STOCK
                                                                         FUNC COMMON STOCK             AND
                                                                                                      WHEAT
                                                                   -----------------------------      PREFERRED
                                                                       HIGH              LOW          STOCK
                                                                   -------------      ----------      -----
1995
First quarter...................................................   $ 22         1/2   20 5/8          11.04
Second quarter..................................................     24         7/8   21 3/8          11.42
Third quarter...................................................     25         5/8   22 5/8          12.04
Fourth quarter..................................................     29         3/8   24 3/4          12.75
1996
First quarter...................................................     31         3/8   25 3/4          13.70
Second quarter..................................................     32         1/4   28 3/4          14.24
Third quarter...................................................     33         7/8   30 1/2          14.73
Fourth quarter..................................................     38         1/2   33 1/2          15.55
1997
First quarter...................................................     47         3/4   36 5/8          16.37
Second quarter..................................................     47         7/8   39 1/8          17.25
Third quarter...................................................     50         11/16 45 7/8          18.77
Fourth quarter (through        , 1997)..........................   $
                                                                   EQUIVALENT PRO FORMA PER
                                                                        SHARE OF WHEAT
                                                                    COMMON STOCK AND WHEAT
                                                                      PREFERRED STOCK(1)
                                                                  ---------------------------
                                                                     HIGH             LOW
                                                                  -----------     -----------
1995
First quarter...................................................  26 1/8          23 7/8
Second quarter..................................................  28 7/8          24 3/4
Third quarter...................................................  29 3/4          26 1/4
Fourth quarter..................................................  34 1/8          28 3/4
1996
First quarter...................................................  36 3/8          29 7/8
Second quarter..................................................  37 3/8          33 3/8
Third quarter...................................................  39 1/4          35 3/8
Fourth quarter..................................................  44 5/8          38 7/8
1997
First quarter...................................................  55 3/8          42 1/2
Second quarter..................................................  55 5/8          45 3/8
Third quarter...................................................  58 7/8          53 1/4
Fourth quarter (through        , 1997)..........................

---------------
(1) Equivalent pro forma market values per share of Wheat Common Stock and Wheat Preferred Stock amounts represent the high and low last reported sales prices per share of FUNC Common Stock multiplied by the [1.1621] Exchange Ratio, rounded down to the nearest one-eighth.
     On August 19, 1997, the last business day prior to public announcement of the execution of the Merger Agreement, the last reported sale price per share of
FUNC Common Stock on the NYSE Tape was $46.9375. On           , 1997, such price
was $      .
     The Merger Agreement provides for the filing of a listing application with the NYSE covering the FUNC Common Shares. It is a condition to consummation of the Merger that the FUNC Common Shares be approved for listing on the NYSE, effective upon official notice of issuance. See " -- Conditions to Consummation; Termination".
     Shares distributed from the Wheat ASOP are valued according to an independent appraisal, which historically has been performed, as of June 30 and December 31 of each year. Since 1983 the valuation has been performed by Piper Jaffray Inc. ("Piper Jaffray"). Piper Jaffray has valued the Wheat Common Stock on the basis of minority interest value. In estimating this fair market value, Piper Jaffray considered Wheat as a going concern engaged in the business in which it was engaged as of the valuation date. Piper Jaffray's valuation, for Wheat ASOP purposes, of the fair market value per share of Wheat Common Stock on December 31, 1995, June 30, 1996, December 31, 1996 and June 30, 1997 was $20.75-$21.25; $22.50-$23.00; $29.50-$30.00; and $39.25-$39.75, respectively. In providing its opinions, Piper Jaffray assumed that all information and data furnished to it by Wheat or otherwise made available to it is accurate and complete, and it made no independent verification of such information and data. Piper Jaffray further relied upon the assurance of Wheat's management that it is not aware of any information or facts that would make the information incomplete or misleading. In arriving at its opinions, Piper Jaffray did not perform any appraisal or valuation of specific assets of Wheat and expressed no opinion regarding its liquidation value.
                                       38

DIVIDENDS
     The following table sets forth the cash dividends paid on FUNC Common Stock, Wheat Common Stock and Wheat Preferred Stock with respect to each calendar quarter since January 1, 1995, and the equivalent pro forma cash dividends paid per share of Wheat Common Stock and Wheat Preferred Stock. Dividends paid on shares of FUNC Common Stock shown below have been adjusted, where applicable, to reflect the FUNC Stock Split.
     The pro forma financial information presented below has been calculated using the [1.1621] Exchange Ratio, which represents the sum of the Initial Exchange Ratio and the Subsequent Exchange Ratio. The pro forma information and the [1.1621] Exchange Ratio would be different if the number of outstanding shares of Wheat Common Stock or Wheat Preferred Stock on the Effective Date is different than 8,834,944 or if there is any reduction in the number of Escrow Shares. See "THE MERGER -- General; Consideration" and ANNEX A.

                                                                                                                    EQUIVALENT
                                                                                                                     PRO
                                                                                                                    FORMA
                                                                                                                     PER
                                                                                                                    SHARE
                                                                                                                     OF
                                                                                                                    WHEAT
                                                                                                                    COMMON
                                                                                                                    STOCK
                                                                                                                     AND
                                                                                FUNC           WHEAT          WHEAT WHEAT
                                                                               COMMON          COMMON         PREFERRED PREFERRED
                                                                               STOCK           STOCK          STOCK STOCK(1)
                                                                               ------          --             --    -----
1995
First quarter...............................................................   $0.23           0.05           --         0.265
Second quarter..............................................................    0.23           0.05           --         0.265
Third quarter...............................................................    0.26           0.05           0.05       0.300
Fourth quarter..............................................................    0.26           0.05           0.05       0.300
1996
First quarter...............................................................    0.26           0.05           0.05       0.300
Second quarter..............................................................    0.26           0.10           0.10       0.300
Third quarter...............................................................    0.29           0.10           0.10       0.335
Fourth quarter..............................................................    0.29           0.10           0.10       0.335
1997
First quarter...............................................................    0.29           0.10           0.10       0.335
Second quarter..............................................................    0.29           0.10           0.10       0.335
Third quarter...............................................................    0.32           0.10           0.10       0.370
Fourth quarter..............................................................   $0.32                                     0.370

---------------
(1) Equivalent pro forma cash dividends paid per share of Wheat Common Stock and Wheat Preferred Stock amounts represent FUNC historical dividend rates per share multiplied by the [1.1621] Exchange Ratio, rounded to the nearest one-half cent. The current annualized dividend rate per share for FUNC Common Stock, based on the most recently declared quarterly dividend of $.32 per share payable on December 15, 1997, would be $1.28. On an equivalent pro forma basis, such current annualized FUNC dividend per share of Wheat Common Stock and Wheat Preferred Stock would be $1.49, rounded up to the nearest cent. Any future FUNC and Wheat dividends are dependent on their respective earnings and financial condition, government regulations and policies and other factors.
     Pursuant to the Merger Agreement, Wheat may not declare or pay any dividends on Wheat Common Stock or Wheat Preferred Stock without the prior written consent of FUNC.
     See " -- Business Pending Consummation", "FUNC -- Certain Regulatory Considerations; PAYMENT OF DIVIDENDS" and "DESCRIPTION OF FUNC CAPITAL STOCK".
                                       39

                                     WHEAT
GENERAL
     Financial and other information relating to Wheat, including information about Wheat's directors and executive officers, is set forth in ANNEX D to this Prospecus/Proxy Statement.
HISTORY AND BUSINESS
  GENERAL
     Wheat is a diversified financial services holding company that provides, through its subsidiaries, a wide range of investment and financial services to individuals, corporations, institutions, and state and local governments.
  WHEAT, FIRST SECURITIES, INC.
     WFSI is a wholly-owned subsidiary of Wheat and has been conducting business since 1934. WFSI, which conducts business under the servicemarks "Wheat First Butcher Singer", "Wheat First Butcher Singer Capital Markets" and WFS Clearing Services", operates 128 retail and institutional offices in 20 states and Washington, D.C., and employs approximately 1,100 retail and institutional financial consultants. WFSI is a member of the NYSE, the American Stock Exchange, the Boston Stock Exchange, the Chicago Stock Exchange, the Philadelphia Stock Exchange, the National Futures Association and the NASD. WFSI's headquarters are at Riverfront Plaza, West Tower, 901 East Byrd Street, Richmond, Virginia 23219.
     WFSI, directly and through its subsidiaries, offers brokerage services to retail and institutional investors, investment banking, fully-disclosed securities clearing services and asset management services. In support of these investment services, WFSI effects transactions in equity and debt securities as both agent and principal, provides access to mutual funds, insurance and annuities and direct investments and provides investment advice on selected sectors of the financial markets through its Research Department. WFSI makes a market in numerous over-the-counter ("OTC") securities, including the common and preferred stock of Covenant. See "RECENT DEVELOPMENTS -- Pending FUNC Acquisitions".
     Certain of the foregoing and following services are provided by WFSI to, or together with, FUNC and its affiliates in the ordinary course of business.
  SECURITIES COMMISSIONS
     Wheat derives most of its income from its securities brokerage and investment banking activities. WFSI provides securities brokerage services to individual and institutional investors and effects transaction in equity and debt securities as both agent and principal. For the fiscal year ended March 31, 1997, WFSI's revenues from commissions and principal transactions amounted to $267.9 million. WFSI charges commissions on both exchange and OTC agency transactions for individual clients in accordance with a schedule that is revised periodically. In some cases, WFSI may grant discounts from the schedule to certain clients. In addition, a substantial portion of WFSI's commission revenues generally is attributable to investment advice and/or research services given to individual and institutional investors.
     WFSI also provides research and other services to institutional clients. Institutional clients include banks, retirement funds, mutual funds, investment advisers, insurance companies, and state and local governments. Institutional investors typically purchase and sell securities in large block transactions. Revenues from securities transactions with institutional clients are based on negotiated rates that typically represent a significant discount from WFSI's regular commission schedules.
  PRINCIPAL TRANSACTIONS
     In addition to executing trades as agent, WFSI regularly acts as principal in executing trades in OTC equity securities, municipal bonds and corporate debt, as well as United States government and agency securities. WFSI carries inventories of OTC equities securities, municipal bonds and corporate debt, as well as U.S. government and agency securities to facilitate sales to clients and other dealers. When transactions are executed on a principal basis, WFSI receives mark-ups or mark-downs in lieu of commissions.
     OTC SECURITIES. WFSI makes a market by buying and selling as principal in approximately 310 common stocks and other securities traded on The Nasdaq Stock Market or otherwise in the OTC market. A majority of the equity securities for which WFSI makes a market are in the broad industry areas followed by WFSI's research analysts. Principal transactions with clients are generally effected at a net price within or equal to the current inter-dealer price, plus or minus a mark-up or mark-down.
                                       40

     FIXED INCOME SECURITIES. WFSI buys and sells as principal a wide range of state, county and municipal securities, corporate fixed income securities, certificates of deposit and U.S. government and agency obligations. State, county and municipal securities include general obligations and revenue bonds and notes issued by states, counties and cities, as well as state and local government agencies and authorities. Corporate fixed income securities include industrial and utility bonds and preferred stocks. Certificates of deposit include those issued by banks and savings and loan associations. United States government and agency obligations include direct U.S. government obligations and government-guaranteed securities and agency obligations such as Government National Mortgage Association securities and Federal Home Loan Mortgage Corporation Participation Certificates.
  INVESTMENT BANKING
     Investment banking revenues are derived from management of, participation in and sale of public offerings of equity and debt securities, as well as from advisory fees received in connection with mergers and acquisitions, financial advisory assignments and private placements of securities. WFSI had total investment banking revenues of $66.2 million in fiscal 1997 and $51.0 million in fiscal 1996.
     UNDERWRITING. WFSI is a major underwriter of corporate and municipal securities. Wheat's corporate underwriting activities are conducted by WFSI's Capital Markets Division (the "Division"). During the calendar year ended December 31, 1996, WFSI managed or co-managed 42 corporate equity and debt offerings with principal values amounting to $2.4 billion, and 177 municipal offerings with principal values amounting to $4.9 billion.
     CORPORATE FINANCE. The Division provides financial advice to and raises capital for a broad range of corporate clients. The Division manages and participates in public offerings and arranges the private placement of equity and debt securities directly with institutional and individual investors. A majority of the public offerings managed and co-managed by the Division involve equity securities. The Division also provides advice on a fee basis to clients on a wide range of financial matters, including mergers and acquisitions, divestitures, financial planning, corporate reorganizations and recapitalizations, opinion letters, valuations and various other services.
     MUNICIPAL FINANCE. The Municipal Finance Department provides financial advice to and raises capital for many types of issuers of tax-exempt securities, including states, counties, cities, transportation authorities, sewer and water authorities, and housing, health and higher education agencies. Most of these issuers are located in Virginia, Pennsylvania, West Virginia, North Carolina, New Jersey, Maryland, Delaware and Washington, D.C.
  RESEARCH
     WFSI's Research Department develops market information and investment recommendations primarily with respect to selected industries. The Research Department employs 21 analysts, of whom seven are Chartered Financial Analysts, and follows approximately 300 companies. WFSI's research activities include review and analysis of general market conditions, industries and specific companies; recommendations with regard to industries and specific companies; provision of information to retail and institutional clients; and responses to inquiries from clients and WFSI's financial consultants. In addition, WFSI hosts periodic seminars in which presentations with respect to specific companies, industries and industry trends are made by representatives and industry authorities.
  ASSET MANAGEMENT
     Wheat earns asset management and related service fees through WFSI and another subsidiary, Mentor. WFSI provides investment consulting services on a wrap-fee or directed commission basis on customer assets of approximately $4.1 billion. WFSI's investment consulting services include direct portfolio management; evaluation, recommendation and monitoring of independent financial advisor performance; and brokerage services on a fee basis in lieu of commission. Mentor Group and its subsidiaries manage assets of private, institutional, pension and mutual fund portfolios amounting to approximately $11.5 billion. EVEREN Capital Corporation has a 20 percent ownership interest in Mentor and may acquire additional ownership based principally on the amount of Mentor's revenues attributable to clients of EVEREN Securities, Inc., and its affiliates.
  WFS CLEARING SERVICES
     WFSI executes and clears client and proprietary accounts of approximately 54 introducing firms on a fully disclosed basis under the service name WFS Clearing Services. The introducing firms are registered broker dealers and banks whose clients are accounts of WFSI for regulatory purposes, including client margin account rules. Approximately 25 percent of all customer accounts and 30 percent of all trades processed by WFSI are conducted on a fully disclosed basis. WFSI had
                                       41
execution and clearing fees of $14.0 million in fiscal 1997 and $13.9 million in fiscal 1996. The client brokerage account and money market balances introduced on a fully disclosed basis also contribute to WFSI's net interest income and Mentor's asset management fees.
  NET CAPITAL REQUIREMENTS
     As a broker/dealer, Wheat is subject to the net capital rules of the Commission, the NYSE, and the Commodity Futures Trading Commission and elects to compute its net capital requirements in accordance with the alternative method. Under this method, Wheat is required to maintain minimum net capital, as defined, equal to two percent of aggregate debit balances arising from customer transactions, as defined. The net capital rules also provide that equity capital may not be withdrawn or cash dividends paid if resulting net capital would be less than five percent of aggregate debits. At September 30, 1997, Wheat's net capital of $114.9 million was $101.4 million in excess of the minimum net capital required.
DESCRIPTION OF WHEAT CAPITAL STOCK
     THE FOLLOWING DESCRIPTIVE INFORMATION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE PROVISIONS OF THE WHEAT ARTICLES, WHEAT BYLAWS AND THE VSCA.
  GENERAL
     The authorized capital stock of Wheat consists of 19,000,000 shares of Wheat Common Stock, $2.00 par value; 500,000 shares of Non-Voting Common Stock, $2 par value; and 1,000,000 shares of Wheat Preferred Stock, without par value.
On the Record Date,      shares of Wheat Common Stock were outstanding, owned by
   stockholders of record,    shares of Wheat Preferred Stock were outstanding
and owned by the Grantor Trust (which are represented by the Trust Shares owned
by       holders of record) and no shares of Non-Voting Common Stock were outstanding.
  COMMON STOCK
     Wheat Common Stock and Non-Voting Common Stock are identical except for the right to vote. Each holder of Wheat Common Stock is entitled to one vote for each share held of record on each matter submitted to stockholders. Non-Voting Common Stock has no right to vote except where that right is conferred by the laws of Virginia. Cumulative voting in the election of directors is not permitted. As a result, the holders of 50 percent of the outstanding shares of Wheat Common Stock have the power to elect all directors. The quorum required at a stockholder meeting for consideration of any matter is a majority of the shares entitled to vote on that matter, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the matter is required for stockholder approval except in the case of certain major corporate actions, such as a merger or liquidation of Wheat, an amendment to the Wheat Articles or sale of all or substantially all of Wheat's assets, all of which Virginia law requires to be approved by the affirmative vote of more than two-thirds of all shares entitled to vote on the matter. In addition, under Virginia law, certain material transactions between Wheat and interested stockholders must be approved by a majority of disinterested directors or by two-thirds vote of disinterested stockholders unless disinterested stockholders are paid the "fair market value" of their shares.
     The holders of shares of Wheat Common Stock are entitled to receive dividends when, as and if declared by the Wheat Board out of funds legally available therefor. In the event of liquidation, dissolution or winding up of Wheat, stockholders are entitled to share ratably in all assets remaining after the payment of liabilities. Stockholders have no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to shares of Wheat Common Stock except as described above and in the Redemption Agreements to which stockholders are parties.
  WHEAT PREFERRED STOCK
     Except as otherwise provided by the VSCA, Wheat Preferred Stock has no vote. Wheat Preferred Stock is not convertible into Wheat Common Stock or Non-Voting Common Stock, and is entitled to receive dividends in the same per share amounts and at the same time as is declared on Wheat Common Stock. In the event of any liquidation, dissolution or winding up of Wheat, holders of Wheat Preferred Stock are entitled to be paid out of assets of Wheat available for distribution to its shareholders before any payment or declaration in respect of Wheat Common Stock or Non-Voting Common Stock, a per share ratable amount with each share of Wheat Common Stock and each share of Non-Voting Common Stock, plus the amount of any declared but unpaid dividends and distributions. If, upon liquidation, the assets to be distributed to holders of Wheat Preferred Stock are insufficient to permit payment in full to such stockholder of the Preferred Stock Preference, than
                                       42
all assets of Wheat are to be distributed to holders of Wheat Preferred Stock. All of the outstanding shares of Wheat Preferred Stock are owned by the Grantor Trust and are represented by the Trust Shares.
  WHEAT ARTICLES
     The Wheat Articles contain provisions similar to those in the Redemption Agreements to which all stockholders of Wheat (including holders of the Trust Shares) are parties, excluding the Wheat ASOP. The Wheat Articles generally prohibit any holder from selling, donating, pledging or in any other way transferring his or her stock without the prior written consent of the Wheat Board or its Executive Committee. If the stockholder is a party to a Redemption Agreement, the terms of the Redemption Agreement are controlling, but if he or she is not a party to such agreement the Wheat Articles are controlling. If the Wheat Board declines to consent to such transfer, Wheat may be required to purchase the shares proposed to be transferred, the price and terms to be reached by agreement or, if no agreement can be reached, to be determined by appraisal. The Wheat Articles also provide that if a stockholder violates any agreement with Wheat or the NYSE, is suspended or expelled from the NYSE or, is an officer or employee of Wheat or a subsidiary and ceases to be so employed except by reason of death or disability, or retirement, Wheat has the right to redeem the stockholder's shares at their book value as of the end of the calendar quarter preceding the date of redemption. See "; STOCK REDEMPTION AGREEMENTS".
  STOCK REDEMPTION AGREEMENTS
     The holders of Wheat Common Stock and Wheat Preferred Stock (including the holders of Trust Shares) (together, the "Wheat Holders"), excluding the Wheat ASOP, are subject to Stock Redemption Agreements (the "Redemption Agreements") with Wheat or the Grantor Trust, as applicable, that place restrictions on the sale or transfer of such shares. Under the Redemption Agreements, a disabled Wheat Holder may elect to sell to Wheat or the Grantor Trust, as applicable, all or part of his Wheat shares or Trust Shares, as applicable. The purchase price of such shares is either the book value per share ("Book Value") or an amount determined under the earnings formula set forth in the Redemption Agreement (the "Earnings Formula"), as elected by the Wheat Holder. Similarly, after receiving the approval of the Executive Committee of the Wheat Board, a Wheat Holder whose age plus years of service exceeds 75 may elect to sell a certain portion of his shares held for at least ten years for either the Book Value per share or the price determined by the Earnings Formula.
     In addition, upon retirement, the Wheat Holder must sell all of the Wheat Holder's shares to Wheat or the Grantor Trust, as applicable. If the shares have been held by the Wheat Holder for at least ten years, the purchase price for such shares is either the Book Value per share or the amount determined by the Earnings Formula, as elected by the Wheat Holder. Wheat must purchase shares held for fewer than ten years at the Book Value per share. Moreover, upon the death of a Wheat Holder, Wheat or the Grantor Trust, as applicable, must purchase and the Wheat Holder's representative must sell all of the Wheat Holder's shares at either the Book Value per share or the price determined by the Earnings Formula.
     Finally, in the following circumstances, Wheat has the right to purchase at Book Value all shares held by a Wheat Holder: (i) the Wheat Holder has proposed to sell shares without the approval of the Executive Committee of the Wheat Board, (ii) the Wheat Holder has violated an agreement made by the Wheat Holder with Wheat, its affiliates or the NYSE, (iii) the Wheat Holder desires to sell his shares to Wheat or the Grantor Trust, as applicable, (iv) the Wheat Holder is suspended or expelled from the NYSE or any other national securities or commodities exchange or (v) the Wheat Holder ceases to be employed, either voluntarily or involuntarily (except by reason of death, disability or retirement), as an officer or employee of Wheat or an affiliate of Wheat.
     Payments pursuant to the Redemption Agreements where the Wheat Holder has elected the Earnings Formula are evidenced by promissory notes issued by Wheat (the "Redemption Notes"). The Redemption Notes are payable in equal annual installments, over a five year period at a rate of interest of nine percent per
annum. As of        , Wheat owed an aggregrate of        pursuant to the
Redemption Notes, including an aggregate of $       payable to a director of
Wheat.
     Shares distributed from the Wheat ASOP are valued according to an independent appraisal, which historically has been performed as of June 30 and December 31 of each year. Since 1983 the valuation has been performed by Piper Jaffray. Piper Jaffray has valued the Wheat Common Stock on the basis of minority interest value. In estimating this fair market value, Piper Jaffray considered Wheat as a going concern engaged in the business in which it was engaged as of the valuation date. Piper Jaffray's valuations, for Wheat ASOP purposes, of the fair market value per share of Wheat Common Stock on December 31, 1995, June 30, 1996, December 31, 1996 and June 30, 1997 was $20.75-$21.25;
$22.50-$23.00; $29.50-$30.00; and $39.25-$39.75, respectively. In providing its opinions, Piper Jaffray assumed that all information and data furnished to it by Wheat or otherwise made available to it is accurate and complete, and it made no independent verification of such information and data. Piper Jaffray further relied upon the assurance of Wheat's management that it is not aware of any information
                                       43
or facts that would make the information incomplete or misleading. In arriving at its opinion, Piper Jaffray did not perform any appraisal or valuation of specific assets of Wheat and expressed no opinion regarding its liquidation value.
  NOTES
     From time to time, shares of Wheat Common Stock and Trust Shares have been offered for sale by Wheat to selected employees of Wheat. The purchase price for such shares has been the most recent book value per share of Wheat prior to the offering.
     The purchase price for such shares is payable in accordance with the terms of the Notes. The Notes relating to shares of Wheat Common Stock are payable to Wheat. The Notes relating to Trust Shares are payable to the Grantor Trust, which in turn has issued corresponding Notes to Wheat for the corresponding shares of Wheat Preferred Stock purchased by the Grantor Trust with the proceeds from the sale of the Trust Shares. See "THE MERGER -- Exchange of Wheat Stock".
     The Notes are payable over either a four year or an eight year period with interest at a rate of nine percent per annum. Notes payable over the four year period are payable in four equal annual installments. Notes payable over the eight year period are payable on or before their maturity date and may be paid by Wheat withholding 25 percent of the gross amount of any incentive compensation paid by Wheat to the Noteholder. The Notes are secured by the shares of Wheat Common Stock or Trust Shares to which they relate.
     As of            , Wheat was owed an aggregate of $       pursuant to
outstanding Notes, including an aggregate of $       payable by       directors
of Wheat.
  BOOK ENTRY SYSTEM
     Wheat uses a "book entry" system to evidence ownership of Wheat Common Stock. Under this system, certificates for shares of Wheat Common Stock are not issued in the name of individual stockholders, and stockholders have no right to have such certificates issued. Instead, all of the shares of Wheat Common Stock issued on or after September 30, 1992, are represented by one or more master stock certificates registered in the name of (and held by) Wheat, as nominee. Individual ownership interests, including any security interests related to the financing of the purchase price of any shares, are represented by entries on the stock records of Wheat.
  TRANSFER AGENT AND REGISTRAR
     Wheat acts as its transfer agent and registrar for the shares of Wheat Common Stock and Wheat Preferred Stock (including the Trust Shares).
     See "CERTAIN DIFFERENCES IN THE RIGHTS OF WHEAT AND FUNC STOCKHOLDERS".
                                       44

                                      FUNC
GENERAL
     Financial and other information relating to FUNC, including information relating to FUNC's directors and executive officers, is set forth in FUNC's 1996 Annual Report on Form 10-K, 1997 First and Second Quarter Reports on Form 10-Q, 1997 Annual Meeting Proxy Statement and 1997 Current Reports on Form 8-K, each of which is incorporated by reference herein and copies of which may be obtained from FUNC as indicated under "AVAILABLE INFORMATION".
HISTORY AND BUSINESS
     FUNC was incorporated under the laws of North Carolina in 1967, and FUNC is registered as a bank holding company under the BHCA. Pursuant to a corporate reorganization in 1968, FUNB and First Union Mortgage Corporation, a mortgage banking firm acquired by FUNB in 1964, became subsidiaries of FUNC.
     In addition to FUNB (which, as a result of corporate reorganizations in June and July 1997, conducts commercial banking operations in Florida, Georgia, South Carolina, North Carolina, Tennessee, Virginia, Maryland, Connecticut and Washington, D.C.), FUNC also owns banks conducting operations in Delaware, New Jersey, Pennsylvania and New York. In addition to providing a wide range of commercial and retail banking and trust services through its banking subsidiaries, FUNC also provides various other financial services, including mortgage banking, home equity lending, credit cards, leasing, investment banking, insurance and securities' brokerage services, through other subsidiaries.
     Since the 1985 Supreme Court decision upholding regional interstate banking legislation, FUNC has concentrated its efforts on building a large, regional banking organization in what it perceives to be some of the better banking markets in the eastern region of the United States. Since November 1985, FUNC has completed 72 banking-related acquisitions and has pending three acquisitions (including Wheat), including the more significant acquisitions (I.E., involving the acquisition of $3.0 billion or more of assets or deposits) set forth in the following table. See "RECENT DEVELOPMENTS -- Pending FUNC Acquisitions".

                                                                     ASSETS/             CONSIDERATION/
                    NAME                         HEADQUARTERS     DEPOSITS(1)(2)      ACCOUNTING TREATMENT      COMPLETION DATE
---------------------------------------------   ---------------   --------------    -------------------------   ---------------
Atlantic Bancorporation......................   Florida           $  3.8 billion    common stock/pooling        November 1985
Northwestern Financial Corporation...........   North Carolina       3.0 billion    common stock/pooling        December 1985
First Railroad & Banking Company of
  Georgia....................................   Georgia              3.7 billion    common stock/pooling        November 1986
Florida National Banks of Florida, Inc.......   Florida              7.9 billion    cash and preferred          January 1990
                                                                                    stock/purchase
Southeast banks..............................   Florida              9.9 billion    cash, notes and preferred   September 1991
                                                                                    stock/
                                                                                    purchase
Resolution Trust Company ("RTC")                                     5.3 billion    cash/purchase               1991-1994
  acquisitions...............................   Florida,
                                                Georgia,
                                                Virginia
Dominion Bankshares Corporation..............   Virginia             8.9 billion    common stock and            March 1993
                                                                                    preferred stock/pooling
Georgia Federal Bank, FSB....................   Georgia              4.0 billion    cash/purchase               June 1993
First American Metro Corp....................   Virginia             4.6 billion    cash/purchase               June 1993
American Savings of Florida, F.S.B...........   Florida              3.6 billion    common stock/purchase       July 1995
FFB..........................................   New Jersey,
                                                Pennsylvania        35.3 billion    common stock and            January 1996
                                                                                    preferred stock/pooling
Center Financial Corporation.................   Connecticut          4.0 billion    common stock/purchase       November 1996
Signet.......................................   Virginia          $ 11.9 billion    common stock/pooling        pending

---------------
(1) The dollar amounts indicated represent the assets of the related organization as of the last reporting period prior to acquisition, except for (i) the dollar amount relating to RTC acquisitions, which represents savings and loan deposits
                                       45
    acquired from the RTC, and (ii) the dollar amount relating to Southeast banks, which represents assets of the two banking subsidiaries of Southeast Banking Corporation acquired from the FDIC.
(2) In addition, FUNC acquired (i) Lieber & Company, a mutual fund advisory company with approximately $3.4 billion in assets under management, in June 1994, and (ii) Keystone Investments, Inc., a mutual fund advisory company with approximately $11.6 billion in assets under management, in December 1996. The consideration paid by FUNC in each acquisition was FUNC Common Stock. Since such assets are not owned by these mutual fund advisory companies, they are not reflected on FUNC's balance sheet.
     FUNC is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of FUNC's book value and net income per common share may occur in connection with any future transactions.
CERTAIN REGULATORY CONSIDERATIONS
     AS A BANK HOLDING COMPANY, FUNC IS SUBJECT TO REGULATION UNDER THE BHCA AND TO ITS EXAMINATION AND REPORTING REQUIREMENTS. THE FOLLOWING DISCUSSION SETS FORTH CERTAIN OF THE MATERIAL ELEMENTS OF THE REGULATORY FRAMEWORK APPLICABLE TO BANK HOLDING COMPANIES AND THEIR SUBSIDIARIES AND PROVIDES CERTAIN SPECIFIC INFORMATION RELEVANT TO FUNC. TO THE EXTENT THAT THE FOLLOWING INFORMATION DESCRIBES STATUTORY AND REGULATORY PROVISIONS, IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE STATUTORY AND REGULATORY PROVISIONS. A CHANGE IN APPLICABLE STATUTES, REGULATIONS OR REGULATORY POLICY MAY HAVE A MATERIAL EFFECT ON THE BUSINESS OF FUNC.
  GENERAL
     As a bank holding company, FUNC is subject to regulation under the BHCA and to its examination and reporting requirements. Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than five percent of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of, or a waiver of the requirement for such approval by, the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.
     The earnings of FUNC are affected by the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, the OCC and the FDIC. In addition, there are numerous governmental requirements and regulations which affect the activities of FUNC.
  PAYMENT OF DIVIDENDS
     FUNC is a legal entity separate and distinct from its banking and other subsidiaries. A major portion of FUNC's revenues result from amounts paid as dividends to FUNC by its national bank subsidiaries. The prior approval of the OCC is required for the payment of any dividend by a national bank if the total of all dividends declared by the board of directors of such bank in any calendar year will exceed the sum of such bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits any national bank from paying dividends which would be greater than such bank's undivided profits after deducting statutory bad debt in excess of such bank's allowance for loan losses.
     In addition to its national bank subsidiaries, FUNC has one state-chartered bank subsidiary which is subject to dividend limitations under applicable state laws.
     Under the foregoing dividend restrictions and certain restrictions applicable to certain of FUNC's nonbanking subsidiaries, as of June 30, 1997, FUNC's subsidiaries, without obtaining affirmative governmental approvals, could pay aggregate dividends of $717 million to FUNC. In the first six months of 1997, FUNC's subsidiaries paid $603 million in cash dividends to FUNC. In addition, the corporate reorganization of FUNC's subsidiary banks in Georgia and Florida into FUNB on June 5, 1997, resulted in a reduction of capital in the amount of $400 million, which was paid to FUNC.
     In addition, FUNC and its bank subsidiaries are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine, under certain circumstances relating to the financial condition of a national bank or bank holding company, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The OCC (the appropriate agency with respect to FUNC's national bank subsidiaries) and the
                                       46

FDIC (the appropriate agency with respect to FUNC's state-chartered bank subsidiary) have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsound and unsafe banking practice. The OCC, the FDIC and the Federal Reserve Board have each indicated that banking organizations should generally pay dividends only out of current operating earnings.
  BORROWINGS; ETC.
     There are also various legal restrictions on the extent to which each of FUNC and certain of its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must be secured by designated amounts of specified collateral and are limited, as to any one of FUNC or such nonbank subsidiaries, to ten percent of the lending bank's capital stock and surplus, and as to FUNC and all such nonbank subsidiaries in the aggregate, to 20 percent of such lending bank's capital stock and surplus.
     The Federal Deposit Insurance Act, as amended (the "FDIA") imposes liability on an institution whose deposits are insured by the FDIC, such as FUNC's subsidiary banks, for certain potential losses of the FDIC incurred in connection with other FDIC-insured institutions under common control with such institution.
     Under the National Bank Act, if the capital stock of a national bank is impaired by losses or otherwise, the OCC is authorized to require payment of the deficiency by assessment upon the bank's stockholders, pro rata and, to the extent necessary, if any such assessment is not paid by any stockholder after three months notice, to sell the stock of such stockholder to make good the deficiency.
     Under Federal Reserve Board policy, FUNC is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve Board policy, FUNC may not find itself willing or able to provide it.
     Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.
  CAPITAL ADEQUACY
     The Federal Reserve Board, the FDIC and the OCC have adopted substantially similar risk-based and leverage capital guidelines for United States banking organizations. Under these risked-based capital standards, the minimum consolidated ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is eight percent. At least half of the total capital is to be composed of common stockholder's equity, retained earnings, a limited amount of qualifying perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, less goodwill and certain intangibles ("tier 1 capital" and, together with tier 2 capital, "total capital"). The remainder of total capital may consist of mandatory convertible debt securities and a limited amount of subordinated debt, qualifying preferred stock and loan loss allowance ("tier 2 capital"). At June 30, 1997, FUNC's tier 1 and total capital ratios were 7.55 percent and 12.64 percent, respectively. On an FUNC and Wheat combined basis, such ratios at June 30, 1997, would have been 7.62 percent and 12.74 percent, respectively.
     In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum leverage ratio of tier 1 capital to adjusted average quarterly assets less certain amounts ("leverage ratio") equal to three percent for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies will generally be required to maintain a leverage ratio of from at least four to five percent. FUNC's leverage ratio at June 30, 1997, was 6.23 percent. On an FUNC and Wheat combined basis, such ratio at June 30, 1997, would have been 6.28 percent. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible tier 1 leverage ratio" (deducting all intangibles) in evaluating proposals for expansion or new activity. The Federal Reserve Board has not advised FUNC of any specific minimum leverage ratio or tangible tier 1 leverage ratio applicable to it.
     Each of FUNC's subsidiary banks is subject to similar capital requirements adopted by the OCC or the FDIC. Each of FUNC's subsidiary banks had a leverage ratio in excess of 5.47 percent as of June 30, 1997. The federal banking agencies have not advised any of the subsidiary banks of any specific minimum leverage ratio applicable to it.
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  PROMPT CORRECTIVE ACTION
     The FDIA, among other things, requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. The FDIA establishes five capital tiers:
"well capitalized"; "adequately capitalized"; "undercapitalized"; "significantly undercapitalized"; and "critically undercapitalized". A depository institution's capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation.
     The federal bank regulatory agencies have adopted regulations establishing relevant capital measures and relevant capital levels applicable to FDIC-insured banks. The relevant capital measures are the total capital ratio, tier 1 capital ratio and the leverage ratio. Under the regulations, a FDIC-insured bank will be
(i) "well capitalized" if it has a total capital ratio of ten percent or greater, a tier 1 capital ratio of six percent or greater and a leverage ratio of five percent or greater and is not subject to any order or written directive by the OCC to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total capital ratio of eight percent or greater, a tier 1 capital ratio of four percent or greater and a leverage ratio of four percent or greater (three percent in certain circumstances) and is not "well capitalized"; (iii) "undercapitalized" if it has a total capital ratio of less than eight percent, a tier 1 capital ratio of less than four percent or a leverage ratio of less than four percent (three percent in certain circumstances); (iv) "significantly undercapitalized" if it has a total capital ratio of less than six percent, a tier 1 capital ratio of less than three percent or a leverage ratio of less than three percent; and (v) "critically undercapitalized" if its tangible equity is equal to or less than two percent of average quarterly tangible assets. An institution may be downgraded to, or deemed to be in, a capital category that is lower than is indicated by its capital ratios if it is determined to be in an unsafe or unsound condition or if it receives an unsatisfactory examination rating with respect to certain matters. As of June 30, 1997, all of FUNC's deposit-taking subsidiary banks had capital levels that qualify them as being "well capitalized" under such regulations.
     The FDIA generally prohibits a FDIC-insured depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be "undercapitalized". "Undercapitalized" depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of: (i) an amount equal to five percent of the depository institution's total assets at the time it became "undercapitalized"; and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized".
     "Significantly undercapitalized" insured depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become "adequately capitalized", requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions are subject to the appointment of a receiver or conservator. A bank that is not "well capitalized" is subject to certain limitations relating to so-called "brokered" deposits.
  DEPOSITOR PREFERENCE STATUTE
     Under federal law, deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.
  INTERSTATE BANKING AND BRANCHING LEGISLATION
     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "IBBEA") authorized interstate acquisitions of banks and bank holding companies without geographic limitation beginning one year after enactment. In addition, it authorized, beginning June 1, 1997, a bank to merge with a bank in another state as long as neither of the states has opted out of interstate branching between the date of enactment of the IBBEA and May 31, 1997. In addition, a bank may establish and operate a DE NOVO branch in a state in which the bank does not maintain a branch if that state expressly permits DE NOVO interstate branching. It was pursuant to authority from IBBEA that FUNB completed its reorganizations in June and July 1997. In addition, First Union National Bank, which conducts banking operations in New York, New Jersey and Pennsylvania, is to be merged with FUNB in February 1998, pending regulatory approval.
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  FDIC INSURANCE ASSESSMENTS; DIFA
     Effective January 1, 1996, the FDIC reduced the insurance premiums it currently charges on bank deposits insured by the Bank Insurance Fund ("BIF") to the statutory minimum of $2,000 for "well capitalized" banks. The Deposit Insurance Funds Act of 1996, which was enacted on September 30, 1996 ("DIFA"), reduced the amount of semi-annual FDIC insurance premiums for savings association deposits acquired by banks and insured by SAIF to the same levels assessed for deposits insured by BIF. DIFA also provided for a special one-time assessment imposed on deposits insured by SAIF, including such deposits held by banks, to bring the SAIF up to statutorily required levels. FUNC accrued for the one-time assessment in the third quarter of 1996 in the amount of $86 million after tax in connection with the SAIF recapitalization.
     DIFA further provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF, and continues the assessments currently imposed on depository institutions with respect to SAIF-insured deposits, to pay for the cost of Financing Corporation funding.
                       DESCRIPTION OF FUNC CAPITAL STOCK
     THE DESCRIPTIVE INFORMATION SUPPLIED HEREIN OUTLINES CERTAIN PROVISIONS OF THE FUNC ARTICLES, THE FUNC BYLAWS AND THE NCBCA. THE INFORMATION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE PROVISIONS OF THE FUNC ARTICLES, THE FUNC BYLAWS AND THE NCBCA.
AUTHORIZED CAPITAL
     The authorized capital stock of FUNC consists of 750,000,000 shares of FUNC Common Stock, 10,000,000 shares of Preferred Stock, no-par value per share ("FUNC Preferred Stock"), and 40,000,000 shares of FUNC Class A Preferred Stock, no-par value per share ("FUNC Class A Preferred Stock"). As of September 30, 1997, there were 568,296,416 shares of FUNC Common Stock, no shares of FUNC Preferred Stock and no shares of FUNC Class A Preferred Stock issued and outstanding. The FUNC Preferred Stock and FUNC Class A Preferred Stock are each issuable in one or more series, and with respect to any series, the FUNC Board of Directors, subject to certain limitations, is authorized to fix the number of shares, dividend rates, liquidation prices, liquidation rights of holders, redemption, conversion and voting rights and other terms of the series. Shares of FUNC Class A Preferred Stock and FUNC Preferred Stock that are redeemed, repurchased or otherwise acquired by FUNC have the status of authorized, unissued and undesignated shares of FUNC Class A Preferred Stock and FUNC Preferred Stock, respectively, and may be reissued.
FUNC COMMON STOCK
     Subject to the prior rights of the holders of any FUNC Preferred Stock and any FUNC Class A Preferred Stock then outstanding, holders of FUNC Common Stock are entitled to receive such dividends as may be declared by the FUNC Board of Directors out of funds legally available therefor, and in the event of liquidation or dissolution, to receive the net assets of FUNC remaining after payment of all liabilities and after payment to holders of all shares of FUNC Preferred Stock and FUNC Class A Preferred Stock of the full preferential amounts to which such holders are respectively entitled, in proportion to their respective holdings. See "FUNC -- Certain Regulatory Considerations; PAYMENT OF DIVIDENDS".
     Pursuant to an indenture dated as of November 27, 1996, between FUNC and Wilmington Trust Company, as trustee, under which certain of FUNC's outstanding junior subordinated debt securities have been issued, FUNC has covenanted that it generally will not declare or pay any dividends or distributions on, or redeem, repurchase, acquire or make a liquidation payment with respect to, any of FUNC's capital stock, including FUNC Common Stock, FUNC Preferred Stock and FUNC Class A Preferred Stock if, at such time, certain defaults have occurred under such indenture or a related guarantee of FUNC or FUNC shall have exercised its right under such indenture to defer interest payments on the securities issued thereunder.
     Subject to the rights of the holders of any FUNC Preferred Stock and any FUNC Class A Preferred Stock then outstanding, all voting rights are vested in the holders of the shares of FUNC Common Stock, each share being entitled to one vote on all matters requiring stockholder action and in the election of directors. Holders of FUNC Common Stock have no preemptive, subscription or conversion rights. All of the outstanding shares of FUNC Common Stock are fully paid and nonassessable, and the FUNC Common Shares issuable to the stockholders of Wheat upon consummation of the Merger will, upon issuance, be fully paid and nonassessable.
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FUNC PREFERRED STOCK
     All shares of each series of FUNC Preferred Stock must be of equal rank and have the same powers, preferences and rights and be subject to the same qualifications, limitations and restrictions, except with respect to dividend rates, redemption prices, liquidation amounts, terms of conversion or exchange and voting rights.
FUNC CLASS A PREFERRED STOCK
     Shares of FUNC Class A Preferred Stock rank prior or superior to FUNC Common Stock and on a parity with or junior to (but not prior or superior to) FUNC Preferred Stock or any series thereof, in respect of the right to receive dividends and/or the right to receive payments out of the net assets of FUNC upon any involuntary or voluntary liquidation, dissolution or winding up of FUNC. Subject to the foregoing and to the terms of any particular series of FUNC Class A Preferred Stock, each series of FUNC Class A Preferred Stock may vary as to priority.
FUNC RIGHTS PLAN
     Each outstanding share of FUNC Common Stock currently has attached to it one right (an "FUNC Right") issued pursuant to a Shareholder Protection Rights Agreement (as amended, the "FUNC Rights Agreement"). Accordingly, in the Merger, holders of Wheat Common Stock and Wheat Preferred Stock would receive one FUNC Right with respect to each share of FUNC Common Stock they receive, which FUNC Right will be attached to the related shares of FUNC Common Stock, unless the Separation Time (as defined below) has occurred, in which case holders of Wheat Common Stock and Wheat Preferred Stock would receive separate certificates with respect to such FUNC Rights. Each FUNC Right entitles its registered holder to purchase one one-hundredth of a share of a junior participating series of FUNC Class A Preferred Stock designed to have economic and voting terms similar to those of one share of FUNC Common Stock, for $105.00 (as adjusted to reflect the FUNC Stock Split), subject to adjustment (the "Rights Exercise Price"), but only after the earlier to occur (the "Separation Time") of: (i) the tenth business day (subject to extension) after any person (an "Acquiring Person") (x) commences a tender or exchange offer, which, if consummated, would result in such person becoming the beneficial owner of 15 percent or more of the outstanding shares of FUNC Common Stock, or (y) is determined by the Federal Reserve Board to "control" FUNC within the meaning of the BHCA (see " -- Other Provisions" below), subject to certain exceptions; and (ii) the tenth business day after the first date (the "Flip-in Date") of a public announcement by FUNC that a person has become an Acquiring Person. The FUNC Rights will not trade separately from the shares of FUNC Common Stock unless and until the Separation Time occurs.
     The FUNC Rights Agreement provides that a person will not become an Acquiring Person under the BHCA control-based test described above if either (i) the Federal Reserve Board's control determination would not have been made but for such person's failure to make certain customary passivity commitments, or such person's violation of such commitments made, to the Federal Reserve Board, so long as the Federal Reserve Board determines that such person no longer controls FUNC within 30 days (or 60 days in certain circumstances), or (ii) the Federal Reserve Board's control determination was not based on such a failure or violation and such person (x) obtains a noncontrol determination within three years, and (y) is using its best efforts to allow FUNC to make any acquisition or engage in any legally permissible activity notwithstanding such person's being deemed to control FUNC for purposes of the BHCA.
     The FUNC Rights will not be exercisable until the business day following the Separation Time. The FUNC Rights will expire on the earliest of: (i) the Exchange Time (as defined below); (ii) the close of business on December 28, 2000; and (iii) the date on which the FUNC Rights are redeemed or terminated as described below (in any such case, the "Expiration Time"). The Rights Exercise Price and the number of FUNC Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the FUNC Rights, are subject to adjustment upon the occurrence of certain events.
     In the event that prior to the Expiration Time a Flip-in Date occurs, FUNC will take such action as shall be necessary to ensure and provide that each FUNC Right (other than FUNC Rights beneficially owned by an Acquiring Person or any affiliate, associate or transferee thereof, which FUNC Rights shall become void) shall constitute the right to purchase, from FUNC, shares of FUNC Common Stock having an aggregate market price equal to twice the Rights Exercise Price for an amount in cash equal to the then current Rights Exercise Price. In addition, the FUNC Board of Directors may, at its option, at any time after a Flip-in Date, elect to exchange all of the then outstanding FUNC Rights for shares of FUNC Common Stock, at an exchange ratio of two shares of FUNC Common Stock per FUNC Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Separation Time (the "Rights Exchange Rate"). Immediately upon such action by the FUNC Board of Directors (the "Exchange Time"), the right to exercise the FUNC Rights will terminate, and each FUNC Right will thereafter represent only the right to receive a number of shares of FUNC Common
                                       50

Stock equal to the Rights Exchange Rate. If FUNC becomes obligated to issue shares of FUNC Common Stock upon exercise of or in exchange for FUNC Rights, FUNC, at its option, may substitute therefor shares of junior participating FUNC Class A Preferred Stock upon exercise of each FUNC Right at a rate of two one-hundredths of a share of junior participating FUNC Class A Preferred Stock upon the exchange of each FUNC Right.
     The FUNC Rights may be canceled and terminated without any payment to holders thereof at any time prior to the date that they become exercisable and are redeemable by FUNC at $.01 per FUNC Right, subject to adjustment upon the occurrence of certain events, at any date between the date on which they become exercisable and the Flip-In Date. The FUNC Rights have no voting rights and are not entitled to dividends.
     The FUNC Rights will not prevent a takeover of FUNC. The FUNC Rights, however, may cause substantial dilution to a person or group that acquires 15 percent or more of FUNC Common Stock (or that acquires "control" of FUNC within the meaning of the BHCA) unless the FUNC Rights are first redeemed or terminated by the FUNC Board of Directors. Nevertheless, the FUNC Rights should not interfere with a transaction that is in the best interests of FUNC and its stockholders because the FUNC Rights can be redeemed or terminated, as hereinabove described, before the consummation of such transaction.
     The complete terms of the FUNC Rights are set forth in the FUNC Rights Agreement. The foregoing description of the FUNC Rights and the FUNC Rights Agreement is qualified in its entirety by reference to such document. The FUNC Rights Agreement is incorporated by reference as an exhibit to the Registration Statement. A copy of the FUNC Rights Agreement can be obtained upon written request to the Rights Agent, First Union National Bank, 1525 West W. T. Harris Blvd., Charlotte, North Carolina 28288-1153.
OTHER PROVISIONS
     The FUNC Articles and the FUNC Bylaws contain a number of provisions which may be deemed to have the effect of discouraging or delaying attempts to gain control of FUNC. These include provisions in the FUNC Articles: (i) classifying the FUNC Board of Directors into three classes with each class to serve for three years with one class being elected annually; (ii) authorizing the FUNC Board of Directors to fix the size of the FUNC Board of Directors at between nine and 30 directors; (iii) authorizing directors to fill vacancies on the FUNC Board of Directors that occur between annual meetings, except that vacancies resulting from a removal of a director by a stockholder vote may only be filled by a stockholder vote; (iv) providing that directors may be removed only for cause and only by affirmative vote of the majority of shares entitled to be voted in the election of directors, voting as a single class; (v) authorizing only the FUNC Board of Directors, the Chairman of the FUNC Board of Directors or the President to call a special meeting of stockholders (except for special meetings called under specified circumstances for holders of classes or series of stock ranking superior to the FUNC Common Stock); and (vi) requiring an 80 percent vote of stockholders entitled to vote in the election of directors, voting as a single class, to alter any of the foregoing provisions.
     The FUNC Bylaws include provisions setting forth specific conditions under which: (i) business may be transacted at an annual meeting of stockholders; and
(ii) persons may be nominated for election as directors of FUNC at an annual meeting of stockholders.
     The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days' prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued, or unless the acquisition is subject to Federal Reserve Board approval under the BHCA. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than ten percent of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as FUNC, would, under the circumstances set forth in the presumption, constitute the acquisition of control.
     In addition, any "company" would be required to obtain the approval of the Federal Reserve Board under the BHCA before acquiring 25 percent (five percent in the case of an acquiror that is a bank holding company) or more of the outstanding shares of FUNC Common Stock, or otherwise obtaining "control" over FUNC. Under the BHCA, "control" generally means (i) the ownership or control of 25 percent or more of any class of voting securities of the bank holding company, (ii) the ability to elect a majority of the bank holding company's directors, or (iii) the ability otherwise to exercise a controlling influence over the management and policies of the bank holding company.
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     Two North Carolina "anti-takeover" statutes adopted in 1987, The North
Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act, allowed North Carolina corporations to elect to either be covered or not be covered by such statutes. FUNC elected not to be covered by such statutes.
     In addition to the foregoing, in certain instances the ability of the FUNC Board of Directors to issue authorized but theretofore unissued shares of FUNC Common Stock, FUNC Class A Preferred Stock or FUNC Preferred Stock may have an anti-takeover effect.
     The existence of the foregoing provisions could (i) result in FUNC being less attractive to a potential acquiror, or (ii) result in FUNC stockholders receiving less for their shares of FUNC Common Stock than otherwise might be available in the event of a takeover attempt.
        CERTAIN DIFFERENCES IN THE RIGHTS OF WHEAT AND FUNC STOCKHOLDERS
GENERAL
     FUNC is a North Carolina corporation subject to the provisions of the
NCBCA, and Wheat is a Virginia corporation subject to the provisions of the
VSCA. Stockholders of Wheat will, upon consummation of the Merger, become stockholders of FUNC. The rights of such stockholders as stockholders of FUNC will then be governed by the FUNC Articles and the FUNC Bylaws, in addition to the NCBCA.
     Set forth below are the material differences between the rights of a Wheat stockholder under the VSCA, the Wheat Articles and the Wheat Bylaws, on the one hand, and the rights of an FUNC stockholder under the NCBCA, the FUNC Articles and the FUNC Bylaws, on the other hand. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing law and the articles of incorporation and bylaws of each corporation. AUTHORIZED CAPITAL
     WHEAT. Wheat's authorized capital is set forth under "WHEAT -- Description of Wheat Capital Stock; GENERAL".
     FUNC. FUNC's authorized capital is set forth under "DESCRIPTION OF FUNC CAPITAL STOCK -- Authorized Capital".
AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS
     WHEAT. Except for certain minor amendments specified in the VSCA, any proposed amendment to the Wheat Articles must receive approval from both the Wheat Board and the stockholders. The Wheat Board may propose an amendment to the Wheat Articles for submission to the stockholders. For the amendment to be adopted, the Wheat Board must recommend the amendment to the stockholders, unless it determines that it should not make a recommendation because of a conflict of interest or other special circumstances. In accordance with the
VSCA, the Wheat Board may condition its submission of a proposed amendment on any basis. The Wheat stockholders then must approve the amendment by more than two-thirds of the votes entitled to be cast by each voting group. In certain circumstances, a class or series of shares is entitled to vote as a separate voting group on a proposed amendment. Either the Wheat Board or the stockholders may amend the Wheat Bylaws. The Wheat stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the Wheat Board.
     FUNC. Under North Carolina law, an amendment to the FUNC Articles generally requires the recommendation of the FUNC Board of Directors and the approval of either a majority of all shares entitled to vote thereon or a majority of the votes cast thereon, depending on the nature of the amendment. In accordance with North Carolina law, the FUNC Board of Directors may condition its submission of the proposed amendment on any basis. An amendment to the FUNC Bylaws generally requires the approval of either the stockholders or the FUNC Board of Directors. The FUNC Board of Directors generally may not amend any bylaw approved by the stockholders. Under certain circumstances, the approval of the holders of at least two-thirds, or in some cases a majority, of the outstanding shares of any series of FUNC Preferred Stock or FUNC Class A Preferred Stock may be required to amend the FUNC Articles. In addition, certain amendments to the FUNC Articles or the FUNC Bylaws require the approval of not less than 80 percent of the outstanding shares of FUNC entitled to vote in the election of directors, voting together as a single class. See "DESCRIPTION OF FUNC CAPITAL STOCK".
SIZE AND CLASSIFICATION OF BOARD OF DIRECTORS
     WHEAT. The number of Wheat directors currently is determined by the Wheat Board between annual meetings of the stockholders, but must always be at least three. Under the VSCA, Wheat stockholders may adopt a bylaw fixing the number
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
of directors and may direct that such bylaw may not be amended by the Wheat Board. The number of directors of Wheat is currently set at 12.
     FUNC. The size of the FUNC Board of Directors is determined by the affirmative vote of a majority of the FUNC Board of Directors, provided that the FUNC Board may not set the number of directors at less than nine nor more than 30, and provided further that no decrease in the number of directors may shorten the term of any director then in office. The number of directors of FUNC is currently set at 29. Pursuant to the terms of the Signet acquisition agreement, two directors of Signet are to be elected or appointed to the FUNC Board of Directors following consummation of the Signet acquisition. See "RECENT DEVELOPMENTS -- Pending FUNC Acquisitions; SIGNET". The FUNC Board of Directors is divided into three classes, each as nearly as possible equal in number as the others, with one class being elected annually. See "THE MERGERS -- Interests of Certain Persons" and "DESCRIPTION OF FUNC CAPITAL STOCK".
REMOVAL OF DIRECTORS
     WHEAT. Any Wheat director may be removed, with or without cause, by the vote of the holders of a majority of shares of the voting group who elected such director, given either at a special meeting of such stockholders duly called for such purpose or pursuant to a written consent of such stockholders. Any vacancy in the Wheat Board created by such removal may be filled by the holders of the shares of such voting group represented at such meeting or pursuant to such written consent.
     FUNC. Except for directors elected under specified circumstances by holders of any class or series of stock having a preference over FUNC Common Stock as to dividends or upon liquidation, directors of FUNC may be removed only for cause and only by a vote of the holders of a majority of the shares then entitled to vote in the election of directors, voting together as a single class.
DIRECTOR EXCULPATION
     WHEAT. The Wheat Articles provide that, in any proceeding brought by or in the right of Wheat or brought by or on behalf of the Wheat stockholders, no
Wheat director shall be liable to Wheat or its stockholders for monetary damages with respect to any single transaction, occurrence or course of conduct. The liability of any Wheat director, however, may not be limited if the director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.
     FUNC. The FUNC Articles provide for the elimination of personal liability of each director of FUNC to the fullest extent permitted by the provisions of the NCBCA, as the same may be in effect from time to time. The NCBCA does not permit the elimination of such liability with respect to (i) acts or omissions the director knew or believed were clearly in conflict with the best interests of FUNC, (ii) any liability under the NCBCA for unlawful distributions by FUNC, or (iii) any transaction from which the director derived an improper personal benefit.
DIRECTOR CONFLICT OF INTEREST TRANSACTIONS
     WHEAT. The VSCA provides that transactions between a corporation and a director in which the director has a direct or indirect personal interest is not voidable by the corporation solely because of the director's interest in the transaction if: (i) the material facts of the transaction and the director's interest were disclosed or known to the board of directors (or a committee thereof) and the board (or such committee) authorized, approved or ratified the transaction, (ii) the material facts of the transaction and the director's interest were disclosed to the stockholders entitled to vote and they authorized, approved or ratified the transaction, or (iii) the transaction was fair to the corporation. For purposes of clause (i) above, a conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of the majority of directors (or committee members), who have no direct or indirect personal interest in the transaction. The presence of, or a vote cast by, a director with a direct or indirect personal interest does not affect the validity of any action taken under clause (i) above if the transaction is otherwise authorized, approved or ratified pursuant to that clause.
     FUNC. North Carolina law generally permits transactions involving a North Carolina corporation and an interested director of that corporation if: (i) the material facts of the transaction and the director's interest are disclosed and a majority of disinterested shares entitled to vote thereon authorizes, approves or ratifies the transaction; (ii) the material facts are disclosed and a majority of disinterested directors or a committee of the board of directors authorizes, approves or ratifies the transaction; or (iii) the transaction is fair to the corporation. North Carolina law prohibits loans to directors or the guaranteeing of their obligations by a North Carolina corporation unless approved by a majority vote of disinterested stockholders or unless the corporation's board of directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan of loans and guarantees by the corporation.
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STOCKHOLDER MEETINGS
     WHEAT. A meeting of the Wheat stockholders must be held if it is called by
(i) the President, (ii) by a majority of directors, or (iii) by the holders of at least one-tenth of the outstanding number of shares of Wheat capital stock entitled to vote. A quorum for a meeting of Wheat stockholders is a majority of the outstanding shares of Wheat capital stock entitled to vote. Except as set forth under " -- Required Stockholder Vote for Certain Actions; WHEAT", the
Wheat Articles provide that a majority of votes cast generally is required for any action by the stockholders of Wheat.
     FUNC. A special meeting of stockholders may be called for any purpose only by the FUNC Board of Directors, the Chairman of the FUNC Board of Directors or the President (except for special meetings called under specified circumstances for holders of any class or series of stock having a preference over FUNC Common Stock as to dividends or upon liquidation). A quorum for a meeting of the stockholders of FUNC is a majority of the outstanding shares of FUNC entitled to vote. Except as provided in the FUNC Articles or in the NCBCA, a majority of the votes cast is generally required for any action by the stockholders of FUNC. North Carolina law provides that such quorum and voting requirements may be increased only with the approval of the stockholders of FUNC.
DIRECTOR NOMINATIONS
     WHEAT. Neither the VSCA nor the Wheat Bylaws establish procedures for stockholders to nominate persons for election to the Wheat Board.
     FUNC. The FUNC Bylaws establish procedures that must be followed for stockholders to nominate persons for election to the FUNC Board of Directors. Such nominations must be made by delivering written notice to the Secretary of FUNC not less than 60 or more than 90 days prior to the annual meeting at which directors will be elected; provided, however, that if less than 70 days' notice of the date of the meeting is given, such written notice by the stockholder must be so delivered not later than the tenth day after the day on which such notice of the date of the meeting was given. Notice will be deemed to have been given more than 70 days prior to the meeting if the meeting is called on the third Tuesday of April regardless as to when public disclosure is made. The nomination notice must set forth certain information about the person to be nominated similar to that required to be disclosed in the solicitation of proxies for election of directors pursuant to Items 7(a) and 7(b) of Regulation 14A under the Exchange Act and such person's written consent to being nominated and to serving as a director if elected. The nomination notice must also set forth certain information about the person submitting the notice, including the name and address of the stockholder and the class and number of shares of FUNC Common Stock owned of record or beneficially by such stockholder. The Chairman of the meeting will, if the facts warrant, determine that a nomination was not made in accordance with the provisions prescribed by the FUNC Bylaws, and the defective nomination will be disregarded. The foregoing procedures do not apply to any director who is nominated under specified circumstances by holders of any class or series of stock having a preference over FUNC Common Stock as to dividends or upon liquidation.
STOCKHOLDER PROPOSALS
     WHEAT. Neither the VSCA nor the Wheat Bylaws establish procedures for submission of stockholder proposals.
     FUNC. The FUNC Bylaws establish procedures that must be followed for a stockholder to submit a proposal to a vote of the stockholders of FUNC at an annual meeting of stockholders. Such proposal must be made by the stockholder delivering written notice to the Secretary of FUNC not less than 60 days nor more than 90 days prior to the meeting; provided, however, that if less than 70 days' notice of the date of the meeting is given, such written notice by the stockholder must be so delivered not later than the tenth day after the day on which such notice of the date of the meeting was given. Notice will be deemed to have been given more than 70 days prior to the meeting if the meeting is called on the third Tuesday of April. The stockholder proposal notice must set forth:
(i) a brief description of the proposal and the reasons for its submission; (ii) the name and address of the stockholder, as they appear on FUNC's books; (iii) the classes and number of shares of FUNC stock owned by the stockholder; and
(iv) any material interest of the stockholder in such proposal other than such holder's interest as a stockholder of FUNC. The chairman of the meeting will, if the facts warrant, determine that any proposal was not properly submitted in accordance with the provisions prescribed by the FUNC Bylaws, and the defective proposal will not be submitted at the meeting for a vote of the stockholders. STOCKHOLDER PROTECTION RIGHTS PLANS
     WHEAT. Wheat has not adopted a stockholder rights plan.
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     FUNC. FUNC has adopted the FUNC Rights Agreement. See "DESCRIPTION OF FUNC
CAPITAL STOCK -- FUNC Rights Plan".
STOCKHOLDER INSPECTION RIGHTS; STOCKHOLDER LISTS
     WHEAT. The VSCA requires a Virginia corporation to allow any stockholder to inspect and copy, after at least five business days notice to the corporation, the following records: (i) current articles of incorporation and bylaws, (ii)
any board of directors resolutions creating any outstanding class or series of shares, (iii) minutes and written unanimous consents of stockholders for the past three years, (iv) written communications to stockholders for the past three years, (v) names and addresses of current directors and officers, and (vi) the most recent annual report to the State Corporation Commission. Under the VSCA, a stockholder of a Virginia corporation is entitled to inspect and copy certain other books and records of the corporation, including a list of stockholders, if
(i) the stockholder has been a stockholder of record for at least six months immediately preceding his or her written demand or is the holder of at least five percent of the corporation's outstanding shares, (ii) the stockholder's demand is made in good faith and for a proper purpose, (iii) the stockholder describes with reasonable particularity the purpose of the request and the records desired to be inspected, and (iv) the records are directly connected with the stated purpose, and the stockholder gives the corporation written notice of his or her demand at least five business days before the date he or she wishes to inspect or copy. The VSCA also provides that a corporation shall make available for inspection by any stockholder during usual business hours, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, provided that such stockholder meets the requirements of the preceding sentence if the corporation has securities registered under the Exchange Act.
     FUNC. Under the NCBCA, qualified stockholders have the right to inspect and copy certain records of FUNC if their demand is made in good faith and for a proper purpose. Such right of inspection requires that the stockholder give FUNC at least five business days' written notice of the demand, describing with reasonable particularity his purpose and the requested records. The records must be directly connected with the stockholder's purpose. The rights of inspection and copying extend not only to stockholders of record but also to beneficial owners whose beneficial ownership is certified to FUNC by the stockholder of record. However, FUNC is under no duty to provide any accounting records or any records with respect to any matter that FUNC determines in good faith may, if disclosed, adversely affect FUNC in the conduct of its business or may constitute material non-public information, and the rights of inspection and copying are limited to stockholders who either have been stockholders for at least six months or who hold at least five percent of the outstanding shares of any class of stock of FUNC. A stockholder's agent or attorney has the same inspection and copying rights as the stockholder he or she represents.
     In addition, after fixing a record date for a stockholders' meeting, FUNC is required to prepare a stockholder list with respect to such stockholders' meeting and to make such list available at FUNC's principal office or at a place identified in the meeting notice to any stockholder beginning two business days after notice of such meeting is given and continuing through such meeting and any adjournment thereof. Subject to the applicable provisions of the NCBCA, a stockholder or his or her agent or attorney upon written demand at his or her own expense during regular business hours is entitled to copy such list. Such list must be available at the stockholders' meeting, and any stockholder, his or her agent or attorney, may inspect such list at any time during the meeting or any adjournment thereof.
REQUIRED STOCKHOLDER VOTE FOR CERTAIN ACTIONS
     WHEAT. The Wheat Articles require the approval of the holders of more than two-thirds of all the votes entitled to be cast thereon by each voting group entitled to vote, on any amendment to the Wheat Articles, plan of merger, plan of share exchange, sale or other disposition of substantially all of the assets of a corporation not in the ordinary course of business or dissolution. The
Wheat Articles also provide that directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in an election at a meeting at which a quorum is present. The VSCA specifies additional voting requirements for Affiliated Transactions (as hereinafter defined) and transactions that would cause an acquiring person's voting power to meet or exceed specified thresholds, as discussed below.
     The VSCA contains provisions governing "Affiliated Transactions". These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation and any holder of more than ten percent of any class of its outstanding voting shares (an "Interested Shareholder") by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to the approval requirement include mergers, share exchanges, dispositions of corporate assets with a value in excess of five percent of the corporation's net worth, any guaranty of indebtedness in excess of five percent of the corporation's net worth, disposition of voting shares with an aggregate value in excess of five
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percent of the aggregate value of all outstanding shares, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification of securities, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than five percent.
     For three years following the time that an Interested Shareholder becomes an owner of ten percent of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder without approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and majority approval of the "Disinterested Directors". A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation's board of directors who was (i) a member on the date on which an Interested Shareholder became an Interested Shareholder, and (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board.
     After the three-year moratorium has expired, an Interested Shareholder may engage in an Affiliated Transaction with the corporation, but only if it is approved by a majority of the Disinterested Directors or by two-thirds of the disinterested stockholders or unless it complies with certain statutory fair price provisions. The statutory fair price exception is designed to permit an Interested Shareholder to effect an affiliated transaction even if he is unable to obtain the approval of a majority of Disinterested Directors or more than two-thirds of the disinterested shares so long as all stockholders of the corporation receive a "fair price" for their shares.
     To qualify for this exception, in the Affiliated Transaction the holders of all voting shares must receive consideration in the transaction and the per share consideration for each class or series of shares must at least equal the highest of the following: (i) the highest price paid by the Interested Shareholder for shares during the two-year period prior to the date on which the stockholder became an Interested Shareholder or, if higher, in the transaction in which he became an Interested Shareholder, plus interest net of any cash dividends paid; (ii) the fair market value of the shares plus interest net of any cash dividends; (iii) if applicable, the price determined pursuant to clause
(ii) multiplied by the ratio of the highest price that the Interested
Shareholder paid for any shares during the two-year period prior to the date he became an Interested Shareholder to the fair market value of such shares on the first day in such two-year period in which he acquired any of the shares; or
(iv) if applicable, the highest preferential amount to which the shares are entitled upon any voluntary or involuntary dissolution of the corporation.
     None of the foregoing limitations and special voting requirements applies to a transaction, such as the Merger, with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved in advance by a majority of the Virginia corporation's Disinterested Directors.
     These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of the holders of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. Wheat has not "opted out" of (i.e., elected not to be governed by) the Affiliated Transactions provisions.
     Whereas the purpose of the Affiliated Transactions statute is to protect minority stockholders from self-dealing transactions by a controlling stockholder after that stockholder has acquired a potentially controlling position, Virginia's Control Share Acquisition statute is designed to give a prior approval right when a person or entity seeks to acquire a sufficient number of shares so as to be in potential or actual control of the corporation. This statute applies to any proposed acquisition by an acquiring person of shares entitled to vote generally in the election of directors within any one of the following ranges of percentage ownership: 20 percent to 33 1/3 percent,
33 1/3 percent to 50 percent and 50 percent or more. When shares are acquired within any of these ranges, the acquiring stockholder automatically loses the right to vote any shares within the range, as well as any shares acquired within 90 days before crossing the threshold and any shares acquired pursuant to a plan to make a control shares acquisition (the "Control Shares"), unless a majority of the "disinterested shares" vote to grant him voting rights.
     The acquiring stockholder can request a special meeting of the stockholders to consider granting rights to shares that he owns or proposes to acquire. The special meeting must be held no later than 50 days from the date of the request, and the acquiring stockholder must provide the stockholders with a disclosure statement detailing his plans for the corporation. If authorized in the corporation's articles of incorporation or bylaws before a control share acquisition has occurred, the Control Shares that the stockholders have failed to grant voting rights may be redeemed by the corporation at a per share redemption price equal to the average per share price paid by the acquiring person for such shares. If the Control Shares are accorded full
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voting rights and the acquiring person thereby is entitled to cast a majority of votes that could be cast in an election of directors, all stockholders of the corporation other than the acquiring person have the right to dissent from the granting of voting rights and to demand payment of "fair value" for their shares.
     FUNC. Under North Carolina law, except as otherwise provided below or in the NCBCA, any plan of merger or share exchange to which FUNC is a party, would require adoption by the FUNC Board of Directors, which would generally be required to recommend its approval to the stockholders, who in turn would be required to approve the plan by a vote of a simple majority of the outstanding shares. Except as otherwise provided below or in the NCBCA, any sale, lease, exchange or other disposition of all or substantially all of FUNC's assets not made in the usual and regular course of business would generally require that the FUNC Board of Directors recommend the proposed transaction to the stockholders who would be required to approve the transaction by a vote of a simple majority of the outstanding shares. In accordance with North Carolina law, the submission by the FUNC Board of Directors of any such action may be conditioned on any basis, including, without limitation, conditions regarding a supermajority voting requirement or that no more than a certain number of shares indicate that they will seek dissenters' rights.
     With respect to a plan of merger to which FUNC is a party, no vote of the stockholders of FUNC is required if FUNC is the surviving corporation and: (i) the FUNC Articles would remain unchanged after the merger, subject to certain exceptions; (ii) each stockholder of FUNC immediately before the merger would hold an identical number of shares, with identical designations, limitations, preferences and relative rights, after the merger; (iii) the number of shares of FUNC stock entitled to vote unconditionally in the election of directors to be issued in the merger (either by the conversion of securities issued in the merger or by the exercise of rights and warrants issued in the merger) would not exceed 20 percent of the shares of FUNC stock entitled to vote unconditionally in the election of directors outstanding immediately before the merger; and (iv) the number of shares of FUNC stock entitling holders to participate without limitation in distributions to be issued in the merger (either by the conversion of securities issued in the merger or by the exercise of rights and warrants issued in the merger) would not exceed 20 percent of the shares of FUNC stock entitling holders to participate without limitation in distributions outstanding immediately before the merger.
     In addition, no vote of the stockholders of FUNC would be required to merge a subsidiary, of which FUNC owns at least 90 percent of the outstanding shares of each class of subsidiary shares, into FUNC, as long as no amendment is made to the FUNC Articles that could not be made without approval of FUNC's stockholders.
     With respect to a sale, lease, exchange or other disposition of all or substantially all the assets of FUNC made upon the authority of the FUNC Board of Directors, no vote of the stockholders of FUNC would be required if such disposition is made in the usual and regular course of business or if such disposition is made to a wholly-owned subsidiary of FUNC.
ANTI-TAKEOVER PROVISIONS
     WHEAT. For a description of certain provisions of the VSCA which may be deemed to have an anti-takeover effect and are applicable to Wheat as a Virginia corporation, see " -- Required Stockholder Vote for Certain Actions; WHEAT".
     FUNC. North Carolina has two anti-takeover statutes in force, The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act. These statutes restrict business combinations with, and the accumulation of shares of voting stock of, certain North Carolina corporations. In accordance with the provisions of these statutes, FUNC elected not to be covered by the restrictions imposed by these statutes. As a result, such statutes do not apply to FUNC. In addition, North Carolina has a Tender Offer Disclosure Act, which contains certain prohibitions against deceptive practices in connection with making a tender offer and also contains a filing requirement with the North Carolina Secretary of State that has been held unenforceable as to its 30-day waiting period.
DISSENTERS' RIGHTS
     WHEAT. Article 15 of the VSCA provides stockholders of a Virginia corporation the right to dissent from and obtain payment of the fair value of their shares in the event of mergers, consolidations and certain other corporate transactions. However, Article 15 of the VSCA, also provides that stockholders of a Virginia corporation with shares listed on a national securities exchange or with at least 2,000 record stockholders are not entitled to dissenters'
rights unless certain requirements are met. Because Wheat does not have more than 2,000 record stockholders, holders of Wheat Common Stock and Wheat
Preferred Stock have dissenters' rights in connection with the Merger. See "THE MERGER -- Dissenters' Rights" and ANNEX C.
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     FUNC. North Carolina law generally provides dissenters' rights for mergers and certain share exchanges that would require stockholder approval, sales of all or substantially all of the assets (other than sales that are in the usual and regular course of business and certain liquidations and court-ordered sales), certain amendments to the articles of incorporation and any corporate action taken pursuant to a stockholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors entitle stockholders to dissent.
DIVIDENDS AND OTHER DISTRIBUTIONS
     WHEAT. The VSCA generally provides that a corporation may make distributions to its stockholders unless, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. These requirements are applicable to Wheat as a Virginia corporation.
     FUNC. Under North Carolina law, FUNC generally may make dividends or other distributions to its stockholders unless after the distribution either: (i) FUNC would not be able to pay its debts as they become due in the usual course of business; or (ii) FUNC's assets would be less than the sum of its liabilities plus the amount that would be needed to satisfy the preferential dissolution rights of stockholders whose preferential rights are superior to those receiving the distribution. See "FUNC -- Certain Regulatory Considerations; PAYMENT OF DIVIDENDS" and "DESCRIPTION OF FUNC CAPITAL STOCK".
VOLUNTARY DISSOLUTION
     WHEAT. The VSCA and the Wheat Articles provide that the Wheat Board may propose dissolution for submission to stockholders and that to be authorized, dissolution must be recommended by the Wheat Board to the stockholders and approved by the holders of more than two-thirds of all votes entitled to be cast by each voting group on the proposal.
     FUNC. North Carolina law provides that FUNC may be dissolved if the FUNC Board of Directors proposes dissolution and a majority of the shares of FUNC entitled to vote thereon approves. In accordance with North Carolina law, the FUNC Board of Directors may condition its submission of a proposal for dissolution on any basis.
                          RESALE OF FUNC COMMON SHARES
     The FUNC Common Shares have been registered under the Securities Act, thereby allowing such shares to be traded freely and without restriction by those holders of Wheat Common Stock and Wheat Preferred Stock who receive such shares following consummation of the Merger and who are not deemed to be "affiliates" (as defined under the Securities Act) of Wheat or FUNC. Wheat has agreed to use its reasonable best efforts to cause each holder of Wheat Common Stock and Wheat Preferred Stock who is deemed by Wheat to be an affiliate to enter into an agreement with FUNC providing, among other things, that such affiliate will not transfer any FUNC Common Shares received by such affiliate in the Merger except in compliance with the Securities Act. This Prospectus/Proxy Statement does not cover any resales of FUNC Common Shares received by affiliates of Wheat.
     In addition to the foregoing, "affiliates" of Wheat and FUNC have agreed not to sell or otherwise dispose of any FUNC Common Stock, Wheat Common Stock or Wheat Preferred Stock beneficially owned by them during a period commencing 30 days prior to the Effective Date and ending upon publication by FUNC of combined financial statements covering at least 30 days of the combined entities' operations after the Merger.
                         VALIDITY OF FUNC COMMON SHARES
     The validity of the FUNC Common Shares being offered hereby is being passed upon for FUNC by Marion A. Cowell, Jr., Esq., Executive Vice President,
Secretary and General Counsel of FUNC. Mr. Cowell is also a stockholder of FUNC and holds options to purchase additional shares of FUNC Common Stock.
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                                    EXPERTS
     The consolidated statements of financial condition of Wheat as of March 31, 1997 and 1996, and as of March 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the two-year periods ended March 31, 1997 and March 31, 1996, respectively, have been included herein in reliance upon the reports of KPMG
Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
     The consolidated balance sheets of FUNC as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, included in FUNC's 1996 Annual Report to Stockholders which is incorporated by reference in FUNC's 1996 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
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                                                                         ANNEX A
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
     AGREEMENT AND PLAN OF MERGER, dated as of the 20th day of August, 1997 (as amended and restated as of October 31, 1997, this "Plan"), by and among WHEAT FIRST BUTCHER SINGER, INC. (the "Company") and FIRST UNION CORPORATION ("First Union").
                                   RECITALS:
     (A) THE COMPANY. The Company is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Virginia, with its principal executive offices located in Richmond, Virginia. As of the date hereof, the Company has 19,000,000 authorized shares of common stock, each of $2.00 par value ("Company Common Stock"), 1,000,000 authorized shares of preferred stock, each of no par value ("Company Preferred Stock") and 500,000 authorized shares of non-voting common stock, each of $2.00 par value ("Company Non-Voting Common Stock") (no other class of capital stock being authorized), of which 8,636,798 shares of Company Common Stock, 184,750 shares of Company Preferred Stock and no shares of Company Non-Voting Common Stock are issued and outstanding.
     (B) FIRST UNION. First Union is a corporation duly organized and validly existing in good standing under the laws of the State of North Carolina, with its principal executive offices located in Charlotte, North Carolina. First
Union is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of the date hereof, First Union has 750,000,000 authorized shares of common stock, each of $3.33 1/3 par value (together with the rights ("First Union Rights") issued pursuant to a Shareholder Protection Rights Agreement, dated December 18, 1990 (as amended, the "First Union Rights Agreement")) attached thereto, "First Union Common Stock"), 40,000,000 authorized shares of Class A Preferred Stock, no-par value ("First Union Class A Preferred Stock"), and 10,000,000 authorized shares of Preferred Stock, no-par value ("First Union Preferred Stock") (no other class of capital stock being authorized), of which 561,374,603 shares of First Union Common Stock, no shares of First Union Class A Preferred Stock, and no shares of First Union Preferred Stock, were issued and outstanding as of July 31, 1997.
     (C) RIGHTS, ETC. Except as Previously Disclosed (as hereinafter defined), there are no shares of capital stock of the Company authorized and reserved for issuance, the Company has no Rights (as hereinafter defined) issued or outstanding and the Company has no commitment to authorize, issue or sell any such shares or any Rights, except pursuant to this Plan. There are no preemptive rights in respect of the Company Common Stock.
     (D) APPROVALS. The Board of Directors of each of the Company and First
Union has approved, at meetings of each of such Boards of Directors, this Plan and has authorized the execution hereof in counterparts.
     (E) INTENTION OF THE PARTIES. It is the intention of the parties that (1) the transactions contemplated hereby shall qualify as a "pooling of interests" under generally accepted accounting principles and (2) the Merger (as hereinafter defined) shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
     (F) EMPLOYMENT AGREEMENTS. In connection with the transactions contemplated hereby, certain employees of the Company identified on ANNEX A hereto have entered into employment agreements with First Union in substantially the form of ANNEX B hereto.
     (G) VOTING AGREEMENTS. As a condition and inducement to First Union's willingness to enter into this Plan, certain individuals have entered into an agreement with First Union in the form attached hereto as EXHIBIT A (the "Voting Agreement"), pursuant to which such individuals have agreed to vote all shares of capital stock owned or acquired by them in favor of approval of the transactions contemplated by this Plan at the Meeting (as hereinafter defined).
     (H) RETENTION PROGRAM. First Union and the Company have agreed, in connection with the transactions contemplated hereby, to establish a retention program on substantially the terms described herein, the purposes of which is to retain the services of certain employees of the Company following the consummation of the transactions contemplated hereby.
     In consideration of their mutual promises and obligations, the parties hereto adopt and make this Plan and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:
                                      A-1

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I. THE MERGER.
     1.01. THE MERGER. On the Effective Date:
          (A) THE CONTINUING CORPORATION. The Company shall merge with and into First Union (the "Merger"), the separate existence of the Company shall cease and First Union (the "Continuing Corporation") shall survive and the name of the Continuing Corporation shall be "First Union Corporation".
          (B) RIGHTS, ETC. The Continuing Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in each of such corporations, shall not revert or be in any way impaired by reason of the Merger.
          (C) LIABILITIES. The Continuing Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged, in accordance with applicable law.
          (D) ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS; OFFICERS. The Articles of Incorporation and Bylaws of the Continuing Corporation shall be those of First Union, as in effect immediately prior to the Merger becoming effective. The directors and officers of First Union in office immediately prior to the Merger becoming effective shall be the directors and officers of the Continuing Corporation, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.
     1.02. EFFECTIVE DATE. Subject to the conditions to the obligations of the parties to effect the Merger as set forth in ARTICLE VI, the effective date (the "Effective Date") of the Merger shall be such date as the parties hereto mutually agree upon; provided, however, that if the parties are not able to agree upon such date, such date shall be the date as First Union shall notify the Company in writing not less than five days prior thereto, which date shall not be more than 15 days after such conditions have been satisfied or waived in writing. Prior to the Effective Date, First Union and the Company shall execute and deliver to the Secretary of State of the State of North Carolina and the Clerk of the State Corporation Commission of the Commonwealth of Virginia, Articles of Merger, in accordance with applicable law specifying the time at which the Merger shall become effective. The time on the Effective Date at which the Merger becomes effective is referred to as the "Effective Time".
     1.03. INTEGRATION OF LEGAL ENTITIES. The parties hereto currently intend to effectuate, or cause to be effectuated, no earlier than the day following the Effective Time, the combination of (the "Subsidiary Combination(s)") Wheat, First Securities, Inc., a Virginia corporation and a wholly owned subsidiary of the Company ("Wheat Securities"), with and into First Union Capital Markets Corp., a North Carolina corporation and a wholly owned subsidiary of First Union, and of Mentor Investment Group, L.L.C., a Virginia limited liability company, with a subsidiary of First Union National Bank. The parties hereto shall cooperate and take all requisite actions, including, without limitation, executing all requisite documentation, prior to or following the Effective Time to consummate the Subsidiary Combination(s). The parties also agree to cooperate and take all requisite additional action prior to or following the Effective Time to merge or otherwise consolidate legal entities to the extent desirable for regulatory or other reasons.
II. CONSIDERATION.
     2.01. (A) MERGER CONSIDERATION. Subject to the provisions of this Plan, at the Effective Time:
          (1) OUTSTANDING FIRST UNION COMMON STOCK. The shares of First Union Common Stock (together with the First Union Rights issued pursuant to the First Union Rights Agreement) issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, remain as issued and outstanding shares of First Union Common Stock.
          (2) OUTSTANDING COMPANY COMMON STOCK AND COMPANY PREFERRED STOCK. Each share (excluding (i) shares ("Dissenter's Shares") of Company Common Stock and Company Preferred Stock held by holders who take all of the steps required to be taken in order to entitle such holders to be paid in accordance with Sections 13.1-730 through 13.1-741 of the VSCA (as hereinafter defined) or (ii) shares held by the Company or any of its subsidiaries or by First Union or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted ("Excluded Shares") of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof,
                                      A-2
     become and be converted into the right to receive the consideration specified in SECTION 2.01(B) (the "Merger Consideration").
     (B) The Merger Consideration shall be payable in two installments as follows:
          (1) Payable as of the Effective Date with respect to each share of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time, the number of shares of First Union Common Stock (the "First Exchange Ratio"), subject to possible adjustment as set forth in SECTION 2.05, equal to (i) 10,049,045 divided by (ii) the number of shares of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time (the "Outstanding Share Number").
          (2) Payable as of the Final Escrow Release Date (as defined in SECTION 2.08) with respect to each share of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time, subject to SECTION 2.08, the number of shares of First Union Common Stock (the "Second Exchange Ratio"), subject to possible adjustment as set forth in SECTION 2.05, equal to (i) 217,984 divided by (ii) the Outstanding Share Number.
     2.02. STOCKHOLDER RIGHTS; STOCK TRANSFERS. At the Effective Time, holders of Company Common Stock or Company Preferred Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive the consideration provided under this ARTICLE II, without interest. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Continuing Corporation of the shares of Company Common Stock or Company Preferred Stock which were issued and outstanding immediately prior to the Effective Time.
     2.03. FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of First Union Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, First Union shall pay to each holder of Company Common Stock or Company Preferred Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the last sale price of First Union Common Stock on the last trading day prior to the Effective Date (or the Final Escrow Release Date, in the case of Escrow Shares (as hereinafter defined) as reported by the New York Stock Exchange, Inc. ("NYSE") Composite Transactions tape (as reported in THE WALL STREET JOURNAL).
     2.04. EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, First Union will send or cause to be sent to each former stockholder of the Company of record immediately prior to the Effective Time (including holders of shares of beneficial interest ("Trust Shares"), the Wheat First Butcher Singer Grantor Trust (the "Grantor Trust"), which is the owner of record of Company Preferred Stock, in the event the Grantor Trust is liquidated as of the Effective Time), transmittal materials for use in effecting the exchange of such holder's Company Common Stock and Company Preferred Stock (or Trust Shares if the Grantor Trust is liquidated as of the Effective Time) for the Merger Consideration set forth in ARTICLE II. Subject to SECTION 2.08, (a) the certificates representing the shares of First Union Common Stock into which shares of such stockholder's Company Common Stock and/or Company Preferred Stock (or Trust Shares if the Grantor Trust is liquidated as of the Effective Time) are converted on the Effective Date, (b) any fractional share check which such stockholder shall be entitled to receive, and (c) with respect to such stockholders as to which (i) below applies, any dividends paid on such shares of First Union Common Stock for which the record date for determination of stockholders entitled to such dividends is on or after the Effective Date, will be delivered to such stockholder only upon (i) delivery to First Union National Bank (the "Exchange Agent") of the certificates representing all of such shares of Company Common Stock and Company Preferred Stock (or Trust Shares if the Grantor Trust is liquidated as of the Effective Time) if such shares are in certificated form and (ii) the payment in full by such stockholder of any outstanding amounts owed to the Company relating to the purchase of such stockholder's shares of Company Common Stock and/or Company Preferred Stock or owed to the Company or to the Grantor Trust relating to the purchase of such stockholder's Trust Shares, as applicable. No interest will be paid on any fractional share check or dividends to which the holder of such shares shall be entitled to receive upon such delivery. Shares to be exchanged by any person constituting an Affiliate (as hereinafter defined) of the Company shall not be physically exchanged for certificates representing First Union Common Stock until First Union has received a written agreement from such person as specified in SECTION 5.10.
     2.05. ANTI-DILUTION PROVISIONS. In the event First Union changes the number of shares of First Union Common Stock issued and outstanding prior to the Effective Date or the third anniversary of the Effective Date, as the case may be, as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding First Union Common Stock and the record date therefor shall be prior to the Effective Time, or the Final Escrow Release Date, respectively, the First Exchange Ratio and/or the Second Exchange Ratio, respectively, shall be proportionately adjusted.
                                      A-3

     2.06. EXCLUDED SHARES; DISSENTER'S SHARES. Each of the Excluded Shares shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor. Dissenter's Shares shall be purchased and paid for in accordance with Section 13.1-737 of the VSCA. If requested by First Union, prior to the Effective Time, the Company will establish an escrow to pay for such Dissenter's Shares.
     2.07. RESERVATION OF RIGHT TO REVISE TRANSACTION. First Union may at any time change the method of effecting the acquisition of the Company (including without limitation the provisions of this ARTICLE II) if and to the extent it deems such change to be desirable; PROVIDED, HOWEVER, that no such change shall
(A) alter or change the amount or kind of consideration to be issued to holders of Company Common Stock or Company Preferred Stock as provided for in this Plan,
(B) adversely affect the intended tax-free treatment to the Company's stockholders as a result of receiving such consideration, or (C) materially impede or delay receipt of any approval referred to in SECTION 6.02 or the consummation of the transactions contemplated by this Plan.
     2.08 ESCROW. The portion of the Merger Consideration payable pursuant to
SECTION 2.01(B)(2) (the "Escrow Shares") shall be held back by First Union and shall be deposited on the Effective Date with First Union National Bank, as escrow agent, pursuant to an escrow agreement to be entered into by First Union in a form reasonably acceptable to the Company (the "Escrow Agreement"). The number of Escrow Shares (which shall be issued and outstanding shares of First Union Common Stock) subject to the escrow shall be reduced from time to time by the release to First Union of a number of Escrow Shares equal to the quotient of
(i) one-half the total of Escrow Losses (as hereinafter defined) theretofore suffered or incurred by First Union or its affiliates divided by (ii) $45.875. "Escrow Losses" means any and all damages, costs, expenses, claims and liabilities arising out of, attributable to, or resulting from any breach or claimed breach of any of the agreements or other instruments referred to in
Schedule 2.08 as a consequence of this Plan or the consummation of the transactions contemplated hereby, including the Subsidiary Combination(s). The Escrow Agreement shall contain such additional terms and conditions regarding the administration of the escrow and delivery of Escrow Shares as the Company and First Union consider necessary or desirable and upon which they shall reasonably agree and which shall be consistent with the treatment of the Merger as a "pooling of interests" under generally accepted accounting principles and as a reorganization under Section 368(a) of the Code. Subject to the aforementioned accounting and tax considerations and the terms of the Escrow Agreement, dividends and voting rights with respect to the Escrow Shares are intended to be for the benefit of the former holders of Company Common Stock and Company Preferred Stock.
     Unless First Union earlier instructs the Escrow Agent to terminate the escrow and release the Escrow Shares, the escrow shall terminate and the Escrow Shares at the time remaining in escrow shall be released on the first anniversary of the Effective Date; provided that if any claim has then been made or threatened that is reasonably likely to result in Escrow Losses, the escrow shall be continued until the final resolution of such claim up to a maximum of the third anniversary of the Effective Date. The date on which the escrow shall terminate and all Escrow Shares shall be released in accordance with the prior sentence is referred to herein as the "Final Escrow Release Date".
III. ACTIONS PENDING CONSUMMATION.
     3.01. FOREBEARANCES OF THE COMPANY. From the date hereof until the Effective Time, except as expressly contemplated by this Plan or as Previously Disclosed, without the prior written consent of First Union, which consent shall not be unreasonably withheld, the Company will not, and will cause each of its Subsidiaries not to:
     (A) ORDINARY COURSE. Conduct the business of the Company and the Company Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with clients, customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse affect upon the Company's ability to perform any of its material obligations under this Plan.
     (B) CAPITAL STOCK. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock of the Company or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of capital stock of the Company to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.
     (C) DIVIDENDS, ETC. (a) Make, declare, pay or set aside for payment any dividend (other than dividends from wholly owned Company Subsidiaries to the Company or another wholly owned Company Subsidiary) on or in respect of, or declare
                                      A-4
or make any distribution on, any shares of capital stock of the Company or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.
     (D) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into, amend, modify or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or any Company Subsidiary, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (iv) for employment arrangements for, or grants of awards to newly hired employees in the ordinary course of business consistent with past practice.
     (E) BENEFIT PLANS. Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or any of the Company Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.
     (F) DISPOSITIONS. Except (i) as Previously Disclosed or (ii) sales of securities or other investments or assets in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, business or properties.
     (G) ACQUISITIONS. Except (i) as Previously Disclosed or (ii) the purchase of securities or other investments or assets in the ordinary course of business consistent with past practice, acquire any assets, business, or properties of any other entity.
     (H) GOVERNING DOCUMENTS. Amend the Company's Articles of Incorporation, by-laws or the articles of incorporation or by-laws (or similar governing documents) of any of the Company Subsidiaries.
     (I) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.
     (J) CONTRACTS. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts.
     (K) CLAIMS. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $250,000 and which is not reasonably likely to establish an adverse precedent or basis for subsequent settlements.
     (L) ADVERSE ACTIONS. (a) Take any action reasonably likely to prevent or impede the Merger from qualifying (i) for pooling of interests accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in ARTICLE VII not being satisfied or (iii) a material violation of any provision of this Plan except, in each case, as may be required by applicable law or regulation.
     (M) INDEBTEDNESS. Incur any indebtedness for borrowed money other than in the ordinary course of business.
     (N) FUND ACTION. Except as and to the extent required, based upon the written advice of counsel, in the exercise of the fiduciary obligations of the Company or a Company Subsidiary to any Investment Company (as hereinafter defined), request that any action be taken by any Fund Board (as hereinafter defined), other than (i) routine actions that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company or any Investment Company or (ii) actions Previously Disclosed.
     (O) COMMITMENTS. Agree, commit to or enter into any agreement to take any of the actions referred to in SECTION 3.01(A) through (N).
     3.02. FOREBEARANCES OF FIRST UNION. From the date hereof until the Effective Time, except as expressly contemplated by this Plan, without the prior written consent of the Company, which consent shall not be unreasonably withheld, First Union will not, and will cause each of its Subsidiaries not to:
     (A) EXTRAORDINARY DIVIDENDS. Make, declare, pay or set aside for payment any extraordinary dividend; provided, however, the foregoing shall not apply to increases in the quarterly dividend rate payable on First Union Common Stock in the
                                      A-5
ordinary course of business consistent with past practices or the payment of dividends on any preferred stock (now or hereafter outstanding) in accordance with the terms thereof.
     (B) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying
(i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in ARTICLE VI not being satisfied or
(iii) a material violation of any provision of this Plan except, in each case, as may be required by applicable law or regulation.
IV. REPRESENTATIONS AND WARRANTIES.
     4.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to First Union as follows:
     (A) RECITALS. The facts set forth in the Recitals of this Plan with respect to it are true and correct.
     (B) ORGANIZATION, STANDING AND AUTHORITY. It is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company. Each of the Company and the Company Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except for such authorizations, the absence of which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company. Wheat Securities is duly registered, qualified to do business and in good standing as a broker-dealer with the Securities and Exchange Commission (the "SEC"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), the NYSE, the American Stock Exchange, Inc. (the "AMEX") and all applicable securities and commodities exchanges.
     (C) SHARES. The outstanding shares of Company Common Stock and Company Preferred Stock are validly issued and outstanding, fully paid and nonassessable, and are subject to no, and have not been issued in violation of any, preemptive or similar rights. Except as Previously Disclosed, there are no shares of capital stock or other equity securities of the Company outstanding and no outstanding Rights with respect thereto.
     (D) COMPANY SUBSIDIARIES. The Company has Previously Disclosed a list of all the Company Subsidiaries, including the states in which such Company Subsidiaries are organized, a brief description of such Company Subsidiaries' principal activities, and if any of such Company Subsidiaries is not wholly-owned by the Company or a Company Subsidiary, the percentage owned by the Company or any Company Subsidiary and the names, addresses and percentage ownership by any other individual or corporation, partnership, joint venture, business trust, limited liability corporation or partnership, association or other organization (each, a "Business Entity"). No equity securities of any of the Company Subsidiaries are or may become required to be issued (other than to the Company or a wholly-owned Company Subsidiary) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of the Company Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of the Company to vote or to dispose of such shares. All of the shares of capital stock of each Company Subsidiary are fully paid and nonassessable and subject to no preemptive rights and, except as Previously Disclosed, are owned by the Company or a Company Subsidiary free and clear of any Liens. Each Company Subsidiary is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except as Previously Disclosed, the Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Business Entity. The term "Company Subsidiary" means any Business Entity in which the Company, directly or indirectly, owns or controls 50% or more of any class of such entity's voting securities.
     The Company has Previously Disclosed a list of all equity securities it or a Company Subsidiary holds involving, in the aggregate, ownership or control of 5% or more of any class of the issuer's voting securities or 25% or more of the issuer's equity (treating subordinated debt as equity). The Company has Previously Disclosed a list of all partnerships, joint ventures or similar entities, in which it owns or controls an interest, directly or indirectly.
                                      A-6

     (E) CORPORATE POWER. The Company and each of the Company Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all its material properties and assets. The Company has Previously Disclosed a brief description of each line of business in which the Company or any Company Subsidiary is engaged.
     (F) CORPORATE AUTHORITY. Subject to any necessary receipt of approval by its stockholders referred to in SECTION 6.01(A), this Plan has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.
     (G) NO DEFAULTS. Subject to the approval by the holders of at least two-thirds of the outstanding shares of Company Common Stock and at least two-thirds of the outstanding shares of Company Preferred Stock, the required regulatory approvals Previously Disclosed, the Previously Disclosed required filings under federal and state securities and insurance laws and the approvals of the NYSE and any other applicable exchange of the Merger and the other transactions contemplated hereby, the execution, delivery and performance of this Plan and the consummation by the Company of the transactions contemplated hereby, does not and will not (1) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of a Lien (with or without the giving of notice, passage of time or both) pursuant to, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or agreement, indenture or instrument of it or of any of the Company Subsidiaries or to which the Company or any of the Company Subsidiaries or its or their properties is subject or bound, which breach, violation, default or Lien is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company, (2) constitute a breach or violation of, or a default under, its Articles of Incorporation, Charter or Bylaws, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.
     (H) COMPANY REPORTS. Except as Previously Disclosed, the Company has timely filed all material reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed since December 31, 1993 with (1) the SEC and the Commodities Futures Trading Commission (the "CFTC"), (2) any applicable federal, state, local or foreign governmental authorities and (3) the NASD, the NYSE, the AMEX, the Chicago Mercantile Exchange (the "CME"), the Chicago Board of Trade (the "CBOT"), the Municipal Securities Rulemaking Board (the "MSRB") or any non-governmental self-regulatory agency, commission or authority (a "Self-Regulatory Body") (all such reports and statements, including the financial statements, exhibits and schedules thereto, being collectively referred to herein as the "Company Reports"), including without limitation, all reports, registrations, statements and filings required under the Investment Company Act of 1940 (together with the rules and regulations thereunder, the "Investment Company Act"), the Investment Advisers Act of 1940 (together with the rules and regulations thereunder, the "Investment Advisers Act"), the Securities Exchange Act of 1934 (together with the rules and regulations thereunder, the "Exchange Act"), the Securities Act of 1933 (together with the rules and regulations thereunder, the "Securities Act") or any applicable state securities or "blue sky" laws. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to Company Reports filed before the date of this Plan), each of the Company Reports complied in all material respects with the statutes, rules, regulations and orders enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (I) FINANCIAL STATEMENTS
          (1) The Company has delivered to First Union (a) copies of the audited consolidated balance sheets and the related consolidated statements of income, consolidated statements of changes in shareholder's equity and consolidated statements of cash flows (including the related notes and schedules thereto and reports of independent auditors) of the Company and the Company Subsidiaries (the "Audited Reports") as of and for the fiscal years ended March 31, 1997, and (b) copies of the reports of the Company filed with the SEC (the "SEC Reports") pursuant to Section 17 of the Exchange Act and Rule 17a-5 thereunder for the fiscal years ended March 31, 1997, and for the quarter ended June 30, 1997 (collectively and together with all future Audited Reports and SEC Reports, the "Company Financial Statements"). The Company shall promptly deliver to First Union, upon the preparation thereof, copies of the Company Financial Statements prepared subsequent to the date hereof.
                                      A-7

          (2) Except as Previously Disclosed, the Company Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are and will be in accordance with the books and records of the Company in all material respects, which books and records are complete and accurate in all material respects, (b) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (c) each of the balance sheets in or incorporated by reference into the Company Financial Statements (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the Company Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, the changes in stockholders' equity and subordinated debt and the changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, as to the Audited Reports, and in accordance with regulatory accounting principles, as to the SEC Reports, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.
     (J) ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Company Financial Statements prior to the date hereof, none of the Company or the Company Subsidiaries has any obligation or liability (contingent or otherwise), including liabilities under Environmental Laws (as hereinafter defined), that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.
     (K) ABSENCE OF CERTAIN CHANGES. Since March 31, 1997, the business of the Company and the Company Subsidiaries has been conducted in the ordinary and usual course, consistent with past practice and there has not been:
          (1) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to constitute or result in a Material Adverse Effect on the Company; or
          (2) except as Previously Disclosed, any event, occurrence, development or state of circumstances or facts which would result in a violation of the covenants set forth in ARTICLE III of this Plan had such events, occurrences, developments or state of circumstances or facts occurred after the date hereof.
     (L) PROPERTIES; SECURITIES. Except as specifically reserved against or otherwise disclosed in the Company Financial Statements (including the related notes and schedules thereto) and except for those properties and assets that have been sold or otherwise disposed of in the ordinary course of business, and except as Previously Disclosed, the Company and the Company Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, security interests, restrictions (including restrictions on voting rights or rights of disposition), defaults or equities of any character or claims or third party rights of whatever nature (collectively "Liens"), to all of the properties and assets, tangible and intangible, reflected in the Company Financial Statements as being owned by the Company or the Company Subsidiaries as of the dates thereof, other than those Liens that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company. The Company and the Company Subsidiaries do not, directly or indirectly, control any real property not used in the ordinary course of their business, except as Previously Disclosed. All buildings and all fixtures, equipment, and other property and assets which are held under leases or subleases by any of the Company or the Company Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms. Each of the Company and the Company Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of each of the Company or any of the Company Subsidiaries. Such securities are valued on the books of the Company or the Company Subsidiaries in accordance with generally accepted accounting principles.
     (M) LITIGATION; REGULATORY ACTION. Except as Previously Disclosed, (1) no litigation, proceeding or controversy ("Litigation") before any court, arbitrator, mediator or Regulatory Authority (as hereinafter defined) is pending against the Company or the Company Subsidiaries which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, and, to the best of the Company's knowledge, no such Litigation has been threatened; (2) neither the Company nor any of the Company Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal, state or municipal governmental agency or authority or Self-Regulatory Body (the "Regulatory Authorities") charged with the supervision or regulation of broker-dealers, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies, investment advisers or insurance agents and brokers (including, without limitation, the SEC, the
                                      A-8

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Board of Governors of the Federal Reserve System (the "Federal Reserve Board"),
the CFTC, the NYSE, the NASD, the AMEX, the CME, the CBOT and the Federal Trade Commission) or the supervision or regulation of the Company or any of the Company Subsidiaries; and (3) neither the Company nor any of the Company Subsidiaries has been advised by any such Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission. Previously Disclosed is a true and complete list, as of the date hereof, of all Litigation pending or threatened arising out of any state of facts relating to the sale of investment products by the Company, the Company Subsidiaries or any employees thereof (including, without limitation, equity or debt securities, mutual funds, insurance contracts, annuities, partnership and limited partnership interests, interests in real estate, investment banking services, securities underwritings in which the Company or any Company Subsidiary was a manager, co-manager, syndicate member or distributor, Derivatives Contracts (as hereinafter defined) or structured notes).
     (N) COMPLIANCE WITH LAWS. Except as Previously Disclosed, each of the Company and the Company Subsidiaries and their respective officers and employees:
          (1) in the conduct of its business (including without limitation, its municipal securities and NASDAQ market-making activities), is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, and the rules of all Self-Regulatory Bodies applicable thereto;
          (2) has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own and operate their businesses as presently conducted and that are material to the business of the Company and the Company Subsidiaries, taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its knowledge, no suspension or cancellation of any of them is threatened or reasonably likely; and all such filings, applications and registrations are current;
          (3) has received no notification or communication from any Regulatory Authority (a) asserting that any of them is not in compliance with any of the statutes, rules, regulations, or ordinances which such Regulatory Authority enforces, or has otherwise engaged in any unlawful business practice which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, (b) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange, or governmental authorization which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, (c) requiring any of them (including any of the Company's or the Company Subsidiary's directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy) or (d) restricting or disqualifying the activities of the Company or any of the Company Subsidiaries (except for restrictions generally imposed by rule, regulation or administrative policy on broker-dealers generally);
          (4) is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Regulatory Authority against the Company, any Company Subsidiary or any officer, director or employee thereof;
          (5) each Investment Company has operated and is currently operating (including, but not limited to, prospectuses and periodic reports to shareholders) in compliance in all material respects with all laws, rules, regulations and orders applicable to it or its business, including, but not limited to, the Securities Act, the Exchange Act, the Investment Company Act, applicable Self-Regulatory Bodies;
          (6) neither the Company, nor any "affiliated person" (as defined in the Investment Company Act) thereof, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment advisor (or in any other capacity contemplated by the Investment Company Act) to an Investment Company. Neither the Company, nor any "associated person" (as defined in the Investment Advisors Act) thereof, is ineligible pursuant to
     Section 203 of the Investment Advisors Act to serve as an investment advisor or as an associated person to a registered investment advisor; and
          (7) is not, nor is any Affiliate of any of them, subject to a "statutory disability" as defined in Section 3(a)(39) of the Exchange Act.
     (O) REGISTRATIONS. Except as Previously Disclosed, neither the Company nor any of the Company Subsidiaries or Affiliates is subject to regulation under the Investment Company Act or the Investment Advisors Act. The Company and the
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Company Subsidiaries and each of their employees which are or who are required to be registered as a broker/dealer, a registered representative, an insurance agent or a sales person with the SEC, the securities commission of any state or foreign jurisdiction or any Self-Regulatory Body are duly registered as such and such registrations are in full force and effect, except for such instances of noncompliance which, individually or in the aggregate, would not constitute a Material Adverse Effect on the Company. All federal, state and foreign registration requirements have been complied with in all material respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.
     (P) MATERIAL CONTRACTS.
          (1) Except as Previously Disclosed, none of the Company or the Company Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits (each, a "Contract"), which default, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Neither the Company nor any Company Subsidiary is subject to or bound by any exclusive dealing arrangement or other contract or arrangement containing covenants which limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of geographical area in which, or method by which, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority). True and complete copies of all such Contracts and all amendments thereto have been supplied to First Union and a brief description of the same is Previously Disclosed. There are no Contracts between any Affiliate of the Company, on the one hand, and the Company or any Company Subsidiary, on the other hand.
          (2) CONTRACTS WITH CLIENTS.
             (A) Each of the Company and the Company Subsidiaries is in compliance with the terms of each Contract with any customer to whom the Company or any Company Subsidiary provides services under any Contract (a "Client"), and each such Contract is in full force and effect with respect to the applicable Client.
             (B) Except as Previously Disclosed, no Client is (i) an employee benefit plan subject to Title I of ERISA (as hereinafter defined), or
        Section 4975 of the Code, or (ii) an entity whose assets are treated as assets of such a plan under ERISA or applicable regulations.
             (C) Each extension of credit by the Company or any of the Company Subsidiaries to any Client (i) is in full compliance with Regulation T of the Federal Reserve Board or any substantially similar regulation of any Regulatory Authority, (ii) is fully secured, and (iii) the Company or a Company Subsidiary, as the case may be, has a first priority perfected security interest in the collateral securing such extension.
     (Q) NO BROKERS. All negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment.
     (R) EMPLOYEE BENEFIT PLANS.
          (1) Previously Disclosed is a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of the Company Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to First Union.
          (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and the Company Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as Previously Disclosed each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified, under Section 401(a) of the Internal Revenue Code of 1986, as amended
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
     (the "Code"), has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Internal Revenue Service Revenue Procedure 93-39), and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Neither it nor any of the Company Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would subject it or any of the Company Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502
     (i) of ERISA in an amount which would be material.
          (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of the Company Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or
     Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of the Company Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.
          (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of the Company Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.
          (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.
          (6) Neither it nor any of the Company Subsidiaries has any obligations for retiree health and life benefits under any plan, except as Previously Disclosed. There are no restrictions on the rights of it or any of the Company Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.
          (7) Except as Previously Disclosed, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of it or any of the Company Subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of the Company Subsidiaries, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan, (c) result in any acceleration of the time of payment or vesting of any such benefit, or (d) result in the imposition to the recipient of any excise tax pursuant to Section 4999 of the Code.
     (S) NO KNOWLEDGE. It knows of no reason why the regulatory approvals referred to in SECTION 6.01(B) should not be obtained without the imposition of any condition of the type referred to in the proviso following such SECTION 6.01(B).
     (T) LABOR RELATIONS. Each of the Company and the Company Subsidiaries is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters to the extent that non-compliance with any such laws would not be reasonably likely to have a Material Adverse Effect on the Company. None of the Company nor any of the Company Subsidiaries is engaged in any unfair labor practice and there is no unfair labor practice complaint pending or threatened against any of the Company or the Company Subsidiaries before the National Labor Relations Board. Neither it nor any of the Company Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of the Company Subsidiaries the subject of a proceeding asserting that it or any such Company Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute
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
involving it or any of the Company Subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the Company Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.
     (U) INSURANCE. The Company and the Company Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All of the insurance policies, binders, or bonds maintained by the Company or the Company Subsidiaries are in full force and effect; the Company and the Company Subsidiaries are not in default thereunder; and all claims thereunder have been filed in due and timely fashion. Previously Disclosed is a list of all insurance policies maintained by or for the benefit of the Company or the Company Subsidiaries or their directors, officers, employees or agents.
     (V) AFFILIATES. Except as Previously Disclosed, there is no person who, as of the date of this Plan, may be deemed to be an "affiliate" of the Company (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act.
     (W) STATE TAKEOVER LAWS; ARTICLES OF INCORPORATION. It has taken all necessary action to exempt this Plan and the transactions contemplated hereby from, and this Plan and the transactions contemplated hereby are exempt from,
(1) any applicable state takeover laws, including, without limitation, the provisions of Sections 13.1-725 through 13.1-728 of the Virginia Stock Corporation Act (the "VSCA"), (because a majority of the Company's disinterested directors approved such transactions for such purposes prior to any "determination date" with respect to First Union) and Sections 13.1-728.1 through 13.1-728.9 of the VSCA, (2) any applicable takeover provisions in the Company's Articles of Incorporation or By-laws, and (3) any takeover provisions set forth in any agreement to which the Company is a party or may be bound.
     (X) NO FURTHER ACTION. It has taken all action so that the entering into of this Plan, and the consummation of the transactions contemplated hereby (including without limitation the Merger) or any other action or combination of actions, or any other transactions, contemplated hereby do not and will not (1) require a vote of stockholders (other than the affirmative vote of more than two-thirds of the votes entitled to be cast by the holders of shares of Company Common Stock and Company Preferred Stock, each voting as a separate class, on this Plan or on any other actions necessary to facilitate the transactions contemplated hereby), or (2) result in the grant of any rights to any person under the Articles of Incorporation, Charter or Bylaws of the Company or any Company Subsidiary or under any agreement to which the Company or any of the Company Subsidiaries is a party, or (3) restrict or impair in any way the ability of First Union to exercise the rights granted hereunder.
     (Y) ENVIRONMENTAL MATTERS. The Company and the Company Subsidiaries have obtained and maintained in effect all material licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and is in compliance in all material respects with all Environmental Laws and with all such licenses, permits and authorizations. It has not received notice of liability to any person, governmental entity or Business Entity under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (section mark) 9601 et seq. or any other Environmental Laws with respect to real property owned or leased by the Company or the Company Subsidiaries.
     (Z) TAXES. Except as Previously Disclosed, (1) all reports and returns with respect to Taxes (as defined below) and tax related information reporting requirements that are required to be filed by or with respect to it or the Company Subsidiaries, including without limitation consolidated federal income tax returns of it and the Company Subsidiaries (collectively, the "Company Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, and such Company Tax Returns were true, complete and accurate in all material respects, (2) all taxes (which shall mean federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, premium, recording, documentary, documentary stamps, real estate transfer, transfer, back-up withholding or similar taxes, together with any interest, additions, or penalties with respect thereto, imposed on the income, properties or operations of it or the Company Subsidiaries, together with any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on the Company Tax Returns have been paid in full or have been adequately reserved against on the books of the Company or the Company Subsidiaries, (3) the Company Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Company Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Company Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on the Company, except as reserved against in the Company Financial Statements prior to the date of this Plan, (6) no waivers of statutes of limitations have been given by or requested with respect to any Taxes of the Company or the Company Subsidiaries, and (7) none of the
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Company, the Company Subsidiaries, First Union or any direct or indirect subsidiary of First Union, as a consequence of the Company's actions prior to the Effective Time, will be obligated to make a payment to an individual that would be a "parachute payment" as such term is defined in Section 280G of the Code without regard to whether such payment is to be performed in the future.
     (AA) ACCURACY OF INFORMATION. The statements with respect to the Company and the Company Subsidiaries contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of it pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
     (BB) DERIVATIVES. All exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other similar arrangement, whether entered into for the Company's account, or for the account of one or more of the Company Subsidiaries or their customers, were entered into
(1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (2) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or Company Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither the Company nor a Company Subsidiary, nor to the Company's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. The Company's Audited Reports disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with generally accepted accounting principles and, since March 31, 1997, there has not been a change in such value that, individually or in the aggregate, has resulted in a Material Adverse Effect on the Company.
     (CC) ACCOUNTING CONTROLS. Each of the Company and the Company Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the Board of Directors of the Company, that (1) all material transactions are executed in accordance with management's general or specific authorization; (2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to broker-dealers or any other criteria applicable to such statements, (3) access to the material property and assets of the Company and the Company Subsidiaries is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.
     (DD) PROPRIETARY RIGHTS. The Company and the Company Subsidiaries have the right to use the names, service-marks, trademarks and other intellectual property material to the conduct of their business, which have been Previously Disclosed; and in the case of such names, service-marks and trademarks, in each state of the United States, such right of use is free and clear of any Liens, and no other person has the right to use such names, service-marks or trademarks in any such state.
     (EE) POOLING; REORGANIZATION. As of the date hereof, it is aware of no reason why the Merger will fail to qualify (1) for pooling-of-interests accounting treatment or (2) as a reorganization under Section 368(a) of the Code.
     (FF) INVESTMENT ADVISORY ACTIVITIES.
          (1) Certain of the Company Subsidiaries provide investment management, investment advisory, sub-advisory, administration, distribution or certain other services to the Investment Companies, each of which has been Previously Disclosed. Each of the Investment Companies (or the trust of which it is a series) is duly organized and existing in good standing under the laws of the jurisdiction under which it is organized as Previously Disclosed. Each of the Investment Companies is governed by a board of trustees or directors (each a "Fund Board" and, collectively, the "Fund Boards") consisting of at least 50% of trustees or directors who are not "interested persons" (as defined in the Investment Company Act) of the Investment Companies or the Company. The Fund Boards operate in all material respects in conformity with the requirements and restrictions of Sections 10 and 16 of the Investment Company Act. The term "Investment Company" shall have the meaning provided in the Investment Company Act.
          (2) Each of the Investment Companies is in compliance in all material respect with all applicable laws, rules and regulations of the SEC, the NASD, the Internal Revenue Service, and any other Self-Regulatory Body having jurisdiction over such Investment Company and of any state in which such Investment Company is registered, qualified or sold. The Company has provided to First Union true and complete copies of all the constituent documents and related advisory agreements of all of the Investment Companies managed by the Company or any Company Subsidiary.
                                      A-13

          (3) Except as Previously Disclosed, none of the Company or any Company Subsidiary is or has been during the past five years an "investment adviser" within the meaning of the Investment Advisers Act, required to be registered, licensed or qualified as an investment advisor under the Investment Advisers Act or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure to be so registered, licensed or qualified that could not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company.
          (4) Each Investment Company has been operated in compliance with its respective objectives, policies and restrictions, including without limitation, those set forth in the applicable prospectus and registration statement for that Investment Company or governing instruments for a Client, except where lack of compliance would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. The Company and the Company Subsidiaries have in all material respects operated each of its investment accounts in accordance with the investment objectives and guidelines in effect for each such investment account, except when lack of compliance would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.
          (5) Each Investment Company has duly adopted procedures pursuant to Rules 17a-7, 17e-1 and 10f-3 under the Investment Company Act, to the extent applicable.
          (6) Neither the Company, any Company Subsidiary nor any Affiliate thereof has been found to have engaged in any conduct of the types described in Section 9(a) of the Investment Company Act as a result of which a national bank would be disqualified from acting as investment advisor to a registered investment company.
     4.02. FIRST UNION REPRESENTATIONS AND WARRANTIES. First Union hereby represents and warrants to the Company, as follows:
     (A) RECITALS. The facts set forth in the Recitals of this Plan with respect to it are true and correct.
     (B) CORPORATE AUTHORITY. Subject to the required regulatory approvals referred to in SECTION 6.02, this Plan has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.
     (C) NO DEFAULTS. Subject to the required approval of the Federal Reserve Board, and any required filings under federal and state securities' and insurance laws, and the approvals of the NYSE and the other securities exchanges referred to in SECTION 4.01(G), of the Merger and and the other transactions contemplated hereby, the execution, delivery and performance of this Plan, and the consummation of the transactions contemplated hereby by it, does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its subsidiaries or to which it or any of its subsidiaries or properties is subject or bound, which breach, violation or default is reasonably likely to have a Material Adverse Effect on First Union, (2) constitute a breach or violation of, or a default under, its Articles of Incorporation, Charter or Bylaws, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or the consent or approval of any other party to any such agreement, indenture or instrument other than such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.
     (D) FINANCIAL REPORTS. Its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and all other documents filed or to be filed subsequent to December 31, 1996, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "First Union Financial Reports"), did not and will not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the First Union Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the First Union Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.
                                      A-14

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     (E) NO EVENTS. No events have occurred, or circumstances have arisen, since
June 30, 1997, which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on First Union.
     (F) NO BROKERS. All negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment.
     (G) NO KNOWLEDGE. It knows of no reason why (1) the regulatory approvals referred to in SECTION 6.01(B) should not be obtained without the imposition of any condition of the type referred to in the proviso following such SECTION 6.01(B) and (2) the Merger would fail to qualify as a pooling of interests for accounting purposes or as a reorganization under Section 368(a) of the Code.
     (H) SHARES AUTHORIZED. The shares of First Union Common Stock to be issued in exchange for shares of Company Common Stock and Company Preferred Stock upon consummation of the Merger in accordance with ARTICLE II of this Plan, have been duly authorized and, when issued in accordance with the terms of this Plan and in the case of shares issued upon the exercise of such Options, the related stock option plan, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.
     (I) ORGANIZATION, STANDING AND AUTHORITY. It is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on First
Union. Each of First Union and its subsidiaries has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on First Union.
     (J) CORPORATE POWER. First Union has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all its material properties and assets.
     (K) ACCURACY OF INFORMATION. The statements with respect to First Union contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of First Union pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
     (L) LITIGATION; REGULATORY ACTION. Neither First Union nor any of its subsidiaries is a party to any Litigation before any court, arbitrator, mediator or Regulatory Authority which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on First Union and, to the best of its knowledge, no such Litigation has been threatened; and neither it nor any of its subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is the subject of any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authorities, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on First Union and neither it nor any of its subsidiaries has been advised by any Regulatory Authorities that any such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.
V. COVENANTS.
     The Company hereby covenants to First Union, and First Union hereby covenants to the Company, as applicable, that:
     5.01. EFFORTS. Subject to the terms and conditions of this Plan, it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger on the Effective Date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end (it being understood that any amendments to the Registration Statement (as hereinafter defined) or a resolicitation of proxies as a consequence of an acquisition agreement by First Union or any of its subsidiaries shall not violate this covenant).
     5.02. COMPANY PROXY/REGISTRATION STATEMENT. The Company and First Union shall prepare a proxy statement/prospectus (the "Proxy Statement") to be mailed to the holders of Company Common Stock and Company Preferred Stock in connection with the transactions contemplated hereby and to be filed by First Union in a registration statement (the "Registration Statement") with the SEC (it being understood that First Union shall use its reasonable best efforts to file the Registration Statement or the preliminary Proxy Statement with the SEC within 30 days of the date hereof). The Company
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shall call a special meeting (the "Meeting") of the holders of Company Common
Stock and Company Preferred Stock to be held as soon as practicable for purposes of voting upon the approval of this Plan and the Company shall use its reasonable best efforts to solicit and obtain votes of the holders of Company Common Stock and Company Preferred Stock in favor of the approval of this Plan, and the Board of Directors of the Company shall recommend approval of this Plan by such holders.
     5.03. REGISTRATION STATEMENT; COMPLIANCE WITH SECURITIES LAWS. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of the Company relating to the Company or the Company Subsidiaries and by or on behalf of First Union relating to First Union or its subsidiaries, (A) will comply in all material respects with the provisions of the Securities Act and the Exchange Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; PROVIDED, HOWEVER, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by or on behalf of such other party specifically for use in the Registration Statement.
     5.04. REGISTRATION STATEMENT EFFECTIVENESS. First Union will advise the Company, promptly after First Union receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed (after providing drafts in advance to the Company and its counsel for review and comment), of the issuance of any stop order or the suspension of the qualification of the First Union Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.
     5.05. PRESS RELEASES. The Company will not, without the prior approval of First Union (which approval shall not be unreasonably withheld or delayed), and First Union will not, without the prior approval of the Company (which approval shall not be unreasonably withheld or delayed), issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law.
     5.06. ACCESS; INFORMATION. (A) Upon reasonable notice, the Company shall afford First Union and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, data processing system files, commitments and records and, during such period, the Company shall furnish promptly to First Union (1) a copy of each material report, schedule and other document filed by the Company and the Company Subsidiaries with any Regulatory Authority, and (2) all other information concerning the business, properties and personnel of the Company and the Company Subsidiaries as First Union may reasonably request, PROVIDED that no investigation pursuant to this SECTION 5.06 shall affect or be deemed to modify or waive any representation or warranty made by the Company or the conditions to the obligations of the Company to consummate the transactions contemplated by this Plan; and (B) First Union will not use any information obtained pursuant to this SECTION 5.06 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in SECTION 8.06) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by First Union or as it is advised by counsel in writing that any such information or document is required by law or applicable published stock exchange rule to be disclosed, and in the event of the termination of this Plan, First Union will, upon request by the Company, deliver to the Company all documents so obtained by First Union or destroy such documents and, in the case of destruction, will certify such fact to the Company.
     5.07. ACQUISITION PROPOSALS. In the case of the Company, it shall not, and it shall cause the Company Subsidiaries not to, solicit or encourage inquiries or proposals with respect to, or furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Company or any of the Company Subsidiaries or any merger or other business combination with the Company or any of the Company
Subsidiaries other than as contemplated by this Plan; it shall instruct its and the Company Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from taking any action that would violate or conflict with any of the foregoing; and it shall notify First Union immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, the Company or any of the Company Subsidiaries.
                                      A-16

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     5.08. BLUE-SKY FILINGS. In the case of First Union, it shall use its reasonable best efforts to obtain all necessary state securities laws or "blue sky" permits and approvals, PROVIDED that First Union shall not be required by virtue thereof to submit to general jurisdiction in any state.
     5.09. STATE TAKEOVER LAWS; ARTICLES OF INCORPORATION. In the case of the Company, it shall not take any action that would cause the transactions contemplated by this Plan to be subject to any applicable state takeover statute and the Company shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan from (A) any applicable state takeover law, as now or hereafter in effect, including, without limitation, Sections 13.1-725 through 13.1-728 of the VSCA, (B) any applicable takeover provisions in the Company's Articles of Incorporation or By-laws, and
(C) any takeover provisions set forth in any agreement to which the Company is a party or may be bound.
     5.10. AFFILIATE AGREEMENTS. In the case of the Company, it will cause each person who may be deemed to be an Affiliate of the Company to execute and deliver to First Union on or before the mailing of the Proxy Statement for the Meeting an agreement in the form attached hereto as EXHIBIT B restricting the disposition of the shares of First Union Common Stock to be received by such Affiliate in exchange for such Affiliate's shares of Company Common Stock and/or Company Preferred Stock.
     5.11. REDEMPTION AGREEMENTS. The Company will enforce its rights under each Stock Redemption Agreement entered into by the Company with the stockholders of the Company and, to the extent consistent with pooling of interests accounting, shall exercise its rights to redeem any and all shares of stock to the extent it is entitled thereunder.
     5.12. SHARES LISTED. In the case of First Union, it shall use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, upon official notice of issuance, the shares of First Union Common Stock to be issued to the holders of Company Common Stock and Company Preferred Stock, pursuant to this Plan.
     5.13. REGULATORY APPLICATIONS. In the case of First Union, subject to the cooperation of the Company, (A) it shall use its reasonable best efforts to prepare and submit applications to the appropriate Regulatory Authorities for approval of the Merger within 30 days of the date hereof, and (B) promptly make all other appropriate filings to secure all other approvals, consents and rulings which are necessary for the consummation of the Merger by First Union. First Union will provide copies of such applications and responses to the Company and its counsel prior to submitting such applications and responses to the applicable Regulatory Authorities. In the case of the Company, it agrees, upon request, to furnish First Union with information concerning itself, the Company Subsidiaries, its and their directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any filing, notice or application made by or on behalf of First Union or any of its subsidiaries in connection with the Merger and the other transactions contemplated in this Plan.
     5.14. CURRENT INFORMATION.
     (A) During the period from the date of this Plan to the Effective Date, each of the Company and First Union shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.
     (B) The Company shall promptly notify First Union of (1) any material change in the business or operations of the Company or any Company Subsidiary,
(2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to the Company or any Company Subsidiary, (3) the institution or the threat of material Litigation involving or relating to the Company or any Company Subsidiary, or (4) any event or condition that might be reasonably expected to cause any of the Company's representations or warranties set forth herein not to be true and correct as of the Effective Time or prevent the Company from fulfilling its obligations hereunder; and in each case shall keep First Union informed with respect thereto.
     (C) First Union shall (1) promptly notify the Company of any event or condition that might reasonably be expected to cause any of First Union's representations or warranties set forth herein not to be true and correct as of the Effective Date or prevent First Union from fulfilling its obligations hereunder and (2) notify the Company immediately of any denial of any application filed by First Union with any Regulatory Authority with respect to this Plan, and in each case shall keep the Company informed with respect thereto.
     5.15. INVESTMENT COMPANIES.
     (A) The parties each agree for a period of three years following the Effective Time to use their respective reasonable best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act as it applies to the transactions contemplated by this Plan.
                                      A-17

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     (B) The Company will use its reasonable best efforts to obtain, as promptly as practicable, the approval of the Fund Boards and shareholders of each Investment Company, pursuant to the provisions of Section 15 of the Investment Company Act applicable thereto, of a new Investment Company advisory Contracts with the applicable Investment Company having terms in the aggregate that are at least as favorable to First Union as the existing Investment Company advisory Contracts.
     5.16. RETENTION PROGRAM.
     (A) RETENTION POOL. At the Effective Time, First Union will establish a retention pool (the "Retention Pool") consisting of 1,701,362 restricted shares of First Union Common Stock, to be used to retain key employees of the Company. The individuals eligible for inclusion in the Retention Pool and the respective allocations will be determined by the Chief Executive Officer of the Company, in consultation with and subject to the approval of First Union, prior to the Effective Time.
     (B) VOTING. The shares of restricted First Union Common Stock in the Retention Pool shall vest, and shall be issued to the participants in the Retention Pool then eligible to receive such shares, in the installments as set forth in ANNEX C hereto.
     (C) ELIGIBILITY. Eligibility to participate in the Retention Pool shall require an individual to be employed by First Union as of the dates and subject to the terms and conditions set forth in such ANNEX C.
     (D) ADJUSTMENT. If an employee of the Company who has been selected to participate in the Retention Pool shall forfeit the right to receive the shares of restricted First Union Common Stock thereunder, as set forth in ANNEX C, the shares of restricted First Union Common Stock allocated to that individual shall be cancelled and the number of shares of First Union Common Stock in the Retention Pool shall be adjusted accordingly.
     5.17. INDEMNIFICATION/LIABILITY COVERAGE.
     (A) For six years after the Effective Date, First Union shall cause the Continuing Corporation to, indemnify, defend and hold harmless the present and former directors, officers and employees of the Company and the Company Subsidiaries (each, an "Indemnified Party") against all liabilities arising out of actions or omissions occurring at or prior to the Effective Date (including, without limitation, the transactions contemplated by this Plan) to the extent such persons are indemnified under the VSCA and the Company's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation.
     (B) First Union shall use its reasonable best efforts to maintain the Company's existing directors' and officers' liability insurance policy (or a policy, including First Union's existing policy, providing comparable coverage amount on terms no less favorable) covering persons who are currently covered by such insurance for a period of three years after the Effective Date; PROVIDED, that First Union shall not be obligated to make an annual premium payment in respect of such policy (or replacement policy) which exceeds, for the portion related to the Company's directors and officers, 150% of the annual premium payment on the Company's current policy in effect as of the date of this Plan; PROVIDED, FURTHER, that if such coverage can only be obtained upon the payment of an annual premium in excess of 150% of the annual premium payment of the Company's current policy, First Union shall obtain such coverage as can reasonably be obtained by paying a premium of 150% of the annual premium payment of the Company's current policy in effect as of the date of this Plan.
     (C) Any Indemnified Party wishing to claim indemnification under SECTION 5.17(A), upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify First Union thereof; PROVIDED, that the failure so to notify shall not affect the obligations of First Union and the Continuing Corporation under SECTION 5.17(A) (unless such failure materially increases
First Union's liability under such Section). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (1) First Union or the Continuing Corporation shall have the right to assume the defense thereof, if it so elects, and First Union or the Continuing Corporation shall pay all reasonable fees and expenses of counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that First Union shall be obligated pursuant to this subsection (C) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suit or proceeding or any group of actions, suits or proceedings arising out of or related to a common body of facts, (2) the Indemnified Parties will cooperate in the defense of any such matter, and (3) First Union shall not be liable for any settlement effected without its prior written consent.
     The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the Articles of Incorporation or Bylaws of the Company, under the VSCA or otherwise.
     5.18. WAIVER OF NONLAPSE RESTRICTIONS. First Union and the Company agree that the termination of the restrictions set forth in the Company's Stock Redemption Agreements with respect to shares of the Company Common Stock and Company Preferred Stock upon consummation of the Merger constitutes a noncompensatory waiver of a nonlapse restriction within the
                                      A-18

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meaning of Section 83 of the Code and the regulations promulgated thereunder and that First Union shall not take an income tax deduction with respect thereto. First Union and the Company agree to furnish each former stockholder of the Company with the statement required by Treasury Regulation Section 1.83-5(b)(2), if so requested.
VI. CONDITIONS TO CONSUMMATION OF THE MERGER.
     6.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. The respective obligation of each of First Union and the Company to consummate the Merger is subject to the fulfillment or written waiver by First Union and the Company prior to the Effective Time of each of the following conditions:
     (A) STOCKHOLDER APPROVALS. This Plan and the Merger shall have been duly adopted by the requisite vote of the stockholders of the Company.
     (B) REGULATORY APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which First Union reasonably determines would (1) following the Effective Time, have a Material Adverse Effect on the Continuing Corporation or (2) reduce the benefits of the transactions contemplated hereby to such a degree that First Union would not have entered into this Plan had such conditions, restrictions or requirements been known at the date hereof.
     (C) NO INJUNCTION. No Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Plan.
     (D) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.
     (E) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of First Union Common Stock to be issued in the Merger shall have been received and be in full force and effect.
     (F) LISTING. The shares of First Union Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.
     6.02. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the
Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:
     (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of First Union set forth in this Plan shall be true and correct as of the date of this Plan and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Plan or some other date shall be true and correct as of such date), (PROVIDED, HOWEVER, that for purposes of determining the satisfaction of the condition contained in this SECTION 6.02(A), such representations and warranties shall be deemed to be true and correct if the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth therein relating to "materiality" or "Material Adverse Effect") are not reasonably likely to constitute or give rise to, individually or in the aggregate, a Material Adverse Effect on First Union), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of First Union by an executive officer of First Union to such effect.
     (B) PERFORMANCE OF OBLIGATIONS OF FIRST UNION. First Union shall have performed in all material respects all obligations required to be performed by it under this Plan at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of First
Union by an executive officer of First Union to such effect.
     (C) OPINION OF THE COMPANY'S COUNSEL. The Company shall have received an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to the Company, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by stockholders of the Company who receive shares of First Union Common Stock in exchange for shares of Company Common
Stock and Company Preferred Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, Wachtell, Lipton, Rosen & Katz, may require and rely upon representations contained in letters from the Company, First Union and stockholders of the Company.
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     6.03. CONDITIONS TO OBLIGATION OF FIRST UNION. The obligation of First
Union to consummate the Merger is also subject to the fulfillment or written waiver by First Union prior to the Effective Time of each of the following conditions:
     (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Plan shall be true and correct as of the date of this Plan and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Plan or some other date shall be true and correct as of such date); (PROVIDED, HOWEVER, that for purposes of determining the satisfaction of the condition contained in this SECTION 6.03(A), such representations and warranties shall be deemed to be true and correct if the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth therein relating to "materiality" or "Material Adverse Effect") are not reasonably likely to constitute or give rise to, individually or in the aggregate, a Material Adverse Effect on the Company), and First Union shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.
     (B) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Plan at or prior to the Effective Time, and First Union shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.
     (C) OPINION OF FIRST UNION'S COUNSEL. First Union shall have received an opinion of Sullivan & Cromwell, counsel to First Union, dated the Effective
Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368(a) of the Code. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from the Company, First Union and stockholders of the Company.
     (D) ACCOUNTANTS' LETTERS. KPMG Peat Marwick LLP, independent auditors for the Company, shall have delivered to First Union letters, dated the date of or shortly prior to (A) the mailing of the Proxy Statement, and (B) the Effective Date, in form and substance reasonably satisfactory to First Union, (1) with respect to the Company's consolidated financial position and results of operations, which letters shall be based upon "agreed upon procedures" undertaken by such firm in accordance with the Statements on Auditing Standards No. 72 and (2) to the effect that such accountants are not aware of any facts or circumstances which might cause the Merger not to qualify for pooling of interests accounting treatment.
     (E) ACCOUNTING TREATMENT. First Union shall have received from KPMG Peat Marwick LLP a letter, dated on or shortly prior to the Effective Date, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Plan and the related agreements executed in connection with or contemplated hereby.
     (F) CONSENTS. The Company shall have obtained the consents or approvals of the Investment Company shareholders necessary to consummate the transactions contemplated by this Plan.
     (G) EMPLOYMENT AGREEMENTS. The employment agreements referred to in RECITAL
(F) of this Plan shall have been entered into and shall be in effect (other than as a consequence of death or disability).
     (H) NO MATERIAL ADVERSE EFFECT. Since March 31, 1997, no events have occurred or circumstances have risen that, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on the Company.
VII. TERMINATION.
     This Plan may be terminated prior to the Effective Date, either before or after receipt of required stockholder approvals:
     7.01. MUTUAL CONSENT. By the mutual consent of First Union and the Company.
     7.02. BREACH. By First Union or the Company, in the event of (A) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach (provided that a party may terminate this Plan pursuant to this SECTION 7.02(A) only with respect to a breach or breaches that would permit such party not to consummate the Merger under the standards set forth in SECTION 6.02(A) or SECTION 6.03(A), as the case may be), or (B) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach.
     7.03. DELAY. By First Union or the Company, in the event that the Merger is not consummated by June 30, 1998.
                                      A-20

     7.04. NO STOCKHOLDER OR REGULATORY APPROVAL. By the Company or First Union,
(A) in the event that any stockholder approval contemplated by SECTION 6.01(A) is not obtained at the Meeting, including any adjournment or adjournments thereof, or (B) in the event that written notice is received which states that any required regulatory approval contemplated by SECTION 6.01(B) will not be approved or has been denied.
     7.05. FAILURE TO RECOMMEND, ETC. At any time prior to the Meeting, by First Union if the board of directors of the Company shall have failed to make its recommendation referred to in SECTION 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of First Union.
     7.06. TERMINATION FEE.
     (A) The Company hereby agrees to pay First Union and First Union shall be entitled to payment of, a nonperformance fee (the "Termination Fee") of $20 million following the occurrence of a Payment Event (as defined below). Such payment shall be made in immediately available funds within five business days after delivery of a notice from First Union requesting such payment. The right to receive the Termination Fee shall terminate if any of the following (a "Fee Termination Event") occurs prior to a Payment Event: (i) the Effective Date,
(ii) termination of this Plan in accordance with the provisions hereof if such termination occurs prior to the occurrence of a Preliminary Payment Event (as defined below), except a termination by First Union pursuant to SECTION 7.02,
(iii) termination of this Plan following the occurrence of a Preliminary Payment Event and the passage of eighteen (18) months after such termination, or (iv) termination of this Plan by First Union pursuant to SECTION 7.02 (under circumstances that would permit First Union not to consummate the Merger under the standards set forth in SECTION 6.03(A)) and the passage of eighteen (18) months after such termination.
     (B) The term "Preliminary Payment Event" shall mean any of the following events or transactions occurring after the date hereof:
          (1) The Company without having received First Union's prior written consent, shall have entered into an agreement to engage in any Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this SECTION 7.06 having the meaning assigned thereto in
     Section 3(a)(9) and 13(d)(3) of the Exchange Act) other than First Union or any of its subsidiaries or affiliates, or the Board of Directors of the Company shall have recommended that the shareholders of the Company approve or accept any Acquisition Transaction with any person other than First Union or any of its subsidiaries or affiliates. For purposes of this Plan, "Acquisition Transaction" shall mean (a) a merger or consolidation, or any similar transaction, involving the Company, (b) a purchase, lease or other acquisition of all or substantially all of the assets of the Company, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of the Company; PROVIDED that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only the Company and/or any of the Company Subsidiaries;
          (2) (a) any person, other than First Union or any of its subsidiaries or affiliates or the Company's Associate Stock Ownership Plan (the "ASOP") shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of voting stock ("Company Voting Stock") of the Company (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in
     Section 13(d) of the Exchange Act, or (b) any group (as such term "group" is defined in Section 13(d)(3) of the Exchange Act), other than a group of which any of First Union or any of its subsidiaries or affiliates is a member, shall have been formed that beneficially owns 20% or more of the Company Common Stock then outstanding;
          (3) any person, other than First Union or any of its subsidiaries or affiliates, or any group, other than a group of which First Union or any of its Subsidiaries is a member, shall have made a proposal to the Company or its shareholders, by public announcement or public or nonpublic written communication to engage in an Acquisition Transaction or to acquire beneficial ownership of 20% or more of the outstanding shares of Company Voting Stock;
          (4) after a proposal is made by a third party to the Company or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to the Company to make such a proposal, the Company shall have breached any representation, covenant or obligation contained in this Plan and such breach would entitle First Union to terminate this Plan under SECTION 7.02 (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger); or
          (5) the holders of shares of Company Common Stock and Company Preferred Stock shall not have approved this Plan at the Meeting or the Meeting shall not have been held or shall have been canceled prior to termination of this Plan, in each case after any person other than First Union or any of its subsidiaries or affiliates or the ASOP shall have
                                      A-21

     (a) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction or (b) to acquire beneficial ownership of 25% or more of the Company's Voting Stock.
     (C) The term "Payment Event" shall mean either of the following events or transactions occurring after the date hereof:
          (1) the acquisition by any person other than First Union or any of its subsidiaries or affiliates, or the ASOP alone or together with such person's affiliates and associates, or any group (as defined in Section 13(d)(3) of the Exchange Act), of beneficial ownership of 25% or more of the outstanding shares of Company Voting Stock; or
          (2) the occurrence of a Preliminary Payment Event described in clause
     (B)(1) above, except that the percentage referred to in clause (c) thereof shall be 25%.
     (D) The Company shall notify First Union promptly in writing of its knowledge of the occurrence of any Preliminary Payment Event or Payment Event; PROVIDED, HOWEVER, that the giving of such notice by the Company shall not be a condition to the right of First Union to the Termination Fee.
VIII. OTHER MATTERS.
     8.01. SURVIVAL. If the Effective Date occurs, all representations, warranties, agreements and covenants contained in this Plan, except for SECTIONS 5.16, 5.17, 8.04 and 8.09, shall not survive the Effective Date. If this Plan is terminated prior to the Effective Date, the agreements and representations of the parties in SECTIONS 4.01(Q) and 4.02(F), SECTIONS 5.03, 5.06(B), SECTION 7.06, and SECTIONS 8.01, 8.03, 8.04, 8.05, 8.06, 8.07, 8.09, 8.11 and 8.12 shall survive such termination.
     8.02. WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Plan may be (A) waived in writing by the party benefitting by the provision, or
(B) amended or modified at any time (including the structure of the transactions contemplated hereby) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the stockholders of the Company, the consideration to be received by the stockholders of the Company shall not thereby be decreased.
     8.03. COUNTERPARTS. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each party hereto.
     8.04. GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of North Carolina.
     8.05. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby, except Proxy Statement printing expenses which shall be shared equally between the Company and First Union.
     8.06. CONFIDENTIALITY. Except as otherwise provided in SECTION 5.06(B), each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.
     8.07. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to First Union,               First Union Corporation
  to:                            One First Union Center
                                 Charlotte, North Carolina 28288-0013
                                 Telecopy Number: (704) 374-3425
                                 Attention: Edward E. Crutchfield
                                 Chairman and Chief Executive Officer
           Copy to:              First Union Corporation
                                 One First Union Center
                                 Charlotte, North Carolina 28288-0013
                                 Telecopy Number: (704) 374-3425
                                 Attention: Marion A. Cowell, Jr.
                                 General Counsel

                                      A-22

If to the Company,               Wheat First Butcher Singer, Inc.
  to:                            Riverfront Plaza
                                 901 East Byrd Street
                                 Richmond, Virginia 23219
                                 Telecopy Number: (804) 782-3739
                                 Attention: Marshall B. Wishnack
                                 Chairman and Chief Executive Officer
           Copy to:              Wachtell, Lipton, Rosen & Katz
                                 51 West 52nd Street
                                 New York, New York 10019
                                 Telecopy Number: (212) 403-2000
                                 Attention: Edward D. Herlihy, Esq.

     8.08. DEFINITIONS. Any term defined anywhere in this Plan shall have the meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary). In addition:
          (A) the term "Material Adverse Effect", when applied to a party, shall mean an event, occurrence or circumstance (including without limitation, any breach of a representation or warranty contained herein by such party) which (1) has a material adverse effect on the financial condition, results of operations, or business of such party and its subsidiaries, taken as a whole, or (2) would materially impair any party's ability to timely perform its obligations under this Plan or the consummation of any of the transactions contemplated hereby; PROVIDED, that a Material Adverse Effect with respect to a party shall not include events or conditions generally affecting the securities industry or effects resulting from general economic conditions (including changes in interest rates), changes in accounting practices or changes to statutes, regulations or regulatory policies, that do not have a materially more adverse effect on such party than that experienced by similarly situated financial services companies;
          (B) the term "individually or in the aggregate" as used in ARTICLE IV of this Plan includes all events, occurrences and circumstances described in any paragraph of ARTICLE IV, and is not linked to any specific paragraph;
          (C) the term "Previously Disclosed" by a party shall mean information set forth in a Schedule, correspondingly enumerated to the representation, warranty or covenant to which it relates, that is delivered by such party to the other party contemporaneously with the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan (it being understood that notwithstanding any other provision herein such information shall be disclosed in light of the particular standard of "materiality" set forth in the representation, warranty or covenant to which such information relates); and
          (D) the term "Rights" means securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock (and shall include stock appreciation rights).
     8.09. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Plan and all schedules hereto represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Plan, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan, except that SECTION 5.17 is intended to confer on the persons named therein those rights expressly stated in such Section.
     8.10. BENEFIT PLANS.
     (A) As soon as administratively practicable after the Effective Time, employees of the Company and the Company Subsidiaries shall be generally entitled to participate in the pension, benefit, welfare, incentive compensation, sick pay, vacation, fringe benefit and similar plans of First Union on substantially the same terms and conditions applied to employees of First Union and its subsidiaries (other than the severance plan of First Union during such period that the Company severance plan remains in effect pursuant to
SECTION 8.10(C)) and until such time the plans of the Company shall remain in effect without any adverse amendments. For the purpose of determining eligibility to participate in such plans and the vesting of benefits under such plans (but not for the accrual of benefits under such plans), First Union shall give effect to years of service with the Company or the Company Subsidiaries, as the case may be, as if such service had been with First Union or
                                      A-23
its subsidiaries. No employee of the Company who elects coverage under a First Union medical insurance plan shall be excluded from coverage under such plan (for such employee or any other covered person) on the basis of a pre-existing condition that was not also excluded under the Company's medical insurance plans.
     (B) First Union shall honor in accordance with their terms all individual compensation contracts Previously Disclosed, the Employment Agreements entered into by First Union with Messrs. Wishnack, Gambill, Everett, Ludeman and Souders and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under any of the Compensation and Benefit Plans. The provisions of this SECTION 8.10(B) relating to Previously Disclosed individual compensation contracts are intended to be for the benefit of, and shall be enforceable by the employees who executed such employment contracts.
     (C) The Company's severance plan as in effect on the date hereof (subject to any non-adverse modifications permitted under SECTION 3.01(D) hereof) shall remain in place until the end of the 12th month following the month in which the Effective Time occurs.
     8.11. HEADINGS. The headings contained in this Plan are for reference purposes only and are not part of this Plan.
     8.12. INTERPRETATION; EFFECT. When a reference is made in this Plan to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Plan unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation". No provision of this Plan shall be construed to require the Company, First Union or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.
     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.
                                         FIRST UNION CORPORATION
                                         By: /s/ G. KENNEDY THOMPSON
                                             ---------------------------------
                                           Name: G. Kennedy Thompson
                                           Title: Executive Vice President
                                         WHEAT FIRST BUTCHER SINGER, INC.
                                         By: /s/ MARSHALL B. WISHNACK
                                             ---------------------------------
                                           Name: Marshall B. Wishnack
                                           Title: Chairman and Chief Executive
                                         Officer
                                                                       EXHIBIT A
     AGREEMENT, dated as of August 20, 1997, by and between the individual stockholder of Wheat First Butcher Singer, Inc. (the "Stockholder") and First Union Corporation ("First Union").
     WHEREAS, the Stockholder is the beneficial owner of and has the right to
vote       shares of Common Stock, each of $2.00 par value, and       shares of
Preferred Stock, each of no par value, of Wheat First Butcher Singer, Inc. (the "Company") (collectively, the "Shares");
     WHEREAS, First Union and the Company have entered into an Agreement and Plan of Merger (the "Plan"), pursuant to which First Union will acquire the Company (the "Acquisition"), subject to the terms and conditions of the Plan;
     WHEREAS, the Stockholder believes it is in the best interests of the Company and all of the Company's stockholders for the Acquisition to be consummated on the terms set forth in the Plan, and as a condition and inducement to First Union's willingness to enter into the Plan, the Stockholder has agreed to enter into this Agreement;
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:
     1. The Stockholder agrees to vote (including by proxy or written consent) all the Shares, any additional Shares acquired by the Stockholder after the date hereof and any other shares of stock of the Company owned or controlled by him or her entitled to be voted, in favor of the Plan and the transactions contemplated thereby at the meeting of stockholders of the Company called for that purpose. The Stockholder also agrees that, to the extent he has authority or power to vote or direct the voting of any additional Shares, he shall vote or direct the voting of such Shares in favor of approval of the Plan, subject to any determination that to so vote the Shares would violate fiduciary duties under applicable law.
     2. The Stockholder agrees that he/she will not sell or transfer any Shares owned by him to any other party unless such party enters into an agreement, satisfactory to First Union, to abide by all the terms of this Agreement.
     3. The Stockholder agrees to use all reasonable efforts to cooperate with First Union in connection with the Acquisition, promptly take such actions as are necessary or appropriate to consummate the Acquisition, and provide any information reasonably requested by First Union for any regulatory application or filing made or approval sought for the transactions contemplated by the Plan.
     4. The parties hereto agree that this Agreement shall terminate and be of no further force and effect if the Plan is terminated in accordance with its terms.
     5. This Agreement shall not affect the Stockholder's obligations, to the extent the Stockholder serves in such capacity, as a director of the Company.
     6. The Stockholder represents and warrants to First Union as follows:
     (i) the Stockholder has good title to the Shares and owns the Shares free and clear of any rights, claims, encumbrances, liens, interests or restrictions of any nature whatsoever (other than under the Stock Redemption Agreement), including, without limitation, any restrictions on the voting of the Shares or any rights of others to vote, or to participate (including by consultation) in the voting of, the Shares;
     (ii) this Agreement is a valid and legally binding agreement enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and
     (iii) the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by the Stockholder, do not and will not constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Stockholder or to which the Stockholder is subject or bound, or require any consent or approval under such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.
     7. The Stockholder hereby agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Stockholder in accordance with its specific terms or were otherwise breached. Accordingly, the Stockholder agrees that First Union shall be entitled to an injunction or injunctions to prevent breaches of this
                                      A-25

Agreement by the Stockholder and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which First Union may be entitled at law or in equity.
     8. This Agreement shall bind and benefit the successors, assigns, executors, trustees and heirs of the parties hereto. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina without regard to any applicable conflicts of law rules. Any term hereof which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without affecting the remaining terms or their validity or enforceability in any other jurisdiction.
     9. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart has been signed by each party hereto.
     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.
                                         FIRST UNION CORPORATION
                                         By: ___________________________________
                                           Name:
                                           Title:
                                         _______________________________________
                                           (the Stockholder)
                                      A-26

                                                                       EXHIBIT B
                                  ESCROW AGREEMENT
          This Escrow Agreement (this "Agreement"), dated as of               ,
     1997, is made and entered into by and among First Union Corporation ("First Union"), Wheat First Butcher Singer, Inc. (the "Company"), Marshall B. Wishnack, Mark M. Gambill, Lewis C. Everett, Daniel J. Ludeman and Thomas
     L. Souders (collectively, the "Shareholder Representatives"), First Union National Bank, as Transfer Agent and Exchange Agent (the "Transfer and Exchange Agent") and First Union National Bank, as Escrow Agent (the "Escrow Agent").
                                     BACKGROUND
          A. The Company and First Union have entered into that certain Agreement and Plan of Merger, dated as of August 20, 1997 (as amended, the "Merger Agreement"), a copy of which is attached hereto as Annex A. The Merger Agreement provides that First Union will deliver to the Escrow Agent an aggregate of 217,984 shares of First Union Common Stock (the "Escrowed Shares") on the Effective Date to be held by the Escrow Agent in accordance with the terms and conditions of this Agreement.
          B. The Company has appointed the Shareholder Representatives to act on behalf of the holders of Company Common Stock and Trust Shares (the "Holders") immediately prior to the Effective Date with respect to Escrow Losses claimed to have been suffered or incurred by First Union. Marshall
     B. Wishnack has been appointed as the agent of the Shareholder Representatives (the "Agent").
          C. The Escrow Agent has agreed to accept, hold and disburse the Escrowed Shares and any Retained Proceeds (as hereinafter defined) in accordance with the terms of this Agreement.
          D. In order to establish the escrow of the Escrowed Shares pursuant to the Merger Agreement, the parties hereto are entering into this Agreement.
          E. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Merger Agreement.
                               STATEMENT OF AGREEMENT
          1. First Union and the Company hereby appoint the Escrow Agent to serve as Escrow Agent hereunder. The Escrow Agent hereby accepts such appointment and, upon receipt of the Escrowed Shares, agrees to hold and disburse the Escrowed Shares and any Retained Proceeds in accordance with this Agreement.
          2. The Company hereby appoints Marshall B. Wishnack, Mark M. Gambill, Lewis C. Everett, Daniel J. Ludeman and Thomas L. Souders as the Shareholder Representatives to act on behalf of the Holders with respect to any Escrow Loss which First Union claims to have suffered or incurred pursuant to Section 2.08 of the Merger Agreement, or with respect to any other matter specified herein. Marshall B. Wishnack is hereby appointed as the Agent of the Shareholder Representatives. Upon prior written notice to First Union and the Escrow Agent, the Shareholder Representatives may substitute any other of its members as the Agent. The Agent shall receive and make all notices and communications of the Shareholder Representatives in connection with the Merger Agreement and this Agreement and shall have the authority, acting upon approval of a majority vote of the Shareholder Representatives, to settle, defend, challenge or compromise any or all claims of Escrow Loss. First Union and the Escrow Agent shall be entitled to rely, and shall be fully protected in so relying, upon any instrument or document executed, or any notice, communication, decision or action made by, the Agent or the Shareholder Representatives, and their respective heirs, successors and assigns, the Company and the Holders, and their respective heirs, successors and assigns, shall be fully bound thereby.
          3. The Escrowed Shares and any Retained Proceeds shall be held by the Escrow Agent for the term provided herein and in the Merger Agreement unless and until the receipt by the Escrow Agent of a certificate in the form of EXHIBIT I signed by a duly authorized officer of First Union certifying that First Union has suffered or incurred Escrow Losses within the meaning of Section 2.08 of the Merger Agreement (the "Escrow Certificate"). The Escrow Certificate shall (1) contain a description in reasonable detail as to the nature and substance of such Escrow Losses, and
     (2) instruct the Escrow Agent to release to First Union a number of Escrowed Shares or an equivalent percentage of any related
                                      A-27

     Retained Proceeds, as applicable, in accordance with the formula set forth in Section 2.08 of the Merger Agreement. First Union shall deliver an executed copy of the Escrow Certificate to the Agent simultaneous with the delivery to the Escrow Agent. If the Escrow Agent does not receive prior to the expiration of 10 business days after delivery of the Escrow Certificate to the Agent a written notice from the Agent disputing the claim made by First Union thereunder, the Escrow Agent shall release to First Union the Escrowed Shares and any Retained Proceeds pursuant to the Escrow Certificate. If the Agent delivers a notice to the Escrow Agent and to First Union disputing First Union's purported Escrow Losses within such 10-day period, then the Escrow Agent shall not release to First Union the Escrowed Shares or any Retained Proceeds pursuant to the Escrow Certificate (the "Disputed Escrow Shares") until such time as the Escrow Agent shall have received (i) joint written instructions signed by the Agent and a duly authorized officer of First Union, or (ii) order of a court having competent jurisdiction resolving such dispute and ordering that release of the Disputed Escrowed Shares be made as provided therein, which is not appealed.
          4. Unless prior to the first anniversary of the Effective Date (the "First Anniversary"), First Union instructs the Escrow Agent (with a copy to the Agent) to continue to hold the Escrowed Shares by certifying that a claim or claims have been made or threatened that are reasonably likely to result in Escrow Losses (an "Escrow Extension"), the Escrow Agent shall release the Escrowed Shares and any Retained Proceeds then held in escrow, less any Disputed Escrow Shares, to the Transfer and Exchange Agent on the First Anniversary and the Transfer and Exchange Agent shall distribute such Escrowed Shares and any Retained Proceeds to the Holders, excluding those Holders who have outstanding and unpaid promissory notes held by the Company or the Grantor Trust relating to the purchase of Company Common Stock and/or Trust Shares (the "Outstanding Noteholders"). The Transfer and Exchange Agent shall hold such Escrowed Shares and any Retained Proceeds that are to be distributed to the Outstanding Noteholders until their outstanding Notes are paid in full.
          5. If First Union notifies the Escrow Agent (with a copy to the Agent) of an Escrow Extension pursuant to Section 3 above, the Escrow Agent shall continue to hold the Escrowed Shares and any Retained Proceeds in accordance with this Agreement until the Final Escrow Release Date; provided that if the Agent sends notice to the Escrow Agent disputing the basis for an Escrow Extension, the Escrow Agent shall continue to hold the Escrowed Shares in accordance with this Agreement until the earlier of (i) such time as the Escrow Agent shall have received (a) joint written instructions signed by the Agent and a duly authorized officer of First Union or (b) an order of a court have competent jurisdiction resolving such dispute, which is not appealed, or (ii) the Final Escrow Release Date. On the Final Escrow Release Date, the Escrow Agent shall release the Escrowed Shares and any Retained Proceeds then held in escrow, less any Disputed Escrow Shares, to the Transfer and Exchange Agent and the Transfer and Exchange Agent shall distribute such Escrowed Shares and any Retained Proceeds to the Holders, excluding the Outstanding Noteholders. The Transfer and Exchange Agent shall hold such Escrowed Shares and any Retained Proceeds that are to be distributed to the Outstanding Noteholders until their outstanding Notes are paid in full.
          6. The Holders have the right to instruct the Escrow Agent to sell their respective whole Escrowed Shares (subject to a guarantee of any Sales Deficit (as defined below)) at any time during the term of the escrow. As soon as practicable after receipt of such instructions from a Holder, subject to any applicable legal or contractual restrictions, the Escrow Agent shall sell such whole Escrowed Shares at the market. If the net proceeds from such sale exceed $45.875 per share, the Escrow Agent will remit such excess to such Holder and retain the remaining proceeds in escrow (the "Retained Proceeds"). If the net proceeds from such sale are less than $45.875 per share (a "Sales Deficit"), the Holder must remit such Sales Deficit to the Escrow Agent, all of which net proceeds and Sales Deficit will be retained in escrow by the Escrow Agent and considered as Retained Proceeds. For purposes of determining the amount of any Retained Proceeds to be released in lieu of Escrowed Shares, the Retained Proceeds shall be deemed to be the equivalent of the related number of Escrowed Shares. Notwithstanding the foregoing, any sales requested by an Affiliate shall be subject to compliance with the Affiliate's agreement referred to in SECTION 5.10 of the Merger Agreement. No interest will accrue or be paid to any Holders with respect to any Retained Proceeds.
          7. If any dividends shall be payable on shares of First Union Common Stock with a record date prior to the Final Escrow Release Date, the Transfer and Exchange Agent shall hold such dividends on the Escrowed Shares. No interest will be paid on any dividends so held by the Transfer and Exchange Agent. Upon delivery of all or any part of the Escrowed Shares to the Holders, the accumulated dividends will be paid to the Holders with respect to such Escrowed Shares. If there are any meetings of the stockholders of First Union with a record date prior to the Final Escrow Release Date, the Transfer and Exchange Agent shall mail proxies for such meetings to the Holders with respect to the Escrowed Shares then held in escrow.
                                      A-28

          8. First Union shall pay the fees and expenses of the Escrow Agent. None of the Shareholder Representatives or the Agent shall be entitled to any compensation, fees or expenses for acting in such capacities.
          9. The Escrow Agent shall not be liable for any action taken or omitted to be taken by it in good faith. In no event shall the Escrow Agent be liable or responsible except for its own gross negligence or willful misconduct.
          10. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina and shall be binding upon the parties hereto and their respective successors and assigns.
          11. Any notices required to be delivered under this Agreement may be delivered in person, by facsimile transmission, by overnight delivery or by first class mail, as follows:

If to the Company, to:   One First Union Center
                         Charlotte, NC 28288-0013
                         Attn: General Counsel
                         Facsimile: (704) 374-3425
If to the Agent, to:     901 East Byrd Street
                         Richmond, VA 23219
                         Attn:
                         Facsimile: (804) 782-3739
If to the Transfer and   One First Union Center
Exchange or the Escrow   Charlotte, NC 28288-0013
Agent, to:               Attn: General Counsel
                         Facsimile: (704) 374-3425

     or to such other address or facsimile number as the other parties hereto may be notified.
          12. This Agreement is not intended to, and shall not give rise to any rights, or be enforceable by, any person other than the parties hereto and their respective successors and assigns.
                                         FIRST UNION CORPORATION
                                         By: ___________________________________
                                           Name:
                                           Title:
                                         WHEAT FIRST BUTCHER SINGER, INC.
                                         By: ___________________________________
                                           Name:
                                           Title:
                                         FIRST UNION NATIONAL BANK,
                                         as Transfer and Exchange Agent
                                         By: ___________________________________
                                           Name:
                                           Title:
                                      A-29

                                         FIRST UNION NATIONAL BANK,
                                         as Escrow Agent
                                         By: ___________________________________
                                           Name:
                                           Title:
                                         Shareholder Representatives:
                                         _______________________________________
                                           Name: _______________________________
                                           _____________________________________
                                           Name: _______________________________
                                           _____________________________________
                                           Name: _______________________________
                                           _____________________________________
                                           Name: _______________________________
                                           _____________________________________
                                      A-30

                                   EXHIBIT I
                       CERTIFICATE TO RELEASE ESCROWED SHARES
          Pursuant to Section 3 of the Escrow Agreement dated as of
                  , 1997 (the "Escrow Agreement"), the undersigned hereby certifies to the Escrow Agent that:
           (1) He is a duly authorized officer of First Union;
           (2) First Union has suffered or incurred Escrow Losses; and
           (3) EXHIBIT A attached hereto sets forth a description in reasonable detail as to the nature and substance of such Escrow Losses.
          Accordingly, First Union hereby instructs the Escrow Agent to release a number of Escrowed Shares (or an equivalent percentage of any Retained Proceeds in lieu thereof) to First Union, unless the Escrow Agent receives prior to ten business days after receipt of this certificate, a written notice from the Agent disputing the claimed Escrow Losses made by First Union hereunder. The undersigned further certifies that an executed copy of this certificate has been delivered to the Agent in accordance with Section 2 of the Escrow Agreement. Capitalized terms not defined herein shall have the meanings assigned in the Escrow Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this certificate as
     of the   day of          , 1998.
                                         FIRST UNION CORPORATION
                                         By:    _______________________________
                                         Name:  _______________________________
                                         Title: _______________________________
                                      A-31

                                                                         ANNEX B
                    OPINION OF WHEAT, FIRST SECURITIES, INC.
August 19, 1997
Board of Directors
Wheat First Butcher Singer, Inc.
Riverfront Plaza
901 East Byrd Street
Richmond, Virginia 23219
Members of the Board:
     Wheat First Butcher Singer, Inc. ("Wheat") and First Union Corporation ("FUNC") have entered into an Agreement and a Plan of Merger, dated as of August 20, 1997 (the "Agreement"), pursuant to which Wheat will combine with FUNC by means of the merger (the "Merger") of Wheat with and into FUNC. Upon consummation of the Merger, all of the then outstanding shares of the $2.00 par value common stock ("Wheat Common Stock") and the preferred stock of Wheat represented by shares of beneficial interest ("Trust Shares") in the Wheat First Butcher Singer Grantor Trust ("Wheat Preferred Stock") (other than shares held by dissenting shareholders) will be converted into 10,267,029 shares of the $3.33 1/3 par value common stock of FUNC ("FUNC Stock"), as adjusted in accordance with the terms of the Agreement (the "Exchange Ratio").
     Wheat, First Securities, Inc. ("WFSI") as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of FUNC for our own account or for the accounts of our customers.
     WFSI is a wholly-owned subsidiary of Wheat, and certain members of management of WFSI are also members of management of Wheat and may have interests that are in addition to, and may be different from, the interests of Wheat shareholders. The Wheat Board relied on WFSI's experience in providing advice in connection with mergers and acquisitions and related transactions. Wheat was advised by its outside counsel, Wachtell, Lipton, Rosen & Katz, that the Board's fiduciary duties did not require it to retain a third party financial advisor.
     You have asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Wheat Common Stock and Wheat Preferred Stock.
     In arriving at the opinion set forth below, we have conducted discussions with members of senior management of Wheat and FUNC concerning their businesses and prospects and have reviewed certain publicly available business and financial information and certain other information prepared or provided to us in connection with the Merger, including, among other things, the following:
     (1) Certain internal financial reports provided by the management of Wheat;
     (2) FUNC's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1996;
     (3) First Union's Quarterly Reports on Form 10-Q and related financial information for the periods ended March 31, 1997 and June 30, 1997;
     (4) Certain publicly available information with respect to historical market prices and trading activities for FUNC Stock and for certain publicly traded financial institutions which WFSI deemed relevant;
     (5) Certain publicly available information with respect to banking companies and the financial terms of certain other mergers and acquisitions which WFSI deemed relevant;
     (6) The Agreement;
     (7) Certain estimates of the earnings and cost savings projected by Wheat and FUNC for the combined company;
                                      B-1

     (8) Other financial information concerning the businesses and operations of Wheat and FUNC, including certain audited financial information and certain financial analyses and forecasts for FTU prepared by senior management in connection with its previously announced acquisitions; and
     (9) Such financial studies, analyses, inquiries and other matters as WFSI deemed necessary
     In preparing our opinion, we have relied on and assumed the accuracy and completeness of all information provided to us or publicly available, including the representations and warranties of Wheat and FUNC included in the Agreement, and we have not assumed any responsibility for independent verification of such information. We have relied upon the managements of Wheat and FUNC as to the reasonableness and achievability of their financial and operational forecasts and projections, including the estimates of cost savings and revenue enhancements expected to result from the Merger, and the assumptions and bases therefor, provided to us, and, with your consent, we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements, and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We also assumed, without independent verification, that the aggregate allowances for loan losses and other contingencies for Wheat and FUNC are adequate to cover such losses. WFSI did not review any individual credit files of FUNC, nor did it make an independent evaluation or appraisal of the assets or liabilities of Wheat or FUNC. We also assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro forma basis, to FUNC.
     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Events occurring after that date could materially affect the assumptions and conclusions contained in our opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment on any events occurring after the date hereof. WFST's opinion is directed to the Board of Directors of Wheat and relates only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Wheat Common Stock and Wheat Preferred Stock and does not address any other aspect of the Merger or constitute a recommendation to any shareholder of Wheat as to how such shareholder should vote with respect to the Merger. WFSI's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Wheat, nor does it address the effect of any other business combination in which Wheat might engage.
     It is understood that this opinion may be included in its entirety in the Prospectus/Proxy Statement. This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.
     On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof the Exchange Ratio is fair, from a financial point of view, to the holders of Wheat Common Stock and Wheat Preferred Stock (including the holders of Trust Shares).
                                         Very truly yours,
                                         WHEAT, FIRST SECURITIES, INC.
                                      B-2

                                                                         ANNEX C
                ARTICLE 15 OF THE VIRGINIA STOCK CORPORATION ACT
                         RELATING TO DISSENTERS' RIGHTS
     13.1-729 DEFINITIONS. -- In this article:
     "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.
     "Dissenter" means a shareholder who is entitled to dissent from corporate action under (section mark)13.1-730 and who exercises that right when and in the manner required by (section mark)(section mark)13.1-732 through 13.1-739.
     "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
     "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
     "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
     "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.
     "Shareholder" means the record shareholder or the beneficial shareholder. 13.1-730 RIGHT TO DISSENT. -- A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
     1. Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by (section mark)13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under (section mark)13.1-719;
     2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
     3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
     4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
     B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
     C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:
     1. The articles of incorporation of the corporation issuing such shares provide otherwise;
     2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:
     a. Cash;
                                      C-1

     b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or
     c. A combination of cash and shares or membership interests as set forth in subdivisions 2a and 2b of this subsection; or
     3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in (section mark)13.1-725.
     D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:
     1. The proposed corporate action is abandoned or rescinded;
     2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or
     3. His demand for payment is withdrawn with the written consent of the corporation.
     13.1-731 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. -- A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
     B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:
     1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
     2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.
     13.1-732 NOTICE OF DISSENTERS' RIGHTS. -- A. If proposed corporate action creating dissenters' rights under (section mark)13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.
     B. If corporate action creating dissenters' rights under (section mark)13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in (section mark)13.1-734.
     13.1-733 NOTICE OF INTENT TO DEMAND PAYMENT. -- A. If proposed corporate action creating dissenters' rights under (section mark)13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenter's rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.
     B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.
     13.1-734 DISSENTERS' NOTICE. -- A. If proposed corporate action creating dissenters' rights under (section mark)13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of (section mark)13.1-733.
     B. The dissenters' notice shall:
     1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;
     2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
     3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;
     4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and
     5. Be accompanied by a copy of this article.
                                      C-2

     13.1-735 DUTY TO DEMAND PAYMENT. -- A. A shareholder sent a dissenters' notice described in (section mark)13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to paragraph 3 of subsection B of (section mark)13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.
     B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are cancelled or modified by the taking of the proposed corporate action.
     C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set forth in the dissenters' notice, is not entitled to payment for his shares under this article.
     13.1-736 SHARE RESTRICTIONS. -- A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.
     B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are cancelled or modified by the taking of the proposed corporate action.
     13.1-737 PAYMENT. -- A. Except as provided in (section mark)13.1-738, within thirty days after receipt of a payment demand made pursuant to
(section mark)13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.
     B. The payment shall be accompanied by:
     1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
     2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;
     3. A statement of the dissenters' rights to demand payment under
(section mark)13.1-739; and
     4. A copy of this article.
     13.1-738 AFTER-ACQUIRED SHARES. -- A. A corporation may elect to withhold payment required by (section mark)13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.
     B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under (section mark)13.1-739.
     13.1-739 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. -- A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under (section mark)13.1-737), or reject the corporation's offer under (section mark)13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes the amount paid under (section mark)13.1-737 or offered under (section mark)13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.
     B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.
     13.1-740 COURT ACTION. -- A. If a demand for payment under
(section mark)13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
     B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the
                                      C-3
registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
     C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
     D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.
     E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     F. Each dissenter made a party to the proceeding is entitled to judgment
(i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under (section mark)13.1-738.
     13.1-741 COURT COSTS AND COUNSEL FEES. -- A. The court in an appraisal proceeding commenced under (section mark)13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under
(section mark)13.1-739.
     B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:
     1. Against the corporation and in favor of any and all dissenters if the court finds the corporation did not substantially comply with the requirements of (section mark)(section mark)13.1-732 through 13.1-739; or
     2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.
     C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
     D. In a proceeding commenced under subsection A of (section mark)13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
                                      C-4

                                                                         ANNEX D
                CERTAIN FINANCIAL INFORMATION RELATING TO WHEAT

                                                                                                                         PAGE
                                                                                                                         ----
Certain Financial Information for the Six Months Ended September 30, 1997 and 1996
  Management's Discussion and Analysis................................................................................    D-2
  Consolidated Statements of Financial Condition......................................................................    D-3
  Consolidated Statements of Income...................................................................................    D-4
  Consolidated Statements of Changes in Stockholders' Equity..........................................................    D-5
  Consolidated Statements of Cash Flows...............................................................................    D-6
Management's Discussion and Analysis
  Fiscal Year Ended March 31, 1997 compared to Fiscal Year Ended March 31, 1996.......................................    D-7
  Fiscal Year Ended March 31, 1996 compared to Fiscal Year Ended March 31, 1995.......................................    D-8
Independent Auditors' Reports (including the related financial statements)
  Years Ended March 31, 1997 and 1996.................................................................................    D-9
  Years Ended March 31, 1996 and 1995.................................................................................   D-23

                        WHEAT FIRST BUTCHER SINGER, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
SIX MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO SIX MONTHS ENDED SEPTEMBER 30, 1996
  GENERAL
     The Company derives most of its income from securities brokerage, fully-disclosed clearing, capital markets, and investment management activities.
  RESULTS OF OPERATIONS
     Revenues were $293.2 million, an increase of $56.3 million, or 24%, from $236.9 million in 1996. The revenue increase reflected continued improvement in industry revenues.
     Commission revenues rose $25.6 million, from $83.6 million to $109.2 million. Principal transaction revenues rose $2.0 million, from $44.1 million to $46.1 million. Investment banking fees increased $6.2 million, from $36.5 million to $42.7 million. Asset management revenues rose $14.5 million, from $35.8 million to $50.3 million. Interest and dividend revenues increased $4.5 million, from $23.5 million to $28.0 million, due to rising customer margin loan balances. Execution and clearing fees increased $2.1 million, from $6.6 million to $8.7 million. Other revenues rose $1.3 million, from $6.8 million to $8.1 million.
     Expenses were $252.9 million, an increase of $39.8 million, or 19%, from $213.1 million in 1996. The increase was attributable to higher compensation expenses resulting from increased revenues.
     Compensation and benefits rose $28.4 million, from $146.2 million to $174.6 million, including a $14.5 million increase in sales compensation attributable to the compensable revenue increase. Communications expenses increased $4.6 million, from $22.3 million to $26.9 million. Advertising and sales promotion increased $1.0 million, from $10.4 million to $11.4 million. Interest expense rose $2.2 million, from $10.4 million to $12.6 million, as a result of the growth in customer margin loans. Occupancy and equipment expenses rose $1.8 million, from $8.0 million to $9.8 million. Brokerage, clearing, and exchange fees rose $0.6 million, from $4.2 million to $4.8 million. Other operating expenses increased $1.1 million, from $11.7 million to $12.8 million.
     Net income for the six months ended September 30, 1997 was $24.2 million, an increase of $9.9 million, or 69%, from net income of $14.3 million in 1996.
  CAPITAL RESOURCES AND LIQUIDITY
     The Company's assets consist primarily of cash and assets readily convertible to cash. Securities inventories are stated at market value and are generally readily marketable. Customers' margin loans are collateralized by securities and have floating interest rates. The Company's assets are financed by bank loans, proceeds from securities lending, long-term and subordinated borrowings, equity capital, and customer and other payables.
     The Company's receivables from customers increased significantly during the six months ended September 30, 1997. At that date, receivables from customers were $604 million, versus $518 million in March of 1997. Receivables from customers consist primarily of margin loans collateralized by marketable securities.
     The Company maintains approximately $500 million in uncommitted lines of credit for the purpose of financing firm inventories and customer margin loans. The lines bear interest at rates based on the federal funds rate.
     In June of 1997, the Company established a $75 million committed, unsecured, revolving line of credit with a syndicate of lenders. This line replaced the $19 million line originally established in October of 1995. Borrowings bear interest at a rate based on the federal funds rate. At September 30, 1997, there was a $35 million borrowing outstanding under this line.
     The Company maintains a $16 million committed revolving line of credit, secured by certain property and buildings. Borrowings bear interest at a rate based on the federal funds rate. At September 30, 1997, there was a $16 million borrowing outstanding under this line.
     The Company's securities broker/dealer, Wheat, First Securities, Inc., is required by Securities and Exchange Commission regulations to meet certain liquidity and capital standards. At September 30, 1997, Wheat, First Securities, Inc. had net capital, as defined in the regulations, of $114.9 million, which exceeded the minimum net capital requirements by $101.4 million.
                                      D-2

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                          SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                                                   1997             1996
                                                                                              --------------    ------------
ASSETS
Cash and cash equivalents..................................................................   $   34,023,172      18,754,301
Receivable from brokers, dealers, and clearing organizations...............................      104,865,620      53,341,615
Receivable from customers..................................................................      603,505,596     530,095,445
Securities purchased under agreements to resell............................................       77,148,456      68,807,750
Trading and investment securities..........................................................      186,465,710     153,629,771
Property and equipment, at cost (less accumulated depreciation and amortization of
  $53,823,518 in 1997 and $43,564,504 in 1996).............................................       65,599,731      52,421,999
Deferred income taxes......................................................................        7,846,925       5,973,709
Other assets...............................................................................       93,743,456      74,728,454
                                                                                              --------------    ------------
                                                                                              $1,173,198,666     957,753,044
                                                                                              --------------    ------------
                                                                                              --------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings......................................................................   $  159,979,650     117,890,042
Payable to brokers, dealers, and clearing organizations....................................      272,595,978     279,683,603
Payable to customers.......................................................................      256,204,719     165,978,781
Securities sold under agreements to repurchase.............................................       39,995,936      61,319,679
Securities sold, but not yet purchased.....................................................       71,259,530      43,614,602
Accrued compensation and benefits..........................................................       62,366,334      53,122,444
Accounts payable and other liabilities.....................................................       59,659,611      60,761,168
Long-term borrowings and capital lease obligation..........................................       52,178,281       5,743,930
                                                                                              --------------    ------------
                                                                                                 974,240,039     788,114,249
Liabilities subordinated to claims of general creditors....................................       33,581,074      35,328,345
Stockholders' equity.......................................................................      165,377,553     134,310,450
                                                                                              --------------    ------------
                                                                                              $1,173,198,666     957,753,044
                                                                                              --------------    ------------
                                                                                              --------------    ------------

     Note: The interim unaudited consolidated statements of financial condition and the related consolidated statements of income, changes in stockholders' equity and cash flows included herein on page D-3 through D-6 reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to a fair presentation of such financial statements.
                                      D-3

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                  SIX MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                                                    1997            1996
                                                                                                ------------    ------------
Revenues:
  Commissions................................................................................   $109,235,155      83,594,189
  Principal transactions.....................................................................     46,069,245      44,132,997
  Investment banking.........................................................................     42,698,181      36,472,749
  Asset management and related fees..........................................................     50,321,989      35,831,724
  Interest and dividends.....................................................................     28,024,053      23,474,689
  Execution and clearing fees................................................................      8,733,124       6,607,500
  Other......................................................................................      8,114,156       6,828,897
                                                                                                ------------    ------------
                                                                                                 293,195,903     236,942,745
                                                                                                ------------    ------------
Expenses:
  Compensation and benefits..................................................................    174,643,658     146,155,003
  Communications and information systems.....................................................     26,902,907      22,257,555
  Advertising and sales promotion............................................................     11,432,719      10,383,491
  Interest...................................................................................     12,570,967      10,443,992
  Occupancy and equipment....................................................................      9,772,900       8,038,910
  Brokerage, clearing, and exchange fees.....................................................      4,804,325       4,156,251
  Other......................................................................................     12,774,710      11,688,251
                                                                                                ------------    ------------
                                                                                                 252,902,186     213,123,453
                                                                                                ------------    ------------
Income before income taxes...................................................................     40,293,717      23,819,292
Income taxes.................................................................................     16,117,487       9,527,717
                                                                                                ------------    ------------
Net income...................................................................................   $ 24,176,230      14,291,575
                                                                                                ------------    ------------
                                                                                                ------------    ------------
Earnings per share based on weighted average shares outstanding of 8,891,235 in 1997
  and 8,855,429 in 1996......................................................................   $       2.72            1.61
                                                                                                ------------    ------------
                                                                                                ------------    ------------

     Note: The interim unaudited consolidated statements of financial condition and the related consolidated statements of income, changes in stockholders' equity and cash flows included herein on page D-3 through D-6 reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to a fair presentation of such financial statements.
                                      D-4

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  SIX MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                        NONVOTING       VOTING      ADDITIONAL
                                                        PREFERRED       COMMON       PAID-IN       RETAINED
                                                          STOCK         STOCK        CAPITAL       EARNINGS         TOTAL
                                                        ----------    ----------    ----------    -----------    -----------
Balance, March 31, 1996..............................   $1,010,105    17,587,466    16,777,000     86,247,979    121,622,550
Purchase and retirement of 378,034 shares of voting
  common stock.......................................           --      (756,068)     (530,320)    (7,244,139)    (8,530,527)
Issuance of 515,450 shares of voting common stock....           --     1,030,900     6,309,108             --      7,340,008
Purchase and retirement of 7,800 shares of nonvoting
  preferred stock....................................     (108,642)           --            --             --       (108,642)
Issuance of 105,600 shares of nonvoting preferred
  stock..............................................    1,503,744            --            --             --      1,503,744
Cash dividends:
  Preferred ($.20 per share).........................           --            --            --        (27,240)       (27,240)
  Common ($.20 per share)............................           --            --            --     (1,781,018)    (1,781,018)
Net income...........................................           --            --            --     14,291,575     14,291,575
                                                        ----------    ----------    ----------    -----------    -----------
Balance, September 30, 1996..........................   $2,405,207    17,862,298    22,555,788     91,487,157    134,310,450
                                                        ----------    ----------    ----------    -----------    -----------
                                                        ----------    ----------    ----------    -----------    -----------
Balance, March 31, 1997..............................   $2,487,348    17,529,672    21,828,879    104,715,155    146,561,054
Purchase and retirement of 165,438 shares of voting
  common stock.......................................           --      (330,876)     (371,963)    (3,215,076)    (3,917,915)
Purchase and retirement of 7,750 shares of nonvoting
  preferred stock....................................     (135,196)           --            --             --       (135,196)
Issuance of 27,250 shares of nonvoting preferred
  stock..............................................      470,063            --            --             --        470,063
Cash dividends:
  Preferred ($.20 per share).........................           --            --            --        (39,810)       (39,810)
  Common ($.20 per share)............................           --            --            --     (1,736,873)    (1,736,873)
Net income...........................................           --            --            --     24,176,230     24,176,320
                                                        ----------    ----------    ----------    -----------    -----------
Balance, September 30, 1997..........................   $2,822,215    17,198,796    21,456,916    123,899,626    165,377,553
                                                        ----------    ----------    ----------    -----------    -----------
                                                        ----------    ----------    ----------    -----------    -----------

     Note: The interim unaudited consolidated statements of financial condition and the related consolidated statements of income, changes in stockholders' equity and cash flows included herein on page D-3 through D-6 reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to a fair presentation of such financial statements.
                                      D-5

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  SIX MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                                                    1997             1996
                                                                                                -------------    ------------
Cash flows from operating activities:
  Net income.................................................................................   $  24,176,230      14,291,575
  Adjustments to reconcile net income to net cash and cash equivalents used for operating activities:
     Non-cash charges (credits) included in net income:
       Depreciation and amortization.........................................................       9,012,618       5,393,444
       Deferred income tax benefit...........................................................        (551,925)     (1,069,709)
       Other, net............................................................................        (296,457)        (71,008)
     (Increase) decrease in assets:
       Receivable from brokers, dealers, and clearing organizations..........................     (15,163,427)      6,579,713
       Receivable from customers.............................................................     (85,258,436)    (75,310,659)
       Securities purchased under agreements to resell.......................................     (51,586,773)    (42,913,787)
       Trading securities....................................................................     (99,456,598)    (61,099,376)
       Other assets..........................................................................      40,942,185     (13,162,012)
     Increase (decrease) in liabilities:
       Payable to brokers, dealers, and clearing organizations...............................      41,484,420      15,163,628
       Payable to customers..................................................................        (896,424)     39,164,316
       Securities sold under agreements to repurchase........................................     (15,754,852)     26,427,712
       Securities sold, but not yet purchased................................................      39,237,205      11,578,780
       Other liabilities.....................................................................     (11,129,075)     (2,357,546)
                                                                                                -------------    ------------
Total adjustments............................................................................    (149,417,539)    (91,676,504)
                                                                                                -------------    ------------
Net cash and cash equivalents used for operating activities..................................    (125,241,309)    (77,384,929)
                                                                                                -------------    ------------
Cash flows from investing activities:
  Purchase of investment securities..........................................................              --         (10,050)
  Proceeds from sale of investment securities................................................              --       1,107,612
  Purchase of property and equipment.........................................................      (5,998,154)    (20,792,719)
  Proceeds from sale of property and equipment...............................................         110,962         103,199
                                                                                                -------------    ------------
Net cash and cash equivalents used for investing activities..................................      (5,887,192)    (19,591,958)
                                                                                                -------------    ------------
Cash flows from financing activities:
  Proceeds from (payments for):
     Short-term borrowings, net..............................................................   $  91,327,196      18,167,018
     Securities loaned, net of securities borrowed...........................................     (32,623,667)     52,001,968
     Securities sold under agreements to repurchase..........................................      45,835,032      23,825,711
     Long-term borrowings....................................................................      24,000,000       5,000,000
     Capital lease obligation................................................................        (492,260)        743,930
     Subordinated notes......................................................................      (3,757,308)     (3,098,150)
     Sale of common and preferred stock......................................................       3,878,537       7,169,340
     Repurchase of common and preferred stock................................................      (1,982,798)     (4,226,432)
     Dividends paid..........................................................................       1,776,683      (1,808,258)
                                                                                                -------------    ------------
Net cash and cash equivalents provided by financing activities...............................     124,408,049      97,775,127
                                                                                                -------------    ------------
Net increase (decrease) in cash and cash equivalents.........................................      (6,720,452)        798,240
Cash and cash equivalents at beginning of year...............................................      40,743,624      17,956,061
                                                                                                -------------    ------------
Cash and cash equivalents at end of year.....................................................   $  34,023,172      18,754,301
                                                                                                -------------    ------------
                                                                                                -------------    ------------
Supplemental disclosures of cash flow information:
  Income tax payments........................................................................   $  24,613,195      14,082,990
  Interest payments..........................................................................      11,599,992       9,844,131
                                                                                                -------------    ------------
                                                                                                -------------    ------------
Supplemental disclosures of non-cash investing and financing activities:
  Subordinated debt issued in connection with the repurchase of common and preferred stock...   $   1,963,195       4,079,900
  Notes received from the sale of common and preferred stock.................................         376,050       4,904,048
  Property and equipment acquired under capital lease obligation.............................              --         743,940
                                                                                                -------------    ------------
                                                                                                -------------    ------------

     Note: The interim unaudited consolidated statements of financial condition and the related consolidated statements of income, changes in stockholders' equity and cash flows included herein on page D-3 through D-6 reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to a fair presentation of such financial statements.
                                      D-6

                        WHEAT FIRST BUTCHER SINGER, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
FISCAL YEAR ENDED MARCH 31, 1997 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1996
  GENERAL
     The Company derives most of its income from securities brokerage, fully-disclosed clearing, capital markets, and investment management activities.
  RESULTS OF OPERATIONS
     Revenues in 1997 were $493.8 million, an increase of $80.0 million, or 19% from $413.8 million in 1996. The revenue increase reflected continued improvement in industry revenues and expanded product offerings.
     Commission revenues rose $22.8 million, from $157.1 million to $179.9 million. Principal transaction revenues rose $7.7 million, from $80.3 million to $88.0 million. Asset management fees increased $21.6 million, from $57.5 million to $79.1 million, on growth in assets under management. The growth in assets managed included approximately $3.0 billion associated with the purchase by Everen Securities Holdings, Inc. of an ownership interest in the Company's asset management subsidiary. Investment banking revenues rose $15.4 million, from $51.1 million to $66.5 million, primarily because of increased underwriting activity. Interest and dividend revenues increased $8.5 million, from $40.6 million to $49.1 million, due to rising customer margin loan balances. Execution and clearing fees increased $0.1 million, from $13.9 million to $14.0 million. Other revenues rose $3.9 million, from $13.3 million to $17.2 million.
     Expenses in 1997 were $441.3 million, an increase of $74.8 million, or 20%, from $366.5 million in 1996. The increase was attributable to higher compensation expenses resulting from increased revenues, as well as the costs associated with significant technology investments.
     Compensation and benefits rose $44.3 million, from $252.1 million to $296.4 million, including a $25.1 million increase in sales compensation attributable to the compensable revenue increase. Communications and information systems expenses increased $15.2 million, from $34.7 million to $49.9 million, including a $12.2 million increase in equipment and software related expenses. Advertising and sales promotion increased $6.3 million, from $16.4 million to $22.7 million, including a $4.8 million increase in travel and entertainment expenses. Interest expense rose $2.5 million, from $19.1 million to $21.6 million, as a result of the growth in customer margin loans. Occupancy and equipment expenses rose $0.8 million, from $16.0 million to $16.8 million. Brokerage, clearing and exchange fees rose $0.7 million, from $7.8 million to $8.5 million. Other operating expenses increased $4.7 million, from $20.5 million to $25.2 million.
     Net income in 1997 was $31.5 million, an increase of $3.1 million, or 11%, from net income of $28.4 million in 1996.
  CAPITAL RESOURCES AND LIQUIDITY
     The Company's assets consist primarily of cash and assets readily convertible to cash. Securities inventories are stated at market value and are generally readily marketable. Customers' margin loans are collateralized by securities and have floating interest rates. The Company's assets are financed by bank loans, proceeds from securities lending, long-term and subordinated borrowings, equity capital, and customer and other payables.
     The Company's receivables from customers have increased significantly since 1996. At March 31, 1997, receivable from customers were $518 million, versus $455 million in March of 1996. Receivables from customers consist primarily of margin loans collateralized by securities.
     The Company maintained a $19 million committed, unsecured, revolving line of credit. The line was established as a $15 million line in October of 1995, and increased to $19 million in March of 1997. Borrowings bear interest at a rate based on the federal funds rate. At March 31, 1997, there was a $19 million borrowing outstanding under this line.
     The Company maintained a $16 million committed revolving line of credit, secured by certain property and buildings. Borrowings bear interest at a rate based on the federal funds rate. At March 31, 1997, there was an $8 million borrowing outstanding under this line.
     The Company's securities broker/dealer, Wheat, First Securities, Inc., is required by Securities and Exchange Commission regulations to meet certain liquidity and capital standards. At March 31, 1997, Wheat, First Securities, Inc. had net capital, as defined in the regulations, of $81.6 million, which exceeded the minimum net capital requirements by $70.8 million.
                                      D-7

FISCAL YEAR ENDED MARCH 31, 1996 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1995
  GENERAL
     The Company derives most of its income from securities brokerage, fully-disclosed clearing, capital markets, and investment management activities.
  RESULTS OF OPERATIONS
     Revenues in 1996 were $413.8 million, an increase of $94.9 million, or 30%, from $318.9 million in 1995. The revenue increase reflected a general improvement in industry revenues and the Company's growth in the number of branches, financial consultants, and fully disclosed clearing clients.
     Commission revenues rose $51.7 million, from $105.4 million to $157.1 million. Principal transaction revenues rose $10.8 million, from $69.5 million to $80.3 million, mainly because of a $9.3 million increase in over-the-counter trading revenues. Asset management fees increased $12.5 million, from $45.0 million to $57.5 million, as assets under management increased. Investment banking revenues rose $6.8 million, from $44.3 million to $51.1 million. Interest and dividend revenues increased $6.1 million, from $34.5 million to $40.6 million, due to rising customer margin loan balances and higher interest rates. Execution and clearing fees increased $3.1 million, from $10.8 million to $13.9 million, as trading volume, coupled with the addition of new fully-disclosed firms, continued to rise. Other revenues rose $3.9 million, from $9.4 million to $13.3 million.
     Expenses in 1996 were $366.5 million, an increase of $82.0 million, or 29% from $284.5 million in 1995. The increase was attributable primarily to higher compensation expenses resulting from increased revenues.
     Compensation and benefits rose $59.8 million, from $192.3 million to $252.1 million, including a $33.6 million increase in sales compensation attributable to the revenue increase. Communications and information systems expenses increased $15.5 million, from $19.2 million to $34.7 million, partly because of a reclassification from occupancy and equipment expenses. Advertising and sales promotion increased $5.2 million, from $11.2 million to $16.4 million, including a $3.9 million increase in travel and entertainment expenses. Interest expense rose $3.1 million, from $16.0 million to $19.1 million, as a result of the growth in customer margin loans and firm inventories. Occupancy and equipment expenses declined $7.3 million, from $23.3 million to $16.0 million. The decline was attributable to the reclassification of certain expenses to the communications and information systems category in 1996. Brokerage, clearing, and exchange fees rose $1.2 million, from $6.6 million to $7.8 million, primarily because of the increase in transaction volume. Other operating expenses increased $4.6 million, from $15.9 million to $20.5 million.
     Net income in 1996 was $28.4 million, an increase of $7.6 million, or 37%, from net income of $20.8 million in 1995.
  CAPITAL RESOURCES AND LIQUIDITY
     The Company's assets consist primarily of cash and assets readily convertible to cash. Securities inventories are stated at market value and are generally readily marketable. Customers' margin loans are collateralized by securities and have floating interest rates. The Company's assets are financed by bank loans, proceeds from securities lending, long-term and subordinated borrowings, equity capital, and customer and other payables.
     The Company's receivables from customers have increased significantly since 1995. At March 31, 1996, receivables from customers were $455 million, versus $353 million at March 31, 1995. Receivables from customers consist primarily of margin loans collateralized by securities.
     In October of 1995, the Company established a $15 million committed, unsecured, revolving line of credit. Borrowings bear interest at a rate based on the federal funds rate. At March 31, 1996, there were no borrowings outstanding under this line.
     In February of 1996, the Company established a $16 million committed revolving line of credit, secured by certain property and buildings. Borrowings bear interest at a rate based on the federal funds rate. At March 31, 1996, there were no borrowings outstanding under this line.
     The Company's securities broker/dealer, Wheat, First Securities, Inc., is required by Securities and Exchange Commission regulations to meet certain liquidity and capital standards. At March 31, 1996, Wheat, First Securities, Inc. had net capital, as defined in the regulations, of $81.2 million, which exceeded the minimum net capital requirements by $71.5 million.
                                      D-8

(KPMG Peat Marwick LLP Goes Here)


SUITE 1900
1021 EAST CARY STREET
RICHMOND, VA 23219-4023
                          INDEPENDENT AUDITORS' REPORT
The Board of Directors
Wheat First Butcher Singer, Inc.:
     We have audited the accompanying consolidated statements of financial condition of Wheat First Butcher Singer, Inc. and subsidiaries as of March 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wheat First Butcher Singer, Inc. and subsidiaries as of March 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                              /s/ KPMG Peat Marwick LLP
May 14, 1997
                                      D-9

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                            MARCH 31, 1997 AND 1996

                                                                                                    1997            1996
                                                                                                ------------    ------------
ASSETS
Cash and cash equivalents....................................................................   $ 40,743,624      17,956,061
Receivable from brokers, dealers, and clearing organizations (note 2)........................     58,515,386      42,433,353
Receivable from customers (note 3)...........................................................    518,247,160     454,784,786
Securities purchased under agreements to resell..............................................     25,561,683      25,893,963
Trading and investment securities (notes 4 and 6)............................................     86,614,403      93,571,079
Property and equipment, net (notes 5, 7, and 8)..............................................     68,340,298      36,956,209
Deferred income taxes (note 12)..............................................................      7,295,000       4,904,000
Other assets.................................................................................    138,659,256      60,350,468
                                                                                                ------------    ------------
                                                                                                $943,976,810     736,849,919
                                                                                                ------------    ------------
                                                                                                ------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings (note 6)...............................................................   $ 68,652,454      99,723,024
Payable to brokers, dealers, and clearing organizations (note 2).............................    232,548,418     195,030,032
Payable to customers (note 3)................................................................    257,101,143     126,814,465
Securities sold under agreements to repurchase...............................................      9,915,756      11,066,256
Securities sold, but not yet purchased (note 4)..............................................     32,022,325      32,035,822
Accrued compensation and benefits............................................................     73,689,298      69,061,622
Accounts payable and other liabilities.......................................................     59,440,634      47,103,499
Long-term borrowings and capital lease obligation (notes 7 and 8)............................     28,670,541              --
                                                                                                ------------    ------------
                                                                                                 762,040,569     580,834,720
Liabilities subordinated to claims of general creditors (note 9).............................     35,375,187      34,392,649
Stockholders' equity (notes 10 and 11).......................................................    146,561,054     121,622,550
Commitments and contingent liabilities (notes 8, 14, and 15)
                                                                                                ------------    ------------
                                                                                                $943,976,810     736,849,919
                                                                                                ------------    ------------
                                                                                                ------------    ------------

          See accompanying notes to consolidated financial statements.
                                      D-10

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                      YEARS ENDED MARCH 31, 1997 AND 1996

                                                                                                    1997            1996
                                                                                                ------------    ------------
Revenues:
  Commissions................................................................................   $179,868,984     157,121,938
  Principal transactions.....................................................................     88,009,043      80,314,051
  Asset management and related fees..........................................................     79,087,271      57,498,194
  Investment banking.........................................................................     66,496,249      51,100,288
  Interest and dividends.....................................................................     49,119,848      40,573,137
  Execution and clearing fees................................................................     14,046,430      13,885,505
  Other......................................................................................     17,169,870      13,268,699
                                                                                                ------------    ------------
                                                                                                 493,797,695     413,761,812
                                                                                                ------------    ------------
Expenses:
  Compensation and benefits..................................................................    296,443,142     252,079,355
  Communications and information systems.....................................................     49,930,544      34,655,967
  Advertising and sales promotion............................................................     22,718,139      16,374,910
  Interest...................................................................................     21,619,883      19,135,755
  Occupancy and equipment....................................................................     16,845,192      15,953,439
  Brokerage, clearing, and exchange fees.....................................................      8,505,393       7,779,952
  Other......................................................................................     25,242,212      20,526,667
                                                                                                ------------    ------------
                                                                                                 441,304,505     366,506,045
                                                                                                ------------    ------------
Income before income taxes...................................................................     52,493,190      47,255,767
Income taxes (note 12).......................................................................     20,997,000      18,902,000
                                                                                                ------------    ------------
Net income...................................................................................   $ 31,496,190      28,353,767
                                                                                                ------------    ------------
                                                                                                ------------    ------------
Earnings per share based on weighted average shares outstanding of 8,963,447 in 1997 and
  8,801,725 in 1996..........................................................................   $       3.51            3.22
                                                                                                ------------    ------------
                                                                                                ------------    ------------

          See accompanying notes to consolidated financial statements.
                                      D-11

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                       YEAR ENDED MARCH 31, 1997 AND 1996

                                                        NONVOTING       VOTING      ADDITIONAL
                                                        PREFERRED       COMMON       PAID-IN       RETAINED
                                                          STOCK         STOCK        CAPITAL       EARNINGS         TOTAL
                                                        ----------    ----------    ----------    -----------    -----------
Balance, March 31, 1995..............................   $       --    17,346,060    12,360,725     66,083,096     95,789,881
Purchase and retirement of 421,997 shares of voting
  common stock.......................................           --      (843,994)     (695,959)    (6,409,964)    (7,949,917)
Issuance of 542,700 shares of voting common stock....           --     1,085,400     5,112,234             --      6,197,634
Purchase and retirement of 900 shares of nonvoting
  preferred stock....................................      (11,120)           --            --             --        (11,120)
Issuance of 88,050 shares of nonvoting preferred
  stock..............................................    1,021,225            --            --             --      1,021,255
Cash dividends:
  Preferred ($.15 per share).........................           --            --            --        (11,412)       (11,412)
  Common ($.20 per share)............................           --            --            --     (1,767,508)    (1,767,508)
Net income...........................................           --            --            --     28,353,767     28,353,767
                                                        ----------    ----------    ----------    -----------    -----------
Balance, March 31, 1996..............................    1,010,105    17,587,466    16,777,000     86,247,979    121,622,550
Purchase and retirement of 544,347 shares of voting
  common stock.......................................           --    (1,088,694)   (1,257,229)    (9,409,259)   (11,755,182)
Issuance of 515,450 shares of voting common stock....           --     1,030,900     6,309,108             --      7,340,008
Purchase and retirement of 16,450 shares of nonvoting
  preferred stock....................................     (236,426)           --            --             --       (236,426)
Issuance of 119,100 shares of nonvoting preferred
  stock..............................................    1,713,669            --            --             --      1,713,669
Cash dividends:
  Preferred ($.40 per share).........................           --            --            --        (63,880)       (63,880)
  Common ($.40 per share)............................           --            --            --     (3,555,875)    (3,555,875)
Net income...........................................           --            --            --     31,496,190     31,496,190
                                                        ----------    ----------    ----------    -----------    -----------
Balance, March 31, 1997..............................   $2,487,348    17,529,672    21,828,879    104,715,155    146,561,054
                                                        ----------    ----------    ----------    -----------    -----------
                                                        ----------    ----------    ----------    -----------    -----------

          See accompanying notes to consolidated financial statements.
                                      D-12

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      YEARS ENDED MARCH 31, 1997 AND 1996

                                                                                                    1997            1996
                                                                                                ------------    ------------
Cash flows from operating activities:
  Net income.................................................................................   $ 31,496,190      28,353,767
  Adjustments to reconcile net income to net cash and cash equivalents provided by (used for)
     operating activities:
     Non-cash charges (credits) included in net income:
       Depreciation and amortization.........................................................     13,339,888       9,881,362
       Deferred income tax benefit...........................................................     (2,391,000)     (1,970,000)
       Other, net............................................................................      1,159,069          (5,203)
     (Increase) decrease in assets:
       Receivable from brokers, dealers, and clearing organizations..........................    (13,931,229)      8,895,053
       Receivable from customers.............................................................    (63,462,374)   (101,598,495)
       Securities purchased under agreements to resell.......................................        332,280     (18,009,963)
       Trading securities....................................................................      6,483,161     (12,493,824)
       Other assets..........................................................................    (79,335,344)     (6,971,914)
     Increase (decrease) in liabilities:
       Payable to brokers, dealers, and clearing organizations...............................     19,692,440       5,225,418
       Payable to customers..................................................................    130,286,678      22,580,911
       Securities sold under agreements to repurchase........................................        345,157      (4,851,244)
       Securities sold, but not yet purchased................................................        (13,497)     14,667,675
       Other liabilities.....................................................................     16,949,494      36,217,434
                                                                                                ------------    ------------
Total adjustments............................................................................     29,454,723     (48,432,790)
                                                                                                ------------    ------------
Net cash and cash equivalents provided by (used for) operating activities....................     60,950,913     (20,079,023)
                                                                                                ------------    ------------
Cash flows from investing activities:
  Purchase of investment securities..........................................................        (10,941)     (2,331,251)
  Proceeds from sale of investment securities................................................        973,249         204,702
  Purchase of property and equipment.........................................................    (42,196,261)    (13,705,501)
  Proceeds from sale of property and equipment...............................................        158,539          10,619
                                                                                                ------------    ------------
Net cash and cash equivalents used for investing activities..................................    (41,075,414)    (15,821,431)
                                                                                                ------------    ------------
Cash flows from financing activities:
  Proceeds from (payments for):
     Short-term borrowings, net..............................................................   $(31,070,570)     53,193,212
     Securities loaned, net of securities borrowed...........................................     15,675,142       1,065,192
     Securities sold under agreements to repurchase..........................................     (1,495,657)     (7,953,529)
     Long-term borrowings....................................................................     27,000,000      (2,087,472)
     Capital lease obligation................................................................       (583,881)             --
     Subordinated notes......................................................................     (3,308,632)     (2,710,647)
     Sale of common and preferred stock......................................................      7,431,618       4,495,809
     Repurchase of common and preferred stock................................................     (7,116,201)     (4,511,118)
     Dividends paid..........................................................................     (3,619,755)     (1,778,920)
                                                                                                ------------    ------------
Net cash and cash equivalents provided by financing activities...............................      2,912,064      39,712,527
                                                                                                ------------    ------------
Net increase in cash and cash equivalents....................................................     22,787,563       3,812,073
Cash and cash equivalents at beginning of year...............................................     17,956,061      14,143,988
                                                                                                ------------    ------------
Cash and cash equivalents at end of year.....................................................   $ 40,743,624      17,956,061
                                                                                                ------------    ------------
                                                                                                ------------    ------------
Supplemental disclosures of cash flow information:
  Income tax payments........................................................................   $ 23,279,250      17,421,443
  Interest payments..........................................................................     21,442,203      21,990,657
                                                                                                ------------    ------------
                                                                                                ------------    ------------
Supplemental disclosures of non-cash investing and financing activities:
  Subordinated debt issued in connection with the repurchase of common and preferred stock...   $  4,337,224       3,233,025
  Notes received from the sale of common and preferred stock.................................      4,969,846       3,941,957
  Property and equipment acquired under capital lease obligation.............................      2,254,422              --
                                                                                                ------------    ------------
                                                                                                ------------    ------------

          See accompanying notes to consolidated financial statements.
                                      D-13

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1997 AND 1996
(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Wheat First Butcher Singer, Inc. (the "Parent") is a holding company that owns Wheat, First Securities, Inc. ("Wheat"), Mentor Investment Group, L.L.C. ("Mentor") and other diversified financial services subsidiaries. These subsidiaries are wholly-owned except for Mentor. On November 1, 1996, the Parent sold a 20.2% membership interest in Mentor.
     Wheat is a broker/dealer registered under the Securities Exchange Act of 1934 with offices in nineteen states and the District of Columbia. Mentor is an asset management holding company. A summary of the significant accounting and reporting policies of Wheat First Butcher Singer, Inc. and subsidiaries (the "Company") is presented below.
  USE OF ESTIMATES
     Generally accepted accounting principles require management to make estimates and assumptions when preparing its financial statements. Actual results could differ from those estimates.
  PRINCIPLES OF CONSOLIDATION
     The Company's consolidated financial statements include the accounts of Wheat First Butcher Singer, Inc. and its subsidiaries. All material intercompany balances and transactions are eliminated in consolidation.
  SECURITIES TRANSACTIONS
     Customers' securities transactions are recorded on settlement date with related commission revenues and expenses recorded on trade date. Securities transactions of the Company are recorded on trade date.
     Marketable securities are valued at market value. Not readily marketable securities are valued at estimated fair value as determined by management. Unrealized gains and losses are included in revenues in the accompanying consolidated statements of income.
  INVESTMENT BANKING
     Management fees on investment banking transactions and selling concessions are recorded on trade date. Underwriting fees are generally recorded on trade date except for those related to syndicate participations, which are recorded on the date the underwriting syndicate is closed.
  INCOME TAXES
     The Parent and its subsidiaries file consolidated income tax returns. Deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
  PROPERTY AND EQUIPMENT
     Depreciation and amortization are provided on a straight-line basis using estimated useful lives of twenty-five to thirty-nine years for buildings and three to ten years for equipment.
  CONSOLIDATED STATEMENTS OF CASH FLOWS
     For purposes of the consolidated statements of cash flows, the Company considers cash and cash equivalents to include cash on hand, cash in depository accounts with other financial institutions, and money market investments, except for those carried in trading accounts, with original maturities of ninety days or less. Cash equivalents at March 31, 1997 and 1996 were $2,250,000 and $2,092,000, respectively.
                                      D-14

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued
  EARNINGS PER SHARE
     Earnings per share is computed by dividing net income by the weighted average number of non-voting preferred and common shares outstanding during the year. Because the non-voting preferred stock receives dividends equivalent to the voting common stock, it is treated as a common stock equivalent for earnings per share calculations.
  REPURCHASE AND RESALE AGREEMENTS
     Repurchase and resale agreements are accounted for as collateralized financing transactions and are recorded at their contractual amounts, including accrued interest. The Company's policy is to take possession of securities purchased under resale agreements. The Company monitors this collateral daily, and additional collateral is requested where appropriate to protect against credit risk exposure.
  RECLASSIFICATIONS
     Certain reclassifications of prior year amounts have been made to conform with 1997 presentations.
(2) RECEIVABLE FROM AND PAYABLE TO BROKERS, DEALERS, AND CLEARING ORGANIZATIONS Receivable from and payable to brokers, dealers, and clearing organizations consist of the following at March 31:

                                                                                  1997            1996
                                                                              ------------    ------------
Receivable from brokers, dealers, and clearing organizations:
  Securities failed to deliver.............................................   $ 32,381,382    $ 19,458,629
  Deposits paid for securities borrowed....................................     14,058,400      11,907,596
  Other....................................................................     12,075,604      11,067,128
                                                                              ------------    ------------
                                                                              $ 58,515,386    $ 42,433,353
                                                                              ------------    ------------
                                                                              ------------    ------------
Payable to brokers, dealers, and clearing organizations:
  Securities failed to receive.............................................     26,548,682      14,371,880
  Deposits received for securities loaned..................................    194,962,875     177,136,929
  Other....................................................................     11,036,861       3,521,223
                                                                              ------------    ------------
                                                                              $232,548,418    $195,030,032
                                                                              ------------    ------------
                                                                              ------------    ------------

(3) RECEIVABLE FROM AND PAYABLE TO CUSTOMERS
     The balances represent the net amounts receivable from and payable to customers in connection with normal cash and margin transactions. The amounts receivable from customers are generally collateralized by securities, the value of which is not reflected in the accompanying consolidated financial statements.
                                      D-15

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(4) TRADING AND INVESTMENT SECURITIES AND SECURITIES SOLD, BUT NOT YET PURCHASED Trading and investment securities and securities sold, but not yet purchased consist of the following at March 31:

                                                                                   1997           1996
                                                                                -----------    -----------
Trading and investment securities:
  Marketable securities:
     Money market instruments................................................   $ 6,744,242    $ 8,469,071
     U.S. government and government agency obligations.......................    17,928,190     22,035,199
     State and municipal obligations.........................................    40,766,895     39,657,338
     Corporate bonds.........................................................     6,076,112      6,801,591
     Corporate stocks........................................................     9,219,788     10,255,189
                                                                                -----------    -----------
                                                                                 80,735,227     87,218,388
  Not readily marketable securities..........................................     5,879,176      6,352,691
                                                                                -----------    -----------
                                                                                $86,614,403    $93,571,079
                                                                                -----------    -----------
                                                                                -----------    -----------
Securities sold, but not yet purchased:
  Money market instruments...................................................       192,445             --
  U.S. government and government agency obligations..........................    19,105,693     28,575,199
  State and municipal obligations............................................     5,742,025        393,464
  Corporate bonds............................................................     3,964,411        590,158
  Corporate stocks...........................................................     3,017,751      2,477,001
                                                                                -----------    -----------
                                                                                $32,022,325    $32,035,822
                                                                                -----------    -----------
                                                                                -----------    -----------

(5) PROPERTY AND EQUIPMENT
     Property and equipment consists of the following at March 31:

                                                                                  1997            1996
                                                                              ------------    ------------
     Land..................................................................   $  2,166,141    $  2,166,141
     Buildings.............................................................     20,298,309      10,487,361
     Furniture and equipment...............................................     22,043,745      17,348,827
     Communications and computer equipment.................................     63,317,221      39,755,746
     Leasehold improvements................................................      7,863,910       6,306,355
                                                                              ------------    ------------
                                                                               115,689,326      76,064,430
     Accumulated depreciation and amortization.............................    (47,349,028)    (39,108,221)
                                                                              ------------    ------------
     Property and equipment, net...........................................   $ 68,340,298    $ 36,956,209
                                                                              ------------    ------------
                                                                              ------------    ------------

     Total depreciation and amortization expense for property and equipment approximated $12,797,000 in 1997 and $9,267,000 in 1996.
                                      D-16

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(6) SHORT-TERM BORROWINGS
     Short-term borrowings consist of the following at March 31:

                                                              1997                         1996
                                                    -------------------------    -------------------------
                                                                     MARKET                       MARKET
                                                      AMOUNT        VALUE OF       AMOUNT        VALUE OF
                                                    OUTSTANDING    COLLATERAL    OUTSTANDING    COLLATERAL
                                                    -----------    ----------    -----------    ----------
Non-interest bearing book overdrafts.............   $35,752,454    $       --    $30,808,024    $       --
Bank loans collateralized by customers' margin
  securities.....................................            --            --     36,415,000    91,793,000
Bank loans collateralized by firm securities.....    32,900,000    48,475,000     30,000,000    51,094,000
Unsecured revolving bank loan....................            --            --      2,500,000            --
                                                    -----------    ----------    -----------    ----------
                                                                   ----------                   ----------
                                                    $68,652,454                  $99,723,024
                                                    -----------                  -----------
                                                    -----------                  -----------

     Bank loans collateralized by customers' margin securities and firm securities generally bear interest at a rate that varies with the federal funds rate and are payable on demand.
     The unsecured bank loan under a revolving credit agreement bears interest at a rate that varies with the bank's 30-day LIBOR. The revolving credit agreement expires June 30, 1997, and any outstanding balance is payable on December 31, 1997. The revolving credit agreement contains covenants, among others, that require the Company to maintain minimum levels of stockholders' equity, retain minimum levels of current year earnings, and require Wheat to maintain minimum levels of net capital, as defined.
(7) LONG-TERM BORROWINGS
     Long-term borrowings consist of the following at March 31:

                                                                                     1997           1996
                                                                                  -----------    ----------
Unsecured revolving bank loan..................................................   $19,000,000    $       --
Secured revolving bank loan....................................................     8,000,000            --
                                                                                  -----------    ----------
                                                                                  $27,000,000    $       --
                                                                                  -----------    ----------
                                                                                  -----------    ----------

     The Company has an unsecured revolving loan agreement that provides for borrowings of $19,000,000. Interest on the revolving loan agreement varies with the federal funds rate or the eurodollar rate. The agreement expires on September 8, 1997, but is renewable annually at the discretion of the lender. If not renewed, any outstanding balance is payable in three equal annual installments commencing September 30, 1998.
     The Company has a secured revolving loan agreement that provides for borrowings of $16,000,000. The loan is secured by certain property and buildings. Because one of the buildings serving as collateral was not complete, the maximum borrowing provided at March 31, 1997 was $8,000,000. Interest on the revolving loan agreement varies with the federal funds rate or LIBOR. The agreement expires on September 30, 1997, but is renewable annually at the discretion of the lender. If not renewed, any outstanding balance is payable in quarterly installments over three years commencing December 31, 1997.
     The revolving loan agreements contain covenants that require the Company to maintain minimum levels of stockholders' equity, retain minimum levels of current year earnings, and require Wheat to maintain minimum levels of net capital, as defined.
                                      D-17

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(7) LONG-TERM BORROWINGS -- Continued
     If the revolving loan agreements are not renewed by the lenders, the aggregate maturities of long-term borrowings as of March 31, 1997 are as follows:

                          YEAR ENDING
                           MARCH 31                                PRINCIPAL
---------------------------------------------------------------   -----------
1998...........................................................   $ 1,333,334
1999...........................................................     8,999,999
2000...........................................................     8,999,999
2001...........................................................     7,666,668
                                                                  -----------
                                                                  $27,000,000
                                                                  -----------
                                                                  -----------

(8) LEASES
     On July 26, 1996, the Company entered into a capital lease obligation to acquire computer equipment totaling $2,254,422. The capital lease bears interest at a fixed rate and is payable in monthly installments that commenced July 31, 1996, and end June 30, 1998. The net book value of the equipment under the capital lease at March 31, 1997 was $1,793,147.
     The Company leases its office space under operating leases expiring at various dates to 2006. Minimum future rental payments required under such leases, including related sublease income on office space, that have initial or remaining noncancelable lease terms in excess of one year as of March 31, 1997 are as follows:

                                  YEAR ENDING                                      OPERATING      SUBLEASE
                                   MARCH 31,                                        LEASES         INCOME
-------------------------------------------------------------------------------   -----------    ----------
1998...........................................................................   $ 9,741,438    $  581,253
1999...........................................................................    14,240,211       844,915
2000...........................................................................    13,631,828       772,778
2001...........................................................................    13,281,206       756,138
2002...........................................................................    11,176,637       771,470
After 2002.....................................................................    32,999,806     3,432,992
                                                                                  -----------    ----------
                                                                                  $95,071,126    $7,159,546
                                                                                  -----------    ----------
                                                                                  -----------    ----------

     Some of the Company's leases contain escalation clauses and renewal options. Total rental expense under operating leases approximated $11,104,000 in 1997 and $9,973,000 in 1996. Total sublease income approximated $571,000 in 1997 and $429,000 in 1996.
(9) LIABILITIES SUBORDINATED TO CLAIMS OF GENERAL CREDITORS
     Liabilities subordinated to claims of general creditors consist of the following at March 31:

                                                                                   1997           1996
                                                                                -----------    -----------
Liability pursuant to cash subordination agreement...........................   $25,000,000    $25,000,000
Subordinated promissory notes payable........................................    10,375,187      9,392,649
                                                                                -----------    -----------
                                                                                $35,375,187    $34,392,649
                                                                                -----------    -----------
                                                                                -----------    -----------

     Wheat has a $25,000,000 cash subordination agreement which bears interest at 7.18% and is payable in five equal annual installments beginning January 26, 2000. The cash subordination agreement has been approved by the applicable regulatory authorities and is includable by Wheat for purposes of computing its net capital under the rules of these regulatory authorities. To the extent that such borrowings are required for Wheat's continued compliance with minimum net capital requirements, they may not be repaid. The cash subordination agreement contains covenants, among others, that require Wheat to maintain minimum levels of stockholder's equity and net capital, as defined.
                                      D-18

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(9) LIABILITIES SUBORDINATED TO CLAIMS OF GENERAL CREDITORS -- Continued
     The subordinated promissory notes were issued to stockholders in connection with the retirement of common stock by the Company. These notes are payable in equal annual installments and bear interest at 9%.
     The aggregate maturities of liabilities subordinated to claims of general creditors as of March 31, 1997 are as follows:

                          YEAR ENDING
                           MARCH 31,                               PRINCIPAL
---------------------------------------------------------------   -----------
1998...........................................................   $ 3,934,092
1999...........................................................     3,464,227
2000...........................................................     6,892,562
2001...........................................................     6,084,306
2002...........................................................     5,000,000
After 2002.....................................................    10,000,000
                                                                  -----------
                                                                  $35,375,187
                                                                  -----------
                                                                  -----------

(10) NET CAPITAL REQUIREMENTS
     As a broker/dealer, Wheat is subject to the net capital rules of the Securities and Exchange Commission, the New York Stock Exchange, Inc., and the Commodity Futures Trading Commission and elects to compute its net capital requirements in accordance with the alternative method. Under this method, Wheat is required to maintain minimum net capital, as defined, equal to 2% of aggregate debit balances arising from customer transactions, as defined. The net capital rules also provide that equity capital may not be withdrawn or cash dividends paid if resulting net capital would be less than 5% of aggregate debits. At March 31, 1997, Wheat's net capital of $81,615,378 was $70,847,475 in excess of the minimum net capital required.
(11) STOCKHOLDERS' EQUITY
     On July 15, 1995, the Parent formed the Wheat First Butcher Singer Grantor Trust (the "Trust"). The Trust is a grantor trust organized solely to purchase shares of the Company's Nonvoting Preferred Stock and to issue shares ("Trust Shares") representing beneficial ownership interests in the Trust to designated employees of the Company.
     During the years ended March 31, 1997 and 1996, the Trustees of the Trust authorized 119,100 and 88,050 Trust Shares, respectively, which were issued to employees of the Company. In conjunction with these transactions, the Company simultaneously issued 119,100 and 88,050 shares of Nonvoting Preferred Stock to the Trust.
     The significant characteristics of the Company's stockholders' equity are described below.
     NONVOTING PREFERRED STOCK -- The holder of the nonvoting preferred stock has essentially the same rights, privileges, and restrictions as holders of the common stock, except that the preferred stockholder has preferences upon liquidation and no voting rights.
     COMMON STOCK -- Holders of the common stock are restricted in the sale, donation, assignment, pledging, or transfer of their stock.
     DIVIDENDS -- The Company's dividend payments are practically restricted to the extent of restrictions on Wheat's dividend payments. Wheat's dividend payments are restricted by the Securities and Exchange Commission, New York Stock Exchange, Inc., and Commodity Futures Trading Commission net capital rules.
     STOCK REDEMPTION AGREEMENTS -- The Company has agreements with holders of all outstanding common stock (the "Common Stock Redemption Agreement"), except for the Company's associate stock ownership plan, whereby it is required to purchase the common stock in the event of the stockholder's death, disability, or retirement. In addition, the Company has agreements with stockholders whose age plus years of service exceed 75, whereby it may purchase some or all of such stockholders' shares. The purchase price for all such shares, at the option of the stockholder, is either the book value per share, as defined, or a price equal to ten times the average earnings per share for the last three full twelve-month periods. In
                                      D-19

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(11) STOCKHOLDERS' EQUITY -- Continued
addition, if a stockholder terminates employment for reasons other than death, disability, or retirement, the Company has the option to purchase the stock at book value.
     The Company also has an agreement with the Trust, the holder of the preferred stock, whereby it is required to purchase the preferred stock in the event of redemption of Trust Shares. Trust Shares are redeemable under an agreement between the Trust and its shareholders. The provisions of this agreement are the same as those of the Common Stock Redemption Agreement.
     The shares of capital stock consist of the following at March 31:

                                                                                        1997             1996
                                                                                     ISSUED AND       ISSUED AND
                                                                    AUTHORIZED       OUTSTANDING      OUTSTANDING
                                                                    -----------      -----------      -----------
Preferred stock -- nonvoting, noncumulative, nonconvertible, no
  par value....................................................       1,000,000         189,800           87,150
Common stock -- voting, $2 par value...........................      19,000,000       8,764,836        8,793,733
Common stock -- nonvoting, $2 par value........................         500,000              --               --

(12) INCOME TAXES
     Income tax expense (benefit) consists of the following for the years ended March 31:

                                                                                         1997           1996
                                                                                      -----------    -----------
Current:
  Federal..........................................................................   $18,968,000    $16,884,000
  State and local..................................................................     4,420,000      3,988,000
                                                                                      -----------    -----------
                                                                                       23,388,000     20,872,000
                                                                                      -----------    -----------
Deferred
  Federal..........................................................................    (1,834,000)    (1,650,000)
  State and local..................................................................      (557,000)      (320,000)
                                                                                      -----------    -----------
                                                                                       (2,391,000)    (1,970,000)
                                                                                      -----------    -----------
                                                                                      $20,997,000    $18,902,000
                                                                                      -----------    -----------
                                                                                      -----------    -----------

     Income tax expense differs from the amount computed by applying the statutory federal income tax rate to income before income taxes for the following reasons:

                                                                               1997                    1996
                                                                        ------------------      ------------------
                                                                          AMOUNT        %         AMOUNT        %
                                                                        -----------    ---      -----------    ---
Federal income taxes computed at the statutory rate..................   $18,373,000     35      $16,540,000     35
State and local income taxes, net of federal income tax benefit......     2,511,000      5        2,384,000      5
Tax-exempt interest..................................................      (606,000)    (1)        (543,000)    (1)
Other, net...........................................................       719,000      1          521,000      1
                                                                        -----------    ---      -----------    ---
                                                                        $20,997,000     40      $18,902,000     40
                                                                        -----------    ---      -----------    ---
                                                                        -----------    ---      -----------    ---

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(12) INCOME TAXES -- Continued
     The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows at March 31:

                                                                                    1997           1996
                                                                                 -----------    -----------
Deferred tax assets:
  Deferred compensation.......................................................   $ 3,447,000    $ 1,810,000
  Other liabilities...........................................................     5,260,000      4,199,000
  Unrealized depreciation of investment securities............................       439,000        436,000
  Goodwill....................................................................       355,000        290,000
  Other.......................................................................       138,000        161,000
                                                                                 -----------    -----------
                                                                                   9,639,000      6,896,000
Deferred tax liabilities:
  Not readily marketable securities...........................................      (915,000)    (1,002,000)
  Property and equipment......................................................      (753,000)      (717,000)
  Other.......................................................................      (676,000)      (273,000)
                                                                                 -----------    -----------
                                                                                  (2,344,000)    (1,992,000)
                                                                                 -----------    -----------
                                                                                 $ 7,295,000    $ 4,904,000
                                                                                 -----------    -----------
                                                                                 -----------    -----------

     No valuation allowance related to the deferred tax assets is deemed necessary based on the Company's history of operating earnings, and its expectation that it is more likely than not that future operating income will be sufficient to fully realize the benefits of the deferred tax assets.
(13) EMPLOYEE BENEFIT PLANS
     The Company's retirement program consists of defined contribution plans and covers substantially all employees. The Company matches 25% of employee contributions up to 6% of eligible compensation, as defined. Any additional employer contributions are made at the discretion of the Company's Board of Directors. The Company's retirement expense was $9,039,000 in 1997 and $9,139,000 in 1996. All expenses are accrued and charged against current operations.
(14) COMMITMENTS AND CONTINGENT LIABILITIES
     The Company is not involved in any litigation, which based upon the advice of legal counsel handling such matters, would be expected to have a material adverse effect on the consolidated financial position of the Company.
     As of March 31, 1997, Wheat had irrevocable letter of credit agreements that totaled $27,086,500. The agreements, which are used in lieu of deposits with clearing organizations, bear interest at 1/4% and are fully collateralized by customer-owned margin securities.
(15) FINANCIAL INSTRUMENTS
     Trading and investment securities and securities sold, but not yet purchased are carried in the consolidated statements of financial condition at market value, if available, or estimated fair value. Due to the relatively short-term nature of receivables, payables, short-term borrowings, and repurchase agreements, the carrying amounts are reasonable estimates of fair value.
     The fair value of long-term borrowings and capital lease obligation was approximately the same as the carrying amount of such debt at March 31, 1997.
     The fair value of the liabilities subordinated to claims of general creditors, determined by interest rates currently available, is approximately $34,600,000 and $33,800,000 at March 31, 1997 and 1996, respectively.
     In the normal course of business, Wheat's clearance activities involve the execution, settlement, and financing of various securities and commodities transactions. These activities may expose Wheat to off-balance-sheet credit risk in the event
                                      D-21

               WHEAT FIRST BUTCHER SINGER, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(15) FINANCIAL INSTRUMENTS -- Continued
the counterparty to the transaction is unable to fulfill its contractual obligations. Credit risk is reduced by the industry policy of obtaining and maintaining adequate collateral until the commitment is completed.
     In connection with these activities, Wheat executes and clears customer transactions involving the sale of securities not yet purchased and the writing of option contracts. Wheat also executes customer transactions for the purchase and sale of commodity futures contracts, substantially all of which are transacted on a margin basis subject to individual exchange regulations. Such transactions may expose Wheat to off-balance-sheet risk if margin requirements are not sufficient to fully cover losses that customers may incur. If the customer fails to satisfy its obligation, Wheat may be required to purchase or sell financial instruments at prevailing market prices in order to fulfill the customer's obligation.
     Wheat's customer financing and securities settlement activities require Wheat to pledge customer securities as collateral in support of various secured financing sources. In addition, Wheat pledges customer securities as collateral to satisfy margin deposits of various exchanges. Much of this collateral is held by independent third parties, and if the third party is unable to meet its contractual obligation to return customer securities pledged as collateral, Wheat may be exposed to the risk of acquiring these securities at prevailing market prices in order to satisfy its customer obligations.
     Wheat sells short treasury bond and municipal bond index futures contracts to hedge its fixed income inventories. The futures contracts involve off-balance-sheet risk since the cost to close out the contracts may exceed the amounts recognized in the consolidated statement of financial condition. The contracts are listed on regulated exchanges and are marked to market daily with the resulting gain or loss reflected in revenue. The exchanges guarantee performance of counterparties; therefore credit risk is limited to a default by the exchange. There were no contracts outstanding at March 31, 1997 and 1996. The average fair values of these contracts during the years ended March 31, 1997 and 1996 were not material.
                                      D-22

SUITE 1900
1021 EAST CARY STREET
RICHMOND, VA 23219-4023
                          INDEPENDENT AUDITORS' REPORT
The Board of Directors
Wheat First Butcher Singer, Inc.:
     We have audited the accompanying consolidated statements of financial condition of Wheat First Butcher Singer, Inc. and subsidiaries as of March 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wheat First Butcher Singer, Inc. and subsidiaries as of March 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.
May 6, 1996
                                      D-23

                        WHEAT FIRST BUTCHER SINGER, INC.
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                            MARCH 31, 1996 AND 1995

                                                                                                    1996            1995
                                                                                                ------------    ------------
ASSETS
Cash and cash equivalents....................................................................   $ 17,956,061    $ 14,143,988
Receivable from brokers, dealers, and clearing organizations (note 2)........................     42,433,353      66,952,110
Receivable from customers (note 3)...........................................................    454,784,786     353,186,291
Securities purchased under agreements to resell..............................................     25,893,963       7,884,000
Trading and investment securities (notes 4 and 5)............................................     93,571,079      78,906,498
Property and equipment, at cost (less accumulated depreciation and amortization of
  $39,108,221 in 1996 and $32,292,949 in 1995) (notes 6 and 7)...............................     36,956,209      32,598,900
Deferred income taxes (note 11)..............................................................      4,904,000       2,934,000
Other assets.................................................................................     60,350,468      51,532,465
                                                                                                ------------    ------------
                                                                                                $736,849,919    $608,138,252
                                                                                                ------------    ------------
                                                                                                ------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings (note 5)...............................................................     99,723,024      46,529,812
Payable to brokers, dealers, and clearing organizations (note 2).............................    195,030,032     204,363,126
Payable to customers (note 3)................................................................    126,814,465     104,233,554
Securities sold under agreements to repurchase...............................................     11,066,256      23,871,029
Securities sold, but not yet purchased (note 4)..............................................     32,035,822      17,368,147
Accrued compensation and benefits............................................................     69,061,622      46,681,355
Accounts payable and other liabilities.......................................................     47,103,499      33,400,048
Long-term borrowings and capital lease obligations (notes 6 and 7)...........................             --       1,984,975
                                                                                                ------------    ------------
                                                                                                 580,834,720     478,432,046
Liabilities subordinated to claims of general creditors (note 8).............................     34,392,649      33,916,325
Stockholders' equity (notes 9 and 10)........................................................    121,622,550      95,789,881
Commitments and contingent liabilities (notes 7, 13, and 14)
                                                                                                ------------    ------------
                                                                                                $736,849,919    $608,138,252
                                                                                                ------------    ------------
                                                                                                ------------    ------------

          See accompanying notes to consolidated financial statements.
                                      D-24

                        WHEAT FIRST BUTCHER SINGER, INC.
                                AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                      YEARS ENDED MARCH 31, 1996 AND 1995

                                                                                                    1996            1995
                                                                                                ------------    ------------
Revenues:
  Commissions................................................................................   $157,121,938    $105,399,440
  Principal transactions.....................................................................     80,314,051      69,541,636
  Investment banking.........................................................................     51,100,288      44,334,844
  Asset management and related fees..........................................................     57,498,194      44,964,062
  Interest and dividends.....................................................................     40,573,137      34,459,959
  Execution and clearing fees................................................................     13,885,505      10,793,604
  Other......................................................................................     13,268,699       9,408,530
                                                                                                ------------    ------------
                                                                                                 413,761,812     318,902,075
                                                                                                ------------    ------------
Expenses:
  Compensation and benefits..................................................................    252,079,355     192,344,929
  Occupancy and equipment....................................................................     26,551,213      23,285,881
  Communications.............................................................................     23,439,466      19,184,634
  Advertising and sales promotion............................................................     16,374,910      11,158,164
  Interest...................................................................................     19,135,755      16,030,253
  Brokerage, clearing and exchange fees......................................................      7,779,952       6,580,943
  Other......................................................................................     21,145,394      15,926,353
                                                                                                ------------    ------------
                                                                                                 366,506,045     284,511,157
                                                                                                ------------    ------------
Income before income taxes...................................................................     47,255,767      34,390,918
Income taxes (note 11).......................................................................     18,902,000      13,585,000
                                                                                                ------------    ------------
Net income...................................................................................   $ 28,353,767    $ 20,805,918
                                                                                                ------------    ------------
                                                                                                ------------    ------------
Earnings per share based on weighted average shares outstanding of 8,801,725 in 1996 and
  8,869,928 in 1995..........................................................................   $       3.22    $       2.35
                                                                                                ------------    ------------
                                                                                                ------------    ------------

          See accompanying notes to consolidated financial statements.
                                      D-25

                        WHEAT FIRST BUTCHER SINGER, INC.
                                AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      YEARS ENDED MARCH 31, 1996 AND 1995

                                                   NON-VOTING      VOTING       ADDITIONAL
                                                   PREFERRED       COMMON         PAID-IN        RETAINED
                                                     STOCK          STOCK         CAPITAL        EARNINGS         TOTAL
                                                   ----------    -----------    -----------    ------------    ------------
Balance, March 31, 1994.........................   $       --    $17,862,988    $ 8,857,848    $ 57,400,880    $ 84,121,716
Purchase and retirement of 843,814 shares of
  voting common stock...........................           --     (1,687,628)      (863,039)    (10,336,493)    (12,887,160)
Issuance of 585,350 shares of voting common
  stock.........................................           --      1,170,700      4,365,916              --       5,536,616
Cash dividends ($.20 per share).................           --             --             --      (1,787,209)     (1,787,209)
Net income......................................           --             --             --      20,805,918      20,805,918
                                                   ----------    -----------    -----------    ------------    ------------
Balance, March 31, 1995.........................           --     17,346,060     12,360,725      66,083,096      95,789,881
Purchase and retirement of 421,997 shares of
  voting common stock...........................           --       (843,994)      (695,959)     (6,409,964)     (7,949,917)
Issuance of 542,700 shares of voting common
  stock.........................................           --      1,085,400      5,112,234              --       6,197,634
Issuance of 88,050 shares of non-voting
  preferred stock...............................    1,021,225             --             --              --       1,021,225
Purchase and retirement of 900 shares of
  non-voting preferred stock....................      (11,120)            --             --              --         (11,120)
Cash dividends:
  Preferred ($.15 per share)....................           --             --             --         (11,412)        (11,412)
  Common ($.20 per share).......................           --             --             --      (1,767,508)     (1,767,508)
Net income......................................           --             --             --      28,353,767      28,353,767
                                                   ----------    -----------    -----------    ------------    ------------
Balance, March 31, 1996.........................   $1,010,105    $17,587,466    $16,777,000    $ 86,247,979    $121,622,550
                                                   ----------    -----------    -----------    ------------    ------------
                                                   ----------    -----------    -----------    ------------    ------------

          See accompanying notes to consolidated financial statements.
                                      D-26

                        WHEAT FIRST BUTCHER SINGER, INC.
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      YEARS ENDED MARCH 31, 1996 AND 1995

                                                                                                    1996             1995
                                                                                                -------------    ------------
Cash flows from financing activities:
  Net income.................................................................................   $  28,353,767    $ 20,805,918
  Adjustments to reconcile net income to cash and cash equivalents used for operating activities:
       Noncash charges (credits) included in net income:
          Depreciation and amortization......................................................       9,881,362       7,496,196
          Deferred income tax expense (benefit)..............................................      (1,970,000)      4,767,000
          Other..............................................................................          (5,203)       (806,836)
       (Increase) decrease in assets:
          Receivable from brokers, dealers, and clearing organizations.......................       8,895,053     (21,449,152)
          Receivable from customers..........................................................    (101,598,495)     (3,482,989)
          Securities purchased under agreements to resell....................................     (18,009,963)     15,026,900
          Trading securities.................................................................     (12,493,824)    (10,495,899)
          Other assets.......................................................................      (6,971,914)     16,032,992
       Increase (decrease) in liabilities:
          Payable to brokers, dealers, and clearing organizations............................       5,225,418      (7,629,430)
          Payable to customers...............................................................      22,580,911      13,008,065
          Securities sold under agreements to repurchase.....................................      (4,851,244)    (15,260,594)
          Securities sold, but not yet purchased.............................................      14,667,675      (1,828,195)
          Other liabilities..................................................................      36,217,434     (17,506,474)
                                                                                                -------------    ------------
Total adjustments............................................................................     (48,432,790)    (22,128,416)
                                                                                                -------------    ------------
Net cash and cash equivalents used for operating activities..................................     (20,079,023)     (1,322,498)
                                                                                                -------------    ------------
Cash flows from investing activities:
  Purchase of investment securities..........................................................      (2,331,251)     (3,330,665)
  Proceeds from sale of investment securities................................................         204,702         563,605
  Purchase of property, equipment, leasehold improvements, and software......................     (13,705,501)     (8,301,456)
  Proceeds from sale of property and equipment...............................................          10,619          28,022
                                                                                                -------------    ------------
Net cash and cash equivalents used for investing activities..................................     (15,821,431)    (11,040,494)
                                                                                                -------------    ------------
Cash flows from financing activities:
  Proceeds from (payments for):
     Short-term borrowings, net..............................................................   $  53,193,212    $(10,072,719)
     Securities loaned, net of securities borrowed...........................................       1,065,192      25,327,219
     Securities sold under agreements to repurchase..........................................      (7,953,529)      7,133,700
     Long-term borrowings and capital lease obligation.......................................      (2,087,472)       (327,134)
     Subordinated notes......................................................................      (2,710,647)     (1,190,899)
     Sale of common and preferred stock......................................................       4,495,809       4,605,150
     Repurchase of common and preferred stock................................................      (4,511,118)     (6,502,811)
     Dividends paid..........................................................................      (1,778,920)     (1,787,209)
                                                                                                -------------    ------------
Net cash and cash equivalents provided by financing activities...............................      39,712,527      17,185,297
                                                                                                -------------    ------------
Net increase in cash and cash equivalents....................................................       3,812,073       4,822,305
Cash and cash equivalents at beginning of year...............................................      14,143,988       9,321,683
                                                                                                -------------    ------------
Cash and cash equivalents at end of year.....................................................   $  17,956,061    $ 14,143,988
                                                                                                -------------    ------------
                                                                                                -------------    ------------
Supplemental disclosures of cash flow information:
  Income tax payments........................................................................   $  17,421,443    $  8,845,863
  Interest payments..........................................................................      21,990,657      15,444,785
                                                                                                -------------    ------------
                                                                                                -------------    ------------
Supplemental disclosure of noncash investing and financing activities:
  Subordinated debt issued in connection with the repurchase of common stock.................   $   3,233,025    $  6,042,422
  Notes received from the sale of common stock...............................................       3,941,957       2,886,723
  Charitable contribution of investment securities...........................................          31,219       1,272,405
                                                                                                -------------    ------------
                                                                                                -------------    ------------

          See accompanying notes to consolidated financial statements.
                                      D-27

                        WHEAT FIRST BUTCHER SINGER, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1996 AND 1995
(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Wheat First Butcher Singer, Inc. (the "Parent") is a holding company that owns all of the outstanding capital stock of Wheat, First Securities, Inc. ("Wheat") and other diversified financial services subsidiaries. Wheat is a broker/dealer registered under the Securities Exchange Act of 1934 with offices in seventeen states and the District of Columbia. A summary of the significant accounting and reporting policies of Wheat First Butcher Singer, Inc. and subsidiaries (the "Company") is presented below.
  USE OF ESTIMATES
     Generally accepted accounting principles require management to make estimates and assumptions when preparing its financial statements. Actual results could differ from those estimates.
  PRINCIPLES OF CONSOLIDATION
     The Company's consolidated financial statements include the accounts of Wheat First Butcher Singer, Inc. and its subsidiaries, all of which are wholly owned. All material intercompany balances and transactions are eliminated in consolidation.
  SECURITIES TRANSACTIONS
     Customers' securities transactions are recorded on settlement date with related commission revenues and expenses recorded on trade date. Securities transactions of the Company are recorded on trade date.
     Marketable securities are valued at market value. Not readily marketable securities are valued at estimated fair value as determined by management. Unrealized gains and losses are included in revenues in the accompanying consolidated statements of income.
  INVESTMENT BANKING
     Management fees on investment banking transactions and selling concessions are recorded on trade date. Underwriting fees are generally recorded on trade date except for those related to syndicate participations, which are recorded on the date the underwriting syndicate is closed.
  INCOME TAXES
     The Parent and its subsidiaries file consolidated income tax returns. Deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
  PROPERTY AND EQUIPMENT
     Depreciation and amortization are provided on a straight-line basis using estimated useful lives of twenty-five to thirty-one years for buildings and three to ten years for equipment and software.
  CONSOLIDATED STATEMENTS OF CASH FLOWS
     For purposes of the consolidated statements of cash flows, the Company considers cash and cash equivalents to include cash on hand, cash in depository accounts with other financial institutions, and money market investments, except for those carried in trading accounts, with original maturities of ninety days or less. Cash equivalents at March 31, 1996 and 1995 were $2,092,000 and $1,988,000, respectively.
                                      D-28

                        WHEAT FIRST BUTCHER SINGER, INC.
                                AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued
  EARNINGS PER SHARE
     Earnings per share is computed by dividing net income by the weighted average number of non-voting preferred and common shares outstanding during the year. Because the non-voting preferred stock receives dividends equivalent to the voting common stock, it is treated as a common stock equivalent for earnings per share calculations.
  REPURCHASE AND RESALE AGREEMENTS
     Repurchase and resale agreements are accounted for as collateralized financing transactions and are recorded at their contractual amounts, including accrued interest. The Company's policy is to take possession of securities purchased under resale agreements. The Company monitors this collateral daily, and additional collateral is requested where appropriate to protect against credit risk exposure.
(2) RECEIVABLE FROM AND PAYABLE TO BROKERS, DEALERS, AND CLEARING ORGANIZATIONS Receivable from and payable to brokers, dealers, and clearing organizations consist of the following at March 31:

                                                                                                    1996            1995
                                                                                                ------------    ------------
Receivable from brokers, dealers, and clearing organizations:
     Securities failed to deliver............................................................   $ 19,458,629    $  3,852,561
     Deposits paid for securities borrowed...................................................     11,907,596      27,531,300
     Receivable from clearing organization...................................................             --      31,339,083
     Other...................................................................................     11,067,128       4,229,166
                                                                                                ------------    ------------
                                                                                                $ 42,433,353    $ 66,952,110
                                                                                                ------------    ------------
                                                                                                ------------    ------------
Payable to brokers, dealers, and clearing organizations:
     Securities failed to receive............................................................   $ 14,371,880    $  6,095,732
     Deposits received for securities loaned.................................................    177,136,929     191,695,441
     Other...................................................................................      3,521,223       6,571,953
                                                                                                ------------    ------------
                                                                                                $195,030,032    $204,363,126
                                                                                                ------------    ------------
                                                                                                ------------    ------------

(3) RECEIVABLE FROM AND PAYABLE TO CUSTOMERS
     The balances represent the net amounts receivable from and payable to customers in connection with normal cash and margin transactions. The amounts receivable from customers are generally collateralized by securities, the value of which is not reflected in the accompanying consolidated financial statements.
                                      D-29

                        WHEAT FIRST BUTCHER SINGER, INC.
                                AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(4) TRADING AND INVESTMENT SECURITIES
     Trading and investment securities consist of the following at March 31:

                                                                                                      1996           1995
                                                                                                  ------------   ------------
Owned:
  Marketable securities:
     Money market instruments..................................................................   $  8,469,071    $19,775,169
     U.S. government and government agency obligations.........................................     22,035,199     20,344,309
     State and municipal obligations...........................................................     39,657,338     24,122,920
     Corporate bonds...........................................................................      6,801,591      5,370,743
     Corporate stocks..........................................................................     10,255,189      5,111,423
                                                                                                  ------------   ------------
                                                                                                    87,218,388     74,724,564
  Not readily marketable securities............................................................      6,352,691      4,181,934
                                                                                                  ------------   ------------
                                                                                                  $ 93,571,079    $78,906,498
                                                                                                  ------------   ------------
                                                                                                  ------------   ------------
Sold, but not yet purchased:
  U.S. government and government agency obligations............................................     28,575,199     12,784,023
  State and municipal obligations..............................................................        393,464        110,913
  Corporate bonds..............................................................................        590,158        321,914
  Corporate stocks.............................................................................      2,477,001      4,151,297
                                                                                                  ------------   ------------
                                                                                                  $ 32,035,822    $17,368,147
                                                                                                  ------------   ------------
                                                                                                  ------------   ------------

(5) SHORT-TERM BORROWINGS
     Short-term borrowings consist of the following at March 31:

                                                                              1996                          1995
                                                                   --------------------------    --------------------------
                                                                                    MARKET                        MARKET
                                                                     AMOUNT        VALUE OF        AMOUNT        VALUE OF
                                                                   OUTSTANDING    COLLATERAL     OUTSTANDING    COLLATERAL
                                                                   -----------    -----------    -----------    -----------
Non-interest bearing book overdrafts............................   $30,808,024    $        --    $27,782,132    $        --
Bank loans collateralized by customers' margin securities.......    36,415,000     91,793,000      1,847,680     13,399,000
Bank loans collateralized by firms securities...................    30,000,000     51,094,000     15,000,000     19,611,000
Unsecured revolving bank loan...................................     2,500,000             --      1,900,000             --
                                                                   -----------    -----------    -----------    -----------
                                                                                  -----------                   -----------
                                                                   $99,723,024                   $46,529,812
                                                                   -----------                   -----------
                                                                   -----------                   -----------

     Bank loans collateralized by customers' margin securities and firm securities generally bear interest at a rate that varies with the federal funds rate and are payable on demand.
     The unsecured bank loan under a revolving credit agreement bears interest at a rate that varies with the bank's 30-day LIBOR. The revolving credit agreement expires December 31, 1996, and any outstanding balance is payable on June 30, 1997. The revolving credit loan agreement contains covenants, among others, that require the Company to maintain minimum levels of stockholders' equity, retain minimum levels of current year earnings, and require Wheat to maintain minimum levels of net capital, as defined.
(6) LONG-TERM BORROWINGS
     On October 12, 1995, the Company entered into an unsecured revolving loan agreement that provides for a maximum borrowing of $15,000,000. Interest on the revolving loan agreement varies with the federal funds rate or the eurodollar rate. The agreement expires on October 9, 1996, but is renewable annually at the discretion of the lender. If not renewed, any
                                      D-30

                        WHEAT FIRST BUTCHER SINGER, INC.
                                AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(6) LONG-TERM BORROWINGS -- Continued
outstanding balance is payable in three equal annual installments commencing October 31, 1997. There were no amounts outstanding under this agreement at March 31, 1996.
     On February 1, 1996, the Company entered into a secured revolving loan agreement that provides for a maximum borrowing of $16,000,000. The loan is secured by certain property and buildings. Because one of the buildings serving as collateral was not complete, the maximum borrowing providing at March 31, 1996 was $8,600,000. Interest on the revolving loan agreement varies with the federal funds rate or LIBOR. The agreement expires on February 1, 1997, but is renewable annually at the discretion of the lender. If not renewed, any outstanding balance is payable in quarterly installments over three years commencing March 31, 1997. There were no amounts outstanding under this agreement at March 31, 1996. In conjunction with this loan agreement, the mortgage note payable, with a balance outstanding of $1,708,295 at March 31, 1995, was paid January 31, 1996.
     The revolving loan agreements contain covenants that require the Company to maintain minimum levels of stockholders' equity, retain minimum levels of current year earnings, and require Wheat to maintain minimum levels of net capital, as defined.
(7) LEASES
     The Company had a capital lease obligation for computer equipment that expired in 1996. The gross amount of equipment under the capital lease was $549,353 at March 31, 1995, with related depreciation of $272,673.
     The Company leases its office space under operating leases expiring at various dates to 2006. Minimum future rental payments required under such leases, including related sublease income on office space, that have initial or remaining noncancelable lease terms in excess of one year as of March 31, 1996 are as follows:

                              YEAR ENDING                                  OPERATING      SUBLEASE
                               MARCH 31,                                    LEASES         INCOME
-----------------------------------------------------------------------   -----------    -----------
1997...................................................................   $11,745,648    $   994,019
1998...................................................................    11,717,214      1,024,699
1999...................................................................    11,408,432      1,056,244
2000...................................................................    10,973,711        996,021
2001...................................................................     9,888,883        991,311
After 2001.............................................................    35,260,770      5,716,817
                                                                          -----------    -----------
                                                                          $90,994,658    $10,779,111
                                                                          -----------    -----------
                                                                          -----------    -----------

     Some of the Company's leases contain escalation clauses and renewal options. Total rental expense under operating leases approximated $9,973,000 in 1996 and $9,516,000 in 1995.
(8) LIABILITIES SUBORDINATED TO CLAIMS OF GENERAL CREDITORS
     Liabilities subordinated to claims of general creditors consisted of the following at March 31:

                                                                                                      1996           1995
                                                                                                  ------------   ------------
Liability pursuant to cash subordination agreement.............................................   $ 25,000,000    $25,000,000
Subordinated promissory notes payable..........................................................      9,392,649      8,916,325
                                                                                                  ------------   ------------
                                                                                                  $ 34,392,649    $33,916,325
                                                                                                  ------------   ------------
                                                                                                  ------------   ------------

     Wheat has a $25,000,000 cash subordination agreement which bears interest at 7.18% and is payable in five equal annual installments beginning January 26, 2000. The cash subordination agreement has been approved by the applicable regulatory authorities and is includable by Wheat for purposes of computing its net capital under the rules of these regulatory authorities. To the extent that such borrowings are required for Wheat's continued compliance with minimum net capital
                                      D-31

                        WHEAT FIRST BUTCHER SINGER, INC.
                                AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(8) LIABILITIES SUBORDINATED TO CLAIMS OF GENERAL CREDITORS -- Continued requirements, they may not be repaid. The cash subordination agreement contains covenants, among others, that require Wheat to maintain minimum levels of stockholder's equity and net capital, as defined.
     The subordinated promissory notes were issued to stockholders in connection with the retirement of common stock by the Company. These notes are payable in equal annual installments and bear interest at 9%.
     The aggregate maturities of liabilities subordinated to claims of general creditors as of March 31, 1996 are as follows:

                                      YEAR ENDING
                                       MARCH 31,                                           PRINCIPAL
---------------------------------------------------------------------------------------   ------------
1997...................................................................................   $  3,354,686
1998...................................................................................      2,849,786
1999...................................................................................      2,379,921
2000...................................................................................      5,808,256
2001...................................................................................      5,000,000
After 2001.............................................................................     15,000,000
                                                                                          ------------
                                                                                          $ 34,392,649
                                                                                          ------------
                                                                                          ------------

(9) NET CAPITAL REQUIREMENTS
     As a broker/dealer, Wheat is subject to the net capital rules of the Securities and Exchange Commission, the New York Stock Exchange, Inc., and the Commodity Futures Trading Commission and elects to compute its net capital requirements in accordance with the alternative method. Under this method, Wheat is required to maintain minimum net capital, as defined, equal to 2% of aggregate debit balances arising from customer transactions, as defined. The net capital rules also provide that equity capital may not be withdrawn or cash dividends paid if resulting net capital would be less than 5% of aggregate debits. At March 31, 1996, Wheat's net capital of $81,206,698 was 16.7% of aggregate debit balances and was $71,467,196 in excess of the minimum net capital required.
(10) STOCKHOLDERS' EQUITY
     On July 15, 1995, the Parent formed the Wheat First Butcher Singer Grantor Trust (the "Trust"). The Trust is a grantor trust organized solely to purchase shares of the Company's Non-Voting Preferred Stock and to issue shares ("Trust Shares") representing beneficial ownership interests in the Trust to designated employees of the Company.
     During the year ended March 31, 1996, the Trustees of the Trust authorized 88,050 Trust Shares, which were issued to employees of the Company. In conjunction with these transactions, the Company simultaneously issued 88,050 shares of Non-Voting Preferred Stock to the Trust.
     The significant characteristics of the Company's stockholders' equity are described below.
     NON-VOTING PREFERRED STOCK -- The holder of the non-voting preferred stock has essentially the same rights, privileges, and restrictions as holders of the common stock, except that preferred stockholders have preferences upon liquidation and no voting rights.
     COMMON STOCK -- Holders of the common stock are restricted in the sale, donation, assignment, pledging, or transfer of their stock.
     DIVIDENDS -- The Company's dividend payments are practically restricted to the extent of restrictions on Wheat's dividend payments. Wheat's dividend payments are restricted by the Securities and Exchange Commission, New York Stock Exchange, Inc., and Commodity Futures Trading Commission net capital rules.
     STOCK REDEMPTION AGREEMENTS -- The Company has agreements with holders of all outstanding common stock (the "Common Stock Redemption Agreement"), except for the Company's associate stock ownership plan, whereby it is required
                                      D-32

                        WHEAT FIRST BUTCHER SINGER, INC.
                                AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(10) STOCKHOLDERS' EQUITY -- Continued
to purchase the common stock in the event of the stockholder's death, disability, or retirement. In addition, the Company has agreements with stockholders whose age plus years of service exceed 75, whereby it may purchase some or all of such stockholders' shares. The purchase price for all such shares, at the option of the stockholder, is either the book value per share, as defined, or a price equal to ten times the average earnings per share for the last three full twelve-month periods. In addition, if a stockholder terminates employment for reasons other than death, disability, or retirement, the Company has the option to purchase the stock at book value.
     The Company also has an agreement with the Trust, the holder of the preferred stock, whereby it is required to purchase the preferred stock in the event of redemption of Trust Shares. Trust Shares are redeemable under an agreement between the Trust and its shareholders. The provisions of this agreement are the same as those of the Common Stock Redemption Agreement.
     The shares of capital stock consist of the following at March 31:

                                                                                                          1996           1995
                                                                                                       ISSUED AND     ISSUED AND
                                                                                         AUTHORIZED    OUTSTANDING    OUTSTANDING
                                                                                         -----------   -----------    -----------
Preferred stock -- nonvoting, noncumulative, nonconvertible, no par value.............     1,000,000       87,150             --
Common stock -- voting, $2 par value..................................................    19,000,000    8,793,733      8,673,030
Common stock -- nonvoting, $2 par value...............................................       500,000           --             --
                                                                                         -----------   -----------    -----------
                                                                                         -----------   -----------    -----------

(11) INCOME TAXES
     Income tax expense (benefit) consists of the following for the year ended March 31:

                                                                             1996           1995
                                                                          -----------    -----------
Current:
  Federal..............................................................   $16,884,000    $ 7,242,000
  State and local......................................................     3,988,000      1,576,000
                                                                          -----------    -----------
                                                                           20,872,000      8,818,000
                                                                          -----------    -----------
Deferred:
  Federal..............................................................    (1,650,000)     3,789,000
  State and local......................................................      (320,000)       978,000
                                                                          -----------    -----------
                                                                           (1,970,000)     4,767,000
                                                                          -----------    -----------
                                                                          $18,902,000    $13,585,000
                                                                          -----------    -----------
                                                                          -----------    -----------

     Income tax expense differs from the amount computed by applying the statutory federal income tax rate to income before income taxes for the following reasons:

                                                                                              1996                  1995
                                                                                       ------------------    ------------------
                                                                                         AMOUNT        %       AMOUNT        %
                                                                                       -----------    ---    -----------    ---
Federal income taxes computed at the statutory rate.................................   $16,540,000     35    $12,037,000     35
State and local income taxes, net of federal income tax benefit.....................     2,384,000      5      1,660,000      5
Tax-exempt interest.................................................................      (543,000)    (1)      (497,000)    (1)
Other, net..........................................................................       521,000      1        385,000      1
                                                                                       -----------    ---    -----------    ---
                                                                                       $18,902,000     40    $13,585,000     40
                                                                                       -----------    ---    -----------    ---
                                                                                       -----------    ---    -----------    ---

                        WHEAT FIRST BUTCHER SINGER, INC.
                                AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(11) INCOME TAXES -- Continued
     The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows at March 31:

                                                                                                      1996           1995
                                                                                                   -----------    -----------
Deferred tax assets:
  Deferred compensation.........................................................................   $ 1,810,000    $ 1,384,000
  Other liabilities.............................................................................     4,199,000      2,656,000
  Unrealized depreciation of investment securities..............................................       436,000             --
  Goodwill......................................................................................       290,000             --
  Other.........................................................................................       161,000        191,000
                                                                                                   -----------    -----------
                                                                                                     6,896,000      4,231,000
Deferred tax liabilities:
  Investment securities.........................................................................    (1,002,000)            --
  Unrealized appreciation of investment securities..............................................            --     (1,172,000)
  Equipment and leasehold improvements..........................................................      (717,000)      (125,000)
  Other.........................................................................................      (273,000)            --
                                                                                                   -----------    -----------
                                                                                                    (1,992,000)    (1,297,000)
                                                                                                   -----------    -----------
                                                                                                   $ 4,904,000    $ 2,934,000
                                                                                                   -----------    -----------
                                                                                                   -----------    -----------

     No valuation allowance related to the deferred tax assets is deemed necessary based on the Company's history of operating earnings, and its expectations that it is more likely than not that future operating income will be sufficient to fully realize the benefits of the deferred tax assets.
(12) EMPLOYEE BENEFIT PLANS
     The Company's retirement program consists of defined contribution plans and covers substantially all employees. The Company matches 25% of employee contributions up to 6% of eligible compensation, as defined. Any additional employer contributions are made at the discretion of the Company's Board of Directors. The Company's retirement expense was $9,139,000 in 1996 and $4,240,000 in 1995. All expenses are accrued and charged against current operations.
(13) COMMITMENTS AND CONTINGENT LIABILITIES
     Wheat has been named in various legal actions relating to its securities business. In the opinion of management, based upon the advice of legal counsel handling such matters, the resolution of open litigation is not expected to have a material adverse effect on the consolidated financial position of the Company.
     As of March 31, 1996, Wheat had irrevocable letter of credit agreements that totaled $26,111,500. The agreements, which are used in lieu of deposits with clearing organizations, bear interest at 1/4% and are fully collateralized by customer-owned margin securities.
(14) FINANCIAL INSTRUMENTS
     Trading and investment securities and securities sold, but not yet purchased are carried in the consolidated statements of financial condition at market value, if available, or estimated fair value. Due to the relatively short-term nature of receivables, payables, short-term borrowings, and repurchase agreements, the carrying amounts are reasonable estimates of fair value.
     The fair value of the liabilities subordinated to claims of general creditors, determined by interest rates currently available, is approximately $33,600,000 and $33,900,000 at March 31, 1996 and 1995, respectively.
     In the normal course of business, Wheat's clearance activities involve the execution, settlement, and financing of various securities and commodities transactions. These activities may expose Wheat to off-balance-sheet credit risk in the event
                                      D-34

                        WHEAT FIRST BUTCHER SINGER, INC.
                                AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(14) FINANCIAL INSTRUMENTS -- Continued
the counterparty to the transaction is unable to fulfill its contractual obligations. Credit risk is reduced by the industry policy of obtaining and maintaining adequate collateral until the commitment is completed.
     In connection with these activities, Wheat executes and clears customer transactions involving the sale of securities not yet purchased and the writing of option contracts. Wheat also executes customer transactions for the purchase and sale of commodity futures contracts, substantially all of which are transacted on a margin basis subject to individual exchange regulations. Such transactions may expose Wheat to off-balance-sheet risk if margin requirements are not sufficient to fully cover losses that customers may incur. If the customer fails to satisfy its obligations, Wheat may be required to purchase or sell financial instruments at prevailing market prices in order to fulfill the customer's obligation.
     Wheat's customer financing and securities settlement activities require Wheat to pledge customer securities as collateral in support of various secured financing sources. In addition, Wheat pledges customer securities as collateral to satisfy margin deposits of various exchanges. Much of this collateral is held by independent third parties, and if the third party is unable to meet its contractual obligation to return customer securities pledged as collateral, Wheat may be exposed to the risk of acquiring these securities at prevailing market prices in order to satisfy its customer obligations.
     Wheat sells short treasury bond and municipal bond index futures contracts to hedge its fixed income inventories. The futures contracts involve off-balance-sheet risk since the cost to close out the contracts may exceed the amounts recognized in the consolidated statement of financial condition. The contracts are listed on regulated exchanges and are marked to market daily with the resulting gain or loss reflected in revenue. The exchanges guarantee performance of counterparties; therefore credit risk is limited to a default by the exchange. The notional amounts and fair values of these contracts at March 31, 1996 and 1995 and average fair value during the years ended March 31, 1996 and 1995 were not material.
                                      D-35

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Sections 55-8-50 through 55-8-58 of the NCBCA contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.
     FUNC's bylaws provide for the indemnification of FUNC's directors and executive officers by FUNC against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of FUNC.
     The FUNC Articles provide for the elimination of the personal liability of each director of FUNC to the fullest extent permitted by the provisions of the NCBCA, as the same may from time to time be in effect.
     FUNC maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) FUNC's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) FUNC against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.
                                      II-1

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  EXHIBIT NO.                                                     DESCRIPTION
  -----------   ----------------------------------------------------------------------------------------------------------------
  (2)           The Merger Agreement, including the form of Voting Agreement as Exhibit A thereto and the form of Escrow
                Agreement. (Incorporated by reference to ANNEX A to the Prospectus/Proxy Statement included in this Registration
                Statement.)*
  (3)(a)        Articles of Incorporation of FUNC, as amended. (Incorporated by reference to Exhibit (4) to FUNC's 1990 First
                Quarter Report on Form 10-Q, to Exhibit (99)(a) to FUNC's 1993 First Quarter Report on Form 10-Q and to Exhibit
                (4)(a) to FUNC's Current Report on Form 8-K dated January 10, 1996.)
  (3)(b)        Bylaws of FUNC, as amended. (Incorporated by reference to Exhibit (3)(b) to FUNC's 1995 Annual Report on Form
                10-K.)
  (4)(a)        Shareholder Protection Rights Agreement, as amended. (Incorporated by reference to Exhibits (4)(b) to FUNC's
                Forms 8-K dated December 18, 1990 and October 20, 1992, and to Exhibit (99) to FUNC's Current Reports on Form
                8-K dated June 20, 1995 and June 21, 1995 and to Exhibit (4) to FUNC's Current Report on Form 8-K dated October
                16, 1996.)
  (4)(b)        All instruments defining the rights of holders of long-term debt of FUNC and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)
  (5)           Opinion of Marion A. Cowell, Jr., Esq.
  (8)(a)        Form of Tax opinion of Sullivan & Cromwell.
  (8)(b)        Form of Tax opinion of Wachtell, Lipton, Rosen & Katz.
  (12)          Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by reference to Exhibit (12) to
                FUNC's 1997 Second Quarter Report on Form 10-Q.)
  (23)(a)       Consent of KPMG Peat Marwick LLP.
  (23)(b)       Consent of KPMG Peat Marwick LLP.
  (23)(c)       Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)
  (23)(d)       Consent of Sullivan & Cromwell. (Included in Exhibit (8)(a).)
  (23)(e)       Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit (8)(b).)
  (23)(f)       Consent of Wheat, First Securities, Inc.
  (24)          Power of Attorney.
  (27)          FUNC's Financial Data Schedule. (Incorporated by reference to Exhibit (27) to FUNC's 1997 Second Quarter Report
                on Form 10-Q.)
  (99)(a)       Form of Wheat Common Stock proxy for the Special Meeting of Stockholders of Wheat.
  (99)(b)       Form of Wheat Preferred Stock proxy for the Special Meeting of Stockholders of Wheat.

---------------
* Omitted exhibits to be furnished upon request of the Commission.
ITEM 22. UNDERTAKINGS.
     (a)(1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (as amended and the rules and regulations thereunder, the "Securities Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (as amended and the rules and regulations thereunder, the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) promulgated pursuant to the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
     (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 promulgated pursuant to the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                      II-2

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this Item 22, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
     (d) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
             (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;
             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
                                      II-3

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Charlotte, State of North Carolina, on November 5, 1997.
                                         FIRST UNION CORPORATION
                                         By:       MARION A. COWELL, JR.
                                             ----------------------------------
                                                   MARION A. COWELL, JR.
                                                 EXECUTIVE VICE PRESIDENT,
                                               SECRETARY AND GENERAL COUNSEL
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                                      CAPACITY
------------------------------------------------------  ------------------------------------------------------------------
                      *EDWARD E. CRUTCHFIELD            Chairman and Chief Executive Officer and Director
------------------------------------------------------
                EDWARD E. CRUTCHFIELD
                          *ROBERT T. ATWOOD             Executive Vice President and Chief Financial Officer
------------------------------------------------------
                   ROBERT T. ATWOOD
                            *JAMES H. HATCH             Senior Vice President and Corporate Controller (Principal
------------------------------------------------------    Accounting Officer)
                    JAMES H. HATCH
                            *EDWARD E. BARR             Director
------------------------------------------------------
                    EDWARD E. BARR
                         *G. ALEX BERNHARDT             Director
------------------------------------------------------
                  G. ALEX BERNHARDT
                          *W. WALDO BRADLEY             Director
------------------------------------------------------
                   W. WALDO BRADLEY
                           *ROBERT J. BROWN             Director
------------------------------------------------------
                   ROBERT J. BROWN
                             *A. DANO DAVIS             Director
------------------------------------------------------
                    A. DANO DAVIS
                          *R. STUART DICKSON            Director
------------------------------------------------------
                  R. STUART DICKSON
                               *B.F. DOLAN              Director
------------------------------------------------------
                      B.F. DOLAN

                                      II-4

                      SIGNATURE                                                      CAPACITY
------------------------------------------------------  ------------------------------------------------------------------
                          *RODDEY DOWD, SR.             Director
------------------------------------------------------
                   RODDEY DOWD, SR.
                          *JOHN R. GEORGIUS             Director
------------------------------------------------------
                   JOHN R. GEORGIUS
                                                        Director
------------------------------------------------------
                  ARTHUR M. GOLDBERG
                     *WILLIAM H. GOODWIN, JR.           Director
------------------------------------------------------
               WILLIAM H. GOODWIN, JR.
                         *HOWARD H. HAWORTH             Director
------------------------------------------------------
                  HOWARD H. HAWORTH
                            *FRANK M. HENRY             Director
------------------------------------------------------
                    FRANK M. HENRY
                         *LEONARD G. HERRING            Director
------------------------------------------------------
                  LEONARD G. HERRING
                     *JUAN RODRIGUEZ INCIARTE           Director
------------------------------------------------------
               JUAN RODRIGUEZ INCIARTE
                                                        Director
------------------------------------------------------
                   JACK A. LAUGHERY
                               *MAX LENNON              Director
------------------------------------------------------
                      MAX LENNON
                         *RADFORD D. LOVETT             Director
------------------------------------------------------
                  RADFORD D. LOVETT
                        *MACKEY J. MCDONALD             Director
------------------------------------------------------
                  MACKEY J. MCDONALD
                           *JOSEPH NEUBAUER             Director
------------------------------------------------------
                   JOSEPH NEUBAUER
                       *RANDOLPH N. REYNOLDS            Director
------------------------------------------------------
                 RANDOLPH N. REYNOLDS
                             *RUTH G. SHAW              Director
------------------------------------------------------
                     RUTH G. SHAW

                                      II-5

                      SIGNATURE                                                      CAPACITY
------------------------------------------------------  ------------------------------------------------------------------
                     *CHARLES M. SHELTON, SR.           Director
------------------------------------------------------
               CHARLES M. SHELTON, SR.
                            *LANTY L. SMITH             Director
------------------------------------------------------
                    LANTY L. SMITH
                     *ANTHONY P. TERRACCIANO            Director
------------------------------------------------------
                ANTHONY P. TERRACCIANO
                          *DEWEY L. TROGDON             Director
------------------------------------------------------
                   DEWEY L. TROGDON
                                                        Director
------------------------------------------------------
                    JOHN D. UIBLE
                              *B. J. WALKER             Director
------------------------------------------------------
                     B. J. WALKER
*By Marion A. Cowell, Jr., Attorney-in-Fact
                       MARION A. COWELL, JR.
------------------------------------------------------
                MARION A. COWELL, JR.

Date: November 5, 1997
                                      II-6

                                 EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION                                               LOCATION
-----------   ------------------------------------------------------  ------------------------------------------------------

  (2)         The Merger Agreement, including the Form of Voting      Incorporated by reference to ANNEX A to the
              Agreement as Exhibit A thereto and the form of Escrow   Prospectus/Proxy Statement included in this
              Agreement.                                              Registration Statement.*

  (3)(a)      Articles of Incorporation of FUNC, as amended.          Incorporated by reference to Exhibit (4) to FUNC's
                                                                      1990 First Quarter Report on Form 10-Q, to Exhibit
                                                                      (99)(a) to FUNC's 1993 First Quarter Report on Form
                                                                      10-Q and to Exhibit (4)(a) to FUNC's Current Report on
                                                                      Form 8-K dated January 10, 1996.

  (3)(b)      Bylaws of FUNC, as amended.                             Incorporated by reference to Exhibit (3)(b) to FUNC's
                                                                      1995 Annual Report on Form 10-K.

  (4)(a)      Shareholder Protection Rights Agreement, as amended.    Incorporated by reference to Exhibits (4)(b) to FUNC's
                                                                      Forms 8-K dated December 18, 1990 and October 20,
                                                                      1992, and to Exhibit (99) to FUNC's Current Reports on
                                                                      Form 8-K dated June 20, 1995 and June 21, 1995 and to
                                                                      Exhibit (4) to FUNC's Current Report on Form 8-K dated
                                                                      October 16, 1996.

  (4)(b)      All instruments defining the rights of holders of       Not filed pursuant to (4)(iii) of Item 601(b) of
              long-term debt of FUNC and its subsidiaries.            Regulation S-K; to be furnished upon request of the
                                                                      Commission.

  (5)         Opinion of Marion A. Cowell, Jr., Esq.                  Filed herewith.

  (8)(a)      Form of Tax opinion of Sullivan & Cromwell.             Filed herewith.

  (8)(b)      Form of Tax opinion of Wachtell, Lipton, Rosen & Katz.  Filed herewith.

  (12)        Computations of Consolidated Ratios of Earnings to      Incorporated by reference to Exhibit (12) to FUNC's
              Fixed Charges.                                          1997 Second Quarter on Form 10-Q.

  (23)(a)     Consent of KPMG Peat Marwick LLP.                       Filed herewith.

  (23)(b)     Consent of KPMG Peat Marwick LLP.                       Filed herewith.

  (23)(c)     Consent of Marion A. Cowell, Jr., Esq.                  Included in Exhibit (5).

  (23)(d)     Consent of Sullivan & Cromwell.                         Included in Exhibit (8)(a).

  (23)(e)     Consent of Wachtell, Lipton, Rosen & Katz.              Included in Exhibit (8)(b).

  (23)(f)     Consent of Wheat, First Securities, Inc.                Filed herewith.

  (24)        Power of Attorney.                                      Filed herewith.

  (27)        FUNC's Financial Data Schedule.                         Incorporated by reference to Exhibit (27) to FUNC's
                                                                      1997 Second Quarter Report on
                                                                      Form 10-Q.

  (99)(a)     Form of Wheat Common Stock proxy for the Special        Filed herewith.
              Meeting of Stockholders of Wheat.

  (99)(b)     Form of Wheat Preferred Stock proxy for the Special     Filed herewith.
              Meeting of Stockholders of Wheat.

---------------

  * Omitted exhibits to be furnished upon request of the Commission.